As filed with the Securities and Exchange Commission on  September 28, 2005
                                                      Registration No. 333-____


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                        NELNET STUDENT LOAN FUNDING, LLC
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                                          75-2997993
    -----------------------                                  ----------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                         Identification No.)


     121 S. 13th Street, Suite 201, Lincoln, Nebraska 68508, (402) 458-2303
     ----------------------------------------------------------------------
               (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)


                        Jeffrey Noordhoek, Vice President
                        Nelnet Student Loan Funding, LLC
     121 S. 13th Street, Suite 201, Lincoln, Nebraska 68508, (402) 458-3072
     ----------------------------------------------------------------------
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)
                              --------------------

                                   COPIES TO:

                           Thomas H. Duncan, Esq.
                           Ballard Spahr Andrews & Ingersoll, LLP
                           1225 Seventeenth Street, Suite 2300
                           Denver, Colorado  80202
                           (303) 292-2400

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

======================== =============== ===================== ====================== =================
TITLE OF EACH CLASS OF                     PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
   SECURITIES TO BE       AMOUNT TO BE    OFFERING PRICE PER    AGGREGATE OFFERING      REGISTRATION
      REGISTERED         REGISTERED(1)         UNIT(1)               PRICE(2)              FEE(3)
------------------------ --------------- --------------------- ---------------------- -----------------
         NOTES             $1,000,000            100%               $1,000,000           $117.70
======================== =============== ===================== ====================== =================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) Registration fee is calculated on the basis of $117.70 per million offered.
(3) The sum of $117.70 is remitted at the time of filing of this Registration Statement.

                                -----------------

               THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

The information in this prospectus supplement is not complete and may be changed. The trust may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------
                  SUBJECT TO COMPLETION,                    , 200

       PROSPECTUS SUPPLEMENT
       (To prospectus dated          , 200  )

                                     $
                         STUDENT LOAN ASSET-BACKED NOTES

     [LOGO]

                           NELNET STUDENT LOAN TRUST -
                                     ISSUER

  NELNET STUDENT LOAN FUNDING, LLC         NATIONAL EDUCATION LOAN NETWORK, INC.
            DEPOSITOR                        MASTER SERVICER AND ADMINISTRATOR
                                  NELNET, INC.
                                  SPONSOR
--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE S-14 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 1 OF THE PROSPECTUS.

THE NOTES ARE OBLIGATIONS PAYABLE SOLELY FROM THE COLLATERAL DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE NOTES ONLY IF ACCOMPANIED BY THE PROSPECTUS.
--------------------------------------------------------------------------------

    Notes are being offered in the following classes:

               ORIGINAL               PRICE                              FINAL
               PRINCIPAL   INTEREST    TO    UNDERWRITING  PROCEEDS TO  MATURITY
                AMOUNT        RATE   PUBLIC   DISCOUNT     ISSUER(1)      DATE
                ------        ----   ------   --------     ---------      ----

  CLASS     A-1 $           3-month      100%          %        $
  NOTES                       LIBOR
                            plus   %
  CLASS     A-2 $           3-month      100%          %        $
  NOTES                       LIBOR
                            plus  %
  CLASS     A-3 $           3-month      100%          %        $
  NOTES                       LIBOR
                            plus  %
  CLASS     A-4 $           3-month      100%          %        $
  NOTES                       LIBOR
                            plus   %
  CLASS     A-5 $           3-month      100%          %        $
  NOTES                     LIBOR
                            plus  %
  CLASS B NOTES $           3-month      100%          %        $
                              LIBOR
                            plus  %
      TOTAL     $                                               $
   --------------------

        (1)     Before deducting certain costs of issuing the notes estimated to
                be $     .

        o The notes will be secured by a pool of student loans originated under the Federal Family Education Loan Program, a cash reserve fund and the other money and investments pledged to the indenture trustee.

        o Receipts of principal and certain other payments received on the student loans held in the trust estate will be allocated on quarterly distribution dates for payment of the principal of the
                notes beginning        . Funds will be allocated to provide for
                sequential payment of principal on the class A-1 through class A-5 notes, in that order, until paid in full. The class B notes will not receive principal until the stepdown date, which is scheduled to occur on the quarterly distribution date, and then will be allocated principal on a pro rata basis with the class A notes, so long as no trigger event is in effect on the related quarterly distribution date.

        o [Application has been made for the class A notes to be admitted to the official list of the Irish Stock Exchange subject to the Irish Stock Exchange listing rules and the prospectus rules of the Irish Financial Services Regulatory Authority and to be admitted to trading on the Irish Stock Exchange. There can be no assurance that this listing will be obtained. The issuance and settlement of the notes is not conditioned on the listing of the class A notes on the Irish Stock Exchange.]

                    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
             SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The underwriters named below are offering the notes subject to approval of certain legal matters by their counsel. The notes will be delivered in book-entry form only on or about
                , 200 .


                                 [UNDERWRITERS]

                                            , 200

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            Page
Summary of Terms.............................................................S-1
Risk Factors................................................................S-14
Nelnet Student Loan Trust          -........................................S-19
The Student Loan Operations of Nelnet Student Loan Trust     -..............S-21
Management's Discussion and Analysis of Financial Condition and Results
 of Operations..............................................................S-26
[Previously Issued Notes]...................................................S-27
Use of Proceeds.............................................................S-28
Acquisition of Student Loans................................................S-28
Characteristics of the Student Loans........................................S-30
Information Relating to the Guarantee Agencies..............................S-39
Description of the Notes....................................................S-42
Credit Enhancement..........................................................S-49
[Interest Rate Cap Derivative Agreement]....................................S-50
[LIBOR Rate Note Derivative Product Agreement]..............................S-53
ERISA Considerations........................................................S-57
Certain Federal Income Tax Considerations...................................S-60
Reports to Noteholders......................................................S-60
Additional Information......................................................S-61
Special Note Regarding Forward Looking Statements...........................S-61
Plan of Distribution........................................................S-61
[Listing and General Information]...........................................S-64
Legal Matters...............................................................S-65
Directory...................................................................S-66

                                   PROSPECTUS

About This Prospectus........................................................  i
Summary of the Offering......................................................iii
Risk Factors ................................................................  1
Special Note Regarding Forward Looking Statements............................  9
Formation of the Trusts...................................................... 10
The Sponsor, the Depositor, and the Master Servicer and Administrator........ 14
Servicing and Administration................................................. 16
Description of the Notes..................................................... 22
Security and Sources of Payment for the Notes................................ 50
Book-Entry Registration...................................................... 53
Additional Notes............................................................. 61
Summary of the Indenture Provisions.......................................... 61
Description of Credit Enhancement and Derivative Products.................... 73
Description of the Guarantee Agencies........................................ 74
Federal Income Tax Consequences.............................................. 80
Relationships Among Financing Participants................................... 85
Plan of Distribution......................................................... 86

Legal Matters................................................................ 87
Ratings...................................................................... 87
Incorporation of Documents by Reference; Where to Find More Information ..... 88
Glossary of Terms............................................................ 89
Appendix A - Description of the Federal Family Education Loan Program........A-1
Appendix B - Global Clearance, Settlement And Tax Documentation Procedures...B-1

               IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THE
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


        Information about the notes is available in two separate documents that progressively provide more detail. This prospectus supplement describes the specific terms of the notes. The accompanying prospectus provides general information, some of which may not apply to the notes. You should read both the prospectus and this prospectus supplement in full to obtain information concerning the notes.

        Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in the materials where you can find further discussions about related topics. The table of contents on the preceding page provides the pages on which these captions are located.

        Some of the terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Glossary of Terms" beginning on page in the accompanying prospectus.

                           --------------------------

        [The notes may not be offered or sold to persons in the United Kingdom, by means of this prospectus or any other document, in circumstances which will result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the Financial Services and Markets Act 2000.]

                           --------------------------

                       [IRISH STOCK EXCHANGE INFORMATION]

        [We accept our responsibility for the information contained in this prospectus supplement and the accompanying prospectus. To the best of our knowledge and belief the information contained in this prospectus supplement and the accompanying prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information.

        Reference in this prospectus supplement and the accompanying prospectus to documents incorporated by reference and any website addresses set forth in this prospectus supplement and the accompanying prospectus will not be deemed to constitute a part of the prospectus filed with the Irish Stock Exchange in connection with the listing of the class A notes.

                                                        will act as the listing
agent, and                                                  will act as the
paying agent in Ireland for the class A notes.]

                                SUMMARY OF TERMS

        THE FOLLOWING SUMMARY IS A VERY GENERAL OVERVIEW OF THE TERMS OF THE NOTES AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION.

        BEFORE DECIDING TO PURCHASE THE NOTES, YOU SHOULD CONSIDER THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

        THE WORDS "WE", "US", "OUR" AND SIMILAR TERMS, AS WELL AS REFERENCES TO THE "ISSUER" AND THE "TRUST" REFER TO NELNET STUDENT LOAN TRUST - . THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. SEE "SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS" IN THE PROSPECTUS.


PRINCIPAL PARTIES AND DATES

ISSUER

o       Nelnet Student Loan Trust          -

SPONSOR

o       Nelnet, Inc.

DEPOSITOR

o       Nelnet Student Loan Funding, LLC

MASTER SERVICER AND ADMINISTRATOR

o       National Education Loan Network, Inc.

SUBSERVICER

o       Nelnet, Inc.

[ORIGINATORS]

o

ELIGIBLE LENDER TRUSTEE AND INDENTURE TRUSTEE

o

DELAWARE TRUSTEE

o

DISTRIBUTION DATES

        Distribution dates for the notes will be the [25th] day of each       ,
        ,              and             , beginnin               , 200  .  The
distribution dates for the notes are sometimes referred to as "quarterly distribution dates." If any quarterly distribution date is not a business day, the quarterly distribution will be made on the next business day. The calculation date for each quarterly distribution date will be the fourth business day before such quarterly distribution date.

COLLECTION PERIODS

        The collection periods will be the three full calendar months preceding each quarterly distribution date. However, the initial collection period will
begin on    , 200 and end on     , 200 .

INTEREST ACCRUAL PERIODS

        The initial interest accrual period for the notes begins on the closing
date and ends on       , 200 . For all other quarterly distribution dates, the
interest accrual period will begin on the prior quarterly distribution date and end on the day before such quarterly distribution date.

CUT-OFF DATES

        The cut-off date for the student loan portfolio the trust will acquire
on the closing date is    , 200 . For student loans the trust acquires after the
closing date, the cut-off date will be the date such loans are transferred to the trust.

CLOSING DATE

        The closing date for this offering is expected to be on or
about     , 200  .

DESCRIPTION OF THE NOTES

GENERAL

        Nelnet Student Loan Trust          -   is offering the following student
loan asset-backed notes:

o       class A-1 notes in the aggregate principal amount of $             ;

o       class A-2 notes in the aggregate principal amount of $             ;

o       class A-3 notes in the aggregate principal amount of $             ;

o       class A-4 notes in the aggregate principal amount of $             ;

o       class A-5 notes in the aggregate principal amount of $             ; and

o       class B notes in the aggregate principal amount of $             .

The notes are debt obligations of the trust and will be issued pursuant to an indenture of trust. The notes will receive payments primarily from collections on a pool of student loans held by the trust.

        The class A notes will be senior notes and the class B notes will be subordinate notes. The notes bear interest based on the three-month LIBOR rate. The class A notes will be issued in minimum denominations of [$100,000] and in integral multiples of [$1,000] in excess thereof. The class B notes will be issued in minimum denominations of [$50,000] and in integral multiples of [$1,000] in excess thereof. Interest and principal on the notes will be payable to the record owners of the notes as of the close of business on the day before the related quarterly distribution date.

INTEREST RATES AND PAYMENTS

        The notes will bear interest at the following rates:

o the class A-1 notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, minus %;

o the class A-2 notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus %;

o the class A-3 notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus %;

o the class A-4 notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus %;

o the class A-5 notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus %; and

o the class B notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus %.

        The administrator will determine the rate of interest on the notes on the second business day prior to the start of the applicable interest accrual period. Interest on the notes will be calculated on the basis of the actual number of days elapsed during the interest period divided by 360. For the initial interest accrual period, the administrator will determine the LIBOR rate according to a formula described below in "Description of the Notes - Interest Payments."

        Interest accrued on the outstanding principal balance of the notes during each interest accrual period will be paid on the following quarterly distribution date.

PRINCIPAL PAYMENTS

        Principal payments will be made on the notes in an amount equal to the lesser of:

o the principal distribution amount for that quarterly distribution date, which includes any shortfall in the payment of the principal distribution amount on the preceding quarterly distribution date; and

o funds available to pay principal as described below in "Description of the Notes - Flow of Funds."

        On quarterly distribution dates, the trust will pay principal on the class A notes in an amount equal to the class A principal distribution amount and on the class B notes in an amount equal to the class B principal distribution amount. The class A principal distribution amount will be paid first on the class A-1 notes until paid in full, second on the class A-2 notes until paid in full, third on the class A-3 notes until paid in full, fourth on the class A-4 notes until paid in full and fifth on the class A-5 notes until paid in full. The class B principal distribution amount will be allocated to the class B notes after the stepdown date, pro rata with the class A notes, so long as no trigger event is in effect on the quarterly distribution date.

        The "stepdown date" will be the earlier of the    quarterly distribution
date, or the first date on which no class A notes remain outstanding. A "trigger event" will be in effect on any quarterly distribution date while any class A notes are outstanding if the outstanding principal balance of the notes, after giving effect to distributions to be made on that quarterly distribution date, exceeds the Adjusted Pool Balance as of the end of the related collection period, or if there has not been an optional purchase or sale of the trust's student loans through a mandatory auction as described below after the earlier of the quarterly distribution date or when the Pool Balance falls below 10% of the initial Pool Balance.

        The term "Principal Distribution Amount" means:

o on the initial quarterly distribution date, the amount by which the aggregate outstanding principal amount of the notes exceeds the Adjusted Pool Balance as of the last day of the initial collection period; or

o on each subsequent quarterly distribution date, the amount by which the Adjusted Pool Balance, as of the last day of the preceding collection period, exceeds the Adjusted Pool Balance, as of the last day of that collection period, plus the amount, if any, of the Principal Distribution Amount due on the prior quarterly distribution date that was not paid.

        The class A principal distribution amount is equal to the principal distribution amount times the class A percentage. The class B principal distribution amount is equal to the principal distribution amount times the class B percentage.

        For each quarterly distribution date the class A percentage will equal 100% minus the class B percentage. The class B percentage will equal:

o 0% prior to the stepdown date or on any other quarterly distribution date if a trigger event is in effect; or

o on all other quarterly distribution dates, the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the class B notes and the denominator of which is the aggregate principal balance of all outstanding notes, in each case determined on the calculation date for that quarterly distribution date.

        "Adjusted Pool Balance" means, for any quarterly distribution date,

o if the Pool Balance as of the last day of the related collection period is greater than 40% of the initial Pool Balance, the sum of that Pool Balance, [any amounts on deposit in the Capitalized Interest Fund] and the Reserve Fund minimum balance for that quarterly distribution date; or

o if the Pool Balance as of the last day of the related collection period is less than or equal to 40% of the initial Pool Balance, that Pool Balance.

        "Pool Balance" for any date means the aggregate principal balance of the trust's student loans on that date, including accrued interest that is expected to be capitalized, as reduced by the principal portion of:

o all payments received by the trust through that date from borrowers, the guarantee agencies and the U.S. Department of Education;

o all amounts received by the trust through that date from purchases of student loans;

o all liquidation proceeds and realized losses on the student loans through that date;

o the amount of any adjustment to balances of the student loans that any servicer makes under a servicing agreement through that date; and

o the amount by which guarantor reimbursements of principal on defaulted student loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

See "Description of the Notes - Principal Distributions" in this prospectus supplement.

FINAL MATURITY

        The distribution dates on which the notes are due and payable in full are as follows:

         Class           Final Maturity Date
         -----           -------------------
          A-1
          A-2
          A-3
          A-4
          A-5
           B

        The actual maturity of any class of notes could occur earlier if, for example:

o       there are prepayments on the student loans held in the trust estate;

o       [the notes are redeemed as described herein;]

o the depositor or its assignee exercises its option to purchase all of the student loans remaining in the trust estate (which will not occur until the earlier of the distribution date or when the Pool Balance is 10% or less of the initial Pool Balance); or

o the indenture trustee auctions all of the remaining student loans (which, absent an event of default, will not occur until the earlier of the distribution date or the date when the Pool Balance is 10% or less of the initial Pool Balance).

DESCRIPTION OF THE TRUST

GENERAL

        Nelnet Student Loan Trust - is a Delaware statutory trust formed pursuant to Chapter 38 of Title 12 of the Delaware Code, whose operations are limited to acquiring, holding and managing student loans originated under the Federal Family Education Loan Program ("FFELP") and other assets of the trust, issuing and making payments on the notes and any other incidental or related activities.

        The trust will use the proceeds from the sale of the notes to purchase student loans and to make deposits to the Acquisition Fund, the Collection Fund, [the Capitalized Interest Fund] and the Reserve Fund.

        The only sources of funds for payment of all of the notes issued under the indenture are the student loans and investments pledged to the indenture trustee, the payments the trust receives on those student loans and investments and any payments the trust receives under any derivative product agreements.

THE TRUST'S ASSETS

        The assets of the Trust will include:

o the FFELP student loans acquired with the proceeds of the sale of the notes;

o [the FFELP student loans we acquire with payments of principal we receive during the revolving period;]

o       collections and other payments received on account of the student loans;

o money and investments held in funds created under the indenture, including the Acquisition Fund [and any prefunding account established as part of the Acquisition Fund, the Capitalized Interest Fund,] the Collection Fund and the Reserve Fund; and

o its rights under any derivative product agreement that may be provided for the benefit of the trust.

        The sponsor will originate or acquire the student loans in the ordinary course of its student loan financing business. The depositor will acquire the student loans from the [sponsor or its affiliates] [unaffiliated sellers] on or prior to the closing date, [during the prefunding period] [and during the revolving period]. Guarantee agencies described below in "Information Relating to the Guarantee Agencies" guarantee all of the student loans and such loans are reinsured by the U.S. Department of Education. Pursuant to a loan purchase agreement, the depositor will sell the student loans to the trust, with the eligible lender trustee holding legal title to the student loans.

        Except under limited circumstances set forth in the indenture, student loans may not be transferred out of the trust estate. For example, if the depositor breaches a representation under the loan purchase agreement regarding a student loan, the depositor generally will be obligated to cure such breach, repurchase or replace such student loan, or reimburse the trust for any losses resulting from the breach. See "Summary of the Indenture Provisions - Sale of student loans held in trust estate" in the prospectus.

THE ACQUISITION FUND

        Approximately $ of the proceeds from the sale of the notes will be deposited into the Acquisition Fund. Those funds will be used by the eligible lender trustee to purchase student loans on behalf of the trust on the closing date, to pay certain costs of issuing the notes [and to purchase the interest rate cap derivative agreement.]

[THE PREFUNDING ACCOUNT]

        [Approximately $ of the proceeds from the sale of the notes will be deposited into a prefunding account of the Acquisition Fund. We will use amounts in the prefunding account to purchase additional student loans during the prefunding period. The prefunding period will begin on the closing date and will end on . If at the end of the prefunding period there are amounts remaining in the prefunding account, these amounts will be transferred to the Collection Fund.]

THE COLLECTION FUND

        [The trust will make an initial deposit to the Collection Fund from the
proceeds of the sale of the notes in the amount of $    .] The indenture trustee
will deposit into the Collection Fund all revenues derived from student loans, money or assets on deposit in the trust, all amounts transferred from the [Capitalized Interest Fund] and the Reserve Fund and any payments received from a counterparty to any derivative product agreement. Money on deposit in the Collection Fund will be used to pay the trust's operating expenses (which include amounts owed to the U.S. Department of Education and the guarantee agencies, servicing fees, trustees' fees and administration fees), amounts necessary to finance any add-on consolidation loans, amounts due to any counterparty on any derivative product agreement, and interest and principal on the notes. "Add-on" consolidation loans are additional loans the Higher Education Act permits borrowers to add to an existing consolidation loan within 180 days from the date such consolidation loan was made.

[REVOLVING PERIOD]

        [Until    , the principal payments that we receive on student loans held in the trust estate will be transferred to the Acquisition Fund and will be used to acquire additional student loans. This revolving period may be extended if the rating agencies rating our notes approve of such extension. During the revolving period, the trust will pay interest on the notes as it becomes due, but will not make principal payments on the notes. The student loans we expect to acquire during the revolving period will have the following characteristics:

[Description of Characteristics]

[THE CAPITALIZED INTEREST FUND]

        [Approximately $      of the proceeds from the sale of the notes will be
deposited into a Capitalized Interest Fund. If on any monthly servicing payment date or quarterly distribution date, money on deposit in the Collection Fund is insufficient to pay amounts owed to the U.S. Department of Education or to the guarantee agencies, servicing fees, trustees' fees, administration fees, interest on the notes, amounts due to any counterparty under any derivative product agreement (other than certain termination payments) and any amounts necessary to restore the Reserve Fund to the Reserve Fund minimum balance, then money on deposit in the Capitalized Interest Fund will be transferred to the Collection Fund to cover the deficiency, prior to any amounts being transferred from the Reserve Fund. Amounts released from the Capitalized Interest Fund will
not be replenished. On the    quarterly distribution date, the indenture trustee
will transfer any amounts remaining in the Capitalized Interest Fund to the Collection Fund, which will have the effect of increasing the principal distribution amount for such quarterly distribution date. Amounts transferred to the Collection Fund will be used to pay the trust's operating expenses and interest and principal on the notes as described below under "Description of the Notes - Flow of Funds."]

THE RESERVE FUND

        The trust will make a deposit to the Reserve Fund from the proceeds of the sale of the notes in the amount of $ . The Reserve Fund is subject to a minimum amount equal to the greater of 0.25% of the Pool Balance as of the close of business on the last day of the related collection period, or 0.15% of the initial Pool Balance, or such lesser amount as may be agreed to by the rating agencies as evidenced by a rating confirmation. On each quarterly distribution date or monthly servicing payment date, to the extent that money in the Collection Fund is not sufficient to pay amounts owed to the U.S. Department of Education or to the guarantee agencies, servicing fees, trustees' fees, administration fees, the interest then due on the notes and amounts due to any counterparty on any derivative product agreement (other than certain termination payments), an amount equal to the deficiency will be transferred directly from the Reserve Fund, [if such deficiency has not been paid from the Capitalized Interest Fund]. To the extent the amount in the Reserve Fund falls below the Reserve Fund minimum balance, the Reserve Fund will be replenished on each distribution date from funds available in the Collection Fund as described below under "Description of the Notes - Flow of Funds." Principal payments due on a class of notes may be made from the Reserve Fund only on the final maturity date for that class. Funds on deposit in the Reserve Fund in excess of the Reserve Fund minimum balance will be transferred to the Collection Fund.

CHARACTERISTICS OF THE STUDENT LOAN PORTFOLIO

        The student loans the trust will acquire with the proceeds of the sale of the notes are loans originated under the FFELP and are described more fully below under "Characteristics of the Student Loans." As of , 200 , those student loans had an aggregate outstanding principal balance of $ , which does not include accrued interest of $ to be capitalized on commencement of repayment. In addition, the weighted average annual interest rate of the student loans was approximately % and their weighted average remaining term to scheduled maturity was approximately months.

FLOW OF FUNDS

        Servicing fees will be paid to the master servicer on each monthly servicing payment date from money available in the Collection Fund. In addition, each month money available in the Collection Fund will be used to pay amounts due to the U.S. Department of Education and the guarantee agencies with respect to student loans the trust owns and to finance any add-on consolidation loans to the extent money is available in the Collection Fund and such add-on consolidation loans are not financed from amounts on deposit in the Acquisition Fund. On each quarterly distribution date, prior to an event of default, money in the Collection Fund will be used to make the following deposits and distributions, to the extent funds are available, as set forth in the following chart:

                         -----------------------------------------
                                     COLLECTION FUND
                         -----------------------------------------

                         -----------------------------------------
1st (pro rata)               Master Servicer, Indenture Trustee,
                        Eligible Lender Trustee and Delaware Trustee
                                (Servicing and trustees' fees)
                           -----------------------------------------

                       -----------------------------------------------
2nd                                    Administrator
                          (administration fee and any prior unpaid
                                    administration fees)
                       -----------------------------------------------

              -----------------------------------------------------------------
3rd                                Class A Noteholders
                          (Interest on the class A notes [to the LIBOR note
                derivative product counterparties, any fee due  and owing, to any counterparty to pay amounts due on any derivative product agreement other than certain termination payments].)
              -----------------------------------------------------------------

4th (pro rata) -----------------------------------------------------------------
                                        Depositor
                   (An amount equal to unpaid interest accrued on the
                 student loans subsequent to the cut-off date but prior to
                  the closing date until this amount has been paid in full)
               -----------------------------------------------------------------

                         -----------------------------------------------
5th                                  Class B Noteholders
                              (Interest on the class B notes)
                         -----------------------------------------------

                ----------------------------------------------------------------
6th                                   Class A Noteholders
                       (The class A principal distribution amount will be
                        allocated to provide for sequential payment of
                    the class     -    notes through class    -    notes,
                              in that order, until paid in full)
                ----------------------------------------------------------------

               -----------------------------------------------------------------
7th                                   Class B Noteholders
                         The class B principal distribution
                     amount until the class B notes are paid in full)
               -----------------------------------------------------------------

                ----------------------------------------------------------------
8th                                     Reserve Fund
                 (Amounts necessary to restore the Reserve Fund to the Reserve
                                     Fund minimum balance)
               -----------------------------------------------------------------

              -----------------------------------------------------------------
9th (pro                 LIBOR Note Derivative Product Counterparties
rata)         (Any unreimbursed payments made by the counterparties under the terms of the related LIBOR note derivative product agreement, plus interest on such amounts)
              -----------------------------------------------------------------

                       -----------------------------------------------
10th                                    Master Servicer
                             (Any unpaid carry-over servicing fee)
                       -----------------------------------------------

                       -----------------------------------------------
11th (pro                       Derivative Product Counterparties
rata)                    (Any accrued and unpaid termination payments)
                       -----------------------------------------------

              -----------------------------------------------------------------
12th                             Class A and Class B Noteholders
                   (If the student loans are not sold pursuant to the optional purchase or mandatory auction, to pay as accelerated payments of principal to the noteholders in the same order and priority as above until they are paid in full)
               -----------------------------------------------------------------

                               ----------------------------------
13th                                        Depositor
                                     (Any remaining amount)
                                ----------------------------------

[ISSUANCE OF ADDITIONAL NOTES]

        We may issue additional series of notes that will be secured by the same assets that secure the notes issued pursuant to this prospectus supplement. These additional notes may be issued without the consent or approval of the owners of the class - notes and class - notes, and may be on a parity with or subordinate to the class - notes. See "Additional Notes" in the prospectus.]

SERVICING AND ADMINISTRATION

        Under a master servicing agreement, National Education Loan Network, Inc., will act as master servicer with respect to the student loans and will arrange for and oversee the subservicers' performance of their servicing obligations. National Education Loan Network, Inc. will be paid a monthly servicing fee based on the outstanding principal balance of the trust's student
loans in an amount equal to 1/12th of    % for student loans other than
consolidation loans and   % for consolidation loans, and will be responsible for
payment of all compensation due to the subservicers for performance of their servicing obligations under the subservicing agreements. In addition, National Education Loan Network, Inc. will be entitled to receive from available funds a carry-over servicing fee as described below in "Description of the Notes - Flow of Funds." The carry-over servicing fee is the sum of:

o the amount of specified increases in the costs National Education Loan Network, Inc. incurs;

o       the amount of specified conversion, transfer and removal fees;

o any carry-over servicing fees described above that remain unpaid from prior distribution dates; and

o interest on unpaid amounts as set forth in the master servicing agreement.

        Nelnet, Inc. will act as subservicer with respect to the trust's student loans. The subservicer has entered into an agreement pursuant to which it has agreed to assume responsibility for servicing, maintaining custody of and making collections on the trust's student loans. Under the master servicing agreement, in the event that a student loan is denied the benefit of any applicable guarantee due to a servicing error, the master servicer will cause the subservicer to reimburse the trust for principal and interest due on the affected loan. See "The Student Loan Operations of Nelnet Student Loan Trust - - Servicing of student loans" in this prospectus supplement.

        National Education Loan Network Inc. will act as the trust's
administrator pursuant to an Administration Agreement dated as of      . See "-
The administration agreement" in this prospectus supplement.

OPTIONAL PURCHASE

        The depositor or its assignee may, but is not required to, repurchase
the remaining student loans in the trust on the earlier of the         quarterly
distribution date or when the Pool Balance is 10% or less of the initial Pool Balance. If this purchase option is exercised, the student loans will be sold to the depositor as of the last business day of the preceding collection period and the proceeds will be used on the corresponding quarterly distribution date to repay outstanding notes, which will result in early retirement of the notes. On the closing date, the depositor intends to assign its purchase option to Nelnet, Inc.

        If the depositor or its assignee exercises its purchase option, the purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining student loans held by the trust, but not less than a prescribed minimum purchase price. The prescribed minimum purchase price is the amount that, when combined with amounts on deposit in the funds and accounts held under the indenture, would be sufficient to:

o reduce the outstanding principal amount of each class of notes then outstanding on the related quarterly distribution date to zero;

o pay to the noteholders the interest payable on the related quarterly distribution date;

o       pay any unpaid servicing fees and carry-over servicing fee; and

o       pay any amounts due on any derivative product agreement.

MANDATORY AUCTION

        If any notes are outstanding and the depositor or its assignee does not notify the indenture trustee of its intention to exercise its right to repurchase student loans in the trust on the earlier of the quarterly distribution date or when the Pool Balance is 10% or less of the initial Pool Balance, all of the remaining loans in the trust will be offered for sale by the indenture trustee before the next succeeding quarterly distribution date. Nelnet, Inc. or its designated affiliates and unrelated third parties may offer to purchase the trust's student loans in the auction. The net proceeds of any auction sale will be used to retire any outstanding notes on the next quarterly distribution date.

        The indenture trustee will solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest bid remaining if it equals or exceeds both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate. If the highest bid after the solicitation process does not equal or exceed both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate, the indenture trustee will not complete the sale. If the sale is not completed, the indenture trustee may, but will not be obligated to, solicit bids for the sale of the trust's student loans at the end of future collection periods using procedures similar to those described above. If the administrator requests it to do so, the indenture trustee will be obligated to make such solicitations. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust's student loans either on the auction date or subsequently.

        If the trust's student loans are not sold as described above, on each subsequent quarterly distribution date, all amounts on deposit in the Collection Fund after giving effect to all withdrawals, except withdrawals payable to the depositor, will be distributed as accelerated payments of principal on the notes, until they have been paid in full.

[INTEREST RATE CAP DERIVATIVE AGREEMENT]

        [On the closing date the indenture trustee will use a portion of the net proceeds from the sale of the notes to purchase an interest rate cap derivative agreement.]

        [Under the interest rate cap derivative agreement, on the third business
day before each quarterly distribution date to and including the       quarterly
distribution date, the derivative counterparty will pay into the trust estate an amount, calculated on a quarterly basis, equal to the product of (a) the excess, if any, of (i) three-month LIBOR as determined for the interest accrual period related to the applicable quarterly distribution date over (ii) % and (b) a
notional amount equal to $        . See "Interest Rate Cap Derivative Agreement"
in this prospectus supplement.]

[LIBOR NOTE DERIVATIVE PRODUCT AGREEMENT]

        [We will enter into a LIBOR note derivative product agreement for the
LIBOR rate notes as of the closing date with         . Under the agreement, the
counterparty will pay into the trust estate, on or before the third business day preceding each quarterly distribution date, an amount calculated on a quarterly basis equal to the sum of:

o The excess, if any, of the class - LIBOR rate over the adjusted student loan rate multiplied by the principal amount of the outstanding class
            -      notes; plus

o The excess, if any, of the class - LIBOR rate over the adjusted student loan rate multiplied by the principal amount of the outstanding class
            -     notes; plus

o the excess, if any, of the class - LIBOR rate over the adjusted student loan rate multiplied by the principal amount of the outstanding class B notes.]

        [The adjusted student loan rate, in general, will equal the expected weighted average interest collections of the student loans held in the trust estate less servicing fees, trustee fees, administration fees and LIBOR note derivative product agreement fees.]

        [The counterparty's maximum obligation, as of any date, under the agreement will equal (a) [the outstanding principal amount of the class B notes as of that date] less (b) the payments made previously under an agreement net of the amount of any payments (other than interest) made from the trust estate to reimburse payments made by the counterparty.]

        [On each quarterly distribution date, the counterparty will be paid a
fee equal in the aggregate to   % per annum of the principal balance of the
notes. In addition, on each quarterly distribution date, the counterparty will be paid from the Collection Fund, after funds from the Collection Fund are applied to make payments of interest and principal due on the notes and, if necessary, to replenish the Reserve Fund to the specified Reserve Fund minimum balance, a sum equal to any payments received by the trust estate from the counterparty which remain unreimbursed, plus interest. See "LIBOR Rate Note Derivative Product Agreement" in this prospectus supplement.]

[DEFINITIVE NOTES]

        [The [designate classes] notes will be evidenced by definitive notes registered in the name or names of the holders of those notes or their nominee.]

BOOK-ENTRY REGISTRATION

        The notes will be delivered in book-entry form through the Same Day Settlement System of The Depository Trust Company.

FEDERAL INCOME TAX CONSEQUENCES

                      will deliver an opinion that for federal income tax purposes, the notes will be treated as the trust's indebtedness and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal tax purposes. You will be required to include in your income the interest on the notes as paid or accrued in accordance with your accounting methods and the provisions of the Internal Revenue Code. See "Federal Income Tax Consequences" in the prospectus.

ERISA CONSIDERATIONS

        The notes are intended to represent debt for state law and federal income tax purposes; however, there can be no assurance that the U.S. Department of Labor will not challenge such characterization for purposes of the Plan Asset Regulations (29 C.F.R ss.2510.3-101). If the notes are treated as indebtedness without substantial equity features, the notes may be purchased by or on behalf of employee benefit plans, retirement arrangements, individual retirement accounts and Keogh Plans, without giving rise to a prohibited transaction, subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement.

RATING OF THE NOTES

        The class A notes offered pursuant to this prospectus supplement will be rated by at least two nationally recognized statistical rating agencies in their highest rating category. The class B notes offered pursuant to this prospectus supplement will be rated in one of the three highest rating categories of at least two nationally recognized statistical rating agencies.

[LISTING INFORMATION]

        [Application has been made for the class A notes to be admitted to the official list of the Irish Stock Exchange subject to the Irish Stock Exchange listing rules and the prospectus rules of the Irish Financial Services Regulatory Authority and to be admitted to trading on the Irish Stock Exchange. There can be no assurance that such listing will be obtained. You may consult with the Irish listing agent to determine the status of the class A notes.]


CUSIP NUMBERS

o Class A-1 Notes: o Class A-2 Notes: o Class A-3 Notes: o Class A-4 Notes: o Class A-5 Notes: o Class B Notes:

INTERNATIONAL SECURITIES IDENTIFICATION
NUMBERS (ISIN)

o     Class A-1 Notes:
o     Class A-2 Notes:
o     Class A-3 Notes:
o     Class A-4 Notes:
o     Class A-5 Notes:
o     Class B Notes:

                                  RISK FACTORS

        The discussion under the heading "Risk Factors" in the prospectus describes the risks associated with your investment in the notes. In addition, you should consider the following factors:

THE ASSETS PLEDGED TO THE TRUST ESTATE
MAY NOT BE SUFFICIENT TO PAY THE NOTES

        Upon the issuance of the notes, the aggregate principal balance of the student loans and the other assets pledged as collateral for the notes and held in the trust estate will be less than the aggregate principal balance of the notes issued under the indenture.

        As a result, if an event of default should occur under the indenture requiring repayment of all of the notes, the amount due on the notes may exceed the assets held in the trust estate. If this were to occur, the holders of the notes, and in particular holders of the class B notes, may not be repaid in full.

A HIGH RATE OF PREPAYMENTS MAY ADVERSELY
AFFECT REPAYMENT OF THE NOTES

        The aggregate principal balance and accrued interest of the student loans expected to be pledged to the trust estate on the closing date, together with amounts on deposit in the Collection Fund, the Capitalized Interest Fund and the Reserve Fund, will be approximately % of the aggregate principal amount of the notes. Noteholders must rely primarily on interest payments on the student loans held in the trust estate to reduce the aggregate principal amount of the notes to the principal balance of the student loans. The noteholders, especially class B noteholders, could be adversely affected by a high rate of prepayments, which would reduce the amount of interest available for this purpose. The principal balance of the student loans on which interest will be collected will be less than the principal amount of the notes for some period.

SUBORDINATION OF THE CLASS B NOTES
AND PAYMENT PRIORITIES MAY RESULT
IN A GREATER RISK OF LOSS

        Payments of interest on the class B notes are subordinated in priority of payment to payments of interest on class A notes and to payments due to counterparties under derivative product agreements (other than certain termination payments). Similarly, payments of principal on the class B notes are subordinated to payments of interest and principal on the class A notes. Principal on the class B notes will not begin to be paid until the stepdown date. Moreover, the class B notes will not receive any payments of principal on or after the stepdown date if a trigger event is in effect on any quarterly distribution date until the class A notes have been paid in full. Thus, investors in the class B notes will bear a greater risk of loss than the holders of class A notes. Investors in the class B notes will also bear the risk of any adverse changes in the anticipated yield and weighted average life of their notes resulting from any variability in payments of principal or interest on the class B notes.

        Class B notes are subordinated to class A notes as to the direction of remedies upon an event of default, an administrator default or a master servicer default. In addition, as long as the class A notes are outstanding, the failure to pay interest or principal on the class B notes will not constitute an event of default under the indenture. Consequently, holders of the class B notes may bear a greater risk of losses or delays in payment.

        Notes within a class may receive payments of principal after other notes in the same class. For example, the class A-1 notes may receive principal payments before class A-2 notes, class A-3 notes, class A-4 notes and class A-5 notes. Consequently, holders of certain notes within a class, particularly holders of class A notes with longer maturities, may bear a greater risk of loss. Potential purchasers of the notes should consider the priority of payment of each class of notes before making an investment decision.

CHANGES TO THE HIGHER EDUCATION ACT
MAY ADVERSELY AFFECT YOUR NOTES

        The Higher Education Act and other relevant federal or state laws may be amended or modified in the future. In particular, the level of guarantee payments may be adjusted from time to time. We cannot predict whether any changes will be adopted or, if so, what impact such changes may have on us or the notes.

        The Higher Education Act is currently subject to reauthorization. During the reauthorization process, which is ongoing, proposed amendments to the Higher Education Act are more commonplace and a number of proposals have been introduced in Congress. As part of such process, Congress has passed, and the President has signed into law, the Higher Education Extension Act of 2004, which temporarily extended the programs under the Higher Education Act, including FFELP, through federal fiscal year 2005.

        Bills recently have been introduced in the U.S. House of Representatives that, if enacted into law, would permit borrowers under most consolidation loans to refinance their student loans at lower interest rates. Any legislation that permits borrowers to refinance existing consolidation loans at lower interest rates could significantly increase the rate of prepayments on our student loans. A faster rate of prepayments would decrease the weighted average lives of your notes. In addition, if the legislation described above or any similar legislation is enacted into law, the length of time that the notes are outstanding and their weighted average lives may be shortened significantly. You will bear any reinvestment risk associated with such prepayments.

THE UNITED STATES MILITARY BUILD-UP MAY
RESULT IN DELAYED PAYMENTS FROM BORROWERS
CALLED TO ACTIVE MILITARY SERVICE

        The recent build-up of the United States military has increased the number of citizens who are in active military service. The Servicemembers Civil Relief Act limits the ability of a lender under the Federal Family Education Loan Program to take legal action against a borrower during the borrower's period of active duty and, in some cases, during an additional three month period thereafter.

        It is not known how many student loans have been or may be affected by the application of the Servicemembers Civil Relief Act. Payments on student loans acquired by the trust may be delayed as a result of these requirements, which may reduce the funds available to the trust to pay principal and interest on the notes.

HIGHER EDUCATION RELIEF OPPORTUNITIES
FOR STUDENTS ACT OF 2003 MAY
RESULT IN DELAYED PAYMENTS
FROM BORROWERS

        The Higher Education Relief Opportunities for Students Act of 2003 ("HEROS Act of 2003"), signed by the President on August 18, 2003, authorizes the Secretary of Education, during the period ending September 30, 2005, to waive or modify any statutory or regulatory provisions applicable to student financial aid programs under Title IV of the Higher Education Act as the Secretary deems necessary for the benefit of "affected individuals" who:

        o are serving on active military duty or performing qualifying national guard duty during a war or other military operation or national emergency;

        o reside or are employed in an area that is declared by any federal, state or local office to be a disaster area in connection with a national emergency; or

        o suffered direct economic hardship as a direct result of war or other military operation or national emergency, as determined by the Secretary.

        The Secretary is authorized to waive or modify any provision of the Higher Education Act to ensure that:

        o such recipients of student financial assistance are not placed in a worse financial position in relation to that assistance;

        o administrative requirements in relation to that assistance are minimized;

        o calculations used to determine need for such assistance accurately reflect the financial condition of such individuals;

        o       to provide for amended calculations of overpayment; and

        o institutions of higher education, eligible lenders, guaranty agencies and other entities participating in such student financial aid programs that are located in, or whose operations are directly affected by, areas that are declared to be disaster areas by any federal, state or local official in connection with a national emergency may be temporarily relieved from requirements that are rendered infeasible or unreasonable.

        The number and aggregate principal balance of student loans that may be affected by the application of the HEROS Act of 2003 is not known at this time. Accordingly, payments we receive on student loans made to a borrower who qualifies for such relief may be subject to certain limitations. If a substantial number of borrowers become eligible for the relief provided under the HEROS Act of 2003, there could be an adverse effect on the total collections on the trust's student loans and our ability to pay principal and interest on the notes.

[THE TRUST MAY NOT BE ABLE TO USE ALL OF THE NOTE
PROCEEDS TO PURCHASE STUDENT LOANS]

        [Approximately    % of the net proceeds from the sale of the notes will
be deposited in the prefunding account of the Acquisition Fund to be used to purchase student loans within months of the date of issuance of the notes. In the interim, we plan to purchase short-term, liquid investments with those funds. The securities purchased, however, may earn less interest than is due on the notes. In addition, we may be unable to purchase additional student loans during the prefunding period. If we are unable to acquire additional student loans, any proceeds remaining in the Acquisition Fund will be transferred to the Collection Fund for use in making principal payments on or redeeming notes.]

[THE ACQUISITION OF ADDITIONAL STUDENT LOANS AFTER THE CLOSING DATE MAY CHANGE THE CHARACTERISTICS OF THE POOL OF STUDENT LOANS FROM THAT WHICH IS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT]

        [During the revolving period, we may use principal payments on the student loans to acquire additional student loans. The student loans we acquire during the revolving period may cause the characteristics of the pool of student loans held by the trust to differ significantly from the characteristics described in this prospectus supplement.] [Money held in the prefunding account of the Acquisition Fund will be used to purchase additional student loans within months of the date of issuance of the notes. The student loans acquired with money held in the prefunding account may cause the characteristics of the pool of student loans held by the trust to differ significantly from the characteristics described in this prospectus supplement.] The characteristics that may differ include the composition of the student loans, changes in the relative concentration of the guarantee agencies guaranteeing the student loans, the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining terms. You should consider potential variances when making your investment decision concerning the notes.]

[THE NOTES MAY HAVE BASIS RISK WHICH COULD AFFECT PAYMENT OF PRINCIPAL AND INTEREST ON THE NOTES.]

        [There is a degree of basis risk associated with the notes. Basis risk is the risk that shortfalls might occur because the interest rates of the student loans and those of the notes adjust on the basis of different indexes. If a shortfall were to occur, payment of principal or interest on the notes could be adversely affected.]

[PAYMENT OF PRINCIPAL AND
INTEREST ON YOUR NOTES MAY BE
COMPROMISED IF A DERIVATIVE PRODUCT COUNTERPARTY DEFAULTS
OR THE AGGREGATE LIMIT ON DERIVATIVE PRODUCT COUNTERPARTY
PAYMENTS IS EXCEEDED]

        [The trust will enter into a derivative product agreement with a counterparty intended to mitigate the basis risk associated with the LIBOR rate notes. Basis risk is the risk that shortfalls might occur because the interest rates of the student loans and those of the notes adjust on the basis of different indexes. If a payment is due to the trust under a derivative product agreement, a default by the applicable counterparty may reduce the amount of funds available to pay your principal and interest on the notes. The trust's ability to pay principal and interest on the notes also may be adversely affected if the aggregate limit on a counterparty's obligation under its derivative product agreement is reached.]

        [In addition, an early termination of a derivative product agreement may occur in the event that either:

        o the counterparty fails to make a required payment within three business days of the date that payment was due; or

        o the counterparty fails, within calendar days of the date on which the credit ratings of the counterparty or its credit support provider fall below the required ratings specified in the agreement, to:

                o obtain a replacement derivative product agreement with terms substantially the same as the existing agreement; or

                o establish any other arrangement satisfactory to the trust and the applicable rating agencies.]

        [If an early termination occurs, the trust may no longer have the benefit of that derivative product agreement. The trust may not be able to enter into a substitute derivative product agreement.]

DIFFERENT RATES OF CHANGE IN INTEREST RATE
INDEXES MAY AFFECT OUR CASH FLOW

        The interest rates on the notes may fluctuate from one interest period to another in response to changes in the specified index rates. The student loans that will be financed with the proceeds from the sale of the notes bear interest either at fixed rates or at rates which are generally based upon the bond equivalent yield of the 91-day U.S. Treasury Bill rate. In addition, the student loans may be entitled to receive special allowance payments from the Department of Education based upon a three-month commercial paper rate and the 91-day U.S. Treasury Bill rate. See "Description of the Federal Family Education Loan Program" in the prospectus. If there is a decline in the rates payable on student loans held in the trust estate, the amount of funds representing interest deposited into the Collection Fund may be reduced. If the interest rates payable on notes the trust issues do not decline in a similar manner and time, the trust may not have sufficient funds to pay interest on the notes when due. Even if there is a similar reduction in the rates applicable to the notes, there may not necessarily be a reduction in the other amounts required to be paid out of the trust, such as administrative expenses, causing interest payments to be deferred to future periods. Similarly, if there is a rapid increase in the interest rates payable on the notes without a corresponding increase in rates payable on the student loans, the trust may not have sufficient funds to pay interest on the notes when due. Sufficient funds may not be available in future periods to make up for any shortfalls in the current payments of interest on the notes or expenses of the trust estate.

[YOU MAY HAVE DIFFICULTY SELLING
YOUR NOTES]

        [Application has been made for the class A notes to be admitted to the official list of the Irish Stock Exchange subject to the Irish Stock Exchange listing rules and the prospectus rules of the Irish Financial Services Regulatory Authority and to be admitted to trading on the Irish Stock Exchange. There can be no assurance that this listing will be obtained. If the notes are not listed on a securities exchange and you want to sell your notes, you will have to locate a purchaser that is willing to purchase them. The underwriters intend to make a secondary market for the notes and may do so by offering to buy the notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities, and there may again be such a time in the future. As a result, you may not be able to sell your notes when you want to or you may not be able to obtain the price that you wish to receive.]

                           NELNET STUDENT LOAN TRUST     -

GENERAL

        Nelnet Student Loan Trust    - is a Delaware statutory trust formed by
Nelnet Student Loan Funding, LLC pursuant to a trust agreement by and between Nelnet Student Loan Funding, LLC as depositor and initial certificate holder,
and               , as Delaware trustee, for the transactions described in this prospectus supplement. The assets of the trust will include student loans acquired with the proceeds of the notes sold pursuant to this prospectus supplement, investments that are pledged to the indenture trustee, the payments received on those student loans and investments and any payments the trust has received under any derivative product agreements. The trust was created for the purpose of facilitating the financing of student loans and other financial assets, and to engage in activity in connection therewith. The trust will not engage in any activity other than:

        o acquiring, holding and managing the student loans and the other assets of the trust, and the proceeds therefrom;

        o       issuing the notes; and

        o engaging in other activities related to the activities listed above.

        Nelnet Student Loan Funding, LLC will hold all of the equity interests in the trust. The mailing address for Nelnet Student Loan Funding, LLC, is 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508 and its telephone number
is (402) 458-2300. The trust's fiscal year ends on                       .

        The notes will be secured by the trust's assets. The Collection Fund, [the Capitalized Interest Fund], the Acquisition Fund and the Reserve Fund will be maintained in the name of the indenture trustee for the benefit of the noteholders. The subservicer(s) described below will act as custodian of the promissory notes and other documents with respect to the trust's student loans.

CAPITALIZATION

        As of the closing date, the capitalization of the trust after giving effect to the issuance of the notes [and before deducting expenses of the offering] will be as follows:

                          Class    -     Notes    $
                          Class    -    Notes     $
                          Class    -    Notes     $
                          Equity                  $_________________
                                  Total           $

ELIGIBLE LENDER TRUSTEE

                           is the eligible lender trustee for the trust under an
eligible lender trust agreement.                           is a national banking
association with offices located at                      .  The eligible lender
trustee will acquire on behalf of the trust legal title to all of the student loans acquired under loan purchase agreements. The eligible lender trustee on behalf of the trust has entered into a separate guarantee agreement with each of the guarantee agencies described in this prospectus supplement with respect to the trust's student loans. The eligible lender trustee qualifies as an eligible lender and the holder of the trust's student loans for all purposes under the Higher Education Act and the guarantee agreements. If the trust's student loans were not owned by an eligible lender, the trust's rights to receive guarantor and Department of Education payments on its student loans would be lost.

        The eligible lender trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the eligible lender trustee in the eligible lender trust agreement and the loan purchase agreements.

        [Additional disclosure regarding eligible lender trustee.]

         THE STUDENT LOAN OPERATIONS OF NELNET STUDENT LOAN TRUST     -

        The trust will use the proceeds from the sale of the notes to purchase student loans and to make a deposit to the Acquisition Fund, [the Capitalized Interest Fund, the Collection Fund] and the Reserve Fund. [The trust will also use principal payments it receives on its student loans to acquire additional student loans during the revolving period.] The eligible lender trustee will first acquire student loans on behalf of the depositor, which will direct that the student loans be sold and transferred to the Acquisition Fund of the trust. The eligible lender trustee, on behalf of the trust, will acquire the student loans from the depositor pursuant to a loan purchase agreement among the trust, the eligible lender trustee and the depositor. The depositor will use the proceeds the trust pays to the depositor to acquire the student loans from [affiliates of the sponsor][unaffiliated sellers] pursuant to loan purchase agreements. See "Formation of the Trusts - Acquisition of student loans" in the prospectus.

        The student loans we expect to acquire on the closing date [and during the prefunding period][and during the revolving period] were selected [from the sponsor's student loan portfolio] using several criteria, including requirements that as of the cut-off date each student loan:

        o is guaranteed as to principal and interest by a guarantee agency under a guarantee agreement and the guarantee agency is reinsured by the Department of Education in accordance with the FFELP;

        o contains terms in accordance with those required under the FFELP, the guarantee agreements and other applicable requirements;

        o       is not more than       days past due;

        o does not have a borrower who is noted in the master servicer's or any of the subservicers' related records as currently involved in a bankruptcy proceeding; and

        o [has special allowance payments, if any, based on the three-month commercial paper rate or the 91-day treasury bill rate.]

SERVICING OF STUDENT LOANS

        We are required under the Higher Education Act, the rules and regulations of the guarantee agencies and the indenture to use due diligence in the servicing and collection of student loans and to use collection practices no less extensive and forceful than those generally in use among financial institutions with respect to other consumer debt.

        THE ELIGIBLE LENDER TRUSTEE IS ACTING AS "ELIGIBLE LENDER" WITH RESPECT TO THE STUDENT LOANS AS AN ACCOMMODATION TO THE TRUST AND NOT FOR THE BENEFIT OF ANY OTHER PARTY. NOTWITHSTANDING ANY RESPONSIBILITY THAT THE ELIGIBLE LENDER TRUSTEE MAY HAVE TO THE SECRETARY OF EDUCATION OR ANY GUARANTEE AGENCY UNDER THE HIGHER EDUCATION ACT, THE ELIGIBLE LENDER TRUSTEE WILL NOT HAVE ANY RESPONSIBILITY FOR THE TRUST'S ACTION OR INACTION, OR ANY ACTION OR INACTION OF THE INDENTURE TRUSTEE OR ANY OTHER PARTY IN CONNECTION WITH THE STUDENT LOANS AND THE DOCUMENTS, AGREEMENTS, UNDERSTANDINGS AND ARRANGEMENTS RELATING TO THE STUDENT LOANS.

        THE MASTER SERVICING AGREEMENT

        As of the closing date, the trust will enter into a master servicing agreement with National Education Loan Network, Inc. ("NELN") that will continue until the earlier of:

        o      the termination of the indenture;

        o the early termination after material default by the master servicer as provided for in the master servicing agreement; or

        o the student loans serviced under the master servicing agreement are paid in full.

        As master servicer, NELN will arrange for and oversee the performance of the subservicers with respect to the trust's student loans. If the master servicer breaches any covenant under the master servicing agreement with respect to a trust's student loan, generally it will have to cure the breach, purchase that student loan or reimburse the trust for losses resulting from the breach.

        NELN will be paid a monthly servicing fee based on the outstanding principal balance of the trust's student loans in an amount equal to 1/12th of
  %for student loans (other than consolidation loans) and   % for consolidation
loans. In addition, NELN will be entitled to receive from available funds a carry-over servicing fee as described below in "Description of the Notes - Flow of funds." The carry-over servicing fee is the sum of:

        o      the amount of specified increases in the costs NELN incurs;

        o      the amount of specified conversion, transfer and removal fees;

        o any carry-over servicing fees described above that remain unpaid from prior quarterly distribution dates; and

        o interest on unpaid amounts as set forth in the master servicing agreement.

        Under the terms of the master servicing agreement, NELN may be obligated to cause the subservicers to pay the trust an amount equal to the outstanding principal balance plus all accrued interest and other fees due to the date of purchase of a student loan in the event the subservicers cause the student loan to be denied the benefit of any applicable guarantee and are unable to cause the reinstatement of the guarantee within twelve months of denial by the applicable guarantee agency. Upon payment, the loan will be subrogated to the subservicer that made such payment to the trust. In the event the subservicer cures any such student loan, the trust will repurchase the loan in an amount equal to the then outstanding principal balance plus all accrued interest due on the student loan, less the amount subject to the risk sharing provisions of the Higher Education Act, whereupon the subrogation rights of the subservicer will terminate.

        The master servicing agreement acknowledges that NELN will not perform any of the servicing activities described in the master servicing agreement and that the subservicers will be responsible for performance of such servicing duties. As such, the master servicer shall not be liable in any way for any negligent or wrongful act or omission on the part of any subservicer, provided that the master servicer assigns, transfers and sets over to the trust or the depositor, as applicable, all of its rights and remedies as against any subservicer with respect to the trust's student loans.

THE SUBSERVICERS

        Nelnet, Inc. [and            ] will act as subservicers with respect to
the trust's student loans. Each of the subservicers will provide such data processing and other assistance in connection with the servicing of the student loans as the Higher Education Act and the guarantee agencies require. The trust will cause the indenture trustee to pay from the Collection Fund established under the indenture to NELN servicing fees and NELN will pay subservicing fees and certain expenses for the services each of the subservicers provide. [The percentage of the trust's student loans that each of the subservicers are expected to service is described below in "Characteristics of the Student Loans."]

        Information regarding each affiliated subservicer [and each subservicer expected to service more than 10% of the trust's student loans] is set forth below. [Except as otherwise indicated, the information regarding each subservicer described below has been obtained from that subservicer and has not been independently verified.]

NELNET, INC.

        SERVICING HISTORY AND EXPERIENCE

        Nelnet, Inc. ("Nelnet"), a Nebraska corporation, is a vertically integrated education finance company with over $ billion in total assets. Headquartered in Lincoln, Nebraska, Nelnet originates, holds and services student loans, principally FFELP student loans. During 2005, Nelnet was one of the largest holders and servicers of FFELP loans. Nelnet provides a broad range of financial services and technology-based products, including student loan origination and lending, student loan and guarantee servicing and a suite of software solutions.

        Nelnet began its education loan servicing operations on January 1, 1978, and provides education loan servicing, time-sharing, administration and other services to lenders, secondary market purchasers and guarantee agencies throughout the United States. Nelnet offers student loan servicing to lending institutions and secondary markets. Nelnet has offices located in, among other cities, Aurora, Colorado; Lincoln, Nebraska; Jacksonville, Florida; and Indianapolis, Indiana, and, as of December 31, 200 employed approximately
employees. As of December 31, 200   Nelnet serviced, approximately $    billion
in student loans.

        Nelnet's due diligence schedule is conducted through automated letter generation. Telephone calls are made by an auto-dialer system. All functions are monitored by an internal quality control system to ensure their performance. Compliance training is provided on both centralized and unit level basis. In addition, Nelnet has distinct compliance and internal auditing departments whose functions are to advise and coordinate compliance issues.

        Nelnet depends heavily on computer-based data processing systems in servicing student loans. On January 1, 2002, Nelnet converted the student loans that it services to a computer hardware and software platform developed and maintained by an affiliated company. The computer conversion was preceded by the development and implementation by Nelnet of servicing procedures tailored to the new system, comprehensive training of servicing staff and a number of test conversions. In November 2002, Nelnet converted approximately $3 billion of additional student loans to its computer hardware and software platform. Problems or errors may occur in connection with the implementation of the new computer platform and the conversion of additional loans to that platform. If servicing errors do occur, they may result in a failure to collect amounts due on our student loans or to follow procedures required under the Higher Education Act.

        [The Higher Education Act authorizes the Department of Education to recognize lenders and lender servicers (as agent for the eligible lender) for an exceptional level of performance in servicing FFELP loans. A lender or lender
servicer designated for exceptional performance can receive   % reimbursement on
all claims submitted for insurance provided that the lender or lender servicer meets and maintains all requirements for achieving its designation.

        For the period       through          , Nelnet was granted exceptional
performance status. So long as Nelnet's exceptional performance status remains in effect, all loans serviced by Nelnet, including the student loans to be
acquired with the proceeds of the notes, will be eligible to receive     %
reimbursement on any claim submitted for payment. The Secretary of Education may revoke Nelnet's exceptional performance status if, among other things, subsequent audits of Nelnet's servicing operations fail to meet certain due diligence standards, the required audits are not provided to the Secretary or the Secretary determines that an overall level of regulatory compliance has not been maintained. There can be no assurance that Nelnet will maintain its exceptional performance status in the future. Failure by Nelnet to maintain its exceptional performance status in the future is not a default under the subservicing agreement.

        We will be entitled to receive   % reimbursement on claims submitted for
insurance only for those student loans actually serviced by Nelnet while it maintains its exceptional performance status. Nelnet's subservicing agreement authorizes Nelnet to delegate its duties under the subservicing agreement under certain conditions, and we expect that servicing of approximately % of the student loans acquired with the proceeds of the notes will be performed by servicers other than Nelnet, and those student loans will be entitled to receive
  % reimbursement on claims submitted for insurance. The percentage of loans that are not serviced by Nelnet may increase or decrease while the notes are outstanding.]

               THE SUBSERVICING AGREEMENT

        NELN will enter into a subservicing agreement with Nelnet under which Nelnet will agree to service the trust's student loans. The subservicing agreement will continue until the earlier of:

        o      termination of the indenture and trust agreement;

        o early termination after material default by the subservicer as provided in the subservicing agreement; or

        o payment in full of all student loans serviced pursuant to the subservicing agreement.

        Under the subservicing agreement, Nelnet agrees to service all student loans in the trust for which it is responsible in accordance with the Higher Education Act, and the rules and regulations of the guarantors as described in the prospectus under "Servicing and Administration - The master servicing agreement." In the event that NELN ceases, or is no longer able, to act as master servicer, Nelnet has agreed to act as the master servicer for the student loans in the trust and will process and service the loans according to the master servicing agreement.

        The subservicing agreement may be terminated if Nelnet fails to perform in a material fashion and fails or refuses to correct such failure within 30 days after receiving notice of its failure. A material failure includes, among other things,

        o failure to make deposits to the indenture trustee of payments received from parent/student borrowers; and

        o      insolvency or receivership.

A material failure does not include a loan servicing failure, even if the failure results in the loss of the loan's guarantee, provided the guarantee is reinstated or Nelnet pays NELN the outstanding principal balance and all accrued interest, less the amount (if any) subject to risk sharing under the Higher Education Act and the guarantor's regulations.

        CUSTODY OF STUDENT LOANS

        Nelnet acts as custodian of the student loans that it services for its clients. Nelnet agrees to store, protect and retain promissory notes and other collateral documents for serviced student loans in a secure, fire retardant environment. Each Nelnet office has a vault with restricted access that meets these standards. Nelnet also stores promissory notes offsite using vendors that provide a secure environment that meets the same safety standards and restricted access. As an additional safeguard, Nelnet stores micro-filmed or imaged copies of each promissory note and other servicing documents. Original promissory notes are returned to borrowers after payment in full upon request.

THE ADMINISTRATION AGREEMENT

        NELN has entered into an administration agreement with the trust,   , as
Delaware trustee,    and    , as indenture trustee. Under the administration
agreement, on each monthly servicing payment date and on each quarterly distribution date, the administrator will direct the indenture trustee to make the required distributions from the funds established under the indenture. In addition, the administrator will prepare, based on periodic data received from the subservicers, and provide quarterly and annual distribution statements to the eligible lender trustee and the indenture trustee and any related federal income tax reporting. See "Servicing and Administration - The administration agreement" in the prospectus.

        NELN will receive compensation quarterly for those services in the amount of % per annum of the outstanding principal balance of the trust's student loans.

ORIGINATORS

        Information regarding each entity, other than the sponsor and its affiliates, responsible for originating 10% or more of the trust's student loans is set forth below.

        [Information on originators]

INDENTURE TRUSTEE

        The trust will issue the notes pursuant to an indenture of trust date as
of        , by and among the trust, the eligible lender trustee and      , as
indenture trustee.

        [Description of indenture trustee]

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SOURCES OF CAPITAL AND LIQUIDITY

        The trust's primary sources of capital will be the net proceeds from the
sale of the notes. See "Nelnet Student Loan Trust   -   Capitalization" in this
prospectus supplement.

        The trust's primary sources of liquidity will be collections on the trust's student loans, as supplemented by:

        o      [through the            distribution date, amounts on deposit in
                the Capitalized Interest Fund;]

        o [any payments received from a derivative product counterparty under any derivative product agreement the interest rate cap derivative agreement;] and

        o      amounts on deposit in the Reserve Fund.

RESULTS OF OPERATIONS

        The trust is newly formed and, accordingly, has no results of operations as of the date of this prospectus supplement. Because the trust does not have any operating history, we have not included in this prospectus supplement any historical or pro forma ratio of earnings to fixed charges. The earnings on the trust's student loans and other assets owned by the trust and the interest costs of the notes will determine the trust's results of operations in the future. The income generated from the trust's assets will pay operating costs and expenses of the trust and interest and principal on the notes.

FEES AND EXPENSES

        All fees and expenses, including servicing and administration fees, are
not expected to exceed    % per annum of the outstanding principal balance
of the trust's student loans. The fees and expenses payable by the trust are set forth in the table below. The priority of payment of such fees and expenses is described below in "Description of the Notes - Flow of Funds" in this prospectus supplement.


           Fee and Expense                Recipient              Amount
           ---------------                ---------              ------
           Servicing Fee                                              %
           Administration Fee                                         %
           Trustee Fee                                                %

[The fees described above may not be increased unless the trust obtains a rating agency confirmation with respect to such increase.]

                            [PREVIOUSLY ISSUED NOTES]


        [Information concerning each outstanding series and class of notes that the trust previously issued under the indenture is provided below. The student loans and other assets pledged to the indenture trustee will serve as collateral for the outstanding notes and any additional notes issued under the indenture in the future, as well as the notes being offered by means of this prospectus supplement.

                             Original   Outstanding Principal
                             Principal         Amount          Interest Maturity
Series   Class  Date Issued    Amount    (As of              )  Rate      Date
------   -----  -----------    ------    --------------------   ----      ----

        The trust has paid in full all scheduled principal and interest due and payable on each series of notes specified above. As of , the student loans that are in repayment and pledged to the trustee as collateral for the outstanding notes had delinquencies as follows:

        o      $                    was 30 to 60 days delinquent;

        o      $                    was 61 to 90 days delinquent;

        o      $                    was 91 to 120 days delinquent; and

        o      $                    was greater than 120 days delinquent.

        As of       , there were $     of student loans in claim status with a
guarantee agency.

        As of     , the cumulative amount of net losses on the student loans was
$                .]

                                 USE OF PROCEEDS

        The net proceeds from the sale of the notes are expected to be applied as follows:

                  Deposit to Acquisition Fund             $
                  Deposit to Reserve Fund
                  [Deposit to Collection Fund]
                  [Deposit to Capitalized Interest Fund]
                                                             ---------------
                                Total                     $

        Approximately $    of the net proceeds deposited to the Acquisition Fund
will be used to pay the costs of issuing the notes.

                          ACQUISITION OF STUDENT LOANS

        We expect to use $    of the proceeds of the notes being offered by this
prospectus supplement to purchase student loans on the date of issuance of the notes from an eligible lender trustee holding the student loans on behalf of Nelnet Student Loan Funding, LLC. The trust will purchase its student loans for
a price equal to    % of their aggregate outstanding principal balance as of the cut-off date, plus interest accrued but unpaid to and including the cut-off date. Interest that accrues subsequent to the cut-off date but prior to the closing date will be paid to the sponsor as described below under "Description of the Notes - Flow of Funds."

        The eligible lender trustee on behalf of Nelnet Student Loan Funding, LLC will acquire the student loans [from affiliates of the sponsor] [from unaffiliated sellers]. See "Relationships Among Financing Participants" in the prospectus. Each of the parties selling loans to the sponsor will make representations and warranties with respect to the student loans to be sold and has agreed to repurchase any student loans for which any representation or warranty is later determined to be materially incorrect. See "The Student Loan
Operations of Nelnet Student Loan Trust  -    " in this prospectus supplement.

        As described under "Description of the Federal Family Education Loan Program - Federal Consolidation Loans" in Appendix A to the prospectus, borrowers may consolidate additional student loans with an existing consolidation loan within 180 days from the date that the consolidation loan was made. As a result of the addition of any such add-on consolidation loans, the related consolidation loan may, in certain cases, have a different interest rate and a different final payment date. Any add-on consolidation loan added to the trust will be funded by a transfer from the Collection Fund of the amount required to repay in full any student loan that is being discharged through such add-on consolidation loan. Such amount will be paid by the indenture trustee to the holder or holders of such student loans to prepay such loans. For a period of 210 days after the closing date (30 days being attributed to the processing of any such add-on consolidation loans) amounts necessary to fund add-on consolidation loans will be paid from the Collection Fund if not funded from amounts on deposit in the Acquisition Fund, prior to payment of the trust's expenses and payments on the notes.

[PREFUNDING ACCOUNT]

        [On the date of issuance of the notes,     $ will be deposited in the
prefunding account of the Acquisition Fund. During the prefunding period, the sponsor will continue to acquire student loans, and the trust will acquire those loans using funds on deposit in the prefunding account. The prefunding period will begin on the date of issuance of the notes and end upon the earlier of the quarterly distribution date, or upon our determination that we are unable to acquire additional student loans. Any amounts remaining in the prefunding account at the end of the prefunding period will be transferred to the Collection Fund. On each quarterly distribution date or monthly payment date, to the extent that money in the Collection Fund is not sufficient to pay amounts owed to the U.S. Department of Education or the guarantee agencies, servicing fees, trustee's fees, administration fees, the interest then due on the notes and amounts due to any counterparty on any derivative product agreement (other than certain termination payments), moneys on deposit in the Acquisition Fund will be transferred to the Collection Fund to cover any such deficiency, prior to any transfer being made from the Reserve Fund to cover any such deficiency.

        As described under "Description of the Federal Family Education Loan Program - Federal Consolidation Loans" in Appendix A to the prospectus, borrowers may consolidate additional student loans with an existing consolidation loan within 180 days from the date that the consolidation loan was made. As a result of the addition of any such add-on consolidation loans, the related consolidation loan may, in certain cases, have a different interest rate and a different final payment date. Any add-on consolidation loan added during the prefunding period to a consolidation loan in the trust will be funded by a transfer from the prefunding account of the Acquisition Fund of the amount required to repay in full any student loan that is being discharged through such add-on consolidation loan. Such amount will be paid by the indenture trustee to the holder or holders of such student loans to prepay such loans. For a period of 210 days after the end of the prefunding period (30 days being attributed to the processing of any such add-on consolidation loans) amounts necessary to fund add-on consolidation loans will be excluded from the money in the Collection Fund that is available to pay the trust's expenses and to make payments on the notes.]

[REVOLVING PERIOD]

        Until , we will use principal payments we receive on the trust's student loans to acquire additional student loans. The student loans we acquire during the revolving period will have the following characteristics:


        [Describe Characteristics]

                             CHARACTERISTICS OF THE
                                  STUDENT LOANS

                            (AS OF THE CUT-OFF DATE)

        As of     , the cut-off date, the characteristics of the pool of student loans we expect to purchase on the closing date were as described below. Since the date for purchase of the loans to be acquired with the proceeds of the notes is other than the cut-off date, the characteristics of those loans will vary from the information presented below. The aggregate outstanding principal balance of the loans in each of the following tables includes the principal
balance due from borrowers, which does not include accrued interest of $      to
be capitalized upon commencement of repayment. The percentages set forth in the tables below may not always add to 100% and the balances may not always add
to $         due to rounding.

        [Following the transfer of additional student loans to the eligible lender trustee, on behalf of the trust, during the [revolving] [prefunding] period the aggregate characteristics of the entire pool of student loans, including the composition of the student loans and of the related borrowers, the related guarantors, the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term to scheduled maturity, will vary from those of the student loans described in the following tables as of the cut-off date. We expect that the student loans acquired by the trust during the [revolving] [prefunding] period will be primarily [, and that the distribution of those loans by number of days delinquent will be similar to that shown in the tables below]. We also expect that the loans will have an average outstanding principal balance per borrower
of approximately $         , a weighted average annual interest rate of
approximately     %, a weighted average term of approximately    months and will
be at least 98% guaranteed. However, the actual characteristics of the student loans that we subsequently purchase may be different. Following the [revolving] [prefunding] period we will file a current report on Form 8-K with the Securities and Exchange Commission that will describe the pool of loans then held in the trust.

        We offer a variety of borrower incentive programs for student loans originated or purchased by us and our affiliates that, among other things, provide for an interest rate reduction for borrowers that make payments on their loans electronically and an interest rate or principal balance reduction for borrowers that make a specified number of on-time payments. If any such incentive programs not required by the Higher Education Act are in effect for student loans held in the trust estate on any quarterly distribution date when the outstanding principal amount of the notes exceeds the value of the trust estate, we will either contribute funds to the Collection Fund in an amount equal to the principal or interest that otherwise would have been paid on such student loans in the absence of the borrower incentive programs, or notify the master servicer to notify the borrowers that the borrower incentive programs have been terminated. If we notify the master servicer to provide notice of the termination of the borrower incentive programs, the master servicer may choose to contribute funds to the Collection Fund in an amount equal to the principal or interest that otherwise would have been paid on such student loans in the absence of the borrower incentive programs instead of providing notice of termination of the incentive programs.


                    COMPOSITION OF THE STUDENT LOAN PORTFOLIO
                            (AS OF THE CUT-OFF DATE)

Aggregate outstanding principal balance.........................  $
Number of borrowers.............................................
Average outstanding principal balance per borrower..............      $
Number of loans.................................................
Average outstanding principal balance per loan..................      $
Weighted average annual interest rate...........................               %
Weighted average remaining term (months)........................

        The weighted average annual borrower interest rate shown above excludes special allowance payments. The weighted average spread, including special
allowance payments, to the 91-day Treasury bill rate was    % as of the cut-off
date. The weighted average spread, including special allowance payments, to the three-month commercial paper rate was % as of the statistical cut-off date. The weighted average spread, including special allowance payments, to the 91-day
Treasury bill rate will be        % when all Treasury bill-based loans are in
repayment. The weighted average spread, including special allowance payments, to the three-month commercial paper rate will be % when all commercial paper-based loans are in repayment.

                 DISTRIBUTION OF THE STUDENT LOANS BY LOAN TYPE
                            (AS OF THE CUT-OFF DATE)

                                            Outstanding   Percent of Loans
                                Number of    Principal     by Outstanding
        Loan Type                 Loans       Balance         Balance
        ---------                 -----       -------         -------
Consolidation
Stafford - Subsidized
Stafford - Unsubsidized
PLUS
SLS
                                -------------
        Total

               DISTRIBUTION OF THE STUDENT LOANS BY INTEREST RATE
                            (AS OF THE CUT-OFF DATE)

                                                Outstanding     Percent of Loans
                                Number of        Principal       by Outstanding
     Interest Rate                Loans           Balance           Balance
     -------------                -----           -------           -------
Less than 3.00%
3.00% to 3.49%
3.50% to 3.99%
4.00% to 4.49%
4.50% to 4.99%
5.00% to 5.49%
5.50% to 5.99%
6.00% to 6.49%
6.50% to 6.99%
7.00% to 7.49%
7.50% to 7.99%
8.00% to 8.99%
9.00% or greater
        Total

                DISTRIBUTION OF THE STUDENT LOANS BY SCHOOL TYPE
                            (AS OF THE CUT-OFF DATE)

                                                Outstanding     Percent of Loans
                                    Number of    Principal      by Outstanding
       School Type                    Loans       Balance           Balance
       -----------                    -----       -------           -------
2-year institution
4-year institution
Consolidation / Uncoded*
Vocational / Trade
Other
        Total
-------------------
        *Refers to consolidation loans for which the school type applicable to the loans the borrower consolidated is unavailable.

          DISTRIBUTION OF THE STUDENT LOANS BY SAP INTEREST RATE INDEX
                            (AS OF THE CUT-OFF DATE)

                                                 Outstanding    Percent of Loans
      SAP Interest              Number of         Principal      by Outstanding
        Rate Index                 Loans            Balance         Balance
        ----------                 -----            -------         -------
90 Day CP Index
91 Day T-Bill Index
            Total

          DISTRIBUTION OF THE STUDENT LOANS BY BORROWER PAYMENT STATUS
                            (AS OF THE CUT-OFF DATE)

                                                  Outstanding   Percent of Loans
          Borrower                 Number of       Principal      by Outstanding
       Payment Status                Loans          Balance         Balance
       --------------                -----          -------         -------
School
Grace
Deferment
Forbearance
Repayment*
     First Year Repayment
     Second Year Repayment
     Third Year Repayment
     More Than Three Years
Claim
        Total
--------------------
        *The weighted average number of months in repayment for all student loans currently in repayment is , calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the cut-off date.

         DISTRIBUTION OF THE STUDENT LOANS BY NUMBER OF DAYS DELINQUENT
                            (AS OF THE CUT-OFF DATE)

                                             Outstanding       Percent of Loans
                                Number of     Principal         by Outstanding
     Days Delinquent               Loans        Balance            Balance
     ---------------               -----        -------            -------
0-30
31-60
61-90
91-120
121 and above
        Total

            DISTRIBUTION OF THE STUDENT LOANS BY DATE OF DISBURSEMENT
                            (AS OF THE CUT-OFF DATE)

                                                 Outstanding   Percent of Loans
                                     Number of    Principal     by Outstanding
        Disbursement Date              Loans       Balance          Balance
        -----------------              -----       -------          -------
 Pre-October, 1993
October 1, 1993 and thereafter
        Total

        Student loans disbursed prior to October 1, 1993 are 100% guaranteed by the guarantee agency and are 100% reinsured against default by the Department of Education. Student loans disbursed after October 1, 1993 are 98% guaranteed by the guarantee agency and are reinsured by the Department of Education up to a maximum of 98% of the guarantee payments, provided that all loans serviced by a servicer that has received exceptional performance status from the Department of Education will be entitled to 100% reimbursement so long as such servicer retains its exceptional performance status from the Department of Education. See
"The Student Loan Operations of Nelnet Student Loan Trust    -   -   The
subservicer - Exceptional Performance Status" in this prospectus supplement.

         DISTRIBUTION OF THE STUDENT LOANS BY RANGE OF PRINCIPAL BALANCE
                            (AS OF THE CUT-OFF DATE)

                                               Outstanding   Percent of Loans
                                Number of       Principal       by Outstanding
       Principal Balance          Loans          Balance          Balance
       -----------------          -----          -------          -------
$0.00        -   $499.99
$500.00      -   $999.99
$1,000.00    -   $1,999.99
$2,000.00    -   $2,999.99
$3,000.00    -   $3,999.99
$4,000.00    -   $5,999.99
$6,000.00    -   $7,999.99
$8,000.00    -   $9,999.99
$10,000.00   -   $14,999.99
$15,000.00   -   $19,999.99
$20,000.00   -   $24,999.99
$25,000.00   -   $29,999.99
$30,000.00   -   $34,999.99
$35,000.00   -   $39,999.99
$40,000.00   -   $44,999.99
$45,000.00   -   $49,999.99
$50,000.00 or greater
        Total

                      DISTRIBUTION OF THE STUDENT LOANS BY
               NUMBER OF MONTHS REMAINING UNTIL SCHEDULED MATURITY
                            (AS OF THE CUT-OFF DATE)


                                                Outstanding     Percent of Loans
        Number of               Number of        Principal       by Outstanding
        Months*                   Loans           Balance           Balance
        ------                    -----           -------           -------
    1 to 23
  24 to 35
  36 to 47
  48 to 59
  60 to 71
  72 to 83
  84 to 95
  96 to 107
 108 to 119
 120 to 131
 132 to 143
 144 to 155
 156 to 167
 168 to 179
 180 to 191
 192 to 203
 204 to 215
 216 to 227
 228 to 239
 240 to 251
 252 to 263
 264 to 275
 276 to 287
 288 to 299
 300 to 311
 312 to 323
 324 to 335
 336 to 347
 348 to 359
 360 to 371
 372 and greater
        Total

----------------
        *Does not give effect to any deferral or forbearance periods that may be granted in the future.

            DISTRIBUTION OF THE STUDENT LOANS BY GEOGRAPHIC LOCATION
                            (AS OF THE CUT-OFF DATE)

        The following chart shows the geographic distribution of the student loans based on the permanent billing addresses of the borrowers as shown on the servicer's records:


                                                 Outstanding    Percent of Loans
                                   Number of      Principal       by Outstanding
          Location                   Loans         Balance           Balance
          --------                   -----         -------           -------
Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio

Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
Puerto Rico
Virgin Islands
Other / Uncoded
         Total


                DISTRIBUTION OF THE STUDENT LOANS BY SUBSERVICER
                            (AS OF THE CUT-OFF DATE)


                                             Outstanding     Percent of Loans
                               Number of      Principal       by Outstanding
Subservicer                      Loans         Balance           Balance
-----------                      -----         -------           -------
Nelnet, Inc.






        Total

              DISTRIBUTION OF THE STUDENT LOANS BY GUARANTEE AGENCY
                            (AS OF THE CUT-OFF DATE)

                                                Outstanding    Percent of Loans
                                   Number of     Principal      by Outstanding
      Guarantee Agency*               Loans        Balance        Balance
     ----------------                -----        -------         -------



























        Total
----------------
        *See "Information Relating to the Guarantee Agencies" for the full name of the guarantee agencies.

                 INFORMATION RELATING TO THE GUARANTEE AGENCIES

        The payment of principal and interest on all of the student loans held in the trust estate created under the indenture will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education. The guarantee provided by each guarantee agency is an obligation solely of that guarantee agency and is not supported by the full faith and credit of the federal or any state government. However, the Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its insurance obligations, the Secretary shall assume responsibility for all functions of the guarantee agency under its loan insurance program. For further information on the Secretary of Education's authority in the event a guarantee agency is unable to meet its insurance obligations see "Description of the Guarantee Agencies" in the prospectus.

As of the statistical cut-off date, of the student loans held in the trust estate approximately

        o           % are guaranteed by           , an
               agency of the State of     , guaranteeing loans since      ,

        o           % are guaranteed by              , a non-profit corporation
               organized in Nebraska, guaranteeing student loans since         ,

        o      and the remaining        % are guaranteed by one of the following
               guarantee agencies:

        See "Description of the Guarantee Agencies" in the prospectus for more detailed information concerning the characteristics of the guarantee agencies.

        Presented below is information with respect to each guarantee agency
expected to guaranty 10% or more of the student loans as of          . Except as
otherwise indicated, the information regarding each guarantee agency has been obtained from the guarantee agency and has not been independently verified.

        GUARANTY VOLUME. The following table sets forth the approximate aggregate principal amount of federally reinsured education loans (including PLUS Loans but excluding Federal Consolidation Loans) that have first become
guaranteed by         and        in the federal fiscal years indicated:

                                 GUARANTY VOLUME
                                  (IN MILLIONS)


        FEDERAL FISCAL YEAR


        2000................   $               $
        2001................   $               $
        2002................   $               $
        2003................   $               $
        2004................   $               $

        RESERVE RATIO. Each guarantee agency's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee.

        Each guarantee agency is required to establish two separate funds, a Federal Student Loan Reserve Fund and an Agency Operating Fund. The Federal Reserve Fund is considered the property of the Federal government and the Agency Operating Fund is considered the property of the guarantee agency.

        The Federal Reserve Fund was established on October 1, 1998 through the deposit of all existing funds, securities and other liquid assets previously identified as Federal Family Education Loan Program assets. Unless a guarantee agency has an agreement with the Department of Education that allows it to do otherwise, the guarantee agencies deposited into this fund all guarantee fees, the reinsurance received from the Department of Education, and the recovery of the non-reinsured portion of defaults and investment earnings. The Federal Reserve Fund is only to pay lender claims and default aversion fees into the Agency Operating Fund and for other limited purposes. Under certain circumstances, at the instruction of the Department of Education, account maintenance fees are paid to the Agency Operating Fund from this fund.

        The term "cumulative cash reserves" is equal to the difference of sources less uses of funds for the Federal Reserve Funds. Prior to enactment of the current model, "cumulative cash reserves" referred to cash reserves plus (i) the guarantee agency's quarterly report on sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (ii) the guarantee agency's quarterly report on uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department of Education's share of collections on claims paid, returned advances and reinsurance fees).

        The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such guarantee agency minus (i) the original principal amount of loans canceled, claims paid, loans paid in full and loan guarantees transferred from such guarantee agency to other guarantee agencies, plus (ii) the original principal amount of loan guarantees transferred to such guarantee agency from other guarantee agencies, excluding loan guarantees transferred to another agency pursuant to a plan of the Secretary in response to the insolvency of the agency. The following table sets forth the
respective reserve ratios for       and        for the federal fiscal years
indicated:

                                  RESERVE RATIO


        FEDERAL FISCAL YEAR

        2000...............
        2001...............
        2002...............
        2003...............
        2004...............
-------------------

        RECOVERY RATES. A guarantee agency's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the aggregate amount recovered from borrowers by the aggregate amount of default claims paid by the guarantee agency. The table below sets forth the
recovery rates for          and                 :

                                 RECOVERY RATES


       FEDERAL FISCAL
             YEAR

      2000..............
      2001..............
      2002..............
      2003..............
      2004..............
-------------------

        CLAIMS RATES.  For the federal fiscal years 2000-2004,              and
                                   respective claims rates listed below have not
exceeded 5%, and as a result, all claims of and have been fully reimbursed at the maximum allowable level by the Department of Education. See "Description of the Federal Family Education Loan Program" in the prospectus for more detailed information concerning the federal program. Nevertheless, there can be no assurance the guarantee agencies will continue to receive full reimbursement for such claims. The following table sets forth the claims rates of and for the federal fiscal years indicated:

                                  CLAIMS RATES


         FEDERAL FISCAL
                -------
              YEAR

        2000.............
        2001.............
        2002.............
        2003.............
        2004.............


                            DESCRIPTION OF THE NOTES

GENERAL

        The notes will be issued pursuant to the terms of an Indenture of Trust
dated as of            , between the trust and                           , as
indenture trustee and as eligible lender trustee. A form of the indenture, including a form of the notes, has been filed as an exhibit to the registration statement of which this prospectus supplement is a part. The following summary describes the material terms of the indenture and the notes. However, it is not complete and is qualified in its entirety by the actual provisions of the indenture and the notes.

        THE INDENTURE TRUSTEE DID NOT PARTICIPATE IN THE PREPARATION OF THIS PROSPECTUS SUPPLEMENT AND MAKES NO REPRESENTATIONS CONCERNING THE NOTES, THE COLLATERAL OR ANY OTHER MATTER STATED IN THIS PROSPECTUS SUPPLEMENT. THE INDENTURE TRUSTEE HAS NO DUTY OR OBLIGATION TO PAY THE NOTES FROM ITS OWN FUNDS, ASSETS OR CORPORATE CAPITAL OR TO MAKE INQUIRY REGARDING, OR INVESTIGATE THE USE OF, AMOUNTS DISBURSED FROM THE TRUST ESTATE.

INTEREST PAYMENTS

        Interest will accrue on the notes at their respective interest rates during each interest accrual period. Interest on the notes will be payable to
the noteholders on each quarterly distribution date commencing    , 200 .
Subsequent quarterly distribution dates for the notes will be on the [25th] day
of each     ,      , and       , or if any such day is not a business day,
the next business day. Interest accrued but not paid on any quarterly distribution date will be due on the next quarterly distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum described below.

        LIBOR RATE

        The interest rate on the class A-1 notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest
accrual period, minus    %. The interest rate on the class A-2 notes for each
interest accrual period will be equal to three-month LIBOR, except for the
initial interest accrual period, plus   %. The interest rate on the class A-3
notes for each interest accrual period will be equal to three-month LIBOR,
except for the initial interest accrual period, plus   %. The interest rate on
the class A-4 notes for each interest accrual period will be equal to
three-month LIBOR, except for the initial interest accrual period, plus   %.
The interest rate on the class A-5 notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest accrual period,
plus   %. The interest rate on the class B notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest
accrual period, plus   %.

        LIBOR for the initial interest accrual period will be determined by the following formula:

               x + [   /     * (y-x)]

        where: x =     =-month LIBOR, and

               y =     -month LIBOR, in each case, as of the second business day
        before the start of the initial interest accrual period.

        The administrator will determine the rate of interest on the notes on the LIBOR determination date described below. The amount of interest distributable to holders of the notes for each $1,000 in principal amount will be calculated by applying the applicable interest rate for the interest accrual period to the principal amount of $1,000, multiplying that product by the actual number of days in the interest accrual period divided by 360, and rounding the resulting percentage figure to the fifth decimal point.

        CALCULATION OF LIBOR

        For each interest accrual period, LIBOR will be determined by the administrator by reference to the London interbank offered rate for deposits in U.S. dollars having a maturity of three months which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR determination date. The LIBOR determination date will be the second business day before the beginning of each interest accrual period. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the relevant maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks selected by the administrator. The administrator will request the principal London office of each bank to provide a quotation of its rate. If the banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having the relevant maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, three-month LIBOR in effect for the applicable interest accrual period will be three-month LIBOR in effect for the previous accrual period.

        "Business day" means:

        o for purposes of calculating LIBOR, any day on which banks in New York, New York and London, England are open for the transaction of international business; and

        o for all other purposes, any day other than a Saturday, Sunday, holiday or other day on which banks located in New York, New York or the city in which the principal office of the indenture trustee is located, are authorized or permitted by law or executive order to close.

PRINCIPAL DISTRIBUTIONS

        The aggregate outstanding principal balance of the class A-1 notes will
be due and payable in full by       , 20  , the aggregate outstanding principal
balance of the class A-2 notes will be due and payable in full by       , 20 ,
the aggregate outstanding principal balance of the class A-3 notes will be due
and payable in full by       , 20  , the aggregate outstanding principal balance
of the class A-4 notes will be due and payable in full by     , 20 and the
aggregate outstanding balance of the class A-5 notes will be due and payable in
full by        , 20   . The aggregate outstanding principal balance of the
class B notes will be due and payable in full by       , 20   . The actual date
on which the final distribution on each class of notes will be made may be earlier than the maturity dates set forth above as a result of a variety of factors.

        Principal payments will be made to the noteholders on each quarterly distribution date in an amount generally equal to the lesser of:

        o the principal distribution amount for that quarterly distribution date, which includes any shortfall in the payment of the principal distribution amount on the preceding quarterly distribution date; and

        o funds available for the payment of principal as described below under "Flow of Funds."

        There may not be sufficient funds available to pay the full principal distribution amount on each quarterly distribution date. [During the revolving period, we will use principal payments we receive on our student loans to acquire additional student loans and will not make principal payments on the notes.] Amounts on deposit in the Reserve Fund, other than amounts in excess of the Reserve Fund minimum balance that are transferred to the Collection Fund, will not be available to make principal payments on the notes except upon their final maturity.

        The trust will pay principal on the class A notes in an amount equal to the class A principal distribution amount and on the class B notes in an amount equal to the class B principal distribution amount. The class A principal distribution amount will be paid first on the class A-1 notes until paid in full, second on the class A-2 notes until paid in full, third on the class A-3 notes until paid in full, fourth on the class A-4 notes until paid in full and fifth on the class A-5 notes until paid in full. The class B principal distribution amount will be allocated to the class B notes after the stepdown date pro rata with the class A notes, so long as no trigger event is in effect on the quarterly distribution date.

        If an event of default occurs under the indenture, payments will not be made in the order described above. Instead, payments will be made as described in the prospectus under "Summary of the Indenture Provisions - Remedies on Default."

        The "stepdown date" will be the earlier of the         quarterly
distribution date, or the first date on which no class A notes remain outstanding. A "trigger event" will be in effect on any quarterly distribution date while any class A notes are outstanding if the outstanding principal balance of the notes, after giving effect to distributions to be made on that quarterly distribution date, exceeds the Adjusted Pool Balance as of the end of the related collection period, or if there has not been an optional purchase or sale of the trust's student loans through a mandatory auction after the earlier
of the         quarterly distribution date or when the Pool Balance falls below 10% of the initial Pool Balance.

        The term "Principal Distribution Amount" means:

        o on the initial quarterly distribution date, the amount by which the aggregate outstanding principal amount of the notes exceeds the Adjusted Pool Balance, as of the last day of the initial collection period; or

        o on each subsequent quarterly distribution date, the amount by which the Adjusted Pool Balance, as of the last day of the preceding collection period, exceeds the Adjusted Pool Balance, as of the last day of that collection period, plus the amount of any Principal Distribution Amount due on the prior quarterly distribution date that was not paid.

        The class A principal distribution amount is equal to the principal distribution amount times the class A percentage. The class B principal distribution amount is equal to the principal distribution amount times the class B percentage.

        For each quarterly distribution date the class A percentage will equal 100% minus the class B percentage. The class B percentage will equal:

        o 0% prior to the stepdown date or on any other quarterly distribution date if a trigger event is in effect; or

        o on all other quarterly distribution dates, the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the class B notes and the denominator of which is the aggregate principal balance of all outstanding notes, in each case determined on the calculation date for that quarterly distribution date.

        For this purpose, "Adjusted Pool Balance" means, for any quarterly distribution date:

        o if the Pool Balance as of the last day of the related collection period is greater than 40% of the initial Pool Balance, the sum of that Pool Balance, [any amounts on deposit in the Capitalized Interest Fund] and the Reserve Fund minimum balance for that quarterly distribution date; or

        o if the Pool Balance as of the last day of the related collection period is less than or equal to 40% of the initial Pool Balance, that Pool Balance.

        "Pool Balance" for any date means the aggregate principal balance of the student loans held by the trust on that date, including accrued interest that is expected to be capitalized, as reduced by the principal portion of:

        o all payments received by the trust through that date from borrowers, the guarantee agencies and the Department of Education;

        o all amounts received by the trust through that date from purchases of student loans;

        o all liquidation proceeds and realized losses on the student loans through that date;

        o the amount of any adjustment to balances of the student loans that any servicer makes under a servicing agreement through that date; and

        o the amount by which guarantor reimbursements of principal on defaulted student loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

FLOW OF FUNDS

        Servicing fees will be paid to the master servicer on each monthly servicing payment date from money available in the Collection Fund. In addition, each month money available in the Collection Fund will be used to pay amounts due to the U.S. Department of Education and the guarantee agencies with respect to student loans owned by the trust, and to finance any add-on consolidation loans. On each quarterly distribution date, prior to an event of default, available funds in the Collection Fund (which may include under certain circumstances money deposited in the Collection Fund during the current collection period) will be used to make the following deposits and distributions, in the following order:

        o to the master servicer, the indenture trustee and the Delaware trustee, pro rata, the servicing fees and the trustees' fees due on such quarterly distribution date;

        o to the administrator, the administration fee and any prior unpaid administration fees;

        o to the class A noteholders of each class, pro rata, to pay interest due on such class A notes and to any counterparty to pay amounts due on any derivative product agreement (other than certain termination payments);

        o to the class B noteholders, to pay interest due on the class B notes;

        o to the sponsor, an amount equal to the unpaid interest accrued on the student loans subsequent to the cut-off date but prior to the closing date, until this amount has been paid in full;

        o to pay to the class A noteholders, the class A principal distribution amount in the following order:

                o to the class A-1 noteholders until the outstanding principal balance on the class A-1 notes is paid in full;

                o to the class A-2 noteholders until the outstanding principal balance on the class A-2 notes is paid in full;

                o to the class A-3 noteholders until the outstanding principal balance on the class A-3 notes is paid in full;

                o to the class A-4 noteholders until the outstanding principal balance on the class A-4 notes is paid in full; and

                o to the class A-5 noteholders until the outstanding principal balance on the class A-5 notes is paid in full;

        o on and after the stepdown date and provided that no trigger event is in effect on such quarterly distribution date, to pay to the class B noteholders, the class B principal distribution amount;

        o to the Reserve Fund, the amount, if any, necessary to restore the Reserve Fund to the Reserve Fund minimum balance;

        o       to the master servicer, any unpaid carry-over servicing fee;

        o to a derivative product counterparty, if any, any accrued and unpaid termination payments due to such counterparty under the applicable derivative product;

        o if the student loans are not sold pursuant to the optional purchase or mandatory auction, to pay as accelerated payment of principal to the holders of the notes in the same order and priority as set forth above, until they have been paid in full; and

        o       to the depositor, any remaining amounts.

OPTIONAL PURCHASE

        The depositor or its assignee may, but is not required to, repurchase the remaining student loans in the trust on the earlier of the quarterly distribution date or when the Pool Balance is 10% or less of the initial Pool Balance. If this purchase option is exercised, the student loans will be sold to the depositor and the proceeds will be used on the succeeding quarterly distribution date to repay outstanding notes, which will result in early retirement of the notes. On the closing date, the depositor intends to assign its purchase option to Nelnet, Inc.

        If the depositor or its assignee exercises its purchase option, the purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining student loans held by the trust, but not less than a prescribed minimum purchase price. The prescribed minimum purchase price is the amount that, when combined with amounts on deposit in the funds and accounts held under the indenture, would be sufficient to:

        o reduce the outstanding principal amount of each class of notes then outstanding on the related quarterly distribution date to zero;

        o pay to the noteholders the interest payable on the related quarterly distribution date;

        o       pay any unpaid carry-over servicing fee; and

        o       pay any amounts due on any derivative product agreement.

MANDATORY AUCTION

        If any notes are outstanding and the depositor or its assignee does not notify the indenture trustee of its intention to exercise its right to
repurchase student loans in the trust on the earlier of the       quarterly
distribution date or when the Pool Balance is 10% or less of the initial Pool Balance, all of the remaining loans in the trust will be offered for sale by the indenture trustee before the next succeeding quarterly distribution date. Nelnet, Inc., or its designated affiliates and unrelated third parties may offer to purchase the trust's student loans in the auction. The net proceeds of any auction sale will be used to retire any outstanding notes on the next quarterly distribution date.

        The indenture trustee will solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest bid remaining if it equals or exceeds both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate. If the highest bid after the solicitation process does not equal or exceed both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate, the indenture trustee will not complete the sale. If the sale is not completed, the indenture trustee may, but will not be obligated to, solicit bids for the sale of the trust's student loans at the end of future collection periods using procedures similar to those described above. If the administrator requests it to do so, the indenture trustee will be obligated to make such solicitations. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust's student loans either on the auction date or subsequently.

        If the trust's student loans are not sold as described above, on each subsequent quarterly distribution date, all amounts on deposit in the Collection Fund after giving effect to all withdrawals, except withdrawals payable to the depositor, will be distributed as accelerated payments of principal on the notes, until they have been paid in full.

PREPAYMENT, YIELD AND MATURITY CONSIDERATIONS

[DESCRIPTION TO BE PROVIDED WITH RESPECT TO EACH ASSET POOL]

                               CREDIT ENHANCEMENT

RESERVE FUND

        A deposit will be made to the Reserve Fund from the proceeds of the sale
of the notes in an amount equal to $    . On each quarterly distribution date or
monthly servicing payment date, to the extent that money in the Collection Fund is not sufficient to pay certain of the trust's operating expenses, including amounts owed to the U.S. Department of Education and the guarantee agencies, servicing fees, trustees' fees, administration fees, the interest then due on the notes and amounts due to any counterparty on any derivative product agreement (other than certain termination payments), the amount of the deficiency will be paid directly from the Reserve Fund, [to the extent moneys are not available to be transferred to the Collection Fund from the Capitalized Interest Fund.] Money withdrawn from the Reserve Fund will be restored through transfers from the Collection Fund as available. The Reserve Fund is subject to a minimum balance equal to the greater of 0.25% of the Pool Balance as of the close of business on the last day of the related collection period, or 0.15% of the initial Pool Balance, which amount may be satisfied with cash or permitted securities, or such lesser amount as may be agreed to by the rating agencies as evidenced by a rating confirmation.

        The Reserve Fund is intended to enhance the likelihood of timely distributions of interest to the noteholders and to decrease the likelihood that the noteholders will experience losses. In some circumstances, however, the Reserve Fund could be reduced to zero. Except on the final maturity date of a class of notes, amounts on deposit in the Reserve Fund, other than amounts in excess of the Reserve Fund minimum balance that are transferred to the Collection Fund, will not be available to cover any principal payment shortfalls. On the final maturity date of a class of notes, amounts on deposit in the Reserve Fund will be available to pay principal on the notes and accrued interest.

SUBORDINATED NOTES

        The class B notes are subordinate notes. The rights of the class B noteholders to receive payments of interest are subordinated to the rights of the class A noteholders to receive payments of interest. Similarly, the rights of the class B noteholders to receive payments of principal are subordinated to the rights of the class A noteholders to receive payments of interest and principal. This subordination is intended to enhance the likelihood of regular receipt by the class A noteholders of the full amount of the payments of interest and principal due them and to protect the class A noteholders against losses. See "Risk Factors - Subordination of the class B notes and payment priorities may result in a greater risk of loss" above and "Description of Credit Enhancement - Subordinate Notes" in the prospectus.

[CAPITALIZED INTEREST FUND]

        [Approximately      $ of the proceeds from the sale of the notes will be
deposited into a Capitalized Interest Fund. If on any monthly servicing payment date or quarterly distribution date money on deposit in the Collection Fund is insufficient to pay amounts owed to the U.S. Department of Education or to the guarantee agencies, servicing fees, trustees' fees, administration fees, interest on the notes, amounts due to any counterparty under any derivative product agreement (other than certain termination payments) and any amounts necessary to restore the Reserve Fund to the Reserve Fund minimum balance, then money on deposit in the Capitalized Interest Fund will be transferred to the Collection Fund to cover the deficiency, prior to any amounts being transferred from the Reserve Fund. Amounts released from the Capitalized Interested Fund
will not be replenished. On the       quarterly distribution date, the indenture
trustee will transfer any amounts remaining in the Capitalized Interest Fund to the Collection Fund, which will have the effect of increasing the principal distribution amount for such quarterly distribution date. Amounts transferred to the Collection Fund will be used to pay the trust's operating expenses and interest and principal on the notes as described above in "Description of the Notes - Flow of Funds."]

                    [INTEREST RATE CAP DERIVATIVE AGREEMENT]

        [On the closing date the trust will enter into an interest rate cap
derivative agreement with   . The interest rate cap derivative agreement will be
documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement.]

        [The interest rate cap derivative agreement will terminate on the earlier of the quarterly distribution date and the date on which the interest rate cap derivative agreement terminates in accordance with its terms due to an early termination.]

        [Under the terms of the interest rate cap derivative agreement, the trust will pay the derivative counterparty, from the net proceeds of the sale of
the notes a payment of approximately $       to purchase the interest rate cap
derivative agreement. On the third business day before each quarterly
distribution date to and including the       quarterly distribution date, the
derivative counterparty will pay to the trust for deposit into the Collection Fund an amount, calculated on a quarterly basis, equal to the product of (a) the excess, if any, of (i) as determined for the interest accrual period related to
the applicable quarterly distribution date, over (ii)    % and (b) a notional
amount equal to $    . [The significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%.]]

[MODIFICATIONS AND AMENDMENT OF THE INTEREST RATE CAP DERIVATIVE AGREEMENT]

        [No amendment, modification or waiver to the interest rate cap derivative agreement may be entered into or will be effective unless written confirmation is received from the rating agencies then rating the notes that such amendment, modification or waiver will not cause a reduction, suspension or withdrawal of the then-current ratings of the notes.]

[DEFAULT UNDER THE INTEREST RATE CAP DERIVATIVE AGREEMENT]

        [Events of default under the interest rate cap derivative agreement are limited to:

        o the failure of the derivative counterparty to pay any amount when due under the derivative agreement after giving effect to the applicable grace period,

        o the occurrence of events of insolvency or bankruptcy of the derivative counterparty, and

        o the following other standard events of default under the 1992 ISDA Master Agreement: "Credit Support Default" (not applicable to the trust) and "Merger Without Assumption" (not applicable to the trust), as described in Sections 5(a)(iii) and 5(a)(viii) of the 1992 ISDA Master Agreement.]

[TERMINATION EVENTS]

        [Termination events under the interest rate cap derivative agreement include the following standard events under the 1992 ISDA Master Agreement (none of which applies to the trust): "Illegality," which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the interest rate cap derivative agreement; "Tax Event," which generally relates to either party to the interest rate cap derivative agreement receiving a payment under the interest rate cap derivative agreement from which an amount has been deducted or withheld for or on account of taxes; "Tax Event Upon Merger"; "Credit Event Upon Merger"; and the additional termination event described below.]

[ADDITIONAL TERMINATION EVENT]

        [The interest rate cap derivative agreement will include an additional termination event relating to withdrawal or downgrade of the derivative counterparty's credit rating. This additional termination event will occur if:

        o the counterparty, financial program or short-term senior debt rating, as the case may be, of the derivative counterparty is withdrawn or downgraded below "A-1" by Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("S&P") or the counterparty, financial program or long-term senior debt rating, as the case may be, of the derivative counterparty is withdrawn or downgraded below "A" by Fitch Ratings ("Fitch") or any successor rating agency or "Aa3" by Moody's Investors Services, Inc. ("Moody's") or any successor rating agency; and

        o       the derivative counterparty has not, within       days of the
                withdrawal or downgrade, procured a collateral arrangement, a replacement transaction or a rating affirmation.]

        [This additional termination event will also occur in the event that a derivative counterparty's long-term credit rating is withdrawn or downgraded below "A2" or its short-term credit rating is withdrawn or falls below "P-1" by Moody's or any successor rating agency, and the derivative counterparty has not, within 45 days of the withdrawal or downgrade, procured a replacement transaction.]

        [For purposes of this additional termination event:

        o       A collateral arrangement means any of:

                o An executed collateral agreement between the parties providing for the collateralization of the derivative counterparty's obligations under the interest rate cap derivative agreement. The collateral, collateral levels, collateral agent, if any, and other terms of the collateral agreement must be satisfactory to the derivative counterparty and the Issuer in their reasonable judgment and to the rating agency whose rating was lowered or withdrawn.

                o A letter of credit, guaranty or surety bond or insurance policy covering the derivative counterparty's obligations under the interest rate cap derivative agreement from a bank, guarantor or insurer having a short-term senior debt rating of at least "A-1" from S&P, or a long-term debt rating, or a financial program or counterparty rating or claims paying rating, of at least "Aa3" by Moody's and "A" by Fitch.

        o A replacement transaction means a transaction with a replacement derivative counterparty who assumes the derivative counterparty's position under the interest rate cap derivative agreement on substantially the same terms or with such other amendments to the terms of the interest rate cap derivative agreement as may be approved by the parties that receive a rating confirmation from each of the rating agencies.

        o A rating affirmation means a written acknowledgment from the rating agency whose rating was lowered or withdrawn that, notwithstanding the withdrawal or downgrade, the then-current ratings of the notes will not be lowered.]

[EARLY TERMINATION OF THE INTEREST RATE CAP DERIVATIVE AGREEMENT]

        [Upon the occurrence of any default under the interest rate cap derivative agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date upon the occurrence of that default or termination event.]

        [Upon any early termination of the interest rate cap derivative agreement, either the trust or the counterparty may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the transaction under the interest rate cap derivative agreement computed in accordance with the procedures in, and limited by the terms of, the interest rate cap derivative agreement. In the event that the trust is required to make a termination payment, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes and to the replenishment of the Reserve Fund to the minimum required balance.]

[DERIVATIVE COUNTERPARTY]


[INSERT DESCRIPTION OF COUNTERPARTY]

[THE INFORMATION IN THE PRECEDING [NUMBER] PARAGRAPHS HAS BEEN PROVIDED BY [COUNTER PARTY] AND IS NOT GUARANTEED AS TO ACCURACY OR COMPLETENESS, AND IS NOT TO BE CONSTRUED AS REPRESENTATIONS BY THE TRUST OR THE UNDERWRITERS. EXCEPT FOR THE FOREGOING PARAGRAPHS, HAS NOT BEEN INVOLVED IN THE PREPARATION OF, AND DO NOT ACCEPT RESPONSIBILITY FOR, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.]

                    [LIBOR NOTE DERIVATIVE PRODUCT AGREEMENT]

        [PAYMENTS UNDER THE AGREEMENT. On the closing date, the trust will enter
into a LIBOR note derivative product agreement with        for its class - ,
class - and class - LIBOR rate notes. The agreement will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement. The agreement will terminate on the final quarterly distribution date or, if earlier, the date on which the agreement terminates in accordance with its terms due to an early termination.]

        [Under the terms of the agreement, the counterparty will pay to the trust, on or before the third business day preceding each quarterly distribution date while that counterparty's agreement is still in effect, an amount calculated on a quarterly basis equal to the sum of:

        o       the excess, if any, of the class   -   LIBOR rate over the
                adjusted student loan rate multiplied by the Notional Principal Amount for the class - notes; plus

        o       the excess, if any, of the class   -   LIBOR rate over the
                adjusted student loan rate multiplied by the Notional Principal Amount for the class - notes; plus

        o       the excess, if any, of the class   -   LIBOR rate over the
                adjusted student loan rate multiplied by the Notional Principal Amount for the class - notes.]

        [The counterparty's maximum obligation, as of any date, under its agreement will equal (a) the outstanding principal amount of the class B- notes as of that date less (b) the payments it has made previously under its agreement net of the amount of any payments (other than interest) made by the trust to reimburse payments made by that counterparty.]

[For this purpose:

        o The "adjusted student loan rate" for any interest period will be the percentage equivalent of a fraction,

                o the numerator of which is equal to Expected Interest Collections for the related interest period less the servicing fee, the administration fee and any fees due to derivative product counterparties with respect to the interest period and

                o the denominator of which is the aggregate principal balance of the trust's student loans as of the last day of the interest period.

        o "Expected Interest Collections" means, for any interest period, the sum of:

                o the amount of interest accrued, net of amounts required to be paid to the Department of Education or to be repaid to guarantors or borrowers, for the trust's student loans for that interest period, whether or not actually paid;

                o all interest subsidy payments and special allowance payments for the trust's student loans for that interest period, whether or not actually received; and

                o investment earnings of the trust for interest period preceding the related distribution date.

        o       The "Notional Principal Amount" for any quarterly distribution
                date for each of the class    -  , class   -  or class  -  notes
                will be the outstanding principal balance of those notes on the day immediately preceding that quarterly distribution date.]

        [FEES AND REIMBURSEMENT. Under the agreement the trust will pay to the counterparty, on each quarterly distribution date while its agreement is still in effect, a fee equal to:

        o % per annum on the Notional Principal Amount for the class - notes; plus

        o % per annum on the Notional Principal Amount for the class - notes; plus

        o % per annum on the Notional Principal Amount for the class B notes.

The fees will be paid from the [         ] Fund established under the indenture
for each trust as part of its operating expenses.]

        [In addition, the trust will pay to the counterparty on each quarterly distribution date from the Collection Fund, after funds from the Collection Fund are applied to pay interest and principal due on the notes, and if necessary, to reinstate the Reserve Fund to the required minimum balance, an amount equal to any unreimbursed payments made by that counterparty as of that quarterly distribution date, plus interest. Upon the occurrence of an event of default under the indenture, any amounts that are then due to the counterparty will be paid on a priority with interest payments due on Class notes. Notes may not be redeemed, and a trust may not exercise its rights to repurchase its notes, until the counterparty has received repayment in full of amounts paid under the agreement, plus interest as specified therein. [The significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%.]]

        [MODIFICATIONS AND AMENDMENT OF THE AGREEMENT. The trust agreement and the indenture will contain provisions permitting the indenture trustee to enter into an amendment to the agreement to cure any ambiguity in, or correct or supplement any provision of, the agreement, so long as the indenture trustee determines that that amendment will not adversely affect the interest of the noteholders.]

        [CONDITIONS PRECEDENT. The obligation of the trust to pay amounts due under the agreement will be subject to the condition that no default under the agreement has occurred and is continuing.]

        [The counterparty's obligation to pay amounts it owes will not be subject to such a condition unless principal of the notes has been accelerated following an event of default under the indenture or an early termination under the agreement has occurred.]

        [DEFAULT UNDER THE AGREEMENT. Events of default under the agreement are limited to:

        o the failure of the trust or the counterparty to pay any amount when due under the agreement after giving effect to the applicable grace period; provided, that with respect to the trust, the trust has available, after all prior obligations of the trust, sufficient funds to make the payment,

        o the occurrence of events of insolvency or bankruptcy of the trust or the counterparty,

        o an acceleration of the principal of the notes following an event of default under the indenture, and

        o the following other standard events of default under the 1992 ISDA Master Agreement: "Credit Support Default" (not applicable to the trust) and "Merger Without Assumption" (not applicable to the trust), as described in Sections 5(a)(iii) and 5(a)(viii) of the 1992 ISDA Master Agreement.]

        [TERMINATION EVENTS. Termination events under the agreement include the following standard events under the 1992 ISDA Master Agreement: "Illegality," which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the swap agreement; "Tax Event," which generally relates to either party to the swap agreement receiving a payment under the swap agreement from which an amount has been deducted or withheld for or on account of taxes; "Tax Event Upon Merger" (not applicable to the trust); "Credit Event Upon Merger" (not applicable to the trust); and the additional termination event described below.]

        [ADDITIONAL TERMINATION EVENT. Each agreement will include an additional termination event relating to withdrawal or downgrade of the counterparty's credit rating. This additional termination event will occur if:

        o the counterparty, financial program or long-term senior debt rating, as the case may be, of the counterparty is withdrawn or downgraded below (a) "A" by S&P, or any successor rating agency or (b) "A2" by Moody's, or any successor rating agency; and

        o the counterparty has not, within 45 days of the withdrawal or downgrade, procured a collateral arrangement, a replacement transaction or a rating affirmation.

        For purposes of this additional termination event:

        o       A collateral arrangement means either:

                o An executed collateral agreement between the parties naming a third party collateral agent providing for the collateralization of the counterparty's obligations under the agreement as measured by the net present value of the counterparty's marked-to-market-obligations. The collateral, collateral levels, collateral agent and other terms of the collateral agreement must be satisfactory to the counterparty and the trust in their reasonable judgment and to the rating agency whose rating was lowered or withdrawn.

                o A letter of credit, guaranty or surety bond or insurance policy covering the counterparty's obligations under the agreement from a bank, guarantor or insurer having a debt rating, or a financial program or counterparty rating or claims paying rating, of at least (a) "A" by S&P and (b) "A2" by Moody's.

        o A replacement transaction means a transaction with a replacement counterparty who assumes the counterparty's position under the agreement on substantially the same terms or with such other amendments to the terms of the agreement as may be approved by the parties and each of the rating agencies.

        o A rating affirmation means a written acknowledgment from the rating agency whose rating was lowered or withdrawn that, notwithstanding the withdrawal or downgrade, the then-current ratings of the notes will not be lowered.]

        [EARLY TERMINATION OF AN AGREEMENT. Upon the occurrence of any default under the agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date upon the occurrence of that default or termination event. The trust may not designate an early termination date without the consent of the administrator.]

        [Upon any early termination of the agreement, either the trust or the counterparty may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the transactions under that agreement computed in accordance with the procedures in the agreement. In the event that the trust is required to make a termination payment following a default resulting from a default by the trust in payment of the fee, the payment will be payable in the same order of priority as any amount payable to the applicable counterparty. However, in the event that a termination payment is owed to the applicable counterparty following any other default of the trust, a default resulting from a default of that counterparty or a termination event, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes and to the replenishment of the Reserve Fund to the minimum required balance.]

[COUNTERPARTY]

        [INSERT DESCRIPTION OF COUNTERPARTIES]

        [THE INFORMATION IN THE PRECEDING [NUMBER] PARAGRAPHS HAS BEEN PROVIDED BY [COUNTER PARTY] AND IS NOT GUARANTEED AS TO ACCURACY OR COMPLETENESS, AND IS NOT TO BE CONSTRUED AS REPRESENTATIONS, BY THE TRUST OR THE UNDERWRITERS. EXCEPT FOR THE FOREGOING [NUMBER] PARAGRAPHS, HAS NOT BEEN INVOLVED IN THE PREPARATION OF, AND DOES NOT ACCEPT RESPONSIBILITY FOR, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.]

                              ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary obligations and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes substantially similar prohibited transaction restrictions on certain employee benefit plans, including tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on individual retirement accounts and annuities described in Sections 408 (a) and (b) of the Code ("IRAs," collectively, with Qualified Retirement Plans, "Tax-Favored Plans"). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) ("Non-ERISA Plans"), are not subject to the requirements set forth in ERISA or the prohibited transaction restrictions under Section 4975 of the Code. Accordingly, the assets of such Non-ERISA Plans may be invested in the notes without regard to the ERISA or Code considerations described below, provided that such investment is not otherwise subject to the provisions of other applicable federal and state law ("Similar Laws"). Any governmental plan or church plan that is qualified under Section 401(a) and exempt from taxation under Section 501(a) of the Code is, nevertheless, subject to the prohibited transaction rules set forth in Section 503 of the Code.

        In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that an ERISA Plan's investment of its assets be made in accordance with the documents governing such ERISA Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans ("Plan" or collectively "Plans") and entities whose underlying assets include "plan assets" by reason of Plans investing in such entities with persons ("Parties in Interest" or "Disqualified Persons" as such terms are defined in ERISA and the Code, respectively) who have certain specified relationships to the Plans, unless a statutory, class or administrative exemption is available. Parties in Interest or Disqualified Persons that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code unless a statutory, class or administrative exemption is available.
Section 502(l) of ERISA requires the Secretary of the U.S. Department of Labor (the "DOL") to assess a civil penalty against a fiduciary who violates any fiduciary responsibility under ERISA or commits any other violation of part 4 of Title I of ERISA or any other person who knowingly participates in such breach or violation. If the investment constitutes a prohibited transaction under
Section 408(e) of the Code, the IRA may lose its tax-exempt status.

        The investment in a security by a Plan may, in certain circumstances, be deemed to include an investment in the assets of the entity issuing such security, such as the Issuer. Certain transactions involving the purchase, holding or transfer of notes may be deemed to constitute prohibited transactions if assets of the Issuer are deemed to be assets of a Plan. These concepts are discussed in greater detail below.

PLAN ASSETS REGULATION

        The DOL has promulgated a regulation set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Assets Regulation") concerning whether or not the assets of an ERISA Plan would be deemed to include an interest in the underlying assets of an entity (such as the Issuer) for purposes of the general fiduciary responsibility provisions of ERISA and for the prohibited transaction provisions of ERISA and Section 4975 of the Code, when a Plan acquires an "equity interest" in such entity. Depending upon a number of factors set forth in the Plan Assets Regulation, "plan assets" may be deemed to include either a Plan's interest in the assets of an entity (such as the Issuer) in which it holds an equity interest or merely to include its interest in the instrument evidencing such equity interest. For purposes of this section, the terms "plan assets" ("Plan Assets") and the "assets of a Plan" have the meaning specified in the Plan Assets Regulation and include an undivided interest in the underlying interest of an entity which holds Plan Assets by reason of a Plan's investment therein (a "Plan Asset Entity").

        Under the Plan Assets Regulation, the assets of the Issuer would be treated as Plan Assets if a Plan acquires an equity interest in the Issuer and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

        If the notes are treated as having substantial equity features, a Plan or a Plan Asset Entity that purchases notes could be treated as having acquired a direct interest in the Issuer. In that event, the purchase, holding, transfer or resale of the notes could result in a transaction that is prohibited under ERISA or the Code.

        The Plan Assets Regulation provides an exemption from "plan asset" treatment for securities issued by an entity if such securities are debt securities under applicable state law with no "substantial equity features." While not free from doubt, on the basis of the notes as described herein, it appears that the notes should be treated as debt without substantial equity features for purposes of the Plan Assets Regulation.

        In the event that the notes cannot be treated as indebtedness for purposes of ERISA, under an exception to the Plan Assets Regulation, the assets of a Plan will not include an interest in the assets of an entity, the equity interests of which are acquired by the Plan, if at no time do Plans and Non-ERISA Plans in the aggregate own 25% or more of the value of any class of equity interests in such entity, as calculated under the Plan Assets Regulation. Because the availability of this exception depends upon the identity of the noteholders at any time, there can be no assurance that the notes will qualify for this exception and that the Issuer's assets will not constitute a Plan Asset subject to ERISA's fiduciary obligations and responsibilities. Therefore, neither a Plan nor a Plan Asset Entity should acquire or hold notes in reliance upon the availability of this exception under the Plan Assets Regulation.

PROHIBITED TRANSACTIONS

        The acquisition or holding of notes by or on behalf of a Plan, whether or not the underlying assets are treated as Plan Assets, could give rise to a prohibited transaction if the Issuer or any of its respective affiliates is or becomes a Party in Interest or Disqualified Person with respect to such Plan, or in the event that a note is purchased in the secondary market by a Plan from a Party in Interest or Disqualified Person with respect to such Plan. There can be no assurance that the Issuer or any of its respective affiliates will not be or become a Party in Interest or a Disqualified Person with respect to a Plan that acquires notes. Any such prohibited transaction could be treated as exempt under ERISA and the Code if the notes were acquired pursuant to and in accordance with one or more statutory exemptions, individual exemptions or "class exemptions" issued by the DOL. Such class exemptions include, for example, Prohibited Transaction Class Exemption ("PTCE") 75-1 (an exemption for certain transactions involving employee benefit plans and broker dealers, reporting dealers and banks), PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 95-60 (an exemption for certain transactions involving an insurance company's general account) and PTCE 96-23 (an exemption for certain transactions determined by a qualifying in-house asset manager) or pursuant to an individual prohibited transaction exemption issued by the DOL.

        The underwriters, the indenture trustee, the master servicer, the subservicers, the administrator or their affiliates may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale or holding notes, the purchase of notes using plan assets over which any of these parties or their affiliates has investment authority might be deemed to be a violation of a provision Title I of ERISA or Section 4975 of the Code. Accordingly, notes may not be purchased using the assets of any Plan if any of the underwriters, the trustee, the servicer, the administrator or their affiliates has investment authority for those assets, or is an employer maintaining or contributing to the plan, unless an applicable prohibited transaction exemption is available to cover such purchase.

PURCHASER'S/TRANSFEREE'S REPRESENTATIONS AND WARRANTIES

        Each purchaser and each transferee of a note (including a Plan's fiduciary, as applicable) shall be deemed to represent and warrant that (1)(a) it is not a Plan and is not acquiring the note directly or indirectly for, or on behalf of, a Plan or with Plan Assets, Plan Asset Entity or any entity whose underlying assets are deemed to be plan assets of such Plan or (b) the acquisition and holding of the notes by or on behalf of, or with Plan Assets of, any Plan, Plan Asset Entity or any entity whose underlying assets are deemed to be Plan Assets of such Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or Similar Law, and will not subject the Issuer or underwriters to any obligation not affirmatively undertaken in writing.

CONSULTATION WITH COUNSEL

        Any Plan fiduciary or other investor of Plan Assets considering whether to acquire or hold notes on behalf of or with Plan Assets of any Plan or Plan Asset Entity, and any insurance company that proposes to acquire or hold notes, should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to the proposed investment and the availability of any prohibited transaction exemption. A fiduciary with respect to a Non-ERISA Plan which is a Tax Favored Plan that proposes to acquire or hold notes should consult with counsel with respect to the applicable federal, state and local laws.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        On the closing date          , will render, with respect to the notes,
its opinion to the effect that the notes will be treated as debt of the trust, rather than as an interest in the student loans, and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal income tax purposes. Such opinion is not binding on the Internal Revenue Service and there is no assurance that such characterization would prevail if challenged. See "Federal Income Tax Consequences" in the prospectus.

                             REPORTS TO NOTEHOLDERS

        Quarterly reports concerning Nelnet Student Loan Trust    -    will be
delivered to noteholders. Generally, you will receive those reports not from the trust, but through Cede & Co., as nominee of The Depository Trust Company and registered holder of the notes. See "Book-Entry Registration" in the prospectus.

        The trust will file with the SEC periodic reports required under the Securities Exchange Act of 1934 and SEC rules.

                             ADDITIONAL INFORMATION

        Pursuant to Item 1105 of Regulation AB, static pool information regarding the sponsor's previous student loan securitizations is available on
the internet at [        ]. See "Incorporation of Documents by Reference; Where
to Find Additional Information" in the prospectus.

                      [RATIO OF EARNINGS TO FIXED CHARGES]

        [The following table sets forth the ratio of earnings to fixed charges
for Nelnet Student Loan Trust           , for each of the following periods.

        The ratio of earnings to fixed charges has been computed by dividing earnings by fixed charges. Earnings consist of income from operations before income taxes plus fixed charges. Fixed charges consist of interest on all indebtedness plus amortization of debt issuance costs.]

                                                         -Month
                                                 Period from Inception
                                                ( , ) to           ,

Earnings..................................
Fixed Charges.............................
Ratio.....................................


                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

        Statements in this prospectus supplement and the prospectus, including those concerning expectations as to the trust's ability to purchase eligible student loans, to structure and to issue competitive securities, the trust's ability to pay notes, and certain other information presented in this prospectus supplement and the prospectus, constitute "forward looking statements," which represent the sponsor's expectations and beliefs about future events. Actual results may vary materially from such expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled "Risk Factors" in this prospectus supplement and in the prospectus.

                              PLAN OF DISTRIBUTION

        Subject to the terms and conditions set forth in the underwriting
agreement dated as of           , among the depositor and the underwriters named
below, the depositor has agreed to cause the trust to sell to each of the underwriters, and each of the underwriters has agreed to purchase from the trust, the principal amount of the notes set forth opposite its name.

               Class A-1  Class A-2  Class A-3  Class A-4  Class A-5   Class B
Underwriter      Notes      Notes      Notes      Notes      Notes      Notes
-----------      -----      -----      -----      -----      -----      -----
               $          $          $          $          $          $
               $          $          $          $          $          $
               $          $          $          $          $          $
               $          $          $          $          $          $
               $          $          $          $          $          $
Total          $          $          $          $          $          $


        The underwriters have advised that they propose to offer the notes to the public initially at the respective offering prices set forth below and on the cover page of this prospectus supplement.

                             Initial Public    Underwriting          Proceeds to
                             Offering Price      Discount            the Issuer*
                             --------------      --------            -----------
Per Class A-1 Note
Per Class A-2 Note
Per Class A-3 Note
Per Class A-4 Note
Per Class A-5 Note
Per Class B Note
---------------------
        *Before deducting certain costs of issuing the notes estimated to
 be $             (.)

        The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date.

                         Selling Concessions
                            Not to Exceed             Reallowance Not to Exceed
                            -------------             -------------------------
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes
Class A-5 Notes
Class B Notes


        Until the distribution of notes is completed, the rules of the SEC may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the notes. These transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of the notes.

        Purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

        Neither the trust nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the trust nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

        The notes are a new class of securities with no established trading market. We do not intend to list the notes on any national securities exchange. The underwriters have advised that they presently intend to make a market in the notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the notes at any time without notice. We cannot assure you that the prices at which the notes will sell in the market after this offering will not be lower or higher than the initial offering price or that an active trading market for the notes will develop and continue after this offering.

        The underwriting agreement provides that the depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, and has agreed to reimburse the underwriters for the fees and expenses of their counsel. The sponsor has also entered into an indemnity agreement with the underwriters under which the sponsor agrees to indemnify the underwriters against certain civil liabilities.

        Each underwriter has represented and agreed that:

        o it has not offered or sold and will not offer or sell any notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the "POS Regs");

        o it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

        o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        No action has been or will be taken by us or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the prospectus, this prospectus supplement nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this prospectus supplement comes are required by us and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute such prospectus supplement, in all cases at their own expense.

        We have not authorized any offer of the notes to the public in the United Kingdom within the meaning of the POS Regs and the FSMA. The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

                        [LISTING AND GENERAL INFORMATION]

        [Application has been made for the class A notes to be admitted to the official list of the Irish Stock Exchange subject to the Irish Stock Exchange listing rules and the prospectus rules of the Irish Financial Services Regulatory Authority and to be admitted to trading on the Irish Stock Exchange. There can be no assurance that such a listing will be obtained. This prospectus supplement and the accompanying prospectus constitute the prospectus (the "Prospectus") in connection with the application for the class A notes to be admitted to the official list of the Irish Stock Exchange. Reference throughout this document to the prospectus supplement and the accompanying prospectus shall be taken to read "Prospectus" for this purpose. Certain information has been included in this prospectus supplement to comply with the Irish Stock Exchange listing rules and the prospectus rules of the Irish Financial Services Regulatory Authority.

        For so long as the class A notes are listed on the Irish Stock Exchange, the material contracts referred to herein, including the indenture of trust, the trust agreement, the master servicing agreement, the subservicing agreement and the administration agreement will be made available for inspection in electronic or physical format at our principal office at 121 South 13th Street, Suite 201, Lincoln, Nebraska, 68508, USA.

        Each of the class A notes and the indenture of trust are governed by the laws of the State of New York. Each of the trust agreement and the administration agreement are governed by the laws of the State of Delaware. Each of the master servicing agreement and the subservicing agreement are governed by the laws of the State of Colorado.

        Since our formation, we have not been involved in any governmental, litigation or arbitration proceedings relating to claims on amounts which are material in the context of the issue of the class A notes. Nor, so far as we are aware, are any such proceedings pending or threatened.

        The issuance of the class A notes was authorized by a unanimous written consent of the members and the manager of the depositor on .

        As of the closing date the trust had not commenced operations and no accounts had been made up.

        The trust is not required by Delaware state law and does not intend to publish any financial statements. The indenture requires the trust to provide the indenture trustee with written notification, on an annual basis, that to the best of its knowledge, following review of the activities of the prior year, that no event of default or other matter which is required to be brought to the indenture trustee's attention has occurred.

                                  LEGAL MATTERS

        Certain legal matters, including certain income tax matters, will be passed upon for Nelnet Student Loan Trust - by . Certain legal matters will be
passed upon for the underwriters by ,      , and for Nelnet Student Loan
Trust          -   by          .

                                    DIRECTORY

              SPONSOR                                    DEPOSITOR
            Nelnet, Inc.                      Nelnet Student Loan Funding, LLC
  121 South 13th Street, Suite 201            121 South 13th Street, Suite 201
      Lincoln, Nebraska 68508                     Lincoln, Nebraska 68508
                USA                                           USA

                        UNDERWRITERS AND TRUST'S BANKERS

















 ELIGIBLE LENDER TRUSTEE AND INDENTURE TRUSTEE              DELAWARE TRUSTEE






           LEGAL ADVISORS                 MASTER SERVICER AND ADMINISTRATOR

                                        National Education Loan Network, Inc.
                                           121 South 13th Street, Suite 201
                                               Lincoln, Nebraska 68508
                                                         USA






                 LISTING AGENT                          IRISH PAYING AGENT

--------------------------------------------------------------------------------
The information in this prospectus supplement is not complete and may be changed. The trust may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------
                    SUBJECT TO COMPLETION,         , 200

       PROSPECTUS SUPPLEMENT
       (To prospectus dated         , 200  )

                                                 $
                         STUDENT LOAN ASSET-BACKED NOTES

  [LOGO]

                           NELNET STUDENT LOAN TRUST     -
                                     ISSUER

    NELNET STUDENT LOAN FUNDING, LLC       NATIONAL EDUCATION LOAN NETWORK, INC.
              DEPOSITOR                      MASTER SERVICER AND ADMINISTRATOR
                                  NELNET, INC.
                                     SPONSOR
--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE S-22 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 1 OF THE PROSPECTUS.

THE NOTES ARE OBLIGATIONS PAYABLE SOLELY FROM THE COLLATERAL DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE NOTES ONLY IF ACCOMPANIED BY THE PROSPECTUS.
--------------------------------------------------------------------------------
               Notes are being offered in the following classes:

                    ORIGINAL
                    PRINCIPAL                      PRICE TO   UNDERWRITING    PROCEEDS TO   FINAL MATURITY
                      AMOUNT      INTEREST RATE     PUBLIC      DISCOUNT       ISSUER(1)         DATE
                      ------      -------------     ------      --------       ---------         ----
 CLASS A-1 NOTES    $                 3-month LIBOR      100%               %      $
                                       plus      %
 CLASS A-2 NOTES    $                 3-month LIBOR      100%               %      $
                                       plus       %
 CLASS A-3 NOTES    $                 3-month LIBOR      100%               %      $
                                       plus       %
 CLASS A-4 NOTES    $                       %            100%               %      $
 CLASS A-5 NOTES    [(euro)]          3-month            100%               %     [(euro)](2)
                                      [EURIBOR]
                                       plus        %
 CLASS B NOTES      $                 3-month LIBOR      100%               %      $
                                      plus       %
       TOTAL        $                                                              $
                 TOTAL                                                             $
              --------------------

        (1) Before deducting certain costs of issuing the notes estimated to be $ .

        (2)     Using an exchange rate of $ = (euro)1.00.

        o The notes will be secured by a pool of student loans originated under the Federal Family Education Loan Program, a cash reserve fund and the other money and investments pledged to the indenture trustee.

        o Receipts of principal and certain other payments received on the student loans held in the trust estate will be allocated on quarterly distribution dates for payment of the principal of the
                notes beginning       . Funds will be allocated to provide for
                sequential payment of principal on the class A-1 through class A-5 notes, in that order, until paid in full. The class B notes will not receive principal until the stepdown date, which is
                scheduled to occur on the          quarterly distribution date,
                and then will be allocated principal on a pro rata basis with the class A notes, so long as no trigger event is in effect on the related quarterly distribution date.

        o The class A-1 through A-3 and the class B notes are LIBOR rate notes. The class A-4 and A-5 notes are reset rate notes. The initial reset dates for the class A-4 and class A-5 notes are
                and            ,                     respectively.

        o [Application has been made for the class A notes to be admitted to the official list of the Irish Stock Exchange subject to the Irish Stock Exchange listing rules and the prospectus rules of the Irish Financial Services Regulatory Authority and to be admitted to trading on the Irish Stock Exchange. There can be no assurance that this listing will be obtained. The issuance and settlement of the notes is not conditioned on the listing of the class A notes on the Irish Stock Exchange.]

               NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The underwriters named below are offering the notes subject to approval of certain legal matters by their counsel. The notes will be delivered in book-entry form only on or about
                , 200 .


                                 [UNDERWRITERS]



                                                  , 200

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            Page
Summary of Terms.............................................................S-1
Risk Factors................................................................S-22
Nelnet Student Loan Trust...................................................S-31
The Student Loan Operations of Nelnet Student Loan Trust....................S-32
Management's Discussion and Analysis of Financial Condition and Results
  of Operations.............................................................S-38
[Previously Issued Notes]...................................................S-39
Use of Proceeds.............................................................S-40
Acquisition of Student Loans................................................S-40
Characteristics of the Student Loans........................................S-42
Information Relating to the Guarantee Agencies..............................S-51
Description of the Notes....................................................S-54
Credit Enhancement..........................................................S-71
[Interest Rate Cap Derivative Agreement]....................................S-72
[LIBOR Rate Note Derivative Product Agreement]..............................S-75
[Interest Rate Swap Agreements].............................................S-79
[Currency Swap Agreements]..................................................S-83
ERISA Considerations........................................................S-89
Certain Federal Income Tax Considerations...................................S-92
Reports to Noteholders......................................................S-92
Additional Information......................................................S-92
Special Note Regarding Forward Looking Statements...........................S-93
Plan of Distribution........................................................S-93
[Listing and General Information]...........................................S-96
Legal Matters...............................................................S-97
Directory...................................................................S-97

                                   PROSPECTUS



About This Prospectus.......................................................   i
Summary of the Offering......................................................iii
Risk Factors ................................................................  1
Special Note Regarding Forward Looking Statements............................  9
Formation of the Trusts...................................................... 10
The Sponsor, the Depositor, and the Master Servicer and Administrator........ 14
Servicing and Administration................................................. 16
Description of the Notes..................................................... 22
Security and Sources of Payment for the Notes................................ 50
Book-Entry Registration...................................................... 53
Additional Notes............................................................. 61

Summary of the Indenture Provisions.......................................... 61
Description of Credit Enhancement and Derivative Products.................... 73
Description of the Guarantee Agencies........................................ 74
Federal Income Tax Consequences.............................................. 80
Relationships Among Financing Participants................................... 85
Plan of Distribution......................................................... 86
Legal Matters................................................................ 87
Ratings...................................................................... 87
Incorporation of Documents by Reference; Where to Find More Information ..... 88
Glossary of Terms............................................................ 89
Appendix A - Description of the Federal Family Education Loan Program........A-1
Appendix B - Global Clearance, Settlement And Tax Documentation Procedures...B-1

               IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THE
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


        Information about the notes is available in two separate documents that progressively provide more detail. This prospectus supplement describes the specific terms of the notes. The accompanying prospectus provides general information, some of which may not apply to the notes. You should read both the prospectus and this prospectus supplement in full to obtain information concerning the notes.

        Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in the materials where you can find further discussions about related topics. The table of contents on the preceding page provides the pages on which these captions are located.

        Some of the terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Glossary of Terms" beginning on page in the accompanying prospectus.

                           --------------------------

        [The notes may not be offered or sold to persons in the United Kingdom, by means of this prospectus or any other document, in circumstances which will result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the Financial Services and Markets Act 2000.]

                           --------------------------

                       [IRISH STOCK EXCHANGE INFORMATION]

        [We accept our responsibility for the information contained in this prospectus supplement and the accompanying prospectus. To the best of our knowledge and belief the information contained in this prospectus supplement and the accompanying prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information.

        Reference in this prospectus supplement and the accompanying prospectus to documents incorporated by reference and any website addresses set forth in this prospectus supplement and the accompanying prospectus will not be deemed to constitute a part of the prospectus filed with the Irish Stock Exchange in connection with the listing of the class A notes.

                                                       will act as the listing
agent, and                                                 will act as the
paying agent in Ireland for the class A notes.]

                                SUMMARY OF TERMS

        THE FOLLOWING SUMMARY IS A VERY GENERAL OVERVIEW OF THE TERMS OF THE NOTES AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION.

        BEFORE DECIDING TO PURCHASE THE NOTES, YOU SHOULD CONSIDER THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

        THE WORDS "WE", "US", "OUR" AND SIMILAR TERMS, AS WELL AS REFERENCES TO THE "ISSUER" AND THE "TRUST" REFER TO NELNET STUDENT LOAN TRUST - . THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. SEE "SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS" IN THE PROSPECTUS.



PRINCIPAL PARTIES AND DATES

ISSUER

o       Nelnet Student Loan Trust          -

SPONSOR

o       Nelnet, Inc.

DEPOSITOR

o       Nelnet Student Loan Funding, LLC

MASTER SERVICER AND ADMINISTRATOR

o       National Education Loan Network, Inc.

SUBSERVICER

o       Nelnet, Inc.

[ORIGINATORS]

o

ELIGIBLE LENDER TRUSTEE AND INDENTURE TRUSTEE

o

DELAWARE TRUSTEE

o

REMARKETING AGENTS

o

DISTRIBUTION DATES

        Distribution dates for the LIBOR rate notes and the reset rate notes will be the [25th] day of each , , and , beginning
                          , 200 . The distribution dates for the notes are
sometimes referred to as             "quarterly distribution dates." If any
quarterly distribution date is not a business day, the quarterly distribution will be made on the next business day. The calculation date for each quarterly distribution date will be the fourth business day before such quarterly distribution date.

COLLECTION PERIODS

        The collection periods will be the three full calendar months preceding each quarterly distribution date. However, the initial collection period will
begin on          , 200 and end on       , 200  .

INTEREST ACCRUAL PERIODS

        The initial interest accrual period for the LIBOR rate notes begins on
the closing date and ends on          , 200 . For all other quarterly
distribution dates, the interest accrual period will begin on the prior quarterly distribution date and end on the day before such quarterly distribution date.

        The initial interest accrual period for the reset rate notes begins on
the closing date and ends on      , 200 . Other than the initial accrual period,
the interest accrual period for the reset rate notes:

o       bearing interest based on an index, begins on a quarterly distribution
        date and ends on the    day before the next quarterly distribution date;

o       bearing a fixed rate of interest and denominated in U.S. Dollars, begins
        on the        day of the month of the immediately preceding quarterly
        distribution date and ends on the        day of the month of the current
        quarterly distribution date; and


o       bearing a fixed rate of interest and denominated in a currency other
        than U.S. Dollars, begins on the          day of the month of the
        immediately preceding quarterly distribution date and ends on the day of the month of the current quarterly distribution date.


CUT-OFF DATES

        The cut-off date for the student loan portfolio the trust will acquire
on the closing date is    , 200 . For student loans the trust acquires after the
closing date, the cut-off date will be the date such loans are transferred to the trust.

CLOSING DATE

        The closing date for this offering is expected to be on or about
               , 200  .

DESCRIPTION OF THE NOTES

GENERAL

        Nelnet Student Loan Trust       -   is offering the following student
loan asset-backed notes:

o       class A-1 notes in the aggregate principal amount of $            ;

o       class A-2 notes in the aggregate principal amount of $            ;

o       class A-3 notes in the aggregate principal amount of $            ;

o       class A-4 notes in the aggregate principal amount of $            ;

o       class A-5 notes in the aggregate principal amount of $            ; and

o       class B notes in the aggregate principal amount of $            .

The notes are debt obligations of the trust and will be issued pursuant to an indenture of trust.

        The notes will receive payments primarily from collections on a pool of student loans held by the trust.

        The class A notes will be senior notes and the class B notes will be subordinate notes. The class A notes will be issued in minimum denominations of [$100,000] and in integral multiples of [$1,000] in excess thereof. The class B notes will be issued in minimum denominations of [$50,000] and in integral multiples of [$1,000] in excess thereof. Interest and principal on the notes will be payable to the record owners of the notes as of the close of business on the day before the related quarterly distribution date.

LIBOR RATE NOTES

        The LIBOR rate notes will bear interest at the following rates:

o the class A-1 notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus
             %;

o the class A-2 notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus
              %;

o the class A-3 notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus
            %; and

o the class B notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus
             %.

        The administrator will determine the rate of interest on the notes on the second business day prior to the start of the applicable interest accrual period. Interest on the notes will be calculated on the basis of the actual number of days elapsed during the interest period divided by 360. For the initial interest accrual period, the administrator will determine the LIBOR rate according to a formula described below in "Description of the Notes - LIBOR Rate Notes - Interest Payments."

        Interest accrued on the outstanding principal balance of the notes during each interest accrual period will be paid on the following quarterly distribution date.

RESET RATE NOTES

        The currency and interest rates for the reset rate notes will be reset from time to time using the procedures described below. During the initial reset period, the class A-4 reset rate notes will be denominated in U.S. Dollars and will bear interest at a fixed rate of %. During the initial reset period, the class A-5 reset rate notes will be denominated in [Euros] and will bear interest
based on an index rate equal to three-month [EURIBOR], plus    %.

        Interest accrued on the outstanding principal balance of the reset rate notes during each interest accrual period will be paid on the following quarterly distribution date.

INTEREST RATE RESET FOR THE RESET RATE NOTES

        The initial reset dates for the class A-4 and class A-5 reset rate notes
are the    quarterly distribution date and the      quarterly distribution date,
respectively. We refer to these dates, and each date thereafter on which the reset rate notes may be reset with respect to their interest rate mode, as a "reset date" and each period in between the reset dates as a "reset period."

        The interest rate mode for any reset period after the initial reset period may be based on an index, may be a fixed rate, or may be based on an auction rate. The index rate may be based on EURIBOR or another foreign currency-based rate, LIBOR, the 91-day U.S. Treasury Bill rate, a U.S. treasury constant maturity rate, the prime rate, a commercial paper rate or the federal funds rate. See "Glossary of Terms" in the prospectus. Any interest rate mode other than an index rate based on LIBOR or a commercial paper rate will require a rating agency confirmation from each rating agency then rating the notes.

        Each reset date will always occur on a quarterly distribution date. The related reset period will always end on a quarterly distribution date and may not extend beyond the final maturity date of the reset rate notes.

        Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process described below. Tender is not mandatory if a class of reset rate notes is denominated in U.S. Dollars in both the current reset period and in the upcoming reset period. In all other situations, tender is mandatory and the holders of the reset rate notes will be deemed to have tendered their notes pursuant to the remarketing process. If there is a failed remarketing of the reset rate notes, however, holders will be required to retain their notes during the next reset period and will not be entitled to exercise any remedies as a result of the failure of the reset rate notes to be remarketed on the related reset date. See "Description of the Notes
- The Reset Rate Notes - Reset Periods" and "- Tender of Reset Rate Notes; Remarketing Procedures" in this prospectus supplement.

RESET RATE NOTE REMARKETING PROCEDURES

        On the remarketing terms determination date, which is at least eight business days before each reset date, the remarketing agents, in consultation with the administrator, will determine the proposed terms of the remarketing, including:

o       the applicable currency;

o       the applicable interest rate mode;

o whether principal will be paid periodically or at the end of a reset period;

o if more than one class of reset rate notes are successfully remarketed on the same reset date, any change in their relative priorities with respect to the right to receive payments of principal;

o       the index, if applicable;

o       the all-hold rate, if applicable;

o the length of the reset period for that class and the applicable distribution dates; and

o       the identity of any potential swap counterparties.

        The all-hold rate will be the interest rate applicable for the next reset period if all holders of a class of reset rate notes choose not to tender their notes to the remarketing agents for remarketing. The all-hold rate will only apply if that class of reset rate notes is denominated in U.S. Dollars in both the current and upcoming reset period. See "Description of the Notes - The Reset Rate Notes - Remarketing Terms Determination Date" in the prospectus.

        The spread, or the applicable fixed rate, will be determined by the remarketing agents on the spread determination date, which is the third business date prior to the reset date, as the lowest spread or fixed rate, but not less than the all-hold rate, that would permit all of the reset rate notes tendered for remarketing to be purchased at a price equal to 100% of the outstanding principal balance of the reset rate notes. See "Description of the Notes - The Reset Rate Notes - Spread Determination Date" in this prospectus supplement.

FAILED REMARKETING

        There will be a failed remarketing if:

o the remarketing agents, after consulting with the administrator, cannot determine the applicable required reset terms (other than the related spread, fixed rate or initial rate) at least eight business days prior to the related reset date;

o the required spread, fixed or initial rate cannot be established by the remarketing agents by the spread determination date or the interest rate resulting from the required spread, fixed or initial rate would exceed
        three-month LIBOR plus   %;

o not all of the tendered notes are purchased at the spread, fixed or initial rates set by the remarketing agents;

o we fail to redeem reset rate notes following delivery of a notice of redemption or Nelnet, Inc., or its designated affiliates, fail to purchase the reset rate notes after exercise of the call option described below;

o certain conditions specified in the remarketing agreement are not satisfied; or

o any rating agency then rating the notes has not confirmed its then-current ratings of any class of notes, if such confirmation is required.

        In the event a failed remarketing is declared with respect to a class of reset rate notes at a time when those notes are denominated in U.S. Dollars:

o all holders of that class will retain their reset rate notes, including in all mandatory tender situations;

o       The related interest rate will be reset to a failed remarketing rate of
        three month LIBOR plus            %; and

o       the related reset period will be three months.

        In the event a failed remarketing is declared with respect to a class of reset rate notes at a time when those notes are denominated in a foreign currency:

o       all holders of that class will retain their notes;

o       that class will remain denominated in such foreign currency;

o each related currency swap counterparty will be entitled to receive quarterly payments from the trust at an increased LIBOR based rate, determined at the time the swap agreement was entered into for that reset period, referred to in this prospectus supplement as the "extension rate;"

o the trust will be entitled to receive from each currency swap counterparty, for payment to the noteholders, quarterly index rate payments at the specified failed remarketing rate; and

o       the related reset period will be three months.

        For each initial currency swap, the extension rate payable to the
applicable swap counterparty will be three-month LIBOR plus    %. The failed
remarketing rate payable by the swap counterparty to the trust, for payment to the reset rate noteholders, will be three-month plus %. See "Description of the Notes - The Reset Rate Notes - Failed Remarketing" in the prospectus.

PRINCIPAL PAYMENTS

        Principal payments will be made on the notes in an amount equal to the lesser of:

o the principal distribution amount for that quarterly distribution date, which includes any shortfall in the payment of the principal distribution amount on the preceding quarterly distribution date; and

o funds available to pay principal as described below in "Description of the Notes - Flow of Funds."

        On quarterly distribution dates, the trust will pay principal on the class A notes in an amount equal to the class A principal distribution amount and on the class B notes in an amount equal to the class B principal distribution amount. The class A principal distribution amount will be paid first on the class A-1 notes until paid in full, second on the class A-2 notes until paid in full, third on the class A-3 notes until paid in full, fourth on the class A-4 notes until paid in full and fifth on the class A-5 notes until paid in full. The class B principal distribution amount will be allocated to the class B notes after the stepdown date, pro rata with the class A notes, so long as no trigger event is in effect on the quarterly distribution date.

        The "stepdown date" will be the earlier of the    quarterly distribution
date, or the first date on which no class A notes remain outstanding. A "trigger event" will be in effect on any quarterly distribution date while any class A notes are outstanding if the outstanding principal balance of the notes, after giving effect to distributions to be made on that quarterly distribution date, exceeds the Adjusted Pool Balance as of the end of the related collection period, or if there has not been an optional purchase or sale of the trust's student loans through a mandatory auction as described below after the earlier of the quarterly distribution date or when the Pool Balance falls below 10% of the initial Pool Balance.

        The term "Principal Distribution Amount" means:

o on the initial quarterly distribution date, the amount by which the aggregate outstanding principal amount of the notes exceeds the Adjusted Pool Balance as of the last day of the initial collection period; or

o on each subsequent quarterly distribution date, the amount by which the Adjusted Pool Balance, as of the last day of the preceding collection period, exceeds the Adjusted Pool Balance, as of the last day of that collection period, plus the amount, if any, of the Principal Distribution Amount due on the prior quarterly distribution date that was not paid.

        The class A principal distribution amount is equal to the principal distribution amount times the class A percentage. The class B principal distribution amount is equal to the principal distribution amount times the class B percentage.

        For each quarterly distribution date the class A percentage will equal 100% minus the class B percentage. The class B percentage will equal:

o 0% prior to the stepdown date or on any other quarterly distribution date if a trigger event is in effect; or

o on all other quarterly distribution dates, the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the class B notes and the denominator of which is the aggregate principal balance of all outstanding notes, in each case determined on the calculation date for that quarterly distribution date.

        "Adjusted Pool Balance" means, for any quarterly distribution date,

o if the Pool Balance as of the last day of the related collection period is greater than 40% of the initial Pool Balance, the sum of that Pool Balance, [any amounts on deposit in the Capitalized Interest Fund] and the Reserve Fund minimum balance for that quarterly distribution date; or

o if the Pool Balance as of the last day of the related collection period is less than or equal to 40% of the initial Pool Balance, that Pool Balance.

        "Pool Balance" for any date means the aggregate principal balance of the trust's student loans on that date, including accrued interest that is expected to be capitalized, as reduced by the principal portion of:

o all payments received by the trust through that date from borrowers, the guarantee agencies and the U.S. Department of Education;

o all amounts received by the trust through that date from purchases of student loans;

o all liquidation proceeds and realized losses on the student loans through that date;

o the amount of any adjustment to balances of the student loans that any servicer makes under a servicing agreement through that date; and

o the amount by which guarantor reimbursements of principal on defaulted student loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

See "Description of the Notes - Principal Distributions" in this prospectus supplement.

        [During any reset period, a class of reset rate notes may be structured not to receive principal payments until the end of its reset period. If a class of reset rate notes is structured in this manner, generally all amounts that otherwise would have been paid to the holders of that class of reset rate notes as principal will instead be deposited into an accumulation account in the Collection Fund for that class. Principal payments will be allocated to the accumulation account until amounts on deposit in such account, less any investment earnings, are sufficient to pay the outstanding principal balance of that class of reset rate notes in full and those funds will remain in the accumulation account until the next reset date, unless there occurs prior to that reset date an optional purchase of the remaining student loans in the trust estate or a successful auction of the student loans by the indenture trustee. On each reset date, the trust will pay all amounts, less any investment earnings, on deposit in the related accumulation account, including amounts deposited on that reset date, to the holders of that class of reset rate notes [or the related swap counterparty for payment to the holders of that class of reset rate notes if that class is denominated in a currency other than U.S. Dollars], as a distribution of principal.]

        [If a class of reset rate notes is denominated in a currency other than U.S. Dollars, principal payments will be made to a currency swap counterparty. Any amounts the trust receives in [Euros] or another foreign currency from a swap counterparty will be paid or allocated to the applicable reset rate noteholders from a currency fund as described below.

        On any reset date on which more than one class of reset rate notes are successfully remarketed, the principal payment priorities of the reset rate notes may be changed from a sequential payment to a pro rata allocation or vice versa and that allocation may not be changed again until the next reset date on which all such classes are successfully remarketed.]

CALL OPTION FOR RESET RATE NOTES

        Nelnet, Inc., or its designated affiliates, will have the option to purchase a class of reset rate notes in its entirety on any reset date. This call option may be exercised by Nelnet, Inc., or its designated affiliates, at any time prior to the determination of the interest rate mode or the declaration of a failed remarketing on the spread determination date. The purchase price paid for the class of reset rate notes will be equal to their outstanding principal balance, plus accrued and unpaid interest and any unpaid carry-over interest amounts. If the call option is exercised with respect to a class of reset rate notes, the interest rate will be the rate of interest that is either:
(i) the rate applicable for the most recent reset period during which the failed remarketing rate was not in effect, if the class of reset rate notes did not have at least one related derivative product in effect during the previous reset period, or (ii) if the class of reset rate notes had one or more derivative products in effect during the previous reset period, the weighted average of the floating rates of interest that were due to the related counterparties from the trust estate during the previous reset period for the class of reset rate notes. This rate will remain in effect for each successive three-month reset period while the option holder retains the reset rate notes. See "Description of the Notes - The Reset Rate Notes - Call Option for Reset Rate Notes" in this prospectus supplement.

OPTIONAL REDEMPTION OF RESET RATE NOTES

        Each class of reset rate notes is subject to redemption, in whole only,
at our option on any reset date after      , from available money in the trust
estate, other than money derived from the sale of student loans pursuant to the purchase option described below. Notice of redemption must be delivered to the indenture trustee no later than the related spread determination date for such class. The redemption price paid upon optional redemption of a class of reset rate notes will be equal to the principal amount thereof, plus interest accrued to the date of redemption, if any, and any interest carry-over amount. If we give notice of redemption but fail to redeem a class of reset rate notes on the related reset date, a failed remarketing will have occurred.

OPTIONAL REDEMPTION OF RESET RATE NOTES FROM PROCEEDS OF OPTIONAL PURCHASE OF STUDENT LOANS

        Nelnet, Inc., or its designated affiliates, will have the option to purchase from the trust estate a pro rata portion of the student loans corresponding to the reset rate notes. The proceeds from the exercise of such purchase option will be used to redeem the class of reset rate notes on the next reset date.

        Nelnet, Inc., or its designated affiliates, must exercise this purchase option by providing the indenture trustee with notice of exercise of the purchase option on or before the related spread determination date and by delivering the purchase price described below on or before the second business day before the related reset date. If Nelnet, Inc., or its designated affiliates, gives notice of exercise of this purchase option and fails to deliver the required purchase price, a failed remarketing will have occurred.

        If this purchase option is exercised, the purchase price will be at least equal to the fair market value of the pro rata portion of the student loans, but not less than a minimum purchase price that, together with any amounts on deposit in a related accumulation account, amounts on deposit in the Remarketing Fee Fund, if any, and a pro rata portion of the amounts on deposit in the Capitalized Interest Fund, if any, the Reserve Fund (if such amount can be released), and after allocation of amounts in the Collection Fund on the most recent quarterly distribution date, will be sufficient to:

o reduce the outstanding principal amount of each class of reset rate notes on its reset date to zero;

o pay all of the interest payable on the class of reset rate notes on its reset date;

o pay a pro rata share of any unpaid program expenses and administration fees payable on the reset date;

o       pay when due any amounts on any related derivative product agreement;
        and

o       pay any carry-over amounts on the reset rate notes and interest thereon.

        The pro rata portion of the student loans available to be purchased as described above will be based on a percentage determined by dividing the outstanding amount of the reset rate by the outstanding amount of all of the notes. In addition, any portion of the student loans sold will have representative characteristics similar to those of all of the student loans held in the trust estate. See "Description of the Notes - The Reset Rate Notes - Optional Redemption of Reset Rate Notes from Proceeds of Optional Purchase of Student Loans" in this prospectus supplement.

OPTIONAL PURCHASE AND AUCTION OF STUDENT LOANS, AND REDEMPTION OF RESET RATE NOTES, IN THE EVENT OF A FAILED REMARKETING

        In the event of a failed remarketing for a class of reset rate notes, Nelnet, Inc., or its designated affiliates, will have the option to purchase from the trust estate a pro rata portion of the student loans corresponding to the class of reset rate notes for an amount at least equal to the fair market value of such student loans if such amount, together with certain other amounts on deposit in the trust estate, is sufficient to redeem the outstanding class of reset rate notes. Nelnet, Inc., or its designated affiliates, must exercise this option by providing the indenture trustee with notice of exercise of the option and by delivering the purchase price described above within 25 days following the reset date for the class of reset rate notes. If Nelnet, Inc., or its designated affiliates, exercise this purchase option, the class of reset rate notes will be redeemed on its next succeeding reset date.

        If Nelnet, Inc., or its designated affiliates, does not timely notify the indenture trustee of an intention to exercise this purchase option, or if Nelnet, Inc., or its designated affiliates, defaults on its purchase option, the administrator may, but is not required to, direct the indenture trustee to auction the pro rata portion of the loans in the trust estate and use the proceeds from the sale to redeem the class of reset rate notes on the next succeeding reset date. Nelnet, Inc., or its designated affiliates, and unrelated third parties may bid to purchase the student loans in the auction.

FINAL MATURITY

        The quarterly distribution dates on which the notes are due and payable in full are as follows:

         Class           Final Maturity Date
         -----           -------------------
          A-1
          A-2
          A-3
          A-4
          A-5
           B

        The actual maturity of any class of notes could occur earlier if, for example:

o       there are prepayments on the student loans held in the trust estate;

o       [the notes are redeemed as described herein;]

o the depositor or its assignee exercises its option to purchase all of the student loans remaining in the trust estate (which will not occur until the earlier of the quarterly distribution date or when the Pool Balance is 10% or less of the initial Pool Balance); or

o the indenture trustee auctions all of the remaining student loans (which, absent an event of default, will not occur until the earlier of the quarterly distribution date or the date when the Pool Balance is 10% or less of the initial Pool Balance).

DESCRIPTION OF THE TRUST

GENERAL

        Nelnet Student Loan Trust - is a Delaware statutory trust formed pursuant to Chapter 38 of Title 12 of the Delaware Code, whose operations are limited to acquiring, holding and managing student loans originated under the Federal Family Education Loan Program ("FFELP") and other assets of the trust, issuing and making payments on the notes and any other incidental or related activities.

        The trust will use the proceeds from the sale of the notes to purchase student loans and to make deposits to the Acquisition Fund, the Collection Fund, [the Capitalized Interest Fund], the Remarketing Fee Fund and the Reserve Fund.

        The only sources of funds for payment of all of the notes issued under the indenture are the student loans and investments pledged to the indenture trustee, the payments the trust receives on those student loans and investments and any payments the trust receives under any derivative product or swap agreements.

THE TRUST'S ASSETS

        The assets of the Trust will include:

o the FFELP student loans acquired with the proceeds of the sale of the notes;

o [the FFELP student loans we acquire with payments of principal we receive during the revolving period;]

o       collections and other payments received on account of the student loans;

o money and investments held in funds created under the indenture, including the Acquisition Fund [and any prefunding account established as part of the Acquisition Fund, the Capitalized Interest Fund], the Collection Fund, the Remarketing Fee Fund, any Supplemental Interest Fund, any accumulation account and the Reserve Fund; and

o its rights under any derivative product or swap agreement that may be provided for the benefit of the trust.

        The sponsor will originate or acquire the student loans in the ordinary course of its student loan financing business. The depositor will acquire the student loans from [the sponsor or its affiliates] [unaffiliated sellers] on or prior to the closing date, [during the prefunding period] [and during the revolving period]. Guarantee agencies described below in "Information Relating to the Guarantee Agencies" guarantee all of the student loans and such loans are reinsured by the U.S. Department of Education. Pursuant to a loan purchase agreement, the depositor will sell the student loans to the trust, with the eligible lender trustee holding legal title to the student loans.

        Except under limited circumstances set forth in the indenture, student loans may not be transferred out of the trust estate. For example, if the depositor breaches a representation under the loan purchase agreement regarding a student loan, the depositor generally will be obligated to cure such breach, repurchase or replace such student loan, or reimburse the trust for any losses resulting from the breach. See "Summary of the Indenture Provisions - Sale of student loans held in the trust estate" in the prospectus.

THE ACQUISITION FUND

        Approximately $       of the proceeds from the sale of the notes will be
deposited into the Acquisition Fund. Those funds will be used by the eligible lender trustee to purchase student loans on behalf of the trust on the closing date, to pay certain costs of issuing the notes [and to purchase the interest rate cap derivative agreement.]

[THE PREFUNDING ACCOUNT]

        [Approximately $ of the proceeds from the sale of the notes will be deposited into a prefunding account of the Acquisition Fund. We will use amounts in the prefunding account to purchase additional student loans during the prefunding period. The prefunding period will begin on the closing date and will
end on     . If at the end of the prefunding period there are amounts remaining in the prefunding account, these amounts will be transferred to the Collection Fund.]

THE COLLECTION FUND

        [The trust will make an initial deposit to the Collection Fund from the
proceeds of the sale of the notes in the amount of $    .] The indenture trustee
will deposit into the Collection Fund all revenues derived from student loans, money or assets on deposit in the trust, all amounts transferred from [the Capitalized Interest Fund], any Supplemental Interest Fund and accumulation account, and the Reserve Fund and any payments received from a counterparty to any derivative product or swap agreement. Money on deposit in the Collection Fund will be used to pay the trust's operating expenses (which include amounts owed to the U.S. Department of Education and the guarantee agencies, servicing fees, trustees' fees and administration fees), amounts necessary to finance any add-on consolidation loans, amounts due to any counterparty on any derivative product or swap agreement, and interest and principal on the notes. "Add-on" consolidation loans are additional loans the Higher Education Act permits borrowers to add to an existing consolidation loan within 180 days from the date such consolidation loan was made. [If a class of reset rate notes is structured to receive principal payments only at the end of a reset period, all amounts that otherwise would have been paid to the holders of that class will be deposited into an accumulation account of the Collection Fund for that class.]

[REVOLVING PERIOD]

        [Until      , the principal payments that we receive on student loans
held in the trust estate will be transferred to the Acquisition Fund and will be used to acquire additional student loans. This revolving period may be extended if the rating agencies rating our notes approve of such extension. During the revolving period, the trust will pay interest on the notes as it becomes due, but will not make principal payments on the notes. The student loans we expect to acquire during the revolving period will have the following characteristics:

[Description of Characteristics]

[THE CAPITALIZED INTEREST FUND]

        [Approximately      $ of the proceeds from the sale of the notes will be
deposited into a Capitalized Interest Fund. If on any monthly servicing payment date or quarterly distribution date, money on deposit in the Collection Fund is insufficient to pay amounts owed to the U.S. Department of Education or to the guarantee agencies, servicing fees, trustees' fees, administration fees, interest on the notes, amounts due to any counterparty under any derivative product agreement (other than certain termination payments) and any amounts necessary to restore the Reserve Fund to the Reserve Fund minimum balance, then money on deposit in the Capitalized Interest Fund will be transferred to the Collection Fund to cover the deficiency, prior to any amounts being transferred from the Reserve Fund. Amounts released from the Capitalized Interest Fund will not be replenished. On the quarterly distribution date, the indenture trustee will transfer any amounts remaining in the Capitalized Interest Fund to the Collection Fund, which will have the effect of increasing the principal distribution amount for such quarterly distribution date. Amounts transferred to the Collection Fund will be used to pay the trust's operating expenses and interest and principal on the notes as described below under "Description of the Notes - Flow of Funds."]

THE REMARKETING FEE FUND

        The indenture trustee will establish and maintain a Remarketing Fee Fund as an asset of the trust estate for the benefit of the remarketing agents. A targeted amount for deposit into the Remarketing Fee Fund will be set for the reset rate notes for each reset period, which will not exceed % per annum of the outstanding principal balance of the reset rate notes, or such other amount that satisfies the rating agency condition.

        To the extent that amounts on deposit in the Remarketing Fee Fund are less than the targeted level on any quarterly distribution date, the indenture trustee will transfer funds in the Collection Fund to the Remarketing Fee Fund, prior to the payment of interest on the notes, in an amount equal to the difference between the targeted level and the amount on deposit in the Remarketing Fee Fund, divided by the number of quarterly distribution dates through and including the next reset date. Amounts on deposit in the Remarketing Fee Fund in excess of the targeted level on any quarterly distribution date will be transferred to the Collection Fund and included in available funds for that quarterly distribution date. See "Description of the Notes - The Reset Rate Notes - Tender of Reset Rate Notes; Remarketing Procedures" in this prospectus supplement.

THE SUPPLEMENTAL INTEREST FUND

        After the initial reset period, in the event that amounts are retained in an accumulation account in the Collection Fund for a class of reset rate notes because the reset rate notes for that reset period are structured to accumulate principal payments until the next reset date, the indenture trustee will make deposits from the Collection Fund to the Supplemental Interest Fund. The amounts so deposited will be equal to the supplemental interest deposit amount for that class of reset rate notes as described in the "Glossary of Terms" in the prospectus. All amounts on deposit in the Supplemental Interest Fund will be transferred to the Collection Fund on each quarterly distribution date.

THE RESERVE FUND

        The trust will make a deposit to the Reserve Fund from the proceeds of
the sale of the notes in the amount of $      . The Reserve Fund is subject to a
minimum amount equal to the greater of 0.25% of the Pool Balance as of the close of business on the last day of the related collection period, or 0.15% of the initial Pool Balance, or such lesser amount as may be agreed to by the rating agencies as evidenced by a rating confirmation. On each quarterly distribution date or monthly servicing payment date, to the extent that money in the Collection Fund is not sufficient to pay amounts owed to the U.S. Department of Education or to the guarantee agencies, servicing fees, trustees' fees, administration fees, the interest then due on the notes and amounts due to any counterparty on any derivative product agreement (other than certain termination payments), an amount equal to the deficiency will be transferred directly from the Reserve Fund, [if such deficiency has not been paid from the Capitalized Interest Fund]. To the extent the amount in the Reserve Fund falls below the Reserve Fund minimum balance, the Reserve Fund will be replenished on each distribution date from funds available in the Collection Fund as described below under "Description of the Notes - Flow of Funds." Principal payments due on a class of notes may be made from the Reserve Fund only on the final maturity date for that class. Funds on deposit in the Reserve Fund in excess of the Reserve Fund minimum balance will be transferred to the Collection Fund.

[CURRENCY FUNDS]

        [If a class of reset rate notes is denominated in a currency other than U.S. Dollars during any reset period, the indenture trustee will establish and maintain a Currency Fund for such currency for the benefit of the holders of the related reset rate notes. Any payments received from a swap counterparty in a currency other than U.S. Dollars will be deposited into the related Currency Fund.]

CHARACTERISTICS OF THE STUDENT LOAN PORTFOLIO

        The student loans the trust will acquire with the proceeds of the sale of the notes are loans originated under the FFELP and are described more fully
below under "Characteristics of the Student Loans." As of    , 200 , those
student loans had an aggregate outstanding principal balance of $   , which does
not include accrued interest of      $ to be capitalized on commencement of
repayment. In addition, the weighted average annual interest rate of the student
loans was approximately      % and their weighted average remaining term to
scheduled maturity was approximately months.

FLOW OF FUNDS

        Servicing fees will be paid to the master servicer on each monthly servicing payment date from money available in the Collection Fund. In addition, each month money available in the Collection Fund will be used to pay amounts due to the U.S. Department of Education and the guarantee agencies with respect to student loans the trust owns and to finance any add-on consolidation loans to the extent money is available in the Collection Fund and such add-on consolidation loans are not financed from amounts on deposit in the Acquisition Fund. On each quarterly distribution date, prior to an event of default, money in the Collection Fund will be used to make the following deposits and distributions, to the extent funds are available, as set forth in the following chart:

                         -----------------------------------------
                                     COLLECTION FUND
                         -----------------------------------------

                         -----------------------------------------
1st (pro rata)               Master Servicer, Indenture Trustee,
                        Eligible Lender Trustee and Delaware Trustee
                                (Servicing and trustees' fees)
                           -----------------------------------------

                       -----------------------------------------------
2nd                                 Remarketing Fee Fund
                        (Any amount required to be deposited to the
                                    Remarketing Fee Fund)
                       -----------------------------------------------

                       -----------------------------------------------
3rd                                    Administrator
                          (Administration fee and any prior unpaid
                                    administration fees)
                       -----------------------------------------------

               -----------------------------------------------------------------
4th (pro rata)                      Class A Noteholders
                           (Interest on the class A notes [to
                 the derivative product or swap counterparties, any fee due and owing, to any counterparty to pay
                  amounts due on any derivative product or swap agreement other than certain termination payments].)
               -----------------------------------------------------------------

               -----------------------------------------------------------------
5th                                     Depositor
                   (An amount equal to unpaid interest accrued on the
                 student loans subsequent to the cut-off date but prior to
                  the closing date until this amount has been paid in full)
               -----------------------------------------------------------------

                        -----------------------------------------------
6th                                  Class B Noteholders
                              (Interest on the class B notes)
                        -----------------------------------------------

                ----------------------------------------------------------------
7th                                   Class A Noteholders
                       (The class A principal distribution amount will be
                        allocated to provide for sequential payment of
                    the class     -    notes through class    -    notes,
                              in that order, until paid in full)
               -----------------------------------------------------------------

               -----------------------------------------------------------------
8th                               Supplemental Interest Fund
                        (Any supplemental interest deposit amount)
               -----------------------------------------------------------------

               -----------------------------------------------------------------
9th                                   Class B Noteholders
                 (On and after the stepdown date, and provided no trigger
                   event is in effect, the class B principal distribution
                     amount until the class B notes are paid in full)
               -----------------------------------------------------------------

                ----------------------------------------------------------------
10th                                     Reserve Fund
                 (Amounts necessary to restore the Reserve Fund to the Reserve
                                     Fund minimum balance)
               -----------------------------------------------------------------

              -----------------------------------------------------------------
11th (pro                 LIBOR Note Derivative Product Counterparties
rata)         (Any unreimbursed payments made by the counterparties under the terms of the related LIBOR note derivative product agreement, plus interest on such amounts)
              -----------------------------------------------------------------

                       -----------------------------------------------
12th                                    Master Servicer
                             (Any unpaid carry-over servicing fee)
                         -----------------------------------------------

                       -----------------------------------------------
13th                     Derivative Product or Swap Counterparties
                        (Any accrued and unpaid termination payments)
                       -----------------------------------------------

              ------------------------------------------------------------------
14th                                 Remarketing Agents
                    (Any amounts not paid from the Remarketing Fee Fund)
              ------------------------------------------------------------------

               -----------------------------------------------------------------
15th                             Class A and Class B Noteholders
                   (If the student loans are not sold pursuant to the optional purchase or mandatory auction, to pay as accelerated payments of principal to the noteholders in the same order and priority as above until they are paid in full)
               -----------------------------------------------------------------

                               ----------------------------------
16th                                        Depositor
                                     (Any remaining amount)
                                ----------------------------------

[ISSUANCE OF ADDITIONAL NOTES]

        We may issue additional series of notes that will be secured by the same assets that secure the notes issued pursuant to this prospectus supplement. These additional notes may be issued without the consent or approval of the
owners of the class   -   notes and class  -  notes, and may be on a parity with
or subordinate to the class   -   notes. See "Additional Notes" in the
prospectus.]

SERVICING AND ADMINISTRATION

        Under a master servicing agreement, National Education Loan Network, Inc., will act as master servicer with respect to the student loans and will arrange for and oversee the subservicers' performance of their servicing obligations. National Education Loan Network, Inc. will be paid a monthly servicing fee based on the outstanding principal balance of the trust's student
loans in an amount equal to 1/12th of          % for student loans other than
consolidation loans and   % for consolidation loans, and will be responsible for
payment of all compensation due to the subservicers for performance of their servicing obligations under the subservicing agreements. In addition, National Education Loan Network, Inc. will be entitled to receive from available funds a carry-over servicing fee as described below in "Description of the Notes - Flow of Funds." The carry-over servicing fee is the sum of:

o the amount of specified increases in the costs National Education Loan Network, Inc. incurs;

o       the amount of specified conversion, transfer and removal fees;

o any carry-over servicing fees described above that remain unpaid from prior distribution dates; and

o interest on unpaid amounts as set forth in the master servicing agreement.

        Nelnet, Inc. will act as subservicer with respect to the trust's student loans. The subservicer has entered into an agreement pursuant to which it has agreed to assume responsibility for servicing, maintaining custody of and making collections on the trust's student loans. Under the master servicing agreement, in the event that a student loan is denied the benefit of any applicable guarantee due to a servicing error, the master servicer will cause the subservicer to reimburse the trust for principal and interest due on the affected loan. See "The Student Loan Operations of Nelnet Student Loan Trust - - Servicing of student loans" in this prospectus supplement.

        National Education Loan Network, Inc. will act as the trust's
administrator pursuant to an Administration Agreement dated as of   . See "--The
administration agreement" in this prospectus supplement.

OPTIONAL PURCHASE

        The depositor or its assignee may, but is not required to, repurchase
the remaining student loans in the trust on the earlier of the        quarterly
distribution date or when the Pool Balance is 10% or less of the initial Pool Balance. If this purchase option is exercised, the student loans will be sold to the depositor as of the last business day of the preceding collection period and the proceeds will be used on the corresponding quarterly distribution date to repay outstanding notes, which will result in early retirement of the notes. On the closing date, the depositor intends to assign its purchase option to Nelnet, Inc.

        If the depositor or its assignee exercises its purchase option, the purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining student loans held by the trust, but not less than a prescribed minimum purchase price. The prescribed minimum purchase price is the amount that, when combined with amounts on deposit in the funds and accounts held under the indenture, would be sufficient to:

o reduce the outstanding principal amount of each class of notes then outstanding on the related quarterly distribution date to zero;

o pay to the noteholders the interest payable on the related quarterly distribution date;

o       pay any unpaid servicing fees and carry-over servicing fee; and

o       pay any amounts due on any derivative product agreement.

MANDATORY AUCTION

        If any notes are outstanding and the depositor or its assignee does not notify the indenture trustee of its intention to exercise its right to repurchase student loans in the trust on the earlier of the quarterly distribution date or when the Pool Balance is 10% or less of the initial Pool Balance, all of the remaining loans in the trust will be offered for sale by the indenture trustee before the next succeeding quarterly distribution date. Nelnet, Inc. or its designated affiliates and unrelated third parties may offer to purchase the trust's student loans in the auction. The net proceeds of any auction sale will be used to retire any outstanding notes on the next quarterly distribution date.

        The indenture trustee will solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest bid remaining if it equals or exceeds both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate. If the highest bid after the solicitation process does not equal or exceed both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate, the indenture trustee will not complete the sale. If the sale is not completed, the indenture trustee may, but will not be obligated to, solicit bids for the sale of the trust's student loans at the end of future collection periods using procedures similar to those described above. If the administrator requests it to do so, the indenture trustee will be obligated to make such solicitations. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust's student loans either on the auction date or subsequently.

        If the trust's student loans are not sold as described above, on each subsequent quarterly distribution date, all amounts on deposit in the Collection Fund after giving effect to all withdrawals, except withdrawals payable to the depositor, will be distributed as accelerated payments of principal on the notes, until they have been paid in full.

[INTEREST RATE CAP DERIVATIVE AGREEMENT]

        [On the closing date the indenture trustee will use a portion of the net proceeds from the sale of the notes to purchase an interest rate cap derivative agreement.]

        [Under the interest rate cap derivative agreement, on the third business
day before each quarterly distribution date to and including the       quarterly
distribution date, the derivative counterparty will pay into the trust estate an amount, calculated on a quarterly basis, equal to the product of (a) the excess, if any, of (i) three-month LIBOR as determined for the interest accrual period related to the applicable quarterly distribution date over (ii) % and (b) a notional amount equal to $ . See "Interest Rate Cap Derivative Agreement" in this prospectus supplement.]

[LIBOR NOTE DERIVATIVE PRODUCT AGREEMENT]

        [We will enter into a LIBOR note derivative product agreement for the LIBOR rate notes as of the closing date with . Under the agreement, the counterparty will pay into the trust estate, on or before the third business day preceding each quarterly distribution date, an amount calculated on a quarterly basis equal to the sum of:

o       The excess, if any, of the class   -    LIBOR rate over the adjusted
        student loan rate multiplied by the principal amount of the outstanding
        class   -      notes; plus

o       The excess, if any, of the class     -   LIBOR rate over the adjusted
        student loan rate multiplied by the principal amount of the outstanding
        class       -       notes; plus

o       the excess, if any, of the class      -     LIBOR rate over the adjusted
        student loan rate multiplied by the principal amount of the outstanding class B notes.]

        [The adjusted student loan rate, in general, will equal the expected weighted average interest collections of the student loans held in the trust estate less servicing fees, trustee fees, administration fees and LIBOR note derivative product agreement fees.]

        [The counterparty's maximum obligation, as of any date, under the agreement will equal (a) [the outstanding principal amount of the class B notes as of that date] less (b) the payments made previously under an agreement net of the amount of any payments (other than interest) made from the trust estate to reimburse payments made by the counterparty.]

        [On each quarterly distribution date, the counterparty will be paid a
fee equal in the aggregate to     % per annum of the principal balance of the
notes. In addition, on each quarterly distribution date, the counterparty will be paid from the Collection Fund, after funds from the Collection Fund are applied to make payments of interest and principal due on the notes and, if necessary, to replenish the Reserve Fund to the specified Reserve Fund minimum balance, a sum equal to any payments received by the trust estate from the counterparty which remain unreimbursed, plus interest. See "LIBOR Rate Note Derivative Product Agreement" in this prospectus supplement.]

[INTEREST RATE SWAP AGREEMENTS]

        [On the closing date, the trust will enter into one or more initial interest rate swap agreements with one or more eligible swap counterparties, to hedge the basis risk that results from the payment of a fixed rate of interest to the class A-4 noteholders. In addition to each initial interest rate swap agreement, if, on any reset date, a class of reset rate notes is reset to or continues to bear interest at a fixed rate, the trust will enter into one or more interest rate swap agreements with eligible swap counterparties, to be effective until the next reset date.

        Under any interest rate swap agreement with respect to reset rate notes bearing a fixed rate of interest, including the initial interest rate swap agreement for the class A-4 notes, the related swap counterparty will be obligated to pay the trust the fixed rate of interest for the class of reset rate notes, and the trust will be obligated to pay to that swap counterparty an amount based on LIBOR plus or minus a spread.]

[CURRENCY SWAP AGREEMENTS]

        [On the closing date, the trust will enter into one or more initial currency swap agreements with one or more eligible swap counterparties for the class A-5 notes.

        Each initial currency swap agreement will hedge the currency exchange risk that results from the payment of principal and interest in [Euros] on the class A-5 notes during their initial reset period and upon a successful remarketing on their reset date.

        If, on any reset date, a class of reset rate notes is reset to or continues to be denominated in a currency other than U.S. Dollars, the trust may enter into one or more additional currency swap agreements to be effective until the next reset date. Other than any initial currency swap agreement for the class A-5 notes, the trust may not enter into swap agreements with respect to a class of reset rate notes unless each rating agency then rating the notes confirms its then-current ratings of each class of notes outstanding [and, with respect to any new currency swap agreements, certain additional criteria are satisfied.]]

[DEFINITIVE NOTES]

        [The [designate classes] notes will be evidenced by definitive notes registered in the name or names of the holders of those notes or their nominee.]

BOOK-ENTRY REGISTRATION

        The notes will be delivered in book-entry form through the Same Day Settlement System of The Depository Trust Company.

FEDERAL INCOME TAX CONSEQUENCES

                        will deliver an opinion that for federal income tax purposes, the notes will be treated as the trust's indebtedness and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal tax purposes. You will be required to include in your income the interest on the notes as paid or accrued in accordance with your accounting methods and the provisions of the Internal Revenue Code. See "Federal Income Tax Consequences" in the prospectus.

ERISA CONSIDERATIONS

        The notes are intended to represent debt for state law and federal income tax purposes; however, there can be no assurance that the U.S. Department of Labor will not challenge such characterization for purposes of the Plan Asset Regulations (29 C.F.R ss.2510.3-101). If the notes are treated as indebtedness without substantial equity features, the notes may be purchased by or on behalf of employee benefit plans, retirement arrangements, individual retirement accounts and Keogh Plans, without giving rise to a prohibited transaction, subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement.

RATING OF THE NOTES

        The class A notes offered pursuant to this prospectus supplement will be rated by at least two nationally recognized statistical rating agencies in their highest rating category. The class B notes offered pursuant to this prospectus supplement will be rated in one of the three highest rating categories of at least two nationally recognized statistical rating agencies.

[LISTING INFORMATION]

        [Application has been made for the class A notes to be admitted to the official list of the Irish Stock Exchange subject to the Irish Stock Exchange listing rules and the prospectus rules of the Irish Financial Services Regulatory Authority and to be admitted to trading on the Irish Stock Exchange. There can be no assurance that such listing will be obtained. You may consult with the Irish listing agent to determine the status of the class A notes.]


CUSIP NUMBERS

o       Class A-1 Notes:
o       Class A-2 Notes:
o       Class A-3 Notes:
o       Class A-4 Notes:
o       Class A-5 Notes:
o       Class B Notes:

INTERNATIONAL SECURITIES IDENTIFICATION
NUMBERS (ISIN)

o       Class A-1 Notes:
o       Class A-2 Notes:
o       Class A-3 Notes:
o       Class A-4 Notes:
o       Class A-5 Notes:
o       Class B Notes:

                                  RISK FACTORS

        The discussion under the heading "Risk Factors" in the prospectus describes the risks associated with your investment in the notes. In addition, you should consider the following factors:

THE ASSETS PLEDGED TO THE TRUST ESTATE
MAY NOT BE SUFFICIENT TO PAY THE NOTES

        Upon the issuance of the notes, the aggregate principal balance of the student loans and the other assets pledged as collateral for the notes and held in the trust estate will be less than the aggregate principal balance of the notes issued under the indenture.

        As a result, if an event of default should occur under the indenture requiring repayment of all of the notes, the amount due on the notes may exceed the assets held in the trust estate. If this were to occur, the holders of the notes, and in particular holders of the class B notes, may not be repaid in full.

A HIGH RATE OF PREPAYMENTS MAY ADVERSELY
AFFECT REPAYMENT OF THE NOTES

        The aggregate principal balance and accrued interest of the student loans expected to be pledged to the trust estate on the closing date, together with amounts on deposit in the Collection Fund, the Capitalized Interest Fund and the Reserve Fund, will be approximately % of the aggregate principal amount of the notes. Noteholders must rely primarily on interest payments on the student loans held in the trust estate to reduce the aggregate principal amount of the notes to the principal balance of the student loans. The noteholders, especially class B noteholders, could be adversely affected by a high rate of prepayments, which would reduce the amount of interest available for this purpose. The principal balance of the student loans on which interest will be collected will be less than the principal amount of the notes for some period.

SUBORDINATION OF THE CLASS B NOTES
AND PAYMENT PRIORITIES MAY RESULT
IN A GREATER RISK OF LOSS

        Payments of interest on the class B notes are subordinated in priority of payment to payments of interest on class A notes and to payments due to counterparties under derivative product agreements (other than certain termination payments). Similarly, payments of principal on the class B notes are subordinated to payments of interest and principal on the class A notes. Principal on the class B notes will not begin to be paid until the stepdown date. Moreover, the class B notes will not receive any payments of principal on or after the stepdown date if a trigger event is in effect on any quarterly distribution date until the class A notes have been paid in full. Thus, investors in the class B notes will bear a greater risk of loss than the holders of class A notes. Investors in the class B notes will also bear the risk of any adverse changes in the anticipated yield and weighted average life of their notes resulting from any variability in payments of principal or interest on the class B notes.

        Class B notes are subordinated to class A notes as to the direction of remedies upon an event of default, an administrator default or a master servicer default. In addition, as long as the class A notes are outstanding, the failure to pay interest or principal on the class B notes will not constitute an event of default under the indenture. Consequently, holders of the class B notes may bear a greater risk of losses or delays in payment.

        Notes within a class may receive payments of principal after other notes in the same class. For example, the class A-1 notes may receive principal payments before class A-2 notes, class A-3 notes, class A-4 notes and class A-5 notes. Consequently, holders of certain notes within a class, particularly holders of class A notes with longer maturities, may bear a greater risk of loss. Potential purchasers of the notes should consider the priority of payment of each class of notes before making an investment decision.

CHANGES TO THE HIGHER EDUCATION ACT
MAY ADVERSELY AFFECT YOUR NOTES

        The Higher Education Act and other relevant federal or state laws may be amended or modified in the future. In particular, the level of guarantee payments may be adjusted from time to time. We cannot predict whether any changes will be adopted or, if so, what impact such changes may have on us or the notes.

        The Higher Education Act is currently subject to reauthorization. During the reauthorization process, which is ongoing, proposed amendments to the Higher Education Act are more commonplace and a number of proposals have been introduced in Congress. As part of such process, Congress has passed, and the President has signed into law, the Higher Education Extension Act of 2004, which temporarily extended the programs under the Higher Education Act, including FFELP, through federal fiscal year 2005.

        Bills recently have been introduced in the U.S. House of Representatives that, if enacted into law, would permit borrowers under most consolidation loans to refinance their student loans at lower interest rates. Any legislation that permits borrowers to refinance existing consolidation loans at lower interest rates could significantly increase the rate of prepayments on our student loans. A faster rate of prepayments would decrease the weighted average lives of your notes. In addition, if the legislation described above or any similar legislation is enacted into law, the length of time that the notes are outstanding and their weighted average lives may be shortened significantly. You will bear any reinvestment risk associated with such prepayments.

THE UNITED STATES MILITARY BUILD-UP MAY
RESULT IN DELAYED PAYMENTS FROM BORROWERS
CALLED TO ACTIVE MILITARY SERVICE

        The recent build-up of the United States military has increased the number of citizens who are in active military service. The Servicemembers Civil Relief Act limits the ability of a lender under the Federal Family Education Loan Program to take legal action against a borrower during the borrower's period of active duty and, in some cases, during an additional three month period thereafter.

        It is not known how many student loans have been or may be affected by the application of the Servicemembers Civil Relief Act. Payments on student loans acquired by the trust may be delayed as a result of these requirements, which may reduce the funds available to the trust to pay principal and interest on the notes.

HIGHER EDUCATION RELIEF OPPORTUNITIES
FOR STUDENTS ACT OF 2003 MAY
RESULT IN DELAYED PAYMENTS
FROM BORROWERS

        The Higher Education Relief Opportunities for Students Act of 2003 ("HEROS Act of 2003"), signed by the President on August 18, 2003, authorizes the Secretary of Education, during the period ending September 30, 2005, to waive or modify any statutory or regulatory provisions applicable to student financial aid programs under Title IV of the Higher Education Act as the Secretary deems necessary for the benefit of "affected individuals" who:

        o are serving on active military duty or performing qualifying national guard duty during a war or other military operation or national emergency;

        o reside or are employed in an area that is declared by any federal, state or local office to be a disaster area in connection with a national emergency; or

        o suffered direct economic hardship as a direct result of war or other military operation or national emergency, as determined by the Secretary.

        The Secretary is authorized to waive or modify any provision of the Higher Education Act to ensure that:

        o such recipients of student financial assistance are not placed in a worse financial position in relation to that assistance;

        o administrative requirements in relation to that assistance are minimized;

        o calculations used to determine need for such assistance accurately reflect the financial condition of such individuals;

        o       to provide for amended calculations of overpayment; and

        o institutions of higher education, eligible lenders, guaranty agencies and other entities participating in such student financial aid programs that are located in, or whose operations are directly affected by, areas that are declared to be disaster areas by any federal, state or local official in connection with a national emergency may be temporarily relieved from requirements that are rendered infeasible or unreasonable.

        The number and aggregate principal balance of student loans that may be affected by the application of the HEROS Act of 2003 is not known at this time. Accordingly, payments we receive on student loans made to a borrower who qualifies for such relief may be subject to certain limitations. If a substantial number of borrowers become eligible for the relief provided under the HEROS Act of 2003, there could be an adverse effect on the total collections on the trust's student loans and our ability to pay principal and interest on the notes.

[THE TRUST MAY NOT BE ABLE TO USE ALL OF THE NOTE
PROCEEDS TO PURCHASE STUDENT LOANS]

        [Approximately % of the net proceeds from the sale of the notes will be deposited in the prefunding account of the Acquisition Fund to be used to purchase student loans within months of the date of issuance of the notes. In the interim, we plan to purchase short-term, liquid investments with those funds. The securities purchased, however, may earn less interest than is due on the notes. In addition, we may be unable to purchase additional student loans during the prefunding period. If we are unable to acquire additional student loans, any proceeds remaining in the Acquisition Fund will be transferred to the Collection Fund for use in making principal payments on or redeeming notes.]

[THE ACQUISITION OF ADDITIONAL STUDENT LOANS AFTER THE CLOSING DATE MAY CHANGE THE CHARACTERISTICS OF THE POOL OF STUDENT LOANS FROM THAT WHICH IS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT]

        [During the revolving period, we may use principal payments on the student loans to acquire additional student loans. The student loans we acquire during the revolving period may cause the characteristics of the pool of student loans held by the trust to differ significantly from the characteristics described in this prospectus supplement.] [Money held in the prefunding account of the Acquisition Fund will be used to purchase additional student loans within months of the date of issuance of the notes. The student loans acquired with money held in the prefunding account may cause the characteristics of the pool of student loans held by the trust to differ significantly from the characteristics described in this prospectus supplement.] The characteristics that may differ include the composition of the student loans, changes in the relative concentration of the guarantee agencies guaranteeing the student loans, the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining terms. You should consider potential variances when making your investment decision concerning the notes.]

[THE NOTES MAY HAVE BASIS RISK WHICH COULD AFFECT PAYMENT OF PRINCIPAL AND INTEREST ON THE NOTES.]

        [There is a degree of basis risk associated with the notes. Basis risk is the risk that shortfalls might occur because the interest rates of the student loans and those of the notes adjust on the basis of different indexes. If a shortfall were to occur, payment of principal or interest on the notes could be adversely affected.]

[PAYMENT OF PRINCIPAL AND
INTEREST ON YOUR NOTES MAY BE
COMPROMISED IF A DERIVATIVE PRODUCT COUNTERPARTY DEFAULTS
OR THE AGGREGATE LIMIT ON DERIVATIVE PRODUCT COUNTERPARTY
PAYMENTS IS EXCEEDED]

        [The trust will enter into a derivative product agreement with a counterparty intended to mitigate the basis risk associated with the LIBOR rate notes. Basis risk is the risk that shortfalls might occur because the interest rates of the student loans and those of the notes adjust on the basis of different indexes. If a payment is due to the trust under a derivative product agreement, a default by the applicable counterparty may reduce the amount of funds available to pay your principal and interest on the notes. The trust's ability to pay principal and interest on the notes also may be adversely affected if the aggregate limit on a counterparty's obligation under its derivative product agreement is reached.]

        [In addition, an early termination of a derivative product agreement may occur in the event that either:

        o the counterparty fails to make a required payment within three business days of the date that payment was due; or

        o the counterparty fails, within a specified period of time following the date on which the credit ratings of the counterparty or its credit support provider fall below the required ratings specified in the agreement, to:

                o obtain a replacement derivative product agreement with terms substantially the same as the existing agreement; or

                o establish any other arrangement satisfactory to the trust and the applicable rating agencies.]

        [If an early termination occurs, the trust may no longer have the benefit of that derivative product agreement. The trust may not be able to enter into a substitute derivative product agreement.]

DIFFERENT RATES OF CHANGE IN INTEREST RATE
INDEXES MAY AFFECT OUR CASH FLOW

        The interest rates on the notes may fluctuate from one interest period to another in response to changes in the specified index rates. The student loans that will be financed with the proceeds from the sale of the notes bear interest either at fixed rates or at rates which are generally based upon the bond equivalent yield of the 91-day U.S. Treasury Bill rate. In addition, the student loans may be entitled to receive special allowance payments from the Department of Education based upon a three-month commercial paper rate and the 91-day U.S. Treasury Bill rate. See "Description of the Federal Family Education Loan Program" in the prospectus. If there is a decline in the rates payable on student loans held in the trust estate, the amount of funds representing interest deposited into the Collection Fund may be reduced. If the interest rates payable on notes the trust issues do not decline in a similar manner and time, the trust may not have sufficient funds to pay interest on the notes when due. Even if there is a similar reduction in the rates applicable to the notes, there may not necessarily be a reduction in the other amounts required to be paid out of the trust, such as administrative expenses, causing interest payments to be deferred to future periods. Similarly, if there is a rapid increase in the interest rates payable on the notes without a corresponding increase in rates payable on the student loans, the trust may not have sufficient funds to pay interest on the notes when due. Sufficient funds may not be available in future periods to make up for any shortfalls in the current payments of interest on the notes or expenses of the trust estate.

IN THE EVENT OF AN EARLY TERMINATION OF A SWAP AGREEMENT
DUE TO CERTAIN TERMINATION EVENTS, THE TRUST MAY BE REQUIRED
TO MAKE A LARGE TERMINATION PAYMENT TO THE SWAP COUNTERPARTY

        For any reset period when a class of reset rate notes bears a fixed rate of interest, the trust may be required to enter into one or more interest rate swap agreements to hedge basis risk. Similarly, if at any time a class of reset rate notes is denominated in a currency other than U.S. Dollars, the trust may be required to enter into one or more currency swap agreements to hedge against currency risk. In addition, if the remarketing agents, in consultation with the administrator, determine that it would be in the best interests of the trust based on then-current market conditions, during any reset period when a class of reset rate notes bears a floating rate of interest, or if otherwise required to obtain a rating confirmation, the trust will enter into additional interest rate or currency swap agreements. If a termination event occurs under any of these swap agreements and the trust owes a swap counterparty a large termination payment that is required to be paid pro rata with interest due on the class A notes, the trust may not have sufficient funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of notes may suffer a loss.

YOUR NOTES WILL HAVE GREATER RISK
IF A CURRENCY SWAP AGREEMENT TERMINATES

        For any reset period where a class of reset rate notes is denominated in a currency other than U.S. Dollars, the trust may be required to enter into one or more currency swap agreements to hedge against currency exchange risks. The currency swap agreements will be intended to convert:

        o principal payments on the class of reset rate notes from U.S. Dollars to the applicable foreign currency;

        o the interest rate on the reset rate notes from a LIBOR rate to a fixed or floating rate payable in the foreign currency; and

        o the secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option or a redemption on the applicable reset date to the foreign currency.

        Among other events, a currency swap agreement may terminate in the event that either:

        o the trust, to the extent the trust has sufficient funds available, or the related swap counterparty defaults in making a required payment within three business days of the date that payment was due; or

        o within 30 days of the date on which the credit ratings of the currency swap counterparty fall below the required ratings, the currency swap counterparty fails to:

                o obtain a replacement currency swap agreement with terms substantially the same as the currency swap agreement;

                o       obtain a rating confirmation on the notes; or

                o post collateral in accordance with a collateral agreement between the parties or establish another arrangement satisfactory to the rating agencies.

        Upon an early termination of a currency swap agreement, the trust may be unable to enter into a substitute swap agreement with similar currency exchange terms. As a result, we cannot assure you that the amount of credit enhancement will be sufficient to cover the currency risk associated with the class of reset rate notes that are denominated in a foreign currency.

        If any currency swap counterparty fails to perform its obligations or if the related swap agreement is terminated, the trust will have to exchange U.S. Dollars for the applicable foreign currency at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the notes in full, including as a result of the inability to exchange U.S. Dollar amounts then on deposit in any accumulation account for the applicable currency. Moreover, there can be no assurance that the spread between LIBOR and any applicable foreign currency index will not widen. As a result, if any of these swap agreements are terminated and the trust is not able to enter into a substitute swap agreement, all of the notes will bear the resulting currency risk and basis risk.

        In addition, if a payment is due to the trust under any of these swap agreements and the related swap counterparty defaults on such payment, the amount of funds available may be reduced, and the trust's ability to pay principal and interest on each class of notes may be reduced.

IF A CURRENCY SWAP AGREEMENT TERMINATES,
ADDITIONAL INTEREST WILL NOT BE PAID

        Each currency swap agreement, including any initial currency swap agreement, will provide for the payment to the applicable class of reset rate noteholders of approximately two business days of interest at the applicable rate resulting from a required delay in the payment of reset date remarketing proceeds through Euroclear and Clearstream. If a currency swap agreement is terminated, you will not receive interest for those additional days.

EVEN IF YOU DO NOT RECEIVE TIMELY NOTICES,
YOU WILL BE DEEMED TO HAVE TENDERED
YOUR RESET RATE NOTES

        Holders of beneficial interests in the reset rate notes may not receive timely notifications of the reset terms for any reset date due to procedures used by the clearing agencies and financial intermediaries. Even though you do not receive a copy of the notice delivered on a remarketing terms determination date, you will be deemed to have tendered your reset rate notes unless the remarketing agents have received a hold notice, if applicable, prior to the related notice date.

IF THE HOLDER OF THE CALL OPTION EXERCISES THAT CALL OPTION,
YOU MAY NOT BE ABLE TO REINVEST IN A COMPARABLE SECURITY

        Nelnet, Inc., or its designated affiliates, will have the option to call a class of reset rate notes on its related reset date, even if you have delivered a hold notice. If Nelnet, Inc., or one of its designated affiliates, exercises this option, you will receive a payment of principal equal to the outstanding principal balance of your reset rate notes, less any amounts distributed to you by the trust as a payment of principal before or on such distribution date, plus all accrued and unpaid interest on that distribution date. However, you may not be able to reinvest the proceeds you receive in a comparable security with an equivalent yield.

IF A FAILED REMARKETING IS DECLARED, YOU WILL BE
REQUIRED TO RELY ON A SALE THROUGH THE SECONDARY MARKET
IF YOU WISH TO SELL YOUR RESET RATE NOTES

        On any reset date, if a failed remarketing is declared, your reset rate notes will not be sold even if you attempted or were required to tender them for remarketing. In this event, you will be required to rely on a sale through the secondary market. There can be no assurances that any secondary market will exist at that time.

IF A FAILED REMARKETING IS DECLARED,
THE FAILED REMARKETING RATE YOU WILL RECEIVE
MAY BE LESS THAN THE THEN-PREVAILING MARKET RATE OF INTEREST

        If a failed remarketing is declared, your reset rate notes will become subject to the failed remarketing rate. If the applicable class of reset rate notes is denominated in U.S. Dollars, you will receive interest until the next reset date at a failed remarketing rate of three-month LIBOR plus
            %. If the applicable class of reset rate notes is denominated in a currency other than U.S. Dollars, you will receive interest until the next reset date at the failed remarketing rate established on the related spread determination date, which will be three-month [EURIBOR] plus % in the case of the class A-5 notes on the initial reset date, and a floating rate of interest thereafter. A failed remarketing rate may differ significantly from the rate of interest you received during any previous reset period. We cannot assure you that the failed remarketing rate will always be at least as high as the then-prevailing market rate of interest for similar securities, and your yield may be lower than you could have achieved investing in other securities.

IF INVESTMENTS IN AN ACCUMULATION ACCOUNT
DO NOT PERFORM AS ANTICIPATED, YOUR NOTES
MAY BE DOWNGRADED OR YOU MAY SUFFER A LOSS.

        During any reset period when a class of reset rate notes is structured not to receive a payment of principal until the end of that reset period, the administrator, on behalf of the trust, will invest any funds on deposit in the related accumulation account in eligible investments, which may include asset-backed securities with respect to federally guaranteed student loans that are serviced by the master servicer or an affiliate thereof, that satisfy the applicable minimum rating requirements set by the rating agencies and have an expected maturity at least one business day before the next reset date.

        There can be no assurance that these investments will not default or that they will always retain their initial rating. Any downgrade in these investments will also likely reduce the market value of these investments. In this event, if the administrator were to have the trust sell these investments prior to their maturity, whether to minimize potential future losses or for any other reason, or if the indenture trustee were to liquidate these investments following an event of default and an acceleration of your notes, you may suffer a loss. We cannot assure you that these investments will pay interest and principal at the rates, at the times or in the full amounts owed. As a result, it is possible that you could suffer a loss on your investment.

IN THE EVENT THAT MONEY IS DEPOSITED INTO A
SUPPLEMENTAL INTEREST ACCOUNT, PRINCIPAL PAYMENTS TO
CLASS B NOTEHOLDERS MAY BE DELAYED OR CLASS B NOTEHOLDERS
MAY SUFFER A LOSS.

        On and after the stepdown date and provided no trigger event is then in effect, the class B notes will be entitled to allocations of principal pro rata with the class A notes. However, if amounts on deposit in any accumulation account during any reset period become sufficiently large, it is possible that required deposits into the related supplemental interest fund may result in a shortage of available funds, and principal would not be paid to you on that or succeeding quarterly distribution dates until there are sufficient available funds.

[YOU MAY HAVE DIFFICULTY SELLING
YOUR NOTES]

        [Application has been made for the class A notes to be admitted to the official list of the Irish Stock Exchange subject to the Irish Stock Exchange listing rules and the prospectus rules of the Irish Financial Services Regulatory Authority and to be admitted to trading on the Irish Stock Exchange. There can be no assurance that this listing will be obtained. If the notes are not listed on a securities exchange and you want to sell your notes, you will have to locate a purchaser that is willing to purchase them. The underwriters intend to make a secondary market for the notes and may do so by offering to buy the notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities, and there may again be such a time in the future. As a result, you may not be able to sell your notes when you want to or you may not be able to obtain the price that you wish to receive.]

                           NELNET STUDENT LOAN TRUST    -
GENERAL

        Nelnet Student Loan Trust      - is a Delaware statutory trust formed by
Nelnet Student Loan Funding, LLC pursuant to a trust agreement by and between Nelnet Student Loan Funding, LLC as depositor and initial certificate
holder,        and         , as Delaware trustee, for the transactions described
in this prospectus supplement. The assets of the trust will include student loans acquired with the proceeds of the notes sold pursuant to this prospectus supplement, investments that are pledged to the indenture trustee, the payments received on those student loans and investments and any payments the trust has received under any derivative product agreements. The trust was created for the purpose of facilitating the financing of student loans and other financial assets, and to engage in activity in connection therewith. The trust will not engage in any activity other than:

        o acquiring, holding and managing the student loans and the other assets of the trust, and the proceeds therefrom;

        o       issuing the notes; and

        o engaging in other activities related to the activities listed above.

        Nelnet Student Loan Funding, LLC will hold all of the equity interests in the trust. The mailing address for Nelnet Student Loan Funding, LLC, is 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508 and its telephone number
is (402) 458-2300. The trust's fiscal year ends on                .

        The notes will be secured by the trust's assets. The Collection Fund, [the Capitalized Interest Fund], the Acquisition Fund, the Supplemental Interest Fund, any accumulation account and the Reserve Fund will be maintained in the name of the indenture trustee for the benefit of the noteholders. The Remarketing Fee Fund will be maintained in the name of the indenture trustee for the benefit of the remarketing agents and the class A noteholders. The subservicer(s) described below will act as custodian of the promissory notes and other documents with respect to the trust's student loans.

CAPITALIZATION

        As of the closing date, the capitalization of the trust after giving effect to the issuance of the notes [and before deducting expenses of the offering] will be as follows:

                          Class    -     Notes    $
                          Class    -    Notes     $
                          Class    -    Notes     $
                          Equity                  $
                                  Total           $

ELIGIBLE LENDER TRUSTEE

                        is the eligible lender trustee for the trust under an
eligible lender trust agreement.                    is a national banking
association with offices located at         .  The eligible lender
trustee will acquire on behalf of the trust legal title to all of the student loans acquired under loan purchase agreements. The eligible lender trustee on behalf of the trust has entered into a separate guarantee agreement with each of the guarantee agencies described in this prospectus supplement with respect to the trust's student loans. The eligible lender trustee qualifies as an eligible lender and the holder of the trust's student loans for all purposes under the Higher Education Act and the guarantee agreements. If the trust's student loans were not owned by an eligible lender, the trust's rights to receive guarantor and Department of Education payments on its student loans would be lost.

        The eligible lender trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the eligible lender trustee in the eligible lender trust agreement and the loan purchase agreements.

        [Additional disclosure regarding eligible lender trustee.]

        THE STUDENT LOAN OPERATIONS OF NELNET STUDENT LOAN TRUST    -

        The trust will use the proceeds from the sale of the notes to purchase student loans, to make a deposit to the Acquisition Fund, [the Capitalized Interest Fund, the Collection Fund, the Remarketing Fee Fund] and the Reserve Fund and to purchase any required derivative product or swap agreements. [The trust will also use principal payments it receives on its student loans to acquire additional student loans during the revolving period.] The eligible lender trustee will first acquire student loans on behalf of the depositor, which will direct that the student loans be sold and transferred to the Acquisition Fund of the trust. The eligible lender trustee, on behalf of the trust, will acquire the student loans from the depositor pursuant to a loan purchase agreement among the trust, the eligible lender trustee and the depositor. The depositor will use the proceeds the trust pays to the depositor to acquire the student loans from [affiliates of the sponsor][unaffiliated sellers] pursuant to loan purchase agreements. See "Formation of the Trusts - Acquisition of student loans" in the prospectus.

        The student loans we expect to acquire on the closing date [and during the prefunding period][and during the revolving period] were selected from [the sponsor's student loan portfolio] using several criteria, including requirements that as of the cut-off date each student loan:

        o is guaranteed as to principal and interest by a guarantee agency under a guarantee agreement and the guarantee agency is reinsured by the Department of Education in accordance with the FFELP;

        o contains terms in accordance with those required under the FFELP, the guarantee agreements and other applicable requirements;

        o       is not more than       days past due;

        o does not have a borrower who is noted in the master servicer's or any of the subservicers' related records as currently involved in a bankruptcy proceeding; and

        o [has special allowance payments, if any, based on the three-month commercial paper rate or the 91-day treasury bill rate.]

SERVICING OF STUDENT LOANS

        We are required under the Higher Education Act, the rules and regulations of the guarantee agencies and the indenture to use due diligence in the servicing and collection of student loans and to use collection practices no less extensive and forceful than those generally in use among financial institutions with respect to other consumer debt.

        THE ELIGIBLE LENDER TRUSTEE IS ACTING AS "ELIGIBLE LENDER" WITH RESPECT TO THE STUDENT LOANS AS AN ACCOMMODATION TO THE TRUST AND NOT FOR THE BENEFIT OF ANY OTHER PARTY. NOTWITHSTANDING ANY RESPONSIBILITY THAT THE ELIGIBLE LENDER TRUSTEE MAY HAVE TO THE SECRETARY OF EDUCATION OR ANY GUARANTEE AGENCY UNDER THE HIGHER EDUCATION ACT, THE ELIGIBLE LENDER TRUSTEE WILL NOT HAVE ANY RESPONSIBILITY FOR THE TRUST'S ACTION OR INACTION, OR ANY ACTION OR INACTION OF THE INDENTURE TRUSTEE OR ANY OTHER PARTY IN CONNECTION WITH THE STUDENT LOANS AND THE DOCUMENTS, AGREEMENTS, UNDERSTANDINGS AND ARRANGEMENTS RELATING TO THE STUDENT LOANS.

        THE MASTER SERVICING AGREEMENT

        As of the closing date, the trust will enter into a master servicing agreement with National Education Loan Network, Inc. ("NELN") that will continue until the earlier of:

        o       the termination of the indenture;

        o the early termination after material default by the master servicer as provided for in the master servicing agreement; or

        o the student loans serviced under the master servicing agreement are paid in full.

        As master servicer, NELN will arrange for and oversee the performance of the subservicers with respect to the trust's student loans. If the master servicer breaches any covenant under the master servicing agreement with respect to a trust's student loan, generally it will have to cure the breach, purchase that student loan or reimburse the trust for losses resulting from the breach.

        NELN will be paid a monthly servicing fee based on the outstanding principal balance of the trust's student loans in an amount equal to 1/12th of
   % for student loans (other than consolidation loans) and % for consolidation loans. In addition, NELN will be entitled to receive from available funds a carry-over servicing fee as described below in "Description of the Notes - Flow of funds." The carry-over servicing fee is the sum of:

        o       the amount of specified increases in the costs NELN incurs;

        o       the amount of specified conversion, transfer and removal fees;

        o any carry-over servicing fees described above that remain unpaid from prior quarterly distribution dates; and

        o interest on unpaid amounts as set forth in the master servicing agreement.

        Under the terms of the master servicing agreement, NELN may be obligated to cause the subservicers to pay the trust an amount equal to the outstanding principal balance plus all accrued interest and other fees due to the date of purchase of a student loan in the event the subservicers cause the student loan to be denied the benefit of any applicable guarantee and are unable to cause the reinstatement of the guarantee within twelve months of denial by the applicable guarantee agency. Upon payment, the loan will be subrogated to the subservicer that made such payment to the trust. In the event the subservicer cures any such student loan, the trust will repurchase the loan in an amount equal to the then outstanding principal balance plus all accrued interest due on the student loan, less the amount subject to the risk sharing provisions of the Higher Education Act, whereupon the subrogation rights of the subservicer will terminate.

        The master servicing agreement acknowledges that NELN will not perform any of the servicing activities described in the master servicing agreement and that the subservicers will be responsible for performance of such servicing duties. As such, the master servicer shall not be liable in any way for any negligent or wrongful act or omission on the part of any subservicer, provided that the master servicer assigns, transfers and sets over to the trust or the depositor, as applicable, all of its rights and remedies as against any subservicer with respect to the trust's student loans.

THE SUBSERVICERS

        Nelnet, Inc. [and     ] will act as subservicers with respect to the
trust's student loans. Each of the subservicers will provide such data processing and other assistance in connection with the servicing of the student loans as the Higher Education Act and the guarantee agencies require. The trust will cause the indenture trustee to pay from the Collection Fund established under the indenture to NELN servicing fees and NELN will pay subservicing fees and certain expenses for the services each of the subservicers provide. [The percentage of the trust's student loans that each of the subservicers are expected to service is described below in "Characteristics of the Student Loans."]

        Information regarding each affiliated subservicer [and each subservicer expected to service more than 10% of the trust's student loans] is set forth below. [Except as otherwise indicated, the information regarding each subservicer described below has been obtained from that subservicer and has not been independently verified.]

NELNET, INC.

        SERVICING HISTORY AND EXPERIENCE

        Nelnet, Inc. ("Nelnet"), a Nebraska corporation, is a vertically
integrated education finance company with over $      billion in total assets.
Headquartered in Lincoln, Nebraska, Nelnet originates, holds and services student loans, principally FFELP student loans. During 2005, Nelnet was one of the largest holders and servicers of FFELP loans. Nelnet provides a broad range of financial services and technology-based products, including student loan origination and lending, student loan and guarantee servicing and a suite of software solutions.

        Nelnet began its education loan servicing operations on January 1, 1978, and provides education loan servicing, time-sharing, administration and other services to lenders, secondary market purchasers and guarantee agencies throughout the United States. Nelnet offers student loan servicing to lending institutions and secondary markets. Nelnet has offices located in, among other cities, Aurora, Colorado; Lincoln, Nebraska; Jacksonville, Florida; and Indianapolis, Indiana, and, as of December 31, 200 employed approximately
employees. As of December 31, 200 Nelnet serviced, approximately $    billion in
student loans.

        Nelnet's due diligence schedule is conducted through automated letter generation. Telephone calls are made by an auto-dialer system. All functions are monitored by an internal quality control system to ensure their performance. Compliance training is provided on both centralized and unit level basis. In addition, Nelnet has distinct compliance and internal auditing departments whose functions are to advise and coordinate compliance issues.

        Nelnet depends heavily on computer-based data processing systems in servicing student loans. On January 1, 2002, Nelnet converted the student loans that it services to a computer hardware and software platform developed and maintained by an affiliated company. The computer conversion was preceded by the development and implementation by Nelnet of servicing procedures tailored to the new system, comprehensive training of servicing staff and a number of test conversions. In November 2002, Nelnet converted approximately $3 billion of additional student loans to its computer hardware and software platform. Problems or errors may occur in connection with the implementation of the new computer platform and the conversion of additional loans to that platform. If servicing errors do occur, they may result in a failure to collect amounts due on our student loans or to follow procedures required under the Higher Education Act.

        [The Higher Education Act authorizes the Department of Education to recognize lenders and lender servicers (as agent for the eligible lender) for an exceptional level of performance in servicing FFELP loans. A lender or lender servicer designated for exceptional performance can receive % reimbursement on all claims submitted for insurance provided that the lender or lender servicer meets and maintains all requirements for achieving its designation.

        For the period through     ,      Nelnet was granted exceptional
performance status. So long as Nelnet's exceptional performance status remains in effect, all loans serviced by Nelnet, including the student loans to be acquired with the proceeds of the notes, will be eligible to receive
      % reimbursement on any claim submitted for payment. The Secretary of Education may revoke Nelnet's exceptional performance status if, among other things, subsequent audits of Nelnet's servicing operations fail to meet certain due diligence standards, the required audits are not provided to the Secretary or the Secretary determines that an overall level of regulatory compliance has not been maintained. There can be no assurance that Nelnet will maintain its exceptional performance status in the future. Failure by Nelnet to maintain its exceptional performance status in the future is not a default under the subservicing agreement.

        We will be entitled to receive   % reimbursement on claims submitted for
insurance only for those student loans actually serviced by Nelnet while it maintains its exceptional performance status. Nelnet's subservicing agreement authorizes Nelnet to delegate its duties under the subservicing agreement under certain conditions, and we expect that servicing of approximately % of the student loans acquired with the proceeds of the notes will be performed by servicers other than Nelnet, and those student loans will be entitled to receive % reimbursement on claims submitted for insurance. The percentage of loans that are not serviced by Nelnet may increase or decrease while the notes are outstanding.]

             THE SUBSERVICING AGREEMENT

        NELN will enter into a subservicing agreement with Nelnet under which Nelnet will agree to service the trust's student loans. The subservicing agreement will continue until the earlier of:

        o       termination of the indenture and trust agreement;

        o early termination after material default by the subservicer as provided in the subservicing agreement; or

        o payment in full of all student loans serviced pursuant to the subservicing agreement.

        Under the subservicing agreement, Nelnet agrees to service all student loans in the trust for which it is responsible in accordance with the Higher Education Act, and the rules and regulations of the guarantors as described in the prospectus under "Servicing and Administration - The master servicing agreement." In the event that NELN ceases, or is no longer able, to act as master servicer, Nelnet has agreed to act as the master servicer for the student loans in the trust and will process and service the loans according to the master servicing agreement.

        The subservicing agreement may be terminated if Nelnet fails to perform in a material fashion and fails or refuses to correct such failure within 30 days after receiving notice of its failure. A material failure includes, among other things,

        o failure to make deposits to the indenture trustee of payments received from parent/student borrowers; and

        o       insolvency or receivership.

A material failure does not include a loan servicing failure, even if the failure results in the loss of the loan's guarantee, provided the guarantee is reinstated or Nelnet pays NELN the outstanding principal balance and all accrued interest, less the amount (if any) subject to risk sharing under the Higher Education Act and the guarantor's regulations.

        CUSTODY OF STUDENT LOANS

        Nelnet acts as custodian of the student loans that it services for its clients. Nelnet agrees to store, protect and retain promissory notes and other collateral documents for serviced student loans in a secure, fire retardant environment. Each Nelnet office has a vault with restricted access that meets these standards. Nelnet also stores promissory notes offsite using vendors that provide a secure environment that meets the same safety standards and restricted access. As an additional safeguard, Nelnet stores micro-filmed or imaged copies of each promissory note and other servicing documents. Original promissory notes are returned to borrowers after payment in full upon request.

ADMINISTRATION AGREEMENT

        NELN has entered into an administration agreement with the trust,    ,
as      Delaware trustee,      and      , as indenture trustee. Under the
administration agreement, on each monthly servicing payment date and on each quarterly distribution date, the administrator will direct the indenture trustee to make the required distributions from the funds established under the indenture. In addition, the administrator will prepare, based on periodic data received from the subservicers, and provide quarterly and annual distribution statements to the eligible lender trustee and the indenture trustee and any related federal income tax reporting. See "Servicing and Administration - The administration agreement" in the prospectus.

        NELN will receive compensation quarterly for those services in the
amount of     % per annum of the outstanding principal balance of the trust's student loans.

ORIGINATORS

        Information regarding each entity, other than the sponsor and its affiliates, responsible for originating 10% or more of the trust's student loans is set forth below.

        [Information on originators].

INDENTURE TRUSTEE

        The trust will issue the notes pursuant to an indenture of trust date as
of      , by and among the trust, the eligible lender trustee and        , as
indenture trustee.

        [Description of indenture trustee]

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SOURCES OF CAPITAL AND LIQUIDITY

        The trust's primary sources of capital will be the net proceeds from the sale of the notes. See "Nelnet Student Loan Trust - Capitalization" in this prospectus supplement.

        The trust's primary sources of liquidity will be collections on the trust's student loans, as supplemented by:

        o       [through the         quarterly distribution date, amounts on
                deposit in the Capitalized Interest Fund;]

        o [any payments received from a derivative product or swap counterparty under any derivative product or swap agreement;] and

        o       amounts on deposit in the Reserve Fund.

RESULTS OF OPERATIONS

        The trust is newly formed and, accordingly, has no results of operations as of the date of this prospectus supplement. Because the trust does not have any operating history, we have not included in this prospectus supplement any historical or pro forma ratio of earnings to fixed charges. The earnings on the trust's student loans and other assets owned by the trust and the interest costs of the notes will determine the trust's results of operations in the future. The income generated from the trust's assets will pay operating costs and expenses of the trust and interest and principal on the notes.

FEES AND EXPENSES

        All fees and expenses, including servicing and administration fees, are not expected to exceed % per annum of the outstanding principal balance of the trust's student loans. The fees and expenses payable by the trust are set forth in the table below. The priority of payment of such fees and expenses is described below in "Description of the Notes - Flow of Funds" in this prospectus supplement.


           Fee and Expense                    Recipient                  Amount
           ---------------                    ---------                  ------
           Servicing Fee                                                    %
           Administration Fee                                               %
           Trustee Fee
           [Remarketing Fee]

[The fees described above may not be increased unless the trust obtains a rating agency confirmation with respect to such increase.]

                            [PREVIOUSLY ISSUED NOTES]


        [Information concerning each outstanding series and class of notes that the trust previously issued under the indenture is provided below. The student loans and other assets pledged to the indenture trustee will serve as collateral for the outstanding notes and any additional notes issued under the indenture in the future, as well as the notes being offered by means of this prospectus supplement.

                              Original  Outstanding Principal
                              Principal        Amount          Interest Maturity
 Series  Class  Date Issued    Amount   (As of              )    Rate    Date
 ------  -----  -----------    ------   ----------------------   ----    ----






        The trust has paid in full all scheduled principal and interest due and payable on each series of notes specified above. As of , the student loans that are in repayment and pledged to the indenture trustee as collateral for the outstanding notes had delinquencies as follows:

        o       $         was 30 to 60 days delinquent;

        o       $         was 61 to 90 days delinquent;

        o       $         was 91 to 120 days delinquent; and

        o       $         was greater than 120 days delinquent.

        As of       , there were $       of student loans in claim status with a
guarantee agency.

        As of     , the cumulative amount of net losses on the student loans was
$            .]

                                 USE OF PROCEEDS

        The net proceeds from the sale of the notes are expected to be applied as follows:

                      Deposit to Acquisition Fund                $
                      Deposit to Reserve Fund
                      Deposit to Collection Fund
                      [Deposit to Capitalized Interest Fund]
                      [Deposit to Remarketing Fee Fund]
                                                                 ---------------
                                    Total                        $

        Approximately $    of the net proceeds deposited to the Acquisition Fund
will be used to pay the costs of issuing the notes.

                          ACQUISITION OF STUDENT LOANS

        We expect to use $    of the proceeds of the notes being offered by this
prospectus supplement to purchase student loans on the date of issuance of the notes from an eligible lender trustee holding the student loans on behalf of Nelnet Student Loan Funding, LLC. The trust will purchase its student loans for
a price equal to   % of their aggregate outstanding principal balance as of the cut-off date, plus interest accrued but unpaid to and including the cut-off date. Interest that accrues subsequent to the cut-off date but prior to the closing date will be paid to the depositor as described below under "Description of the Notes - Flow of Funds."

        The eligible lender trustee on behalf of Nelnet Student Loan Funding, LLC will acquire the student loans from [affiliates of the sponsor] [unaffiliated sellers]. See "Relationships Among Financing Participants" in the prospectus. Each of the parties selling loans to the sponsor will make representations and warranties with respect to the student loans to be sold and has agreed to repurchase any student loans for which any representation or warranty is later determined to be materially incorrect. See "The Student Loan Operations of Nelnet Student Loan Trust - " in this prospectus supplement.

        As described under "Description of the Federal Family Education Loan Program - Federal Consolidation Loans" in Appendix A to the prospectus, borrowers may consolidate additional student loans with an existing consolidation loan within 180 days from the date that the consolidation loan was made. As a result of the addition of any such add-on consolidation loans, the related consolidation loan may, in certain cases, have a different interest rate and a different final payment date. Any add-on consolidation loan added to the trust will be funded by a transfer from the Collection Fund of the amount required to repay in full any student loan that is being discharged through such add-on consolidation loan. Such amount will be paid by the indenture trustee to the holder or holders of such student loans to prepay such loans. For a period of 210 days after the closing date (30 days being attributed to the processing of any such add-on consolidation loans) amounts necessary to fund add-on consolidation loans will be paid from the Collection Fund if not funded from amounts on deposit in the Acquisition Fund, prior to payment of the trust's expenses and payments on the notes.

[PREFUNDING ACCOUNT]

        [On the date of issuance of the notes, $        will be deposited in the
prefunding account of the Acquisition Fund. During the prefunding period, the depositor will continue to acquire student loans, and the trust will acquire those loans using funds on deposit in the prefunding account. The prefunding period will begin on the date of issuance of the notes and end upon the earlier
of the        quarterly distribution date, or upon our determination that we are unable to acquire additional student loans. Any amounts remaining in the prefunding account at the end of the prefunding period will be transferred to the Collection Fund. On each quarterly distribution date or monthly payment date, to the extent that money in the Collection Fund is not sufficient to pay amounts owed to the U.S. Department of Education or the guarantee agencies, servicing fees, trustee's fees, administration fees, the interest then due on the notes and amounts due to any counterparty on any derivative product agreement (other than certain termination payments), moneys on deposit in the Acquisition Fund will be transferred to the Collection Fund to cover any such deficiency, prior to any transfer being made from the Reserve Fund to cover any such deficiency.

        As described under "Description of the Federal Family Education Loan Program - Federal Consolidation Loans" in the Appendix A to prospectus, borrowers may consolidate additional student loans with an existing consolidation loan within 180 days from the date that the consolidation loan was made. As a result of the addition of any such add-on consolidation loans, the related consolidation loan may, in certain cases, have a different interest rate and a different final payment date. Any add-on consolidation loan added during the prefunding period to a consolidation loan in the trust will be funded by a transfer from the prefunding account of the Acquisition Fund of the amount required to repay in full any student loan that is being discharged through such add-on consolidation loan. Such amount will be paid by the indenture trustee to the holder or holders of such student loans to prepay such loans. For a period of 210 days after the end of the prefunding period (30 days being attributed to the processing of any such add-on consolidation loans) amounts necessary to fund add-on consolidation loans will be excluded from the money in the Collection Fund that is available to pay the trust's expenses and to make payments on the notes.]

[REVOLVING PERIOD]

        Until       , we will use principal payments we receive on the trust's student loans to acquire additional student loans. The student loans we acquire during the revolving period will have the following characteristics:


        [Describe Characteristics]

                             CHARACTERISTICS OF THE
                                  STUDENT LOANS
                            (AS OF THE CUT-OFF DATE)

        As of     , the cut-off date, the characteristics of the pool of student loans we expect to purchase on the closing date were as described below. Since the date for purchase of the loans to be acquired with the proceeds of the notes is other than the cut-off date, the characteristics of those loans will vary from the information presented below. The aggregate outstanding principal balance of the loans in each of the following tables includes the principal balance due from borrowers, which does not include accrued interest of $
to be capitalized upon commencement of repayment. The percentages set forth in the tables below may not always add to 100% and the balances may not always add
to $         due to rounding.

        [Following the transfer of additional student loans to the eligible lender trustee, on behalf of the trust, during the [revolving] [prefunding] period the aggregate characteristics of the entire pool of student loans, including the composition of the student loans and of the related borrowers, the related guarantors, the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term to scheduled maturity, will vary from those of the student loans described in the following tables as of the cut off date. We expect that the student loans acquired by the trust during the [revolving] [prefunding] period will be
primarily       [, and that the distribution of those loans by number of days delinquent will be similar to that shown in the tables below]. We also expect that the loans will have an average outstanding principal balance per borrower
of approximately $    , a weighted average annual interest rate of approximately
 %, a weighted average term of approximately     months and will be at least 98%
guaranteed. However, the actual characteristics of the student loans that we subsequently purchase may be different. Following the [revolving] [prefunding] period we will file a current report on Form 8-K with the Securities and Exchange Commission that will describe the pool of loans then held in the trust.

        We offer a variety of borrower incentive programs for student loans originated or purchased by us and our affiliates that, among other things, provide for an interest rate reduction for borrowers that make payments on their loans electronically and an interest rate or principal balance reduction for borrowers that make a specified number of on-time payments. If any such incentive programs not required by the Higher Education Act are in effect for student loans held in the trust estate on any quarterly distribution date when the outstanding principal amount of the notes exceeds the value of the trust estate, we will either contribute funds to the Collection Fund in an amount equal to the principal or interest that otherwise would have been paid on such student loans in the absence of the borrower incentive programs, or notify the master servicer to notify the borrowers that the borrower incentive programs have been terminated. If we notify the master servicer to provide notice of the termination of the borrower incentive programs, the master servicer may choose to contribute funds to the Collection Fund in an amount equal to the principal or interest that otherwise would have been paid on such student loans in the absence of the borrower incentive programs instead of providing notice of termination of the incentive programs.

                    COMPOSITION OF THE STUDENT LOAN PORTFOLIO
                            (AS OF THE CUT-OFF DATE)

Aggregate outstanding principal balance......................  $
Number of borrowers..........................................
Average outstanding principal balance per borrower...........       $
Number of loans..............................................
Average outstanding principal balance per loan...............      $
Weighted average annual interest rate........................                %
Weighted average remaining term (months).....................

        The weighted average annual borrower interest rate shown above excludes special allowance payments. The weighted average spread, including special
allowance payments, to the 91-day Treasury bill rate was         % as of the
cut-off date. The weighted average spread, including special allowance payments, to the three-month commercial paper rate was % as of the statistical cut-off date. The weighted average spread, including special allowance payments, to the
91-day Treasury bill rate will be   % when all Treasury bill-based loans are in
repayment. The weighted average spread, including special allowance payments, to the three-month commercial paper rate will be % when all commercial paper-based loans are in repayment.

                 DISTRIBUTION OF THE STUDENT LOANS BY LOAN TYPE
                            (AS OF THE CUT-OFF DATE)

                                                   Outstanding  Percent of Loans
                                      Number of     Principal    by Outstanding
        Loan Type                        Loans       Balance        Balance
        ---------                        -----       -------        -------
Consolidation
Stafford - Subsidized
Stafford - Unsubsidized
PLUS
SLS
        Total

               DISTRIBUTION OF THE STUDENT LOANS BY INTEREST RATE
                            (AS OF THE CUT-OFF DATE)

                                               Outstanding      Percent of Loans
                                Number of       Principal         by Outstanding
     Interest Rate                Loans          Balance              Balance
     -------------                -----          -------              -------
Less than 3.00%
3.00% to 3.49%
3.50% to 3.99%
4.00% to 4.49%
4.50% to 4.99%
5.00% to 5.49%
5.50% to 5.99%
6.00% to 6.49%
6.50% to 6.99%
7.00% to 7.49%
7.50% to 7.99%
8.00% to 8.99%
9.00% or greater
        Total

                DISTRIBUTION OF THE STUDENT LOANS BY SCHOOL TYPE
                            (AS OF THE CUT-OFF DATE)

                                                 Outstanding    Percent of Loans
                                    Number of     Principal      by Outstanding
       School Type                    Loans        Balance         Balance
       -----------                    -----        -------         -------
2-year institution
4-year institution
Consolidation / Uncoded*
Vocational / Trade
Other
        Total
-------------------
        *Refers to consolidation loans for which the school type applicable to the loans the borrower consolidated is unavailable.

          DISTRIBUTION OF THE STUDENT LOANS BY SAP INTEREST RATE INDEX
                            (AS OF THE CUT-OFF DATE)

                                                 Outstanding  Percent of Loans
      SAP Interest              Number of         Principal    by Outstanding
       Rate Index                 Loans            Balance       Balance
       ----------                 -----            -------       -------
90 Day CP Index
91 Day T-Bill Index
            Total

          DISTRIBUTION OF THE STUDENT LOANS BY BORROWER PAYMENT STATUS
                            (AS OF THE CUT-OFF DATE)

                                                Outstanding     Percent of Loans
          Borrower                 Number of     Principal      by Outstanding
        Payment Status                Loans        Balance          Balance
        --------------                -----        -------          -------
School
Grace
Deferment
Forbearance
Repayment*
     First Year Repayment
     Second Year Repayment
     Third Year Repayment
     More Than Three Years
Claim
        Total
--------------------
        *The weighted average number of months in repayment for all student loans currently in repayment is , calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the cut-off date.

         DISTRIBUTION OF THE STUDENT LOANS BY NUMBER OF DAYS DELINQUENT
                            (AS OF THE CUT-OFF DATE)

                                              Outstanding      Percent of Loans
                                Number of      Principal         by Outstanding
    Days Delinquent               Loans         Balance              Balance
    ---------------               -----         -------              -------
0-30
31-60
61-90
91-120
121 and above
        Total

            DISTRIBUTION OF THE STUDENT LOANS BY DATE OF DISBURSEMENT
                            (AS OF THE CUT-OFF DATE)

                                                  Outstanding   Percent of Loans
                                     Number of     Principal    by Outstanding
        Disbursement Date              Loans        Balance         Balance
        -----------------              -----        -------         -------
Pre-October, 1993
October 1, 1993 and thereafter
        Total

        Student loans disbursed prior to October 1, 1993 are 100% guaranteed by the guarantee agency and are 100% reinsured against default by the Department of Education. Student loans disbursed after October 1, 1993 are 98% guaranteed by the guarantee agency and are reinsured by the Department of Education up to a maximum of 98% of the guarantee payments, provided that all loans serviced by a servicer that has received exceptional performance status from the Department of Education will be entitled to 100% reimbursement so long as such servicer retains its exceptional performance status from the Department of Education. See "The Student Loan Operations of Nelnet Student Loan Trust - - The subservicer
 - Exceptional Performance Status" in this prospectus supplement.

         DISTRIBUTION OF THE STUDENT LOANS BY RANGE OF PRINCIPAL BALANCE
                            (AS OF THE CUT-OFF DATE)

                                                 Outstanding    Percent of Loans
                                     Number of    Principal     by Outstanding
       Principal Balance               Loans       Balance          Balance
       -----------------               -----       -------          -------
$0.00        -   $499.99
$500.00      -   $999.99
$1,000.00    -   $1,999.99
$2,000.00    -   $2,999.99
$3,000.00    -   $3,999.99
$4,000.00    -   $5,999.99
$6,000.00    -   $7,999.99
$8,000.00    -   $9,999.99
$10,000.00   -   $14,999.99
$15,000.00   -   $19,999.99
$20,000.00   -   $24,999.99
$25,000.00   -   $29,999.99
$30,000.00   -   $34,999.99
$35,000.00   -   $39,999.99
$40,000.00   -   $44,999.99
$45,000.00   -   $49,999.99
$50,000.00 or greater
        Total

                      DISTRIBUTION OF THE STUDENT LOANS BY
               NUMBER OF MONTHS REMAINING UNTIL SCHEDULED MATURITY
                            (AS OF THE CUT-OFF DATE)


                                                 Outstanding   Percent of Loans
        Number of               Number of         Principal     by Outstanding
        Months*                   Loans            Balance          Balance
        ------                    -----            -------          -------
    1 to 23
  24 to 35
  36 to 47
  48 to 59
  60 to 71
  72 to 83
  84 to 95
  96 to 107
 108 to 119
 120 to 131
 132 to 143
 144 to 155
 156 to 167
 168 to 179
 180 to 191
 192 to 203
 204 to 215
 216 to 227
 228 to 239
 240 to 251
 252 to 263
 264 to 275
 276 to 287
 288 to 299
 300 to 311
 312 to 323
 324 to 335
 336 to 347
 348 to 359
 360 to 371
 372 and greater
        Total

----------------
        *Does not give effect to any deferral or forbearance periods that may be granted in the future.

            DISTRIBUTION OF THE STUDENT LOANS BY GEOGRAPHIC LOCATION
                            (AS OF THE CUT-OFF DATE)

        The following chart shows the geographic distribution of the student loans based on the permanent billing addresses of the borrowers as shown on the servicer's records:


                                                  Outstanding   Percent of Loans
                                   Number of       Principal     by Outstanding
          Location                   Loans          Balance          Balance
          --------                   -----          -------          -------
Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma

Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
Puerto Rico
Virgin Islands
Other / Uncoded
         Total


                DISTRIBUTION OF THE STUDENT LOANS BY SUBSERVICER
                            (AS OF THE CUT-OFF DATE)


                                                 Outstanding   Percent of Loans
                                   Number of      Principal     by Outstanding
Subservicer                          Loans         Balance         Balance
-----------                          -----         -------         -------
Nelnet, Inc.






        Total

              DISTRIBUTION OF THE STUDENT LOANS BY GUARANTEE AGENCY
                            (AS OF THE CUT-OFF DATE)

                                                 Outstanding    Percent of Loans
                                   Number of      Principal       by Outstanding
     Guarantee Agency*               Loans         Balance           Balance
     ----------------                -----         -------           -------



























        Total
----------------
        *See "Information Relating to the Guarantee Agencies" for the full name of the guarantee agencies.

                 INFORMATION RELATING TO THE GUARANTEE AGENCIES

        The payment of principal and interest on all of the student loans held in the trust estate created under the indenture will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education. The guarantee provided by each guarantee agency is an obligation solely of that guarantee agency and is not supported by the full faith and credit of the federal or any state government. However, the Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its insurance obligations, the Secretary shall assume responsibility for all functions of the guarantee agency under its loan insurance program. For further information on the Secretary of Education's authority in the event a guarantee agency is unable to meet its insurance obligations see "Description of the Guarantee Agencies" in the prospectus.

As of the statistical cut-off date, of the student loans held in the trust estate approximately

                o             % are guaranteed by , an agency of the State of
                                 , guaranteeing loans since      ,

                o          % are guaranteed by     , a non-profit corporation
                        organized in Nebraska, guaranteeing student loans
                        since      ,

                o       and the remaining        % are guaranteed by one of the
                        following guarantee agencies:

        See "Description of the Guarantee Agencies" in the prospectus for more detailed information concerning the characteristics of the guarantee agencies.

        Presented below is information with respect to each guarantee agency expected to guaranty 10% or more of the student loans as of . Except as otherwise indicated, the information regarding each guarantee agency has been obtained from the guarantee agency and has not been independently verified.

        GUARANTY VOLUME. The following table sets forth the approximate aggregate principal amount of federally reinsured education loans (including PLUS Loans but excluding Federal Consolidation Loans) that have first become guaranteed by and in the federal fiscal years indicated:

                                 GUARANTY VOLUME
                                  (IN MILLIONS)


FEDERAL FISCAL YEAR


2000................   $               $
2001................   $               $
2002................   $               $
2003................   $               $
2004................   $               $

        RESERVE RATIO. Each guarantee agency's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee.

        Each guarantee agency is required to establish two separate funds, a Federal Student Loan Reserve Fund and an Agency Operating Fund. The Federal Reserve Fund is considered the property of the Federal government and the Agency Operating Fund is considered the property of the guarantee agency.

        The Federal Reserve Fund was established on October 1, 1998 through the deposit of all existing funds, securities and other liquid assets previously identified as Federal Family Education Loan Program assets. Unless a guarantee agency has an agreement with the Department of Education that allows it to do otherwise, the guarantee agencies deposited into this fund all guarantee fees, the reinsurance received from the Department of Education, and the recovery of the non-reinsured portion of defaults and investment earnings. The Federal Reserve Fund is only to pay lender claims and default aversion fees into the Agency Operating Fund and for other limited purposes. Under certain circumstances, at the instruction of the Department of Education, account maintenance fees are paid to the Agency Operating Fund from this fund.

        The term "cumulative cash reserves" is equal to the difference of sources less uses of funds for the Federal Reserve Funds. Prior to enactment of the current model, "cumulative cash reserves" referred to cash reserves plus (i) the guarantee agency's quarterly report on sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (ii) the guarantee agency's quarterly report on uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department of Education's share of collections on claims paid, returned advances and reinsurance fees).

        The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such guarantee agency minus (i) the original principal amount of loans canceled, claims paid, loans paid in full and loan guarantees transferred from such guarantee agency to other guarantee agencies, plus (ii) the original principal amount of loan guarantees transferred to such guarantee agency from other guarantee agencies, excluding loan guarantees transferred to another agency pursuant to a plan of the Secretary in response to the insolvency of the agency. The following table sets forth the
respective reserve ratios for and        for the federal fiscal years indicated:

                                  RESERVE RATIO


        FEDERAL FISCAL YEAR

        2000...............
        2001...............
        2002...............
        2003...............
        2004...............
-------------------

        RECOVERY RATES. A guarantee agency's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the aggregate amount recovered from borrowers by the aggregate amount of default claims paid by the guarantee agency. The table below sets forth the
recovery rates for      and             :

                                 RECOVERY RATES


             FEDERAL FISCAL
                   YEAR

            2000..............
            2001..............
            2002..............
            2003..............
            2004..............
-------------------

        CLAIMS RATES.  For the federal fiscal years 2000-2004,               and
                                   respective claims rates listed below have not
exceeded 5%, and as a result, all claims of        and       have been fully
reimbursed at the maximum allowable level by the Department of Education. See "Description of the Federal Family Education Loan Program" in the prospectus for more detailed information concerning the federal program. Nevertheless, there can be no assurance the guarantee agencies will continue to receive full reimbursement for such claims. The following table sets forth the claims rates
of      and         for the federal fiscal years indicated:

                                  CLAIMS RATES


         FEDERAL FISCAL
             YEAR

        2000.............
        2001.............
        2002.............
        2003.............
        2004.............


                            DESCRIPTION OF THE NOTES

GENERAL

        The notes will be issued pursuant to the terms of an Indenture of Trust
dated as of                         , between the trust and               , as
indenture trustee and as eligible lender trustee. A form of the indenture, including a form of the notes, has been filed as an exhibit to the registration statement of which this prospectus supplement is a part. The following summary describes the material terms of the indenture and the notes. However, it is not complete and is qualified in its entirety by the actual provisions of the indenture and the notes.

        THE INDENTURE TRUSTEE DID NOT PARTICIPATE IN THE PREPARATION OF THIS PROSPECTUS SUPPLEMENT AND MAKES NO REPRESENTATIONS CONCERNING THE NOTES, THE COLLATERAL OR ANY OTHER MATTER STATED IN THIS PROSPECTUS SUPPLEMENT. THE INDENTURE TRUSTEE HAS NO DUTY OR OBLIGATION TO PAY THE NOTES FROM ITS OWN FUNDS, ASSETS OR CORPORATE CAPITAL OR TO MAKE INQUIRY REGARDING, OR INVESTIGATE THE USE OF, AMOUNTS DISBURSED FROM THE TRUST ESTATE.

LIBOR RATE NOTES

INTEREST PAYMENTS

        Interest will accrue on the LIBOR rate notes at their respective interest rates during each interest accrual period. Interest on the notes will be payable to the noteholders on each quarterly distribution date commencing , 200 . Subsequent quarterly distribution dates for the notes will be on the
[25th] day of each ,      , and                , or if any such day is not a
business day, the next business day. Interest accrued but not paid on any quarterly distribution date will be due on the next quarterly distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum described below.

        The interest rate on the class A-1 notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest
accrual period, plus     %. The interest rate on the class A-2 notes for each
interest accrual period will be equal to three-month LIBOR, except for the
initial interest accrual period, plus    %. The interest rate on the class A-3
notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest accrual period, plus
        %. The interest rate on the class B notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest
accrual period, plus       %.

        LIBOR for the initial interest accrual period will be determined by the following formula:

               x + [   /     * (y-x)]

        where: x =     -month LIBOR, and

               y =     -month LIBOR, in each case, as of the second business day
        before the start of the initial interest accrual period.

        The administrator will determine the rate of interest on the notes on the LIBOR determination date described below. The amount of interest distributable to holders of the notes for each $1,000 in principal amount will be calculated by applying the applicable interest rate for the interest accrual period to the principal amount of $1,000, multiplying that product by the actual number of days in the interest accrual period divided by 360, and rounding the resulting percentage figure to the fifth decimal point.

        CALCULATION OF LIBOR

        For each interest accrual period, LIBOR will be determined by the administrator by reference to the London interbank offered rate for deposits in U.S. dollars having a maturity of three months which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR determination date. The LIBOR determination date will be the second business day before the beginning of each interest accrual period. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the relevant maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks selected by the administrator. The administrator will request the principal London office of each bank to provide a quotation of its rate. If the banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having the relevant maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, three-month LIBOR in effect for the applicable interest accrual period will be three-month LIBOR in effect for the previous accrual period.

        "Business day" means:

        o for purposes of calculating LIBOR, any day on which banks in New York, New York and London, England are open for the transaction of international business; and

        o for all other purposes, any day other than a Saturday, Sunday, holiday or other day on which banks located in New York, New York or the city in which the principal office of the indenture trustee is located, are authorized or permitted by law or executive order to close.

THE RESET RATE NOTES

        INTEREST PAYMENTS

        The applicable currency and interest rate for each class of reset rate notes will be reset from time to time in a currency and at an interest rate determined using the procedures described below and in the prospectus under "Description of the Notes - The Reset Rate Notes." During the initial reset period, the class A-4 notes will be denominated in U.S. Dollars and will bear
interest at a fixed rate of   %. During the initial reset period, the class A-5
notes will be denominated in [Euros] and will bear interest at a rate equal to
three-month [EURIBOR] plus   %.

        Interest on the class A-4 notes during the initial reset period will accrue daily and will be computed based on a 360 day year consisting of twelve 30 day months. Interest on the class A-5 notes will accrue daily and will be based upon .

        An accrual period during any reset period when a class of reset rate notes is denominated in U.S. Dollars and bears a fixed rate of interest will
begin on the    day of the month of the last applicable quarterly distribution date and end on the day of the month of the applicable quarterly distribution date. The initial accrual period for the class A-4 notes will begin on the
closing date and end on      . Except for the initial accrual period with
respect to the class A-5 notes, an accrual period during any reset period when a class of reset notes bears interest based on an index rate (including both U.S. Dollar and non-U.S. Dollar denominated notes) will begin on a quarterly distribution date and end on the day before the next quarterly distribution date. The initial accrual period for the class A-5 notes will begin on the
closing date and end on                  .

        Accrual periods and the applicable distribution dates for payments of interest for subsequent reset periods may be quarterly, semi-annual or annual, as specified on the related remarketing terms determination date as described under "Description of the Notes - The Reset Rate Notes - Remarketing Terms Determination Date" in the prospectus.

        RESET PERIODS

        The initial reset date for the class A-4 notes will be     . The initial
reset date for the class A-5 notes will be     . All subsequent reset dates will
occur on a quarterly distribution date. Each reset period will be no less than three months and will always end on the day before a quarterly distribution date. No reset period may end after the day before the maturity date for the reset rate notes.

        The applicable currency, interest rate and the frequency and, if applicable, priority of principal payments on each class of reset rate notes will be reset as of each reset date as determined by:

        o the remarketing agents, in consultation with the administrator, with respect to the reset period, the applicable currency (U.S. Dollars, Euros, pounds sterling or another currency), whether the interest rate is fixed or based on an index and, if based on an index, the applicable interest rate index, the day count convention, the applicable interest rate determination dates, the interval between interest rate change dates during each accrual period, whether the applicable class will be structured to amortize periodically or to receive a payment of principal only at the end of the reset period, any change in relative priorities with respect to the right to receive payments of principal and the all-hold rate (if applicable); and

        o the remarketing agents with respect to the determination of the applicable fixed rate of interest or spread to the chosen interest rate index, as applicable.

        In the event that a class of reset rate notes is reset to pay (or continues to pay) in a currency other than U.S. Dollars (including during the initial reset period), that class is said to be in foreign exchange mode. In that case, the administrator will be responsible for arranging, on behalf of the trust, any required currency swaps to hedge, in whole or in part, against the currency exchange risks that result from the required payment to the applicable reset rate noteholders in a currency other than U.S. Dollars and, together with the remarketing agents, for selecting one or more eligible swap counterparties. See "Description of the Notes - The Reset Rate Notes - Foreign Exchange Mode" in the prospectus.

        Interest on each class of reset rate notes during each reset period after the initial reset period will accrue and be payable either:

        o Based on an index, in which case those reset rate notes are said to be in index rate mode; or

        o At a fixed rate, in which case those reset rate notes are said to be in fixed rate mode, in each case as determined by the remarketing agents, in consultation with the administrator and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

        In the event that a class of reset rate notes is reset to bear (or continues to bear) a fixed rate of interest, or a floating rate based on an index other than LIBOR or the commercial paper rate and the remarketing agents, in consultation with the administrator, determine that entering into a swap agreement with respect to such reset rate notes would be in the best interests of the trust estate based on current market conditions, the administrator will be responsible for arranging, on behalf of the trust, the required interest rate swaps to hedge the basis risk that results from the payment of a fixed rate of interest or interest based on an index other than LIBOR or a commercial paper rate on such class of reset rate notes and, together with the remarketing agents, for selecting one or more eligible swap counterparties. See "Description of the Notes - The Reset Rate Notes - Index Rate Mode" and "- Fixed Rate Mode" in the prospectus.

        Absent a failed remarketing, reset rate noteholders that wish to be repaid on a related reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process, provided, however, that tender is deemed mandatory when those reset rate notes are denominated in a currency other than U.S. Dollars during either the then current or the immediately following reset period. If there is a failed remarketing of a class of reset rate notes, however, that class of reset rate noteholders will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the related reset date. See "- Failed Remarketing" in the prospectus.

        TENDER OF RESET RATE NOTES; REMARKETING PROCEDURES

        For each reset date, unless notice of exercise of the call option, any purchase option or redemption as described below, has already been given, the remarketing agents will notify the reset rate noteholders whether tender is deemed mandatory or optional and, in consultation with the administrator, will establish by the remarketing terms determination date the following terms for the applicable class of reset rate notes:

        o       the expected weighted average life;

        o       the name and contact information of the remarketing agents;

        o       the next reset date and reset period;

        o       the applicable minimum denominations and additional increments;

        o if more than one class of reset rate notes are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

        o       the interest rate mode (i.e. index rate or fixed rate);

        o       the currency denomination;

        o if in foreign exchange mode, the identities of the eligible swap counterparties from which bids will be solicited;

        o if in foreign exchange mode, the applicable distribution dates on which interest and principal will be paid, if other than quarterly;

        o whether the applicable class will be structured to amortize periodically or to receive a payment of principal only at the end of the reset period;

        o       if in index mode, the applicable interest rate index;

        o if in index rate mode, the interval between interest rate change dates;

        o if in index rate mode, the applicable interest rate determination date;

        o if in fixed rate mode, the applicable fixed rate pricing benchmark;

        o if in fixed rate mode, the identities of any eligible swap counterparties from which bids will be solicited;

        o if in index rate mode, whether there will be any derivative product agreement and if so, the identities of the eligible derivative product counterparties from which bids will be solicited;

        o       the applicable interest rate day count basis;

        o       the related all-hold rate, if applicable; and

        o any other relevant terms incidental to the foregoing (other than the related spread or fixed rate of interest, as applicable) for the reset period.

        Any index rate mode other than an index rate based on LIBOR or commercial paper rate, will require confirmation of the then-current ratings on the notes.

        The remarketing agents will communicate this information by written notice, through DTC, Euroclear and Clearstream, as applicable, to the applicable reset rate noteholders, indenture trustee and the rating agencies on the remarketing terms determination date.

        If a class of reset rate notes is denominated in U.S. Dollars during the reset period and will continue to be denominated in U.S. Dollars during the following reset period, on the remarketing terms determination date, the remarketing agents, in consultation with the administrator, will establish the all-hold rate. In such case, on or before the notice date, the applicable reset rate noteholders will have the option to deliver a hold notice, in the absence of which their reset rate notes will be deemed to have been tendered. If a class of reset rate notes either is in foreign exchange mode during the reset period or will be reset into foreign exchange mode on the immediately following reset date, the applicable reset rate noteholders will be deemed to have tendered their reset rate notes on the reset date, regardless of any desire by those reset rate noteholders to retain their ownership, and no all-hold rate will be applicable.

        If applicable, the all-hold rate will be the minimum rate of interest that will be effective for the upcoming reset period. If 100% of the applicable reset rate noteholders elect to hold their reset rate notes for the next reset period, the related reset rate will be the all-hold rate. In the event some but not all of the applicable reset rate noteholders elect to hold their reset rate notes for the next reset period and the rate of interest using the spread or fixed rate of interest established on the spread determination date is higher than the all-hold rate, all noteholders who deliver a hold notice agreeing to be subject to the all-hold rate will be entitled to the higher rate of interest for the upcoming reset period.

        If the remarketing agents, in consultation with the administrator, are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then, unless the holder of the call option chooses to exercise its call option, a failed remarketing will be declared. See "- Failed Remarketing" in the prospectus.

        SPREAD DETERMINATION DATE

        On each spread determination date, the remarketing agents will set the applicable spread above or below the applicable index (if a class of reset rate notes is in index rate mode during the next reset period) or applicable fixed rate of interest (if a class of reset rate notes will be in fixed rate mode during the next reset period), in either case, at a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed at 100% of the principal balance of the class of reset rate notes. In addition, if applicable, the administrator and remarketing agents will select from the bids received from the eligible swap counterparties, with which the trust will enter into one or more swap agreements to hedge basis or currency risks for the next related reset period. Furthermore, if a class of reset rate notes is to be reset to foreign exchange mode, the currency exchange rate, [the extension rate due to the related currency swap counterparty] and the failed remarketing rate for the applicable reset period will be determined pursuant to the terms of the currency swap agreement. If required for the immediately following reset period, on or before the related spread determination date, the administrator will arrange for new or additional securities identification codes to be obtained.

        TIMELINE

        The following chart shows a timeline of the remarketing process:

   BUSINESS
  DAYS PRIOR
 TO RESET DATE                               EVENT

                  ------------------------------------------------------------
                             REMARKETING TERMS DETERMINATION DATE
                   (Notices sent to applicable noteholders stating the terms
   AT LEAST               of the remarketed class of reset rate notes,
     EIGHT             including the reset rate notes all-hold rate, if
                                          applicable)
                  ------------------------------------------------------------

                  ------------------------------------------------------------
      SIX                                 NOTICE DATE
                       (Hold notices due from applicable noteholders, if
                     applicable, or they are deemed to have tendered their
                      reset rate notes; remarketing agents determine the
                   amount of remarketed reset rate notes available for sale)
                  ------------------------------------------------------------

                  ------------------------------------------------------------
     THREE                         SPREAD DETERMINATION DATE
                   (Based on market conditions, the spread or fixed rate is
                     determined by the remarketing agents for the next reset
                      period or a failed remarketing is declared; identity
                       of any counterparty (or counterparties) is determined; last date that notice of exercise of the call option, purchase option or optional redemption may be given)
                  ------------------------------------------------------------

                  ------------------------------------------------------------
  RESET DATE                              RESET DATE
                             (New terms of the remarketed class of
                              reset rate notes become effective)
                  ------------------------------------------------------------

        CALL OPTION FOR RESET RATE NOTES

        Nelnet, Inc., or its designated affiliates, will have the option to purchase a class of reset rate notes in their entirety on any reset date. This call option may be exercised by Nelnet, Inc., or its designated affiliates, at any time prior to the determination of the interest rate mode or the declaration of a failed remarketing on the spread determination date. The purchase price paid for a class of reset rate notes will be equal to their outstanding principal balance, plus accrued and unpaid interest and any unpaid carry-over interest amounts. If the call option is exercised with respect to a class of reset rate notes, the interest rate will be the rate of interest that is either:
(i) the rate applicable for the most recent reset period during which the failed remarketing rate was not in effect, if the class of reset rate notes did not have at least one related derivative product in effect during the previous reset period, or (ii) if the class of reset rate notes had one or more derivative products in effect during the previous reset period, the weighted average of the floating rates of interest that were due to the related counterparties from the trust estate during the previous reset period for such class of reset rate notes. This rate will remain in effect for each successive three-month reset period while the option holder retains the class of reset rate notes.

        OPTIONAL REDEMPTION OF RESET RATE NOTES

        A class of reset rate notes is subject to redemption, in whole only, at our option on any reset date after , from available money in the trust estate, other than money derived from the sale of student loans pursuant to the purchase option described below. Notice of redemption must be delivered to the indenture trustee no later than the related spread determination date. The redemption price paid upon optional redemption of a class of reset rate notes will be equal to the principal amount thereof being redeemed, plus interest accrued to the date of redemption, if any, and any interest carry-over amount. If we give notice of redemption but fail to redeem a class of reset rate notes on the related reset date, a failed remarketing will have occurred.

        OPTIONAL REDEMPTION OF RESET RATE NOTES FROM PROCEEDS OF OPTIONAL PURCHASE OF STUDENT LOANS

        Nelnet, Inc., or its designated affiliates, will have the option to purchase from the trust estate a pro rata portion of the student loans corresponding to a class of reset rate notes. The proceeds from the exercise of such purchase option will be used to redeem the class of reset rate notes on the next reset date.

        Nelnet, Inc., or its designated affiliates, must exercise this purchase option by providing the indenture trustee with notice of exercise of the purchase option on or before the related spread determination date and by delivering the purchase price described below on or before the second business day before the related reset date. If Nelnet, Inc., or its designated affiliates, gives notice of exercise of this purchase option and fails to deliver the required purchase price, a failed remarketing for such class of reset rate notes will have occurred.

        If this purchase option is exercised, the purchase price will be at least equal to the fair market value of the pro rata portion of the student loans, but not less than a minimum purchase price that, together with any amounts on deposit in a related accumulation account, amounts on deposit in the Remarketing Fee Fund, if any, and a pro rata portion of the amounts on deposit in the Capitalized Interest Fund, if any, the Reserve Fund (if such amount can be released), and after allocation of amounts in the Collection Fund on the most recent distribution date, will be sufficient to:

        o reduce the outstanding principal amount of the class of reset rate notes on its reset date to zero;

        o pay all of the interest payable on the class of reset rate notes on the reset date;

        o pay a pro rata share of any unpaid program expenses and administration fees payable on the reset date;

        o pay when due any amounts on any related derivative product agreement; and

        o pay any carry-over amounts on the class of reset rate notes and interest thereon.

        The pro rata portion of the student loans available to be purchased as described above will be based on a percentage determined by dividing the outstanding amount of the class of reset rate notes by the outstanding amount of all of the notes. In addition, any portion of the student loans sold will have representative characteristics similar to those of all of the student loans held in the trust estate, including with respect to characteristics such as average borrower indebtedness, mix of loan types (e.g., Stafford, PLUS, consolidation, subsidized, unsubsidized), delinquency and default rate, loans in claim status, maturity, school type, guarantee agencies and any other characteristics that may impact the value of such student loans.

        OPTIONAL PURCHASE AND AUCTION OF STUDENT LOANS, AND REDEMPTION OF RESET RATE NOTES, IN THE EVENT OF A FAILED REMARKETING

        In the event of a failed remarketing for a class of reset rate notes, Nelnet, Inc., or its designated affiliates, will have the option to purchase from the trust estate a pro rata portion of the student loans corresponding to the class of reset rate notes for an amount at least equal to the fair market value of such student loans if such amount, together with certain other amounts on deposit in the trust estate, is sufficient to redeem the outstanding class of reset rate notes. Nelnet, Inc., or its designated affiliates, must exercise this option by providing the indenture trustee with notice of exercise of the option and by delivering the purchase price described above within 25 days following the reset date for the class of reset rate notes. If Nelnet, Inc., or its designated affiliates, exercise this purchase option, the class of reset rate notes will be redeemed on its next succeeding reset date.

       If Nelnet, Inc., or its designated affiliates, does not timely notify the indenture trustee of an intention to exercise this purchase option, or if Nelnet, Inc., or its designated affiliates, defaults on its purchase option, we may, but are not required to, direct the indenture trustee to auction the pro rata portion of the loans in the trust estate and use the proceeds from the sale to redeem the reset rate notes on the next succeeding reset date. Nelnet, Inc., or its designated affiliates, and unrelated third parties may bid to purchase the student loans in the auction.

        If at least two independent bids are received, the indenture trustee will solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest of the remaining bids if it equals or exceeds the minimum purchase price described above under the caption "- Optional Redemption of Reset Rate Notes from Proceeds of Optional Purchase of Student Loans." If Nelnet, Inc., or its designated affiliates, bid to purchase the student loans and less than two independent bids are received, the indenture trustee will accept the highest of the remaining bids if it equals or exceeds both the minimum purchase price described above and the fair market value of the pro rata portion of the student loans.

        If the highest bid after the solicitation process does not equal or exceed both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate, the indenture trustee will not complete the sale. If the sale is not completed, the indenture trustee will solicit bids for the sale of the pro rata portion of the student loans for future reset dates using procedures similar to those described above, but only if we so request.

        THE REMARKETING FEE FUND

        On the closing date, the trust, the administrator and the remarketing agents will enter into a remarketing agreement for the remarketing of each class
of reset rate notes. Pursuant to the remarketing agreement,      and       have
each agreed to act as remarketing agents. The administrator, in its sole discretion, may change the remarketing agents or designate a lead remarketing agent for a class of reset rate notes for any reset period at any time on or before the remarketing terms determination date. In addition, the administrator will appoint one or more additional remarketing agents, if necessary, for a reset date when a class of reset rate notes will be remarketed in a currency other than U.S. Dollars. A remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to a remarketing terms determination date. On each remarketing terms determination date, the trust, the administrator and the remarketing agents will enter into a remarketing agency agreement that will set forth certain terms of the remarketing, and on the spread determination date (unless a failed remarketing is declared, 100% of the related reset rate noteholders have delivered a hold notice or the call option or a purchase option has been exercised, or a redemption has occurred), that remarketing agency agreement will be supplemented to include all other required terms of the remarketing.

        Each of the remarketing agents will be entitled to receive a fee from amounts on deposit in the Remarketing Fee Fund in connection with their services for each reset date. The remarketing agents will also be entitled to reimbursement from the trust, on a subordinated basis, or from the administrator, if there are insufficient funds on a distribution date, for certain expenses associated with each remarketing. The fees associated with each successful remarketing and certain out-of-pocket expenses with respect to each reset date will be payable generally from amounts on deposit from time to time in the Remarketing Fee Fund.

        On each quarterly distribution date that is one year or less prior to a reset date, funds will be deposited into the Remarketing Fee Fund, prior to the payment of interest on any class of notes, in an amount up to the quarterly funding amount. If the amount on deposit in the Remarketing Fee Fund, after payment of any remarketing fees therefrom, exceeds the reset period target amount, the excess will be withdrawn on the quarterly distribution date immediately following the related reset date, deposited into the collection fund and included in available funds for that quarterly distribution date. In addition, all investments on deposit in the Remarketing Fee Fund will be withdrawn on the next quarterly distribution date, deposited into the Collection Fund and included in available funds for that quarterly distribution date. If on any quarterly distribution date money in the Collection Fund is insufficient to pay interest on the class A notes, or if on the maturity date for any class of class A notes, money in the Collection Fund is insufficient to reduce the principal balance of that class to zero, money in the Remarketing Fee Fund may be transferred to the Collection Fund and used for payment of interest or principal on the class A notes.

PRINCIPAL DISTRIBUTIONS

        The aggregate outstanding principal balance of the class A-1 notes will
be due and payable in full by        , 20  , the aggregate outstanding principal
balance of the class A-2 notes will be due and payable in full by      , 20    ,
the aggregate outstanding principal balance of the class A-3 notes will be due
and payable in full by       , 20 , the aggregate outstanding principal balance
of the class A-4 notes will be due and payable in full by , 20 and the aggregate outstanding balance of the class A-5 notes will be due and payable in full by , 20 . The aggregate outstanding principal balance of the class B notes
will be due and payable in full by     , 20 . The actual date on which the final
distribution on each class of notes will be made may be earlier than the maturity dates set forth above as a result of a variety of factors.

        Principal payments will be made to the noteholders on each quarterly distribution date in an amount generally equal to the lesser of:

        o the principal distribution amount for that quarterly distribution date, which includes any shortfall in the payment of the principal distribution amount on the preceding quarterly distribution date; and

        o funds available for the payment of principal as described below under "Flow of Funds."

        There may not be sufficient funds available to pay the full principal distribution amount on each quarterly distribution date. [During the revolving period, we will use principal payments we receive on our student loans to acquire additional student loans and will not make principal payments on the notes.] Amounts on deposit in the Reserve Fund, other than amounts in excess of the Reserve Fund minimum balance that are transferred to the Collection Fund, will not be available to make principal payments on the notes except upon their final maturity.

        The trust will pay principal on the class A notes in an amount equal to the class A principal distribution amount and on the class B notes in an amount equal to the class B principal distribution amount. The class A principal distribution amount will be paid first on the class A-1 notes until paid in full, second on the class A-2 notes until paid in full, third on the class A-3 notes until paid in full, fourth on the class A-4 notes until paid in full and fifth on the class A-5 notes until paid in full. The class B principal distribution amount will be allocated to the class B notes after the stepdown date pro rata with the class A notes, so long as no trigger event is in effect on the quarterly distribution date.

        If an event of default occurs under the indenture, payments will not be made in the order described above. Instead, payments will be made as described in the prospectus under "Summary of the Indenture Provisions - Remedies on Default."

        The "stepdown date" will be the earlier of the    quarterly distribution
date, or the first date on which no class A notes remain outstanding. A "trigger event" will be in effect on any quarterly distribution date while any class A notes are outstanding if the outstanding principal balance of the notes, after giving effect to distributions to be made on that quarterly distribution date, exceeds the Adjusted Pool Balance as of the end of the related collection period, or if there has not been an optional purchase or sale of the trust's student loans through a mandatory auction after the earlier of the quarterly distribution date or when the Pool Balance falls below 10% of the initial Pool Balance.

        The term "Principal Distribution Amount" means:

        o on the initial quarterly distribution date, the amount by which the aggregate outstanding principal amount of the notes exceeds the Adjusted Pool Balance, as of the last day of the initial collection period; or

        o on each subsequent quarterly distribution date, the amount by which the Adjusted Pool Balance, as of the last day of the preceding collection period, exceeds the Adjusted Pool Balance, as of the last day of that collection period, plus the amount of any Principal Distribution Amount due on the prior quarterly distribution date that was not paid.

        The class A principal distribution amount is equal to the principal distribution amount times the class A percentage. The class B principal distribution amount is equal to the principal distribution amount times the class B percentage.

        For each quarterly distribution date the class A percentage will equal 100% minus the class B percentage. The class B percentage will equal:

        o 0% prior to the stepdown date or on any other quarterly distribution date if a trigger event is in effect; or

        o on all other quarterly distribution dates, the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the class B notes and the denominator of which is the aggregate principal balance of all outstanding notes, in each case determined on the calculation date for that quarterly distribution date.

        For this purpose, "Adjusted Pool Balance" means, for any quarterly distribution date:

        o if the Pool Balance as of the last day of the related collection period is greater than 40% of the initial Pool Balance, the sum of that Pool Balance, [any amounts on deposit in the Capitalized Interest Fund] and the Reserve Fund minimum balance for that quarterly distribution date; or

        o if the Pool Balance as of the last day of the related collection period is less than or equal to 40% of the initial Pool Balance, that Pool Balance.

        "Pool Balance" for any date means the aggregate principal balance of the student loans held by the trust on that date, including accrued interest that is expected to be capitalized, as reduced by the principal portion of:

        o all payments received by the trust through that date from borrowers, the guarantee agencies and the Department of Education;

        o all amounts received by the trust through that date from purchases of student loans;

        o all liquidation proceeds and realized losses on the student loans through that date;

        o the amount of any adjustment to balances of the student loans that any servicer makes under a servicing agreement through that date; and

        o the amount by which guarantor reimbursements of principal on defaulted student loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

        ALLOCATION OF PRINCIPAL TO ACCUMULATION ACCOUNT

        If, on any quarterly distribution date, principal would be payable to a class of reset rate notes during a reset period when it is structured not to receive a payment of principal until the end of the reset period, principal generally will be allocated to that class of reset rate notes and deposited into an accumulation account in the Collection Fund for that class of reset rate notes. Those principal amounts will remain in the accumulation account until the next reset date for that class of reset rate notes, unless there occurs, prior to that reset date, an optional purchase or mandatory auction of the student loans held in the trust estate. On that reset date, all amounts (less any investment earnings) on deposit in the accumulation account, including any allocation of principal made on that quarterly distribution date, will be distributed to the applicable reset rate noteholders, as of the related record date, as a payment of principal (or if in foreign exchange mode, on or about that reset date to the related swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the applicable reset rate noteholders on or about that reset date).

        However, in the event that on any quarterly distribution date the amount (less any investment earnings) on deposit in the accumulation account would equal the outstanding principal balance (or if in foreign exchange mode, the U.S. Dollar equivalent thereof) of the applicable class of reset rate notes, then no additional amounts will be deposited into the accumulation account, and all amounts therein, less any investment earnings, will be distributed on the next reset date to the applicable reset rate noteholders (or if in foreign exchange mode, on or about that reset date to the related currency swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the applicable reset rate noteholders on or about that reset date). On that reset date the outstanding principal balance of that class of reset rate notes will be reduced to zero. Amounts (less any investment earnings) on deposit in the accumulation account may be used only to pay principal on the applicable class of reset rate notes or to make payments to a currency swap counterparty, (but solely in exchange for the equivalent amount of the applicable non-U.S. Dollar currency at the conversion rate set forth in a currency swap agreement) and for no other purpose. All investment earnings on deposit in the accumulation account will on each quarterly distribution date be transferred into the Collection Fund.

FLOW OF FUNDS

        Servicing fees will be paid to the master servicer on each monthly servicing payment date from money available in the Collection Fund. In addition, each month money available in the Collection Fund will be used to pay amounts due to the U.S. Department of Education and the guarantee agencies with respect to student loans owned by the trust, and to finance any add-on consolidation loans. On each quarterly distribution date, prior to an event of default, available funds in the Collection Fund (which may include under certain circumstances money deposited in the Collection Fund during the current collection period) will be used to make the following deposits and distributions, in the following order:

        o to the master servicer, the indenture trustee and the Delaware trustee, pro rata, the servicing fees and the trustees' fees due on such quarterly distribution date;

        o to the Remarketing Fee Fund, any required deposit to the Remarketing Fee Fund;

        o to the administrator, the administration fee and any prior unpaid administration fees;

        o to the class A noteholders of each class, pro rata, to pay interest due on such class A notes and to any counterparty to pay amounts due on any derivative product or swap agreement (other than certain termination payments);

        o to the class B noteholders, to pay interest due on the class B notes;

        o to the depositor, an amount equal to the unpaid interest accrued on the student loans subsequent to the cut-off date but prior to the closing date, until this amount has been paid in full;

        o to pay or allocate to the class A noteholders, the class A principal distribution amount in the following order:

                o to the class A-1 noteholders until the outstanding principal balance on the class A-1 notes is paid in full;

                o to the class A-2 noteholders until the outstanding principal balance on the class A-2 notes is paid in full;

                o to the class A-3 noteholders until the outstanding principal balance on the class A-3 notes is paid in full;

                o to the class A-4 noteholders until the outstanding principal balance on the class A-4 notes is paid in full; and

                o to the class A-5 noteholders until the outstanding principal balance on the class A-5 notes is paid in full;

        o to the Supplemental Interest Fund, any supplemental interest fund deposit amount;

        o on and after the stepdown date and provided that no trigger event is in effect on such quarterly distribution date, to pay to the class B noteholders, the class B principal distribution amount;

        o to the Reserve Fund, the amount, if any, necessary to restore the Reserve Fund to the Reserve Fund minimum balance;

        o       to the master servicer, any unpaid carry-over servicing fee;

        o to a derivative product or swap counterparty, if any, any accrued and unpaid termination payments due to such counterparty under the applicable derivative product or swap agreement;

        o to the remarketing agents, any amounts due and owing but not paid from the Remarketing Fee Fund;

        o if the student loans are not sold pursuant to the optional purchase or mandatory auction, to pay as accelerated payment of principal to the holders of the notes in the same order and priority as set forth above, until they have been paid in full; and

        o       to the depositor, any remaining amounts.

OPTIONAL PURCHASE

        The depositor or its assignee may, but is not required to, repurchase the remaining student loans in the trust on the earlier of the quarterly distribution date or when the Pool Balance is 10% or less of the initial Pool Balance. If this purchase option is exercised, the student loans will be sold to the depositor and the proceeds will be used on the succeeding quarterly distribution date to repay outstanding notes, which will result in early retirement of the notes. On the closing date, the depositor intends to assign its purchase option to Nelnet, Inc.

        If the depositor or its assignee exercises its purchase option, the purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining student loans held by the trust, but not less than a prescribed minimum purchase price. The prescribed minimum purchase price is the amount that, when combined with amounts on deposit in the funds and accounts held under the indenture, would be sufficient to:

        o reduce the outstanding principal amount of each class of notes then outstanding on the related quarterly distribution date to zero;

        o pay to the noteholders the interest payable on the related quarterly distribution date;

        o       pay any unpaid carry-over servicing fee; and

        o       pay any amounts due on any derivative product agreement.

MANDATORY AUCTION

        If any notes are outstanding and the depositor or its assignee does not notify the indenture trustee of its intention to exercise its right to repurchase student loans in the trust on the earlier of the quarterly distribution date or when the Pool Balance is 10% or less of the initial Pool Balance, all of the remaining loans in the trust will be offered for sale by the indenture trustee before the next succeeding quarterly distribution date. Nelnet, Inc., or its designated affiliates and unrelated third parties may offer to purchase the trust's student loans in the auction. The net proceeds of any auction sale will be used to retire any outstanding notes on the next quarterly distribution date.

        The indenture trustee will solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest bid remaining if it equals or exceeds both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate. If the highest bid after the solicitation process does not equal or exceed both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate, the indenture trustee will not complete the sale. If the sale is not completed, the indenture trustee may, but will not be obligated to, solicit bids for the sale of the trust's student loans at the end of future collection periods using procedures similar to those described above. If the administrator requests it to do so, the indenture trustee will be obligated to make such solicitations. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust's student loans either on the auction date or subsequently.

        If the trust's student loans are not sold as described above, on each subsequent quarterly distribution date, all amounts on deposit in the Collection Fund after giving effect to all withdrawals, except withdrawals payable to the depositor, will be distributed as accelerated payments of principal on the notes, until they have been paid in full.

PREPAYMENT, YIELD AND MATURITY CONSIDERATIONS

[DESCRIPTION TO BE PROVIDED WITH RESPECT TO EACH ASSET POOL].

                               CREDIT ENHANCEMENT

RESERVE FUND

        A deposit will be made to the Reserve Fund from the proceeds of the sale
of the notes in an amount equal to $       . On each quarterly distribution date
or monthly servicing payment date, to the extent that money in the Collection Fund is not sufficient to pay certain of the trust's operating expenses, including amounts owed to the U.S. Department of Education and the guarantee agencies, servicing fees, trustees' fees, administration fees, the interest then due on the notes and amounts due to any counterparty on any derivative product agreement (other than certain termination payments), the amount of the deficiency will be paid directly from the Reserve Fund, [to the extent moneys are not available to be transferred to the Collection Fund from the Capitalized Interest Fund.] Money withdrawn from the Reserve Fund will be restored through transfers from the Collection Fund as available. The Reserve Fund is subject to a minimum balance equal to the greater of 0.25% of the Pool Balance as of the close of business on the last day of the related collection period, or 0.15% of the initial Pool Balance, which amount may be satisfied with cash or permitted securities, or such lesser amount as may be agreed to by the rating agencies as evidenced by a rating confirmation.

        The Reserve Fund is intended to enhance the likelihood of timely distributions of interest to the noteholders and to decrease the likelihood that the noteholders will experience losses. In some circumstances, however, the Reserve Fund could be reduced to zero. Except on the final maturity date of a class of notes, amounts on deposit in the Reserve Fund, other than amounts in excess of the Reserve Fund minimum balance that are transferred to the Collection Fund, will not be available to cover any principal payment shortfalls. On the final maturity date of a class of notes, amounts on deposit in the Reserve Fund will be available to pay principal on the notes and accrued interest.

SUBORDINATED NOTES

        The class B notes are subordinate notes. The rights of the class B noteholders to receive payments of interest are subordinated to the rights of the class A noteholders to receive payments of interest. Similarly, the rights of the class B noteholders to receive payments of principal are subordinated to the rights of the class A noteholders to receive payments of interest and principal. This subordination is intended to enhance the likelihood of regular receipt by the class A noteholders of the full amount of the payments of interest and principal due them and to protect the class A noteholders against losses. See "Risk Factors - Subordination of the class B notes and payment priorities may result in a greater risk of loss" above and "Description of Credit Enhancement - Subordinate Notes" in the prospectus.

[CAPITALIZED INTEREST FUND]

        [Approximately    $ of the proceeds from the sale of the notes will be
deposited into a Capitalized Interest Fund. If on any monthly servicing payment date or quarterly distribution date money on deposit in the Collection Fund is insufficient to pay amounts owed to the U.S. Department of Education or to the guarantee agencies, servicing fees, trustees' fees, administration fees, interest on the notes, amounts due to any counterparty under any derivative product agreement (other than certain termination payments) and any amounts necessary to restore the Reserve Fund to the Reserve Fund minimum balance, then money on deposit in the Capitalized Interest Fund will be transferred to the Collection Fund to cover the deficiency, prior to any amounts being transferred from the Reserve Fund. Amounts released from the Capitalized Interested Fund will not be replenished. On the quarterly distribution date, the indenture trustee will transfer any amounts remaining in the Capitalized Interest Fund to the Collection Fund, which will have the effect of increasing the principal distribution amount for such quarterly distribution date. Amounts transferred to the Collection Fund will be used to pay the trust's operating expenses and interest and principal on the notes as described above in "Description of the Notes - Flow of Funds."]

                    [INTEREST RATE CAP DERIVATIVE AGREEMENT]

        [On the closing date the trust will enter into an interest rate cap
derivative agreement with   . The interest rate cap derivative agreement will be
documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement.]

        [The interest rate cap derivative agreement will terminate on the earlier of the quarterly distribution date and the date on which the interest rate cap derivative agreement terminates in accordance with its terms due to an early termination.]

        [Under the terms of the interest rate cap derivative agreement, the trust will pay the derivative counterparty, from the net proceeds of the sale of
the notes a payment of approximately $     to purchase the interest rate cap
derivative agreement. On the third business day before each quarterly distribution date to and including the quarterly distribution date, the derivative counterparty will pay to the trust for deposit into the Collection Fund an amount, calculated on a quarterly basis, equal to the product of (a) the excess, if any, of (i) as determined for the interest accrual period related to
the applicable quarterly distribution date, over (ii)   % and (b) a notional
amount equal to $    . [The significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%.]

[MODIFICATIONS AND AMENDMENT OF THE INTEREST RATE CAP DERIVATIVE AGREEMENT]

        [No amendment, modification or waiver to the interest rate cap derivative agreement may be entered into or will be effective unless written confirmation is received from the rating agencies then rating the notes that such amendment, modification or waiver will not cause a reduction, suspension or withdrawal of the then-current ratings of the notes.[The significance percentage, as calculated in accordance with Item 1115 of Regulation AB is less than 10%.]]

[DEFAULT UNDER THE INTEREST RATE CAP DERIVATIVE AGREEMENT]

        [Events of default under the interest rate cap derivative agreement are limited to:

        o the failure of the derivative counterparty to pay any amount when due under the derivative agreement after giving effect to the applicable grace period,

        o the occurrence of events of insolvency or bankruptcy of the derivative counterparty, and

        o the following other standard events of default under the 1992 ISDA Master Agreement: "Credit Support Default" (not applicable to the trust) and "Merger Without Assumption" (not applicable to the trust), as described in Sections 5(a)(iii) and 5(a)(viii) of the 1992 ISDA Master Agreement.]

[TERMINATION EVENTS]

        [Termination events under the interest rate cap derivative agreement include the following standard events under the 1992 ISDA Master Agreement (none of which applies to the trust): "Illegality," which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the interest rate cap derivative agreement; "Tax Event," which generally relates to either party to the interest rate cap derivative agreement receiving a payment under the interest rate cap derivative agreement from which an amount has been deducted or withheld for or on account of taxes; "Tax Event Upon Merger"; "Credit Event Upon Merger"; and the additional termination event described below.]

[ADDITIONAL TERMINATION EVENT]

        [The interest rate cap derivative agreement will include an additional termination event relating to withdrawal or downgrade of the derivative counterparty's credit rating. This additional termination event will occur if:

        o the counterparty, financial program or short-term senior debt rating, as the case may be, of the derivative counterparty is withdrawn or downgraded below "A-1" by Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("S&P") or the counterparty, financial program or long-term senior debt rating, as the case may be, of the derivative counterparty is withdrawn or downgraded below "A" by Fitch Ratings ("Fitch") or any successor rating agency or "Aa3" by Moody's Investors Services, Inc. ("Moody's") or any successor rating agency; and

        o the derivative counterparty has not, within days of the withdrawal or downgrade, procured a collateral arrangement, a replacement transaction or a rating affirmation.]

        [This additional termination event will also occur in the event that a derivative counterparty's long-term credit rating is withdrawn or downgraded below "A2" or its short-term credit rating is withdrawn or falls below "P-1" by Moody's or any successor rating agency, and the derivative counterparty has not, within 45 days of the withdrawal or downgrade, procured a replacement transaction.]

        [For purposes of this additional termination event:

        o       A collateral arrangement means any of:

        o An executed collateral agreement between the parties providing for the collateralization of the derivative counterparty's obligations under the interest rate cap derivative agreement. The collateral, collateral levels, collateral agent, if any, and other terms of the collateral agreement must be satisfactory to the derivative counterparty and the Issuer in their reasonable judgment and to the rating agency whose rating was lowered or withdrawn.

                o A letter of credit, guaranty or surety bond or insurance policy covering the derivative counterparty's obligations under the interest rate cap derivative agreement from a bank, guarantor or insurer having a short-term senior debt rating of at least "A-1" from S&P, or a long-term debt rating, or a financial program or counterparty rating or claims paying rating, of at least "Aa3" by Moody's and "A" by Fitch.

                o A replacement transaction means a transaction with a replacement derivative counterparty who assumes the derivative counterparty's position under the interest rate cap derivative agreement on substantially the same terms or with such other amendments to the terms of the interest rate cap derivative agreement as may be approved by the parties that receive a rating confirmation from each of the rating agencies.

        o A rating affirmation means a written acknowledgment from the rating agency whose rating was lowered or withdrawn that, notwithstanding the withdrawal or downgrade, the then-current ratings of the notes will not be lowered.]

[EARLY TERMINATION OF THE INTEREST RATE CAP DERIVATIVE AGREEMENT]

        [Upon the occurrence of any default under the interest rate cap derivative agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date upon the occurrence of that default or termination event.]

        [Upon any early termination of the interest rate cap derivative agreement, either the trust or the counterparty may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the transaction under the interest rate cap derivative agreement computed in accordance with the procedures in, and limited by the terms of, the interest rate cap derivative agreement. In the event that the trust is required to make a termination payment, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes and to the replenishment of the Reserve Fund to the minimum required balance.]

[DERIVATIVE COUNTERPARTY]


[INSERT DESCRIPTION OF COUNTERPARTY]

[THE INFORMATION IN THE PRECEDING PARAGRAPHS HAS BEEN PROVIDED BY AND IS NOT GUARANTEED AS TO ACCURACY OR COMPLETENESS, AND IS NOT TO BE CONSTRUED AS REPRESENTATIONS BY THE TRUST OR THE UNDERWRITERS. EXCEPT FOR THE FOREGOING PARAGRAPHS, HAS NOT BEEN INVOLVED IN THE PREPARATION OF, AND DO NOT ACCEPT RESPONSIBILITY FOR, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.]

                    [LIBOR NOTE DERIVATIVE PRODUCT AGREEMENT]

        [PAYMENTS UNDER THE AGREEMENT. On the closing date, the trust will enter into a LIBOR note derivative product agreement with for its class - , class - and class - LIBOR rate notes. The agreement will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement. The agreement will terminate on the final quarterly distribution date or, if earlier, the date on which the agreement terminates in accordance with its terms due to an early termination.]

        [Under the terms of the agreement, the counterparty will pay to the trust, on or before the third business day preceding each quarterly distribution date while that counterparty's agreement is still in effect, an amount calculated on a quarterly basis equal to the sum of:

        o       the excess, if any, of the class   -   LIBOR rate over the
                adjusted  student loan rate multiplied by the Notional Principal
                Amount for the class   -   notes; plus

        o       the excess, if any, of the class   -   LIBOR rate over the
                adjusted student loan rate multiplied by the Notional Principal
                Amount for the class   -   notes; plus

        o       the excess, if any, of the class   -   LIBOR rate over the
                adjusted student loan rate multiplied by the Notional Principal
                Amount for the class   -   notes.]

        [The counterparty's maximum obligation, as of any date, under its agreement will equal (a) the outstanding principal amount of the class B- notes as of that date less (b) the payments it has made previously under its agreement net of the amount of any payments (other than interest) made by the trust to reimburse payments made by that counterparty.]

[For this purpose:

        o The "adjusted student loan rate" for any interest period will be the percentage equivalent of a fraction,

                o the numerator of which is equal to Expected Interest Collections for the related interest period less the servicing fee, the administration fee and any fees due to derivative product counterparties with respect to the interest period and

                o the denominator of which is the aggregate principal balance of the trust's student loans as of the last day of the interest period.

        o "Expected Interest Collections" means, for any interest period, the sum of:

                o the amount of interest accrued, net of amounts required to be paid to the Department of Education or to be repaid to guarantors or borrowers, for the trust's student loans for that interest period, whether or not actually paid;

                o all interest subsidy payments and special allowance payments for the trust's student loans for that interest period, whether or not actually received; and

                o investment earnings of the trust for interest period preceding the related quarterly distribution date.

        o       The "Notional Principal Amount" for any quarterly distribution
                date for each of the class    -    , class   -   or class   -
                notes will be the outstanding principal balance of those notes on the day immediately preceding that quarterly distribution date.]

        [FEES AND REIMBURSEMENT. Under the agreement the trust will pay to the counterparty, on each quarterly distribution date while its agreement is still in effect, a fee equal to:

        o         % per annum on the Notional Principal Amount for the class   -
                notes; plus

        o         % per annum on the Notional Principal Amount for the class   -
                notes; plus

        o % per annum on the Notional Principal Amount for the class B notes.

The fees will be paid from the [           ] Fund established under the
indenture for each trust as part of its operating expenses.]

        [In addition, the trust will pay to the counterparty on each quarterly distribution date from the Collection Fund, after funds from the Collection Fund are applied to pay interest and principal due on the notes, and if necessary, to reinstate the Reserve Fund to the required minimum balance, an amount equal to any unreimbursed payments made by that counterparty as of that quarterly distribution date, plus interest. Upon the occurrence of an event of default under the indenture, any amounts that are then due to the counterparty will be paid on a priority with interest payments due on Class notes. Notes may not be redeemed, and a trust may not exercise its rights to repurchase its notes, until the counterparty has received repayment in full of amounts paid under the agreement, plus interest as specified therein. [The significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%].]

        [MODIFICATIONS AND AMENDMENT OF THE AGREEMENT. The trust agreement and the indenture will contain provisions permitting the indenture trustee to enter into an amendment to the agreement to cure any ambiguity in, or correct or supplement any provision of, the agreement, so long as the indenture trustee determines that that amendment will not adversely affect the interest of the noteholders.]

        [CONDITIONS PRECEDENT. The obligation of the trust to pay amounts due under the agreement will be subject to the condition that no default under the agreement has occurred and is continuing.]

        [The counterparty's obligation to pay amounts it owes will not be subject to such a condition unless principal of the notes has been accelerated following an event of default under the indenture or an early termination under the agreement has occurred.]

        [DEFAULT UNDER THE AGREEMENT. Events of default under the agreement are limited to:

        o the failure of the trust or the counterparty to pay any amount when due under the agreement after giving effect to the applicable grace period; provided, that with respect to the trust, the trust has available, after all prior obligations of the trust, sufficient funds to make the payment,

        o the occurrence of events of insolvency or bankruptcy of the trust or the counterparty,

        o an acceleration of the principal of the notes following an event of default under the indenture, and

        o the following other standard events of default under the 1992 ISDA Master Agreement: "Credit Support Default" (not applicable to the trust) and "Merger Without Assumption" (not applicable to the trust), as described in Sections 5(a)(iii) and 5(a)(viii) of the 1992 ISDA Master Agreement.]

        [TERMINATION EVENTS. Termination events under the agreement include the following standard events under the 1992 ISDA Master Agreement: "Illegality," which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the swap agreement; "Tax Event," which generally relates to either party to the swap agreement receiving a payment under the swap agreement from which an amount has been deducted or withheld for or on account of taxes; "Tax Event Upon Merger" (not applicable to the trust); "Credit Event Upon Merger" (not applicable to the trust); and the additional termination event described below.]

        [ADDITIONAL TERMINATION EVENT. Each agreement will include an additional termination event relating to withdrawal or downgrade of the counterparty's credit rating. This additional termination event will occur if:

        o the counterparty, financial program or long-term senior debt rating, as the case may be, of the counterparty is withdrawn or downgraded below (a) "A" by S&P, or any successor rating agency or (b) "A2" by Moody's, or any successor rating agency; and

        o the counterparty has not, within 45 days of the withdrawal or downgrade, procured a collateral arrangement, a replacement transaction or a rating affirmation.

               For purposes of this additional termination event:

        o       A collateral arrangement means either:

                o An executed collateral agreement between the parties naming a third party collateral agent providing for the collateralization of the counterparty's obligations under the agreement as measured by the net present value of the counterparty's marked-to-market-obligations. The collateral, collateral levels, collateral agent and other terms of the collateral agreement must be satisfactory to the counterparty and the trust in their reasonable judgment and to the rating agency whose rating was lowered or withdrawn.

                o A letter of credit, guaranty or surety bond or insurance policy covering the counterparty's obligations under the agreement from a bank, guarantor or insurer having a debt rating, or a financial program or counterparty rating or claims paying rating, of at least (a) "A" by S&P and (b) "A2" by Moody's.

        o A replacement transaction means a transaction with a replacement counterparty who assumes the counterparty's position under the agreement on substantially the same terms or with such other amendments to the terms of the agreement as may be approved by the parties and each of the rating agencies.

        o A rating affirmation means a written acknowledgment from the rating agency whose rating was lowered or withdrawn that, notwithstanding the withdrawal or downgrade, the then-current ratings of the notes will not be lowered.]

        [EARLY TERMINATION OF AN AGREEMENT. Upon the occurrence of any default under the agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date upon the occurrence of that default or termination event. The trust may not designate an early termination date without the consent of the administrator.]

        [Upon any early termination of the agreement, either the trust or the counterparty may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the transactions under that agreement computed in accordance with the procedures in the agreement. In the event that the trust is required to make a termination payment following a default resulting from a default by the trust in payment of the fee, the payment will be payable in the same order of priority as any amount payable to the applicable counterparty. However, in the event that a termination payment is owed to the applicable counterparty following any other default of the trust, a default resulting from a default of that counterparty or a termination event, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes and to the replenishment of the Reserve Fund to the minimum required balance.]

[COUNTERPARTY]

        [INSERT DESCRIPTION OF COUNTERPARTIES]

        [THE INFORMATION IN THE PRECEDING [NUMBER] PARAGRAPHS HAS BEEN PROVIDED BY [COUNTER PARTY] AND IS NOT GUARANTEED AS TO ACCURACY OR COMPLETENESS, AND IS NOT TO BE CONSTRUED AS REPRESENTATIONS, BY THE TRUST OR THE UNDERWRITERS. EXCEPT FOR THE FOREGOING [NUMBER] PARAGRAPHS, HAS NOT BEEN INVOLVED IN THE PREPARATION OF, AND DOES NOT ACCEPT RESPONSIBILITY FOR, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.]

                         [INTEREST RATE SWAP AGREEMENTS]

        [On the closing date, the trust will enter into one or more interest rate swap agreements with one or more eligible swap Counterparties to hedge the basis risk that results from the payment of a fixed rate of interest to the class A-4 noteholders. The interest rate swap agreement counterparty will be identified in the final prospectus supplement.]

        [Each interest rate swap agreement will be documented under a 1992 ISDA Master Agreement (Multicurrency - Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement.]

        [Under each interest rate swap agreement for the class A-4 notes, the counterparty will be obligated to pay to the trust, on or before the third business day preceding each quarterly distribution date, while that interest rate swap agreement is still in effect, an amount equal to the product of:

        o       % with respect to the class A-4 notes;

        o the outstanding principal balance of the class A-4 notes immediately following the preceding quarterly distribution date (or with respect to the first distribution date, the closing date); and

        o       a fraction, the numerator of which is 90 (or, with respect to
                the initial quarterly distribution date,   ) and the denominator
                of which is 360.]

        [All amounts received from a swap counterparty will be deposited into the Collection Fund and will be available funds on the next quarterly distribution date.]

        [In exchange for the payments made by an interest rate swap counterparty, on or before the third business day preceding each quarterly distribution date while such interest rate swap agreement is still in effect, the interest rate swap counterparty will be entitled to a payment from the trust, from available funds and, if necessary, the Capitalized Interest Fund and the Reserve Fund, PARI PASSU with interest payments to the class A notes, in an amount equal to the product of:

        o three-month LIBOR plus % (provided that LIBOR for the first accrual period will be determined using the same formula that applies to the LIBOR rate notes);

        o the outstanding principal balance of the class A-4 notes immediately following the preceding quarterly distribution date (or with respect to the first distribution date, the closing date); and

        o a fraction, the numerator of which is the actual number of days elapsed in such accrual period, and the denominator of which is 360.]

        [The payment obligations of the trust and any interest rate swap counterparty under an interest rate swap agreement will be netted. [The significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%].]

        [TERMINATION DATES]

        Unless a termination event has occurred, an interest rate swap agreement will terminate, generally, on the initial reset date for the class A-4 notes, which is , 20 .

        [MODIFICATIONS AND AMENDMENT OF AN INTEREST RATE SWAP AGREEMENT]

        The trust agreement and the indenture will contain provisions permitting the eligible lender trustee, with the consent of the indenture trustee, to enter into an amendment to an interest rate swap agreement for the class A-4 notes to cure any ambiguity in, or correct or supplement any provision of, that interest rate swap agreement, so long as the eligible lender trustee determines, and the indenture trustee agrees in writing, that an amendment will not materially and adversely affect the interest of the noteholders and the amendment will not cause a reduction, suspension or withdrawal of the then-current ratings of the notes.

        [CONDITIONS PRECEDENT]

        [The obligation of the trust to pay amounts due under an interest rate swap agreement for the class A-4 notes will be subject to the conditions that:

        o no event of default by the interest rate swap counterparty has occurred and is continuing under such interest rate swap agreement; and

        o no event that with the giving of notice or lapse of time or both would become an event of default by the interest rate swap counterparty under the interest rate swap agreement has occurred and is continuing.]

        [An interest rate swap counterparty's obligation under an interest rate swap agreement for the class A-4 notes to pay amounts it owes will not be subject to any condition precedent, other than where an early termination under the interest rate swap agreement has occurred or been designated.]

        [DEFAULT UNDER AN INTEREST RATE SWAP AGREEMENT ]

                                      Sp80

        [Events of default under an interest rate swap agreement for the class A-4 notes are limited to:

        o the failure of the trust (subject to the trust having sufficient available funds) or an interest rate swap counterparty to pay any amount when due under the interest rate swap agreement after giving effect to the applicable grace period;

        o the occurrence of events of insolvency or bankruptcy of the trust or an interest rate swap counterparty;

        o an acceleration of the principal of the notes following an event of default under the indenture;

        o a default by an interest rate swap counterparty's credit support provider, if applicable;

        o a "Cross-Default," as described in Section 5(a)(vi) of the 1992 ISDA Master Agreement. However, this event of default is not applicable to the trust; and

        o a "Merger Without Assumption," as described in Section 5(a)(viii) of the 1992 ISDA Master Agreement. However, this event of default is not applicable to the trust.]

        [TERMINATION EVENTS]

        [An interest rate swap agreement will contain usual and customary termination events and will also include an additional termination event relating to withdrawal or downgrade of the interest rate swap counterparty's credit rating. This additional termination event will occur if:

               (1) the short-term debt rating of the interest rate swap counterparty or its credit support provider, as the case may be, is withdrawn or downgraded below " " (or in the absence of a short-term debt rating, the long-term senior or counterparty debt rating is withdrawn or downgraded below " ") by S&P or any successor rating agency; (2) (a) the long-term senior debt rating or counterparty rating of the interest rate swap counterparty or its credit support provider, as the case may be, is withdrawn, downgraded or put on watch for downgrade by Moody's or any successor rating agency below " " where the interest rate swap counterparty or its credit support provider, as the case may be, has only a long-term debt rating or counterparty rating, or (b) either (i) the long-term senior debt rating or (ii) the short-term debt rating of the interest rate swap counterparty or its credit support provider, as the case may be, is withdrawn or downgraded by Moody's or any successor rating agency below " " or " ", respectively, or put on watch for downgrade when rated at such level by Moody's, where the interest rate swap counterparty or its credit support provider, as the case may be, has both long-term and short-term debt ratings, or (3) the short-term debt rating or counterparty rating of the interest rate swap counterparty or its credit support provider, as the case may be, is withdrawn or downgraded below " " or " " by Fitch or any successor rating agency; and the related interest rate swap counterparty has not, within 30 days of the withdrawal or downgrade, procured a collateral arrangement, a replacement transaction or a rating affirmation.

For purposes of this additional termination event:

        A "collateral arrangement" means any of:

        o a collateral agreement executed between the parties naming a third-party collateral agent, provided for the collateralization of an interest rate swap counterparty's obligations under the interest rate swap agreement as measured by the net present value of the interest rate swap counterparty's marked-to-market obligations, together with a rating reaffirmation from the applicable rating agency; or

        o a letter of credit, guaranty or surety bond or insurance policy covering the interest rate swap counterparty's obligations under the interest rate swap agreement from a bank, guarantor or insurer having a short-term debt, long-term debt, counterparty or claims paying rating equal to or above the ratings set forth above.]

        [A "replacement transaction" means a transaction with a replacement counterparty (which replacement counterparty shall meet the ratings criteria described above) who assumes the interest rate swap counterparty's position under the interest rate swap agreement on substantially the same terms or with those other amendments to the terms of the interest rate swap agreement as may be approved by the parties and each of the rating agencies.]

        [A "rating affirmation" means a written acknowledgement from the rating agency whose rating was lowered or withdrawn that, notwithstanding the withdrawal or downgrade, the then-current ratings of the notes will not be lowered.]

        [EARLY TERMINATION OF AN INTEREST RATE SWAP AGREEMENT]

        [Upon the occurrence of any default under an interest rate swap agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date upon the occurrence of that default or termination event. The trust may not designate an early termination date without the consent of the administrator.]

        [Upon any early termination of an interest rate swap agreement, either the trust or the interest rate swap counterparty may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the derivative product transaction under the interest rate swap agreement computed in accordance with the procedures in the interest rate swap agreement. In the event that the trust is required to make a termination payment following a default resulting from a payment default by the trust or an insolvency event with respect to the trust, the payment will be payable PARI PASSU with the payment of interest on the class A notes. However, in the event that a termination payment is owed to the interest rate swap counterparty following any other default of the trust, a default resulting from a default of the interest rate swap counterparty or a termination event, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes on that quarterly distribution date and to the replenishment of the Reserve Fund to the Reserve Fund minimum balance.]

                           [CURRENCY SWAP AGREEMENTS]

        [On the closing date, the trust will enter into one or more currency swap agreements with one or more eligible swap counterparties for the class A-5 notes. The currency derivative product counterparty or counterparties will be identified in the final prospectus supplement.]

        [Each currency swap agreement will be documented under a 1992 ISDA Master Agreement (Multicurrency - Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement.]

        [Because the purchase price for the class A-5 notes will be paid by investors in [Euros], but the trust will purchase the student loans in U.S. Dollars, on the closing date the currency swap counterparty will convert amounts received in [Euros] by the trust from the sale of the class A-5 notes into U.S. Dollars, which will be delivered to the trust as net proceeds from the sale of the class A-5 notes. The amounts received in [Euros] by the trust will be converted to U.S. Dollars using an exchange rate of [$ = (euro)1.00]. We sometimes refer to this exchange rate as the "initial [Euro] exchange rate."]

        [INTEREST]

        [Prior to the occurrence of a failed remarketing, on or before the third business day immediately preceding each distribution date through the initial reset date for the class A-5 notes, the trust will be obligated to pay to a currency swap agreement counterparty under the applicable currency swap agreement, from available funds, and if necessary, the Capitalized Interest Fund and the Reserve Fund, PARI PASSU with interest payments to the class A noteholders, an amount in U.S. Dollars equal to the product of:

        o       three-month LIBOR plus     % (provided that LIBOR for the first
                accrual period will be determined using the same formula as applies to the LIBOR-rate notes);

        o the U.S. Dollar equivalent of the outstanding principal balance of the class of reset rate notes immediately preceding that distribution date; and

        o a fraction, the numerator of which is the actual number of days elapsed in the quarterly accrual period, and the denominator of which is 360.]

        [In exchange for the interest payments made under a currency swap agreement, the currency swap agreement counterparty will be obligated to pay to a paying agent, on behalf of the trust, on or before the third business day immediately preceding each distribution date for the class A-5 notes through the initial reset date, an amount of [Euros] equal to the product of:

        o [EURIBOR] (determined as of the same time and in the same manner as for the reset rate notes for the related accrual period) plus the interest rate margin applicable to the class A-5 notes;

        o the outstanding principal balance of the class A-5 notes denominated in [Euros], immediately preceding that distribution date; and

        o       a day count fraction using the Actual/360 accrual method, as
                described under "         " in the prospectus.]

        [PRINCIPAL]

        [Under the terms of a currency swap agreement, on or before the third business day before each quarterly distribution date for the class of reset rate notes, the applicable currency swap agreement counterparty will be paid, from the Collection Fund, an amount equal to the payment of principal in U.S. Dollars by the trust that would have been made to the class A-5 rate noteholders on the quarterly distribution date if not for the existence of that currency swap. In return, the applicable currency swap agreement Counterparty will be obligated to pay to a paying agent, on behalf of the trust, on or before the third business day immediately preceding the quarterly distribution date for the class A-5 notes, the equivalent amount in [Euros], using the initial [Euro] exchange rate, for distribution to the class A-5 noteholders as a payment of principal.]

        [SIGNIFICANCE PERCENTAGE]

        [The significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%.]

        [SUCCESSFUL REMARKETING; EXERCISE OF THE CALL OPTION]

        [On the reset date corresponding to the successful remarketing or an exercise of the call option for the class A-5 notes, the applicable currency swap agreement will also be utilized to convert all secondary market trade proceeds received by the remarketing agents in U.S. Dollars directly from the purchasers of the class A-5 notes (or indirectly from the currency swap agreement counterparty pursuant to a new currency swap agreement) into the amount of [Euros] required to pay principal in full to the selling reset rate noteholders (after giving effect to any principal payments to be made by the trust on the reset date), using the initial [Euro] exchange rate.]

        [FAILED REMARKETING]

        [In the event that a failed remarketing occurs on the initial reset date for the class A-5 notes, and continues for each three-month reset period thereafter until each applicable currency swap agreement terminates in accordance with its terms, the interest payable by the trust to the currency swap agreement counterparty under the currency swap agreement on or before the third business day immediately preceding each quarterly distribution date will be changed to equal the product of:

        o       the extension rate;

        o the U.S. Dollar equivalent of the outstanding principal balance of the class A-5 notes immediately following the preceding quarterly distribution date; and

        o a fraction, the numerator of which is the actual number of days elapsed in the related accrual period, and the denominator of which is 360;

and the interest payable by the currency swap agreement counterparty under the currency swap agreement will be payable to the paying agent on or before the third business day immediately preceding each quarterly distribution date in an amount equal to the product of:

        o       the failed remarketing rate;

        o the outstanding principal balance of the class A-5 notes, denominated in [Euros], immediately following the preceding quarterly distribution date; and

        o       a day count fraction using the Actual/360 accrual method, as
                described under "         " in the prospectus.]

        [Furthermore, in the event that a currency swap agreement for the class A-5 notes remains in effect due to one or more consecutive failed remarketings, on or before the third business day immediately preceding each quarterly distribution date after the initial reset date for the class A-5 notes, the trust will deliver to the currency swap agreement counterparty all principal otherwise allocated to the class A-5 notes in reduction of their outstanding principal balance. In return, the currency swap agreement counterparty will deliver to the paying agent, for distribution to the class A-5 noteholders, the equivalent amount of [Euros], using the initial [Euro] exchange rate, in reduction of the outstanding principal balance of the class A-5 notes.]

        [For the reset date for the class A-5 notes, the trust will make payments of interest and principal to the applicable reset rate noteholders, from amounts received from the currency swap agreement counterparty, on the second business day following the reset date together with additional interest on the applicable principal balance at the related interest rate and in [Euros] from and including the reset date to, but excluding, the second business day following that reset date. For any reset period thereafter following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, the trust will make payments of interest and principal to the applicable reset rate noteholders from amounts received from the currency swap agreement counterparty, on the second business day following the reset date without the payment of any additional interest.]

        [In addition, on or before the third business day immediately preceding the final maturity date for the class A-5 notes, if a currency swap agreement is still in effect, the trust is obligated to deliver to the currency swap agreement counterparty the amount of the remaining outstanding principal balance of the class A-5 notes in U.S. Dollars, and in return the currency swap agreement counterparty will deliver to the paying agent, for distribution to the class A-5 noteholders, the equivalent amount of [Euros] as payment in full of the outstanding principal balance of the class A-5 notes.]

        [TERMINATION DATES]

        [A currency swap agreement will terminate, in accordance with its respective terms, on the earliest to occur of:

        o the next succeeding reset date for which there is a successful remarketing of the class A-5 notes;

        o       the reset date for which the call option is exercised;

        o the quarterly distribution date on which the outstanding principal balance of the class A-5 notes is reduced to zero; or

        o            , which is the maturity date of the class A-5 notes.]

        [Any currency swap agreement may also terminate as a result of the redemption of that class of reset rate notes, the optional purchase of the student loans or an auction of the student loans by the indenture trustee. No currency swap agreement will terminate solely as a result of a failed remarketing. In addition, a currency swap agreement counterparty will have a security interest in the trust's assets subordinate to that of the noteholders.]

        [As described above, a currency swap agreement counterparty is required to make a payment to the trust only to the extent that the corresponding payment in U.S. Dollars is made by the trust to the currency swap agreement counterparty.]

        [MODIFICATIONS AND AMENDMENTS]

        [The trust agreement and the indenture will contain provisions permitting the eligible lender trustee, with the consent of the indenture trustee, to enter into or consent to any amendments to a currency swap agreement to cure any ambiguity in, or correct or supplement any provision of, that currency swap agreement, so long as the eligible lender trustee determines, and the indenture trustee agrees in writing, that any related amendment will not adversely affect the interests of the noteholders and will not result in a reduction, suspension or withdrawal of the then-current ratings of the notes.]

        [DEFAULT UNDER A CURRENCY SWAP AGREEMENT]

        [Events of default under a currency swap agreement for the class A-5 notes are limited to:

        o the failure of the trust or the currency swap agreement counterparty to pay any amount when due under the currency swap agreement after giving effect to any grace period; provided, that with respect to the trust, the trust has available, after all prior obligations of the trust, sufficient funds to make the payment;

        o the occurrence of a bankruptcy of the trust or an event of insolvency or bankruptcy of the currency swap agreement counterparty;

        o an acceleration of the principal of the notes following an event of default under the indenture (other than an event of default relating to a breach of any covenant or a violation of any representation or warranty) which acceleration has become non-rescindable and non-waivable;

        o an acceleration of the principal of the notes following an event of default under the indenture for a breach of any covenant or a violation of any representation or warranty which acceleration has become non-rescindable and non-waivable, and pursuant to which the indenture trustee has liquidated the student loans in the trust estate; and

        o the following other standard events of default under the 1992 ISDA Master Agreement. "Credit Support Default" (not applicable to the trust), "Cross-Default" (not applicable to the trust, except as set forth in the two immediately preceding bullets) and "Merger Without Assumption" (not applicable to the trust), as described in Sections 5(a)(iii), 5(a)(vi) and 5(a)(viii), respectively, of the 1992 ISDA Master Agreement.]

        [TERMINATION EVENTS]

        [A currency swap agreement will contain usual and customary termination events and will also include an additional termination event relating to a currency swap agreement counterparty's or its credit support provider's credit rating. This additional termination event will occur if the currency swap agreement counterparty has not, within 30 days of a ratings event, procured a collateral arrangement (and delivered any collateral required to be delivered at that time), a replacement transaction or a rating reaffirmation, or taken any other action required by the currency swap agreement.]

        [The ratings events that may cause this additional termination event are:

        (1) the short-term debt rating of the currency swap agreement counterparty or its credit support provider, as the case may be, is withdrawn or downgraded below " " (or in the absence of a short-term debt rating, the long-term senior debt or counterparty rating of the currency swap agreement counterparty or its credit support provider, as the case may be, is withdrawn or downgraded below " ") by S&P; (2) (a) the long-term senior debt rating or counterparty rating of the currency swap agreement counterparty or its credit support provider, as the case may be, is withdrawn, downgraded below " " or put on watch for downgrade when rated at that level by Moody's, where the currency swap agreement counterparty or its credit support provider, as the case may be, has only a long-term debt rating or counterparty rating, or (b) either (i) the long-term senior debt rating or (ii) the short-term debt rating of the currency swap agreement counterparty or its credit support provider, as the case may be, is withdrawn, downgraded below " " or " ", respectively, or put on watch for downgrade when rated at that level by Moody's, where the currency swap agreement counterparty or its credit support provider, as the case may be, has both (i) a long-term debt rating or counterparty rating and (ii) a short-term debt rating; or (3) the short-term debt rating or counterparty rating of the currency swap agreement counterparty or its credit support provider, as the case may be, is withdrawn or downgraded below " " or " " by Fitch.]

        [For purposes of this additional termination event:

        o       A "collateral arrangement" means any of:

        o A collateral agreement executed between the parties naming a third party collateral agent, in form and substance satisfactory to the applicable rating agency, providing for the collateralization of the applicable currency swap agreement counterparty obligations under the currency swap agreement as measured by the net present value of the currency swap agreement counterparty's marked-to-market obligations, or

        o A letter of credit, guaranty or surety bond or insurance policy covering the currency swap agreement counterparty's obligations under the currency swap agreement from a bank, guarantor or insurer having a short-term or long-term debt rating, or an insurance financial strength, financial program or counterparty rating, that would make that entity an eligible swap counterparty, together with a rating reaffirmation from each applicable rating agency.]

        [A "replacement transaction" means a transaction with a replacement counterparty (which replacement counterparty shall meet the ratings criteria described in the preceding paragraph) who assumes the currency swap agreement counterparty's position under the currency swap agreement on substantially the same terms or with those other amendments to the terms of the currency swap agreement as may be approved by the parties and each of the rating agencies, together with a ratings reaffirmation from each applicable rating agency.]

        [A "ratings reaffirmation" means a written acknowledgment from the rating agency whose rating of the currency swap agreement counterparty was lowered, withdrawn, or put on watch that, notwithstanding the withdrawal or downgrade, the then-current ratings of the notes will not be lowered.]

        [EARLY TERMINATION OF A CURRENCY SWAP AGREEMENT]

        [Upon the occurrence of any default or termination event under a currency swap agreement, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date upon the occurrence of that default or termination event. The trust may not designate an early termination date without the consent of the administrator.

               Upon any early termination of a currency swap agreement, either the trust or the currency swap agreement counterparty, as the case may be, may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the swap transaction under the currency swap agreement computed in accordance with the procedures in that currency swap agreement. In the event that the trust is required to make a termination payment following a default under the applicable currency swap agreement resulting from a payment default by the trust or an insolvency event with respect to the trust, those payments will be payable PARI PASSU with interest payable on the class A notes. However, in the event that a termination payment is owed to the currency swap agreement counterparty following any other default of the trust, any default resulting from a default of the currency swap agreement counterparty or a termination event under any currency swap agreement, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes on that distribution date, to the replenishment of the Reserve Fund to the Reserve Fund minimum balance and to the payment of any carryover servicing fees.]

                              ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary obligations and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes substantially similar prohibited transaction restrictions on certain employee benefit plans, including tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on individual retirement accounts and annuities described in Sections 408 (a) and (b) of the Code ("IRAs," collectively, with Qualified Retirement Plans, "Tax-Favored Plans"). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) ("Non-ERISA Plans"), are not subject to the requirements set forth in ERISA or the prohibited transaction restrictions under Section 4975 of the Code. Accordingly, the assets of such Non-ERISA Plans may be invested in the notes without regard to the ERISA or Code considerations described below, provided that such investment is not otherwise subject to the provisions of other applicable federal and state law ("Similar Laws"). Any governmental plan or church plan that is qualified under Section 401(a) and exempt from taxation under Section 501(a) of the Code is, nevertheless, subject to the prohibited transaction rules set forth in Section 503 of the Code.

        In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that an ERISA Plan's investment of its assets be made in accordance with the documents governing such ERISA Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans ("Plan" or collectively "Plans") and entities whose underlying assets include "plan assets" by reason of Plans investing in such entities with persons ("Parties in Interest" or "Disqualified Persons" as such terms are defined in ERISA and the Code, respectively) who have certain specified relationships to the Plans, unless a statutory, class or administrative exemption is available. Parties in Interest or Disqualified Persons that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code unless a statutory, class or administrative exemption is available.
Section 502(l) of ERISA requires the Secretary of the U.S. Department of Labor (the "DOL") to assess a civil penalty against a fiduciary who violates any fiduciary responsibility under ERISA or commits any other violation of part 4 of Title I of ERISA or any other person who knowingly participates in such breach or violation. If the investment constitutes a prohibited transaction under
Section 408(e) of the Code, the IRA may lose its tax-exempt status.

        The investment in a security by a Plan may, in certain circumstances, be deemed to include an investment in the assets of the entity issuing such security, such as the Issuer. Certain transactions involving the purchase, holding or transfer of notes may be deemed to constitute prohibited transactions if assets of the Issuer are deemed to be assets of a Plan. These concepts are discussed in greater detail below.

PLAN ASSETS REGULATION

        The DOL has promulgated a regulation set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Assets Regulation") concerning whether or not the assets of an ERISA Plan would be deemed to include an interest in the underlying assets of an entity (such as the Issuer) for purposes of the general fiduciary responsibility provisions of ERISA and for the prohibited transaction provisions of ERISA and Section 4975 of the Code, when a Plan acquires an "equity interest" in such entity. Depending upon a number of factors set forth in the Plan Assets Regulation, "plan assets" may be deemed to include either a Plan's interest in the assets of an entity (such as the Issuer) in which it holds an equity interest or merely to include its interest in the instrument evidencing such equity interest. For purposes of this section, the terms "plan assets" ("Plan Assets") and the "assets of a Plan" have the meaning specified in the Plan Assets Regulation and include an undivided interest in the underlying interest of an entity which holds Plan Assets by reason of a Plan's investment therein (a "Plan Asset Entity").

        Under the Plan Assets Regulation, the assets of the Issuer would be treated as Plan Assets if a Plan acquires an equity interest in the Issuer and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

        If the notes are treated as having substantial equity features, a Plan or a Plan Asset Entity that purchases notes could be treated as having acquired a direct interest in the Issuer. In that event, the purchase, holding, transfer or resale of the notes could result in a transaction that is prohibited under ERISA or the Code.

        The Plan Assets Regulation provides an exemption from "plan asset" treatment for securities issued by an entity if such securities are debt securities under applicable state law with no "substantial equity features." While not free from doubt, on the basis of the notes as described herein, it appears that the notes should be treated as debt without substantial equity features for purposes of the Plan Assets Regulation.

        In the event that the notes cannot be treated as indebtedness for purposes of ERISA, under an exception to the Plan Assets Regulation, the assets of a Plan will not include an interest in the assets of an entity, the equity interests of which are acquired by the Plan, if at no time do Plans and Non-ERISA Plans in the aggregate own 25% or more of the value of any class of equity interests in such entity, as calculated under the Plan Assets Regulation. Because the availability of this exception depends upon the identity of the noteholders at any time, there can be no assurance that the notes will qualify for this exception and that the Issuer's assets will not constitute a Plan Asset subject to ERISA's fiduciary obligations and responsibilities. Therefore, neither a Plan nor a Plan Asset Entity should acquire or hold notes in reliance upon the availability of this exception under the Plan Assets Regulation.

PROHIBITED TRANSACTIONS

        The acquisition or holding of notes by or on behalf of a Plan, whether or not the underlying assets are treated as Plan Assets, could give rise to a prohibited transaction if the Issuer or any of its respective affiliates is or becomes a Party in Interest or Disqualified Person with respect to such Plan, or in the event that a note is purchased in the secondary market by a Plan from a Party in Interest or Disqualified Person with respect to such Plan. There can be no assurance that the Issuer or any of its respective affiliates will not be or become a Party in Interest or a Disqualified Person with respect to a Plan that acquires notes. Any such prohibited transaction could be treated as exempt under ERISA and the Code if the notes were acquired pursuant to and in accordance with one or more statutory exemptions, individual exemptions or "class exemptions" issued by the DOL. Such class exemptions include, for example, Prohibited Transaction Class Exemption ("PTCE") 75-1 (an exemption for certain transactions involving employee benefit plans and broker dealers, reporting dealers and banks), PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 95-60 (an exemption for certain transactions involving an insurance company's general account) and PTCE 96-23 (an exemption for certain transactions determined by a qualifying in-house asset manager) or pursuant to an individual prohibited transaction exemption issued by the DOL.

        The underwriters, the indenture trustee, the master servicer, the subservicers, the administrator or their affiliates may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale or holding notes, the purchase of notes using plan assets over which any of these parties or their affiliates has investment authority might be deemed to be a violation of a provision Title I of ERISA or Section 4975 of the Code. Accordingly, notes may not be purchased using the assets of any Plan if any of the underwriters, the trustee, the servicer, the administrator or their affiliates has investment authority for those assets, or is an employer maintaining or contributing to the plan, unless an applicable prohibited transaction exemption is available to cover such purchase.

PURCHASER'S/TRANSFEREE'S REPRESENTATIONS AND WARRANTIES

        Each purchaser and each transferee of a note (including a Plan's fiduciary, as applicable) shall be deemed to represent and warrant that (1)(a) it is not a Plan and is not acquiring the note directly or indirectly for, or on behalf of, a Plan or with Plan Assets, Plan Asset Entity or any entity whose underlying assets are deemed to be plan assets of such Plan or (b) the acquisition and holding of the notes by or on behalf of, or with Plan Assets of, any Plan, Plan Asset Entity or any entity whose underlying assets are deemed to be Plan Assets of such Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or Similar Law, and will not subject the Issuer or underwriters to any obligation not affirmatively undertaken in writing.

CONSULTATION WITH COUNSEL

        Any Plan fiduciary or other investor of Plan Assets considering whether to acquire or hold notes on behalf of or with Plan Assets of any Plan or Plan Asset Entity, and any insurance company that proposes to acquire or hold notes, should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to the proposed investment and the availability of any prohibited transaction exemption. A fiduciary with respect to a Non-ERISA Plan which is a Tax Favored Plan that proposes to acquire or hold notes should consult with counsel with respect to the applicable federal, state and local laws.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        On the closing date, will render, with respect to the notes, its opinion to the effect that the notes will be treated as debt of the trust, rather than as an interest in the student loans, and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal income tax purposes. Such opinion is not binding on the Internal Revenue Service and there is no assurance that such characterization would prevail if challenged. See "Federal Income Tax Consequences" in the prospectus.

                             REPORTS TO NOTEHOLDERS

        Quarterly reports concerning Nelnet Student Loan Trust   -   will be
delivered to noteholders. Generally, you will receive those reports not from the trust, but through Cede & Co., as nominee of The Depository Trust Company and registered holder of the notes. See "Book-Entry Registration" in the prospectus.

        The trust will file with the SEC periodic reports required under the Securities Exchange Act of 1934 and SEC rules.

                             ADDITIONAL INFORMATION

        Pursuant to Item 1105 of Regulation AB, static pool information regarding the sponsor's previous student loan securitizations is available on
the internet at [    ]. See "Incorporation of Documents by Reference; Where to
Find Additional Information" in the prospectus.

                      [RATIO OF EARNINGS TO FIXED CHARGES]

        [The following table sets forth the ratio of earnings to fixed charges
       for Nelnet Student Loan Trust    , for each of the following periods.

        The ratio of earnings to fixed charges has been computed by dividing earnings by fixed charges. Earnings consist of income from operations before income taxes plus fixed charges. Fixed charges consist of interest on all indebtedness plus amortization of debt issuance costs.]

                                                     -Month
                                             Period from Inception
                                               (    ,     ) to
                                                       ,

Earnings..........................
Fixed Charges.....................
Ratio............................


                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

        Statements in this prospectus supplement and the prospectus, including those concerning expectations as to the trust's ability to purchase eligible student loans, to structure and to issue competitive securities, the trust's ability to pay notes, and certain other information presented in this prospectus supplement and the prospectus, constitute "forward looking statements," which represent the sponsor's expectations and beliefs about future events. Actual results may vary materially from such expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled "Risk Factors" in this prospectus supplement and in the prospectus.

                              PLAN OF DISTRIBUTION

        Subject to the terms and conditions set forth in the underwriting
agreement dated as of    , among the depositor and the underwriters named below,
the depositor has agreed to cause the trust to sell to each of the underwriters, and each of the underwriters has agreed to purchase from the trust, the principal amount of the notes set forth opposite its name.

              Class A-1  Class A-2 Class A-3  Class A-4  Class A-5   Class B
Underwriter     Notes      Notes     Notes      Notes      Notes      Notes
-----------     -----      -----     -----      -----      -----      -----
              $          $         $          $          $          $
              $          $         $          $          $          $
              $          $         $          $          $          $
              $          $         $          $          $          $
              $          $         $          $          $          $
Total         $          $         $          $          $          $

        The underwriters have advised that they propose to offer the notes to the public initially at the respective offering prices set forth below and on the cover page of this prospectus supplement.

                             Initial Public     Underwriting      Proceeds to
                             Offering Price       Discount        the Issuer*
                             --------------       --------        -----------
Per Class A-1 Note
Per Class A-2 Note
Per Class A-3 Note
Per Class A-4 Note
Per Class A-5 Note
Per Class B Note
---------------------
        *Before deducting certain costs of issuing the notes estimated to
be $         (.)

        The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date.

                            Selling Concessions
                               Not to Exceed         Reallowance Not to Exceed
                               -------------         -------------------------
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes
Class A-5 Notes
Class B Notes


        Until the distribution of notes is completed, the rules of the SEC may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the notes. These transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of the notes.

        Purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

        Neither the trust nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the trust nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

        The notes are a new class of securities with no established trading market. We do not intend to list the notes on any national securities exchange. The underwriters have advised that they presently intend to make a market in the notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the notes at any time without notice. We cannot assure you that the prices at which the notes will sell in the market after this offering will not be lower or higher than the initial offering price or that an active trading market for the notes will develop and continue after this offering.

        The underwriting agreement provides that the depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, and the depositor has agreed to reimburse the underwriters for the fees and expenses of their counsel. The sponsor has also entered into an indemnity agreement with the underwriters under which the sponsor agrees to indemnify the underwriters against certain civil liabilities.

        Each underwriter has represented and agreed that:

        o it has not offered or sold and will not offer or sell any notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the "POS Regs");

        o it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

        o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        No action has been or will be taken by us or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the prospectus, this prospectus supplement nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this prospectus supplement comes are required by us and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute such prospectus supplement, in all cases at their own expense.

        We have not authorized any offer of the notes to the public in the United Kingdom within the meaning of the POS Regs and the FSMA. The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

                        [LISTING AND GENERAL INFORMATION]

        [Application has been made for the class A notes to be admitted to the official list of the Irish Stock Exchange subject to the Irish Stock Exchange listing rules and the prospectus rules of the Irish Financial Services Regulatory Authority and to be admitted to trading on the Irish Stock Exchange. There can be no assurance that such a listing will be obtained. This prospectus supplement and the accompanying prospectus constitute the prospectus (the "Prospectus") in connection with the application for the class A notes to be admitted to the official list of the Irish Stock Exchange. Reference throughout this document to the prospectus supplement and the accompanying prospectus shall be taken to read "Prospectus" for this purpose. Certain information has been included in this prospectus supplement to comply with the Irish Stock Exchange listing rules and the prospectus rules of the Irish Financial Services Regulatory Authority.

        For so long as the class A notes are listed on the Irish Stock Exchange, the material contracts referred to herein, including the indenture of trust, the trust agreement, the master servicing agreement, the subservicing agreement and the administration agreement will be made available for inspection in electronic or physical format at our principal office at 121 South 13th Street, Suite 201, Lincoln, Nebraska, 68508, USA.

        Each of the class A notes and the indenture of trust are governed by the laws of the State of New York. Each of the trust agreement and the administration agreement are governed by the laws of the State of Delaware. Each of the master servicing agreement and the subservicing agreement are governed by the laws of the State of Colorado.

        Since our formation, we have not been involved in any governmental, litigation or arbitration proceedings relating to claims on amounts which are material in the context of the issue of the class A notes. Nor, so far as we are aware, are any such proceedings pending or threatened.

        The issuance of the class A notes was authorized by a unanimous written consent of the members and the manager of the depositor on .

        As of the closing date the trust had not commenced operations and no accounts had been made up.

        The trust is not required by Delaware state law and does not intend to publish any financial statements. The indenture requires the trust to provide the indenture trustee with written notification, on an annual basis, that to the best of its knowledge, following review of the activities of the prior year, that no event of default or other matter which is required to be brought to the indenture trustee's attention has occurred.]

                                  LEGAL MATTERS

        Certain legal matters, including certain income tax matters, will be passed upon for Nelnet Student Loan Trust - by . Certain legal matters will be passed upon for the underwriters by ,
                          , and for Nelnet Student Loan Trust      -   by      .

                                    DIRECTORY

              SPONSOR                                     DEPOSITOR
            Nelnet, Inc.                      Nelnet Student Loan Funding, LLC
  121 South 13th Street, Suite 201            121 South 13th Street, Suite 201
      Lincoln, Nebraska 68508                      Lincoln, Nebraska 68508
                USA                                          USA

                        UNDERWRITERS AND TRUST'S BANKERS

















 ELIGIBLE LENDER TRUSTEE AND INDENTURE TRUSTEE              DELAWARE TRUSTEE






      LEGAL ADVISORS                     MASTER SERVICER AND ADMINISTRATOR

                                       National Education Loan Network, Inc.
                                          121 South 13th Street, Suite 201
                                              Lincoln, Nebraska 68508
                                                        USA






            LISTING AGENT                          IRISH PAYING AGENT

PROSPECTUS


                         STUDENT LOAN ASSET-BACKED NOTES


                           NELNET STUDENT LOAN TRUSTS
                                     ISSUER

  NELNET STUDENT LOAN FUNDING, LLC        NATIONAL EDUCATION LOAN NETWORK, INC.
             DEPOSITOR                      MASTER SERVICER AND ADMINISTRATOR



                                  NELNET, INC.
                                     SPONSOR

Nelnet Student Loan Funding, LLC, will periodically establish trusts that will issue student loan asset-backed notes. Each issue will have its own series designation and will include one or more classes of notes secured by the assets of that trust. A class of notes may be senior or subordinate to other classes. The specific terms of the notes included in each series will be described in a supplement to this prospectus.

Proceeds from the sale of the notes will be used to acquire portfolios of student loans originated by eligible lenders under the Federal Family Education Loan Program. Those student loans will be pledged to secure repayment of the notes. The notes will represent obligations of the issuing trust only and are not guaranteed by Nelnet Student Loan Funding, LLC, Nelnet, Inc. or any of their affiliates. The notes will be payable solely from the student loans each trust acquires and the other assets of each trust.

You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may be used to offer and sell the notes only if it is accompanied by a prospectus supplement.

Offers of the notes may be made by different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" below and in the related prospectus supplement. Unless otherwise indicated in the prospectus supplement describing a series of notes, the notes will not be listed on a national securities exchange.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is      , 2006.

                              ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement filed with the Securities and Exchange Commission. Notes may be sold in one or more offerings pursuant to the registration statement.

        Nelnet Student Loan Funding, LLC will establish one or more trusts in connection with the issuance of notes. Each trust will issue one or more series of notes, the repayment of which are secured primarily by student loans the trust will acquire with the proceeds from the sale of the notes. This prospectus provides you with a general description of the notes the trusts may offer along with certain other information concerning the collateral pledged to secure payment of the notes and the parties involved in the transaction. Each time notes are sold, we will provide a prospectus supplement relating to the series of notes being offered that will include:

        o a description of the aggregate principal amount, authorized denominations and interest rate or rates, or the manner of determining the interest rate or rates, of each class of the notes to be sold;

        o information on the timing of interest and principal payments on the notes;

        o information concerning the student loans that will be purchased with the proceeds of the notes;

        o information with respect to any notes the trust may have previously issued that are secured by a common pool of assets that secure payment of the notes described in the prospectus supplement;

        o information concerning the companies that will be engaged to service the student loans that will be acquired with note proceeds;

        o information with respect to any credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans; and

        o any updates or changes to the information presented in this prospectus.

        You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. Notes will not be offered for sale in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date appearing on the front cover of those documents.

              ----------------------------------------------------
                         TABLE OF CONTENTS TO PROSPECTUS
              ----------------------------------------------------


About This Prospectus..........................................................i
Summary of the Offering......................................................iii
Risk Factors...................................................................1
Special Note Regarding Forward Looking Statements..............................9
Formation of the Trusts.......................................................10
The Sponsor, the Depositor, and the Master Servicer and Administrator.........14
Servicing and Administration..................................................16
Description of the Notes......................................................22
Security and Sources of Payment for the Notes.................................49
Book-Entry Registration.......................................................52
Additional Notes..............................................................60
Summary of the Indenture Provisions...........................................60
Description of Credit Enhancement and Derivative Products.....................72
Description of the Guarantee Agencies.........................................73
Federal Income Tax Consequences...............................................79
Relationships Among Financing Participants....................................84
Plan of Distribution..........................................................85
Legal Matters.................................................................86
Ratings.......................................................................86
Incorporation of Documents by Reference; Where to Find More Information.......87
Glossary of Terms.............................................................88
APPENDIX A  Description of the Federal Family Education Loan Program.........A-1
APPENDIX B Global Clearance, Settlement And Tax Documentation Procedures.....B-1

                             SUMMARY OF THE OFFERING

        This summary highlights selected information from this prospectus but does not contain all of the information you should consider before making an investment decision. Before deciding to purchase the notes, you should read the more detailed information appearing in this prospectus and in the related prospectus supplement.


OVERVIEW

Nelnet Student Loan Funding, LLC will from time to time establish separate trusts that will sell notes in one or more series and in one or more classes, and will purchase a pool or pools of student loans with the proceeds received from these sales. Each trust will be formed pursuant to a trust agreement and will pledge the student loans it purchases with the proceeds from the sale of its notes as collateral for repayment of such notes. The priority of payments among the various series and classes of notes each trust sells will be described in the related prospectus supplement. These payments will come principally from amounts received on the student loans held by the related trust.

PARTIES

ISSUER: A Delaware statutory trust to be formed under a trust agreement between the depositor and the Delaware trustee.

DEPOSITOR: Nelnet Student Loan Funding, LLC. You may contact Nelnet Student Loan Funding, LLC at 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508, or by phone at (402) 458-2303.

MASTER SERVICER AND ADMINISTRATOR: National Education Loan Network, Inc. will act as master servicer of each trust's student loans. National Education Loan Network, Inc. may engage other entities to act as a subservicer for the student loans each trust acquires if approved by the rating agencies rating the notes. National Education Loan Network, Inc. will also perform administrative services for each trust.

SPONSOR: Nelnet, Inc. will be the sponsor of each trust. The sponsor is an education finance company that originates, consolidates, securitizes, holds and services student loans. The depositor and the master servicer and administrator are subsidiaries of the sponsor.

ELIGIBLE LENDER TRUSTEE AND INDENTURE TRUSTEE: The prospectus supplement for each series of notes will identify the eligible lender trustee for each trust's student loans and the indenture trustee under an indenture governing a trust's issuance of notes.

DELAWARE TRUSTEE: The prospectus supplement for each series of notes will identify the Delaware trustee for each trust.

ORIGINATOR: The prospectus supplement for each series of notes will identify each originator of student loans responsible for originating 10% or more of a trust's student loans.

THE NOTES

Each trust will issue student loan asset-backed notes in one or more series and in one or more classes. The notes will be issued pursuant to an indenture of trust between the trust and the indenture trustee described in the related prospectus supplement. The notes will be denominated in U.S. Dollars or another currency as specified in the related prospectus supplement.

The prospectus supplement will describe the principal amount and the rate of interest that will be paid on the notes. The interest rate may be fixed for the full term of the notes, or the interest rate may be subject to periodic adjustment as described below.

AUCTION RATE NOTES. A trust may issue classes of notes that bear interest at a rate determined by auction. The initial interest rate for these auction rate notes, or the method for determining the initial interest rate, will be described in the related prospectus supplement. The interest rates for the auction rate notes will be reset at the end of each interest period pursuant to auction procedures.

The auction procedures are summarized and an example of an auction is included in this prospectus under "Description of the Notes - Auction rate notes."

INDEX RATE NOTES. A trust may issue classes of notes that bear interest at a rate determined by reference to LIBOR, a United States Treasury security, a commercial paper rate or by reference to another index described in a prospectus supplement. These notes will bear interest at an initial rate described in the prospectus supplement. Thereafter, the interest rate for LIBOR rate notes will be determined periodically by reference to the designated LIBOR rate, the interest rate for treasury rate notes will be determined periodically by reference to the rate of interest paid on designated U.S. Treasury securities, the interest rate for commercial paper rate notes will be determined periodically by reference to the rate of interest paid on designated commercial paper and the interest rate for other index rate notes will be determined periodically by reference to the index described in a prospectus supplement. See "Description of the Notes - LIBOR rate notes," "- Treasury rate notes" and "- CP rate notes."

ORIGINAL ISSUE DISCOUNT NOTES. A trust may issue classes of notes at a discount from the principal amount payable at maturity that pay no interest or interest at a rate that is below market rates at the time of issuance. The interest paid on these original issue discount notes, if any, and the yield to maturity of the original issue discount notes, will be described in the related prospectus supplement. See "Description of the Notes - Original issue discount notes."

RESET RATE NOTES. A trust may issue notes the applicable currency and interest rate for which will be reset from time to time in a currency and at an interest rate determined using procedures described in the related prospectus supplement. See "Description of the Notes - Reset rate notes."

PAYMENTS ON THE NOTES

The indenture trustee will make payments of principal and interest due on the notes on behalf of each trust solely from the assets held by the trust. The assets of each trust will consist of a pool of student loans, payments made on the student loans, funds in accounts held by the indenture trustee under an indenture and the trust's interests in certain agreements, including any derivative product or swap agreement. Interest and principal on the notes will be paid on the dates specified in the related prospectus supplement. The principal balance of the notes of each series will be payable in full on the stated maturity date, unless earlier redeemed or repaid as described in this prospectus or in the related prospectus supplement. Generally, principal payments received on student loans will be used to make principal payments on the notes.

USE OF PRINCIPAL RECEIPTS - THE REVOLVING PERIOD

The net proceeds from the offering of notes by a trust will be deposited into an Acquisition Fund to be used to purchase student loans on or before a specified date. If so provided in a prospectus supplement, a trust may use the principal payments that it receives on its student loans to purchase additional student loans for a period of time specified in the prospectus supplement. During this revolving period, the trust will pay interest on the notes as it becomes due. However, the trust will not make principal payments on the notes or redeem notes during the revolving period, except as provided in a prospectus supplement.

SUBORDINATED NOTES

The rights of the owners of class B notes issued by a trust to receive payments of principal and interest will be subordinated to the rights of the owners of class A notes issued by that trust to receive payments of principal and interest. The rights of the owners of any class C notes issued by a trust to receive payments of principal and interest will be subordinated to the rights of the owners of class B notes and class A notes issued by that trust to receive payments of principal and interest. This subordination is intended to enhance the likelihood that the owners of more senior notes will regularly receive the full amount of payments of principal and interest due to them and to protect such owners against losses.

OPTIONAL PURCHASE

If provided in the related prospectus supplement, the master servicer or another party specified in the prospectus supplement may, at its option, purchase, or arrange for the purchase of, some or all of the remaining student loans owned by a trust when the pool balance is 10% or less of the initial pool balance or at such other times as may be described in a prospectus supplement. The exercise of this purchase option will result in the early retirement of the notes issued by that trust.

MANDATORY AUCTION

If provided in the related prospectus supplement, the indenture trustee will offer for sale all of the student loans remaining in a trust at the end of a collection period if the master servicer or other designated party does not exercise its option to repurchase all of the student loans remaining in a trust described above. The auction of the student loans remaining in a trust will result in the early retirement of the notes issued by that trust.

REDEMPTION PROVISIONS

MANDATORY REDEMPTION. If so provided in the related prospectus supplement, if the proceeds from the sale of a series of notes are not used to purchase student loans within the period of time specified in a prospectus supplement, those remaining proceeds will be used to redeem notes. Notes may also be subject to mandatory redemption from money on deposit in the Collection Fund representing principal payments on a trust's student loans, including principal payments received from guarantee agencies and principal proceeds from any sale of student loans permitted under the indenture, after required payments and transfers have been made from the Collection Fund, if so provided in the related prospectus supplement. Notes may also be redeemed from interest payments on a trust's student loans after required payments and transfers have been made from the Collection Fund, if so provided in the related prospectus supplement.

OPTIONAL REDEMPTION. If so provided in the related prospectus supplement, notes may be redeemed, in whole or in part, from available funds, including proceeds from the sale of student loans by a trust, as described in a related prospectus supplement.

EXTRAORDINARY OPTIONAL REDEMPTION. If so provided in the related prospectus supplement, notes may be redeemed in our sole discretion if we determine that the rate of return on student loans has materially decreased or that the costs of administering a trust have placed unreasonable burdens upon that trust's ability to perform its obligations under the applicable indenture.

PARTIAL REDEMPTION. If less than all of the notes of any series are to be redeemed, we will determine the classes of notes that will be redeemed. Generally, class A notes will be redeemed before class B notes. An indenture may provide for the issuance of class C notes, and if so, class B notes will generally be redeemed before class C notes. However, we may have the option of redeeming some or all of the class B notes before all of the class A notes are redeemed, and we may have the option to redeem some or all of the class C notes before the class A notes and class B notes are redeemed, if the applicable trust's ratio of assets to liabilities exceeds levels specified in the related prospectus supplement. See "Description of the Notes - Notice and partial redemption of notes."

STUDENT LOAN ASSETS

The eligible lender trustee will be the legal owner on behalf of a trust of the student loans that comprise the assets of that trust. The student loans will have been originated under the Federal Family Education Loan Program to pay costs incurred by students enrolled in qualified, accredited institutions of higher education.

Each trust will use the proceeds of its notes to purchase student loans pursuant to the terms of student loan purchase agreements. Principal payments on a trust's student loans may also be used to purchase additional student loans during a revolving period if so provided in the related prospectus supplement. The eligible lender trustee will first acquire the student loans on behalf of the depositor. The depositor will then direct that the student loans be sold and transferred to the Acquisition Fund of a trust.

The characteristics of the portfolio of student loans to be acquired by a trust with the proceeds of the notes of any series, and the characteristics of any existing portfolio held by the eligible lender trustee for a trust, will be described in the related prospectus supplement.

SERVICING AND ADMINISTRATION

SERVICING AGREEMENTS. Each trust will enter into a master servicing agreement under which the master servicer will arrange for and oversee the performance by one or more subservicers of its servicing obligations with respect to a trust's student loans. Each affiliated subservicer and any subservicer that services more than 10% of a trust's student loans will be described in the related prospectus supplement.
ADMINISTRATION AGREEMENT. National Education Loan Network, Inc., as administrator, will enter into an administration agreement with each trust, the Delaware trustee and the indenture trustee under which the administrator will provide various notices and perform other administrative services required under the indenture and the trust agreement. The administrator will receive an administration fee specified in the related prospectus supplement.

STUDENT LOAN GUARANTEES

The payment of principal and interest on all of the student loans that comprise the assets of a trust will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education pursuant to the Higher Education Act of 1965, as amended. This guarantee, however, is contingent upon compliance with a variety of regulations concerning origination and servicing of the loans. Failure to follow these regulations may result in the guarantee claim for a loan being denied.

Student loans originated prior to October 1, 1993 are fully guaranteed as to principal and accrued interest. Student loans originated after October 1, 1993 are guaranteed as to 98% of principal and accrued interest.

The Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its obligations to holders of loans, such as the eligible lender trustee, then the holders may submit guarantee claims directly to the Department of Education. The Department of Education is required to pay the guarantee agency's full insurance obligation to the holders until the obligations are transferred to a new guarantee agency capable of meeting the obligations, or until a qualified successor guarantee agency assumes the obligations. Delays in receiving reimbursement could occur if a guarantee agency fails to meet its obligations.

FUNDS

The indenture governing a trust's issuance of notes will create the following funds, unless otherwise described in the related prospectus supplement. Additional funds and accounts may be created as described in a prospectus supplement. Funds held by the indenture trustee for one trust will not be available to pay the notes or expenses of another trust.

COLLECTION FUND. All funds received with respect to student loans will be deposited into a Collection Fund under an indenture. Generally, funds on deposit in the Collection Fund will be used to pay the fees and expenses of the trust and principal and interest on the notes issued by that trust. If so provided in a prospectus supplement, principal payments that we receive on the student loans


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

during a revolving period will be transferred from the Collection Fund to the Acquisition Fund and used to purchase additional student loans. Amounts in the Collection Fund will be transferred to the Reserve Fund to the extent necessary to restore the Reserve Fund to its required minimum balance, and any remaining amounts will be used in accordance with the terms of the indenture and as described in the related prospectus supplement.

CAPITALIZED INTEREST FUND. An indenture may provide for the establishment of a Capitalized Interest Fund, as described in the related prospectus supplement.

ACQUISITION FUND. Most of the proceeds from the issuance of a series of notes will be deposited into an Acquisition Fund. These funds will be used to acquire the student loans identified in the related prospectus supplement, and to pay certain costs related to the issuance of the notes.

Funds in an Acquisition Fund that are not used by a trust to acquire student loans will be used to make payments on the notes or to redeem notes issued by that trust as described in the related prospectus supplement.

PREFUNDING ACCOUNT. If so provided in a prospectus supplement, a specified percentage of the proceeds of the issuance of a series of notes will be deposited in a prefunding account in the Acquisition Fund. During the prefunding period, we will use funds in the prefunding account to purchase additional portfolios of student loans, to purchase serial loans and to originate consolidation loans to the extent provided in the related prospectus supplement. The prefunding period will begin on the date the notes are issued and end on the earlier of a date specified in the prospectus supplement or upon our determination that we are unable to acquire additional student loans.

RESERVE FUND. In connection with the issuance of each series of notes, a deposit will be made to a Reserve Fund in an amount specified in the related prospectus supplement. The Reserve Fund will be maintained at a balance specified in the related prospectus supplement from extra amounts in the Collection Fund. Moneys in the Reserve Fund will be used to pay the trust's operating expenses and interest and principal due on the notes if funds in the Collection Fund and the Acquisition Fund are insufficient to make those payments, as described in the related prospectus supplement. A reserve fund insurance policy may be provided in lieu of a deposit of moneys to the Reserve Fund if so provided in a prospectus supplement.

OTHER FUNDS. The prospectus supplement for each trust will also describe any other funds or accounts to be established for a series of notes. These may include, for any series that contains reset rate notes, one or more accumulation accounts, supplemental interest funds, supplemental reserve funds, remarketing fee funds and funds for the deposit of amounts denominated in a currency other than U.S. Dollars.

CREDIT  AND CASH FLOW OR OTHER ENHANCEMENT AND DERIVATIVE PRODUCTS

Credit or cash flow enhancement for a series of notes may be established in the form of:

        o    insurance policies or surety bonds;
        o    subordination of certain classes or subclasses of notes;
        o    one or more special reserve funds;
        o    letters of credit, credit or liquidity facilities;
        o interest rate or other swaps, exchange agreements, interest rate protection agreements, repurchase obligations, put or call options and other yield protection agreements; or
        o other arrangements acceptable to each rating agency rating the notes.

Any credit or cash flow enhancement or derivative product for a series of notes will be described in the related prospectus supplement. See "Description of Credit Enhancement and Derivative Products" in this prospectus.

REPORTS TO NOTEHOLDERS

Periodic reports concerning the notes and the security for the notes will be provided to the noteholders. Those reports will not be reviewed by a certified public accounting firm. If notes are issued in book-entry form and registered in the name of Cede & Co., the nominee of DTC, then all reports will be provided to those entities and the further distribution of the reports to eligible participants and beneficial owners will be governed by arrangements among them. See "Book-Entry Registration."

Each trust will file with the SEC all periodic reports required under the Securities Exchange Act of 1934.

FEDERAL INCOME TAX CONSEQUENCES

On the closing date of the issuance of a series of notes, tax counsel to Nelnet Student Loan Funding, LLC, will deliver an opinion that the notes of that series will be treated as the trust's indebtedness and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal income tax purposes. See "Federal Income Tax Consequences" in this prospectus and "Certain Federal Income Tax Considerations" in the related prospectus supplement.

ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or other retirement plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, should carefully review with its legal advisors whether the plan's purchase or holding of any class of notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code. See "ERISA Considerations" in the related prospectus supplement.

                                             RISK FACTORS

        You should consider the following factors regarding your purchase of the notes.

THE NOTES ARE NOT A SUITABLE
INVESTMENT FOR ALL INVESTORS

        The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

THE NOTES ARE PAYABLE SOLELY FROM
THE TRUST ESTATE AND YOU WILL HAVE
NO OTHER RECOURSE AGAINST US

        Interest and principal on the notes will be paid solely from the funds and assets held in the trust estate created under an indenture for each trust. No insurance or guarantee of the notes will be provided by any government agency or instrumentality, by any affiliate of a trust, by any insurance company or by any other person or entity, except to the extent that credit enhancement is provided for a series or class of notes as described in a prospectus supplement. Therefore, your receipt of payments on the notes will depend solely on:

        o the amount and timing of payments and collections on the student loans held in the trust estate and interest paid or earnings on the funds held in the accounts established pursuant to the related indenture;

        o amounts on deposit in the Reserve Fund and other funds held in the related trust estate; and

        o any form of credit enhancement described in the prospectus supplement.

You will have no additional recourse against any other party if those sources of funds for repayment of the notes are insufficient.

SUBORDINATION OF THE CLASS B AND
CLASS C NOTES AND PAYMENT PRIORITIES
MAY RESULT IN A GREATER RISK OF LOSS

        A trust may issue one or more series of notes, in one or more classes. Payments of interest on class B notes are subordinated in priority of payment to payments of interest due on class A notes and payments of principal on class B notes are subordinated in priority of payment to payments of principal on class A notes. An indenture may also provide for the issuance of class C notes which will be subordinated in priority of payment to payments of interest and principal due on class B notes. Class B notes and class C notes are subordinated to class A notes, and class C notes are also subordinate to class B notes, as to the direction of remedies upon an event of default. Consequently, holders of class B notes and class C notes may bear a greater risk of losses or delays in payment.

        If so provided in a prospectus supplement, notes within a class may receive payments of principal after other notes in the same class. For example, class A-1 notes may receive principal payments before class A-2 notes, and class B-1 notes may receive principal payments before class B-2 notes. Consequently, holders of certain notes within a class may bear a greater risk of loss.

FAILURE TO COMPLY WITH LOAN ORIGINATION
AND SERVICING PROCEDURES FOR STUDENT
LOANS MAY RESULT IN LOSS OF GUARANTEE
AND OTHER BENEFITS

        We must meet various requirements in order to maintain the federal guarantee on a trust's student loans. These requirements establish servicing requirements and procedural guidelines and specify school and borrower eligibility criteria.

        A guarantee agency may reject a loan for claim payment due to a violation of the Federal Family Education Loan Program due diligence collection and servicing requirements. In addition, a guarantee agency may reject claims under other circumstances, including, for example, if a claim is not timely filed or adequate documentation is not maintained. Once a loan ceases to be guaranteed, it is ineligible for federal interest subsidies and special allowance payments. If a loan is rejected for claim payment by a guarantee agency, we continue to pursue the borrower for payment or institute a process to reinstate the guarantee.

        Guarantee agencies may reject claims as to portions of interest for certain violations of the due diligence collection and servicing requirements even though the remainder of a claim may be paid. Examples of errors that cause claim rejections include isolated missed collection calls, or failures to send collection letters as required.

        The Department of Education has implemented school eligibility requirements, including default rate limits. In order to maintain eligibility in the Federal Family Education Loan Program, schools must maintain default rates below specified levels and both guarantee agencies and lenders are required to insure that loans are made to students attending schools that meet default criteria. If we fail to comply with any of the above requirements, we could incur penalties or lose the federal guarantee on some or all of a trust's student loans.

        Each student loan purchase agreement requires the seller to repurchase its loans if the representations and warranties made by the seller prove not to be true or if a claim for a loan is denied because of events occurring before the sale. However, a seller may not be financially able to repurchase loans if called upon to do so.

THE INABILITY OF THE DEPOSITOR OR A
SERVICER TO MEET ITS REPURCHASE
OBLIGATION MAY RESULT IN LOSSES ON YOUR NOTES.

        Under some circumstances, a trust has the right to require the depositor or a servicer to purchase or provide a substitute for a student loan held by the trust. This right arises generally if a breach of the representations, warranties or covenants of the depositor or a servicer, as applicable, has a material adverse effect on the student loan and if the breach is not cured within the applicable cure period. We cannot guarantee that the depositor or a servicer will have the financial resources to make a purchase or substitution. In this case, you will bear any resulting loss.

BANKRUPTCY OR INSOLVENCY OF NELNET STUDENT
LOAN FUNDING, LLC OR THE BANKRUPTCY OR
INSOLVENCY OF THE SELLERS OF STUDENT LOANS COULD
RESULT IN PAYMENT DELAYS

        Nelnet Student Loan Funding, LLC will be the depositor of each trust and will sell to each trust all of the loans acquired by the trust with the proceeds of the notes. If Nelnet Student Loan Funding, LLC seeks relief under bankruptcy or related laws, a bankruptcy court could attempt to consolidate each trust's assets into the bankruptcy estate of Nelnet Student Loan Funding, LLC. If that occurs, you can expect delays in receiving payments on your notes and even a reduction in payments on your notes.

        We have taken steps to structure each loan purchase by the depositor from a seller as a "true sale" under law. A true sale helps to establish that the loans would not continue to be the property of the seller if the seller becomes bankrupt or insolvent. If a court disagrees with this position, a trust could experience delays in receiving payments on its student loans and you could then expect a delay in receiving payments on your notes or even a reduction in payments on your notes. A court could also subject the student loans to a superior tax or government lien arising before the sale of the student loans to a trust.

        If student loans are purchased from a bank and the bank becomes insolvent, it would become subject to receivership by the Federal Deposit Insurance Corporation. In that case, the FDIC could treat the transfer of the student loans as a secured loan rather than as a sale. If that were to happen, we would have only a security interest in the student loans and could experience delays in receiving payments with respect to those loans. In addition, the FDIC may seek a release of the loans to itself, as receiver, which would accelerate and prepay the "loan." Under such circumstances, you could expect a delay in receiving payments on your notes or even a reduction in payments on your notes.

BANKRUPTCY OR INSOLVENCY OF NATIONAL EDUCATION
LOAN NETWORK, INC. OR ANY SUBSERVICER COULD RESULT
IN PAYMENT DELAYS TO YOU

        National Education Loan Network, Inc. will act as the master servicer with respect to the student loans acquired by each trust and may engage one or more other entities to act as subservicer with respect to such student loans. In the event of a default by the master servicer or any subservicer resulting from events of insolvency or bankruptcy, a court, conservator, receiver or liquidator may have the power to prevent the indenture trustee or the noteholders from appointing a successor servicer and delays in collections in respect of the student loans may occur. Any delay in the collections of student loans may delay payments to you.

A DEFAULT BY THE MASTER SERVICER COULD
ADVERSELY AFFECT THE NOTES

        If National Education Loan Network, Inc. defaults on its obligations under a master servicing agreement, the indenture trustee or 25% of the holders of the highest priority obligations outstanding of a particular series of notes may remove the master servicer without the consent of the eligible lender trustee or any other party. Only the indenture trustee or 25% of the holders of the highest priority obligations outstanding have the ability to remove the master servicer with respect to a series of notes. In the event of the removal of the master servicer and the appointment of a successor master servicer, there may be additional costs associated with the transfer of servicing to the successor master servicer, including but not limited to, an increase in the servicing fees the successor master servicer charges. In addition, we cannot predict the ability of the successor master servicer to perform the obligations and duties under any master servicing agreement.

THE STUDENT LOANS THE TRUST PURCHASES MAY
BE EVIDENCED BY A MASTER PROMISSORY NOTE

        Loans made under the Federal Family Education Loan Program may be evidenced by a master promissory note. Once a borrower executes a master promissory note with a lender, additional loans made by the lender are evidenced by a confirmation sent to the borrower, and all loans are governed by the single master promissory note.

        A loan evidenced by a master promissory note may be sold independently of the other loans governed by the master promissory note. If a trust purchases a loan governed by a master promissory note and does not acquire possession of the master promissory note, other parties could claim an interest in the loan. This could occur if the holder of the master promissory note were to take an action inconsistent with the trust's rights to a loan, such as delivery of a duplicate copy of the master promissory note to a third party for value. Although such action would not defeat the trust's rights to the loan or impair the security interest held by the indenture trustee for your benefit, it could delay receipt of principal and interest payments on the loan.

YOU MAY INCUR LOSSES OR DELAYS IN PAYMENT
ON YOUR NOTES IF BORROWERS DEFAULT ON THEIR
STUDENT LOANS

        For a variety of economic, social and other reasons all the payments that are actually due on student loans may not be made. Borrowers' failures to make timely payments of the principal and interest due on the loans will affect the revenues of the trust estate for a trust, which may reduce the amounts available to pay principal and interest due on the notes.

        In general, a guarantee agency reinsured by the Department of Education will guarantee 98% of each student loan. As a result, if a borrower of a student loan defaults, the trust will experience a loss of approximately 2% of the outstanding principal and accrued interest on each of the defaulted loans. The trust does not have any right to pursue the borrower for the remaining 2% unguaranteed portion. If any credit enhancement described in the related prospectus supplement is not sufficient, you may suffer a delay in payment or a loss on your investment.

THE INDENTURE TRUSTEE MAY BE
FORCED TO SELL THE LOANS AT A
LOSS AFTER AN EVENT OF DEFAULT

        Generally, if an event of default occurs under an indenture, certain noteholders may authorize the indenture trustee to sell a trust's student loans. However, the indenture trustee may not find a purchaser for the student loans or the market value of the student loans plus other assets in the trust estate might not equal the principal amount of outstanding notes plus accrued interest. Competition currently existing in the secondary market for loans made under the Federal Family Education Loan Program also could be reduced, resulting in fewer potential buyers of the trust's student loans and lower prices available in the secondary market for those loans. You may suffer a loss if the indenture trustee is unable to find purchasers willing to pay prices for a trust's student loans sufficient to pay the principal amount of the notes plus accrued interest.

SOME LIENS WOULD BE GIVEN PRIORITY
OVER YOUR NOTES WHICH COULD CAUSE A
LOSS IN YOUR INVESTMENT OR DELAYED PAYMENTS

        A tax or governmental lien (or other liens imposed under applicable state or federal law, including, without limitation, a lien in favor of the Internal Revenue Service or Pension Benefit Guaranty Corporation) on the property of a trust the depositor or another seller may arise before the origination or acquisition of student loans, or before a trust pledges its student loans under the indenture. Such a lien would have priority over your interest in those student loans and as a result, payments to you could be delayed or reduced.

THE RATE OF PAYMENTS ON STUDENT
LOANS MAY AFFECT THE MATURITY AND
YIELD OF THE NOTES

        Student loans may be prepaid at any time without penalty. If a trust receives prepayments on its student loans, those amounts may be used to make principal payments on notes as described in the related prospectus supplement, which could shorten the average life of each class of its notes. Factors affecting prepayment of loans include general economic conditions, prevailing interest rates and changes in the borrower's job, including transfers and unemployment. Refinancing opportunities which may provide more favorable repayment terms, including those offered under consolidation loan programs like the federal direct consolidation loan program and borrower incentive programs, also affect prepayment rates.

        Scheduled payments with respect to, and the maturities of, student loans may be extended as authorized by the Higher Education Act. Also, periods of deferment, forbearance or refinancings through consolidation loans having longer maturities may lengthen the remaining term of the loans and the average life of each class of notes. You will bear entirely any reinvestment risks resulting from a faster or slower incidence of prepayment of loans.

        The rate of principal payments to you on the notes will be directly related to the rate of payments of principal on the student loans each trust acquires. Changes in the rate of prepayments may significantly affect your actual yield to maturity, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier a prepayment of principal of a loan, the greater the effect may be on your yield to maturity. The effect on your yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by you during the period immediately following the issuance of the notes will not be offset by a subsequent like reduction, or increase, in the rate of principal payments on the notes.

THE CHARACTERISTICS OF THE PORTFOLIO OF
STUDENT LOANS HELD IN THE TRUST ESTATE
MAY CHANGE

        If so provided in a prospectus supplement, a trust may issue several series of notes and use the proceeds to add additional student loans to the trust estate. The prospectus supplement for a series of notes will describe the characteristics of a trust's student loans at that time. However, the actual characteristics at any given time will change due to factors such as repayment of the loans in the normal course of business, purchase of additional loans during a prefunding or revolving period or the occurrence of delinquencies or defaults.

        Our cash flow, and our ability to make payments due on our notes will be reduced to the extent interest is not currently payable on our student loans. The borrowers on most student loans are not required to make payments during the period in which they are in school and for certain authorized periods thereafter, as described in the Higher Education Act. The Department of Education will make all interest payments while payments are deferred under the Higher Education Act on certain subsidized student loans that qualify for interest benefit payments. For all other student loans, interest generally will be capitalized and added to the principal balance of the loans. The trust estate will consist of student loans for which payments are deferred as well as student loans for which the borrower is currently required to make payments of principal and interest. The proportions of the loans in our portfolio for which payments are deferred and currently in repayment will vary during the period that the notes are outstanding.

STUDENT LOANS ARE UNSECURED
AND THE ABILITY OF THE GUARANTEE AGENCIES TO
HONOR THEIR GUARANTEES MAY BECOME IMPAIRED

        The Higher Education Act requires that all student loans be unsecured. As a result, the only security for payment of the student loans held in each trust estate are the guarantees provided by the guarantee agencies.

        A deterioration in the financial status of a guarantee agency and its ability to honor guarantee claims on defaulted student loans could delay or impair the guarantee agency's ability to make claims payments to the indenture trustee. The financial condition of a guarantee agency can be adversely affected if it submits a large number of reimbursement claims to the Department of Education, which results in a reduction of the amount of reimbursement that the Department of Education is obligated to pay the guarantee agency. The Department of Education may also require a guarantee agency to return its reserve funds to the Department of Education upon a finding that the reserves are unnecessary for the guarantee agency to pay its program expenses or to serve the best interests of the federal student loan program. The inability of any guarantee agency to meet its guarantee obligations could reduce the amount of money available to pay principal and interest to you as the owner of the notes or delay those payments past their due date.

        If the Department of Education has determined that a guarantee agency is unable to meet its guarantee obligations, the loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guaranty claim amount due with respect to such claims. See "Description of the Guarantee Agencies" in Appendix A to this prospectus. However, the Department of Education's obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education making the determination that a guarantee agency is unable to meet its guarantee obligations. The Department of Education may not ever make this determination with respect to a guarantee agency and, even if the Department of Education does make this determination, payment of the guarantee claims may not be made in a timely manner.

PAYMENT OFFSETS BY GUARANTEE AGENCIES OR THE
DEPARTMENT OF EDUCATION COULD PREVENT THE
TRUST FROM PAYING YOU THE FULL AMOUNT OF THE
PRINCIPAL AND INTEREST DUE ON YOUR NOTES

        The eligible lender trustee may use the same Department of Education lender identification number for student loans in a trust as it uses for other student loans it holds on behalf of other trusts established by the sponsor. If so, the billings submitted to the Department of Education and the claims submitted to guarantee agencies will be consolidated with the billings and claims for payments for student loans under other trusts using the same lender identification number. Payments on those billings by the Department of Education as well as claim payments by the applicable guarantee agencies will be made to the eligible lender trustee, or to the servicer on behalf of the eligible lender trustee, in lump sum form. Those payments must be allocated by the eligible lender trustee among the various trusts that reference the same lender identification number.

        If the Department of Education or a guarantee agency determines that the eligible lender trustee owes it a liability on any student loan held in a trust, the Department of Education or the applicable guarantee agency may seek to collect that liability by offsetting it against payments due to the eligible lender trustee in respect of the student loans pledged to secure your notes. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of funds available to the trust and thus the trust's ability to pay you principal and interest on the notes.

COMMINGLING OF PAYMENTS ON STUDENT
LOANS COULD PREVENT THE TRUST FROM PAYING
YOU THE FULL AMOUNT OF THE PRINCIPAL AND
INTEREST DUE ON YOUR NOTES

        Payments received on a trust's student loans generally are deposited into an account in the name of the subservicer each business day. However, payments received on a trust's student loans will not be segregated from payments the subervicer receives on other student loans it services. Such amounts are transferred to the indenture trustee for deposit into the related Collection Fund on at least a weekly basis. Prior to the transfer of such funds, the subservicer may invest those funds for its own account and at its own risk. If the subservicer is unable to transfer such funds to the indenture trustee, noteholders may suffer a loss.

PRINCIPAL OF THE STUDENT LOANS MAY AMORTIZE
FASTER BECAUSE OF INCENTIVE PROGRAMS

        The student loans purchased by a trust may be subject to various borrower incentive programs. Any incentive program that effectively reduces borrower payments or principal balances on trust student loans may result in the principal amount of trust student loans amortizing faster than anticipated.

IF A TRUST CANNOT PURCHASE STUDENT LOANS,
IT WILL PAY PRINCIPAL ON OR REDEEM NOTES

        We will use the proceeds of the notes sold by a trust to acquire student loans. A trust may also use principal payments on its student loans to purchase additional student loans during a revolving period, if so provided in the related prospectus supplement. If the student loan purchases are not completed, or if a trust is not able to purchase student loans that meet its requirements, the trust will use those amounts to pay principal on or to redeem your notes, as provided in the related prospectus supplement.

A SECONDARY MARKET FOR YOUR NOTES
MAY NOT DEVELOP, AND THIS COULD
DIMINISH THEIR VALUE

        Each series of notes will be a new issue without an established trading market. While we may list the notes on a European exchange if specified in the related prospectus supplement, we do not intend to list any series of notes on any exchange in the United States. As a result, a secondary market for the notes may not develop, and therefore it may be difficult for you to resell your notes at the time and at a price you desire. If a secondary market does not develop, the spread between the bid price and the asked price for the notes may widen, thereby reducing the net proceeds to you from the sale of your notes.

CONGRESSIONAL ACTIONS MAY AFFECT A
TRUST'S STUDENT LOAN PORTFOLIO

        The Department of Education's authority to provide interest subsidies, special allowance payments and federal insurance for loans originated under the Higher Education Act terminates on a date specified in the Higher Education Act. The provisions of the Higher Education Act governing the Federal Family Education Loan Program are periodically amended and the Higher Education Act must be reauthorized by Congress every five years in order to prevent sunset of the Higher Education Act. The Higher Education Extension Act of 2004 extended the authorization for the Federal Family Education Loan Program to loans made on or before September 30, 2005. While Congress has consistently extended the effective date of the Higher Education Act and the Federal Family Education Loan Program, it may elect not to reauthorize the Department of Education's ability to provide interest subsidies and federal insurance for loans. While this failure to reauthorize would not affect the student loans a trust then owned, it would reduce the number of loans available for purchase in the future.

        Funds for payment of interest subsidies and other payments under the Federal Family Education Loan Program are subject to annual budgetary appropriation by Congress. Federal budget legislation has in the past contained provisions that restricted payments made under the Federal Family Education Loan Program to achieve reductions in federal spending. Future federal budget legislation may adversely affect expenditures by the Department of Education, and the financial condition of the guarantee agencies.

        Congressional amendments to the Higher Education Act or other relevant federal laws, and rules and regulations promulgated by the Secretary of Education, may adversely impact holders of student loans. For example, changes might be made to the rate of interest paid on student loans, to the level of insurance provided by guarantee agencies or to the servicing requirements for student loans. See "Appendix A - Description of the Federal Family Education Loan Program" and "Description of the Guarantee Agencies" below.

A TRUST MAY ISSUE ADDITIONAL NOTES
SECURED BY THE TRUST ESTATE

        A trust may issue additional series of notes, in one or more classes if so provided in the related prospectus supplement. The proceeds from the sale of such additional notes will be used to acquire additional student loans, and the additional student loans together with the existing student loans will secure all series of notes issued by the same trust. Those additional notes may be issued without the consent or approval of the owners of any notes then outstanding and may be on a parity with or subordinate to any class A notes and senior to, on a parity with or subordinate to class B or class C notes issued by the trust. However, before issuing additional notes, a trust must receive written evidence from each rating agency then rating any outstanding notes of that trust that the rating or ratings will not be reduced or withdrawn as a result of the issuance of the proposed additional notes. See "Additional Notes."

THE NOTES MAY BE ISSUED ONLY IN BOOK-ENTRY FORM

        Usually, each class of notes of any series will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for DTC, and will not be registered in your name or the name of your nominee. If we elect to issue definitive notes registered in the name of the holder in connection with the sale of a class or series of notes, that election will be contained in the related prospectus supplement. Unless and until definitive securities are issued, holders of the notes will not be recognized by the indenture trustee as registered owners as that term is used in the indenture. Until definitive securities are issued, holders of the notes will only be able to exercise the rights of registered owners indirectly through DTC and its participating organizations. See "Book-Entry Registration."

THE RATINGS OF THE NOTES ARE NOT A RECOMMENDATION
TO PURCHASE AND MAY CHANGE

        It is a condition to issuance of the notes that they be rated as indicated in the related prospectus supplement. Ratings are based primarily on the creditworthiness of the underlying student loans, the level of subordination, the amount of credit enhancement and the legal structure of the transaction. The ratings are not a recommendation to you to purchase, hold or sell any class of notes inasmuch as the ratings do not comment as to the market price or suitability for you as an investor. An additional rating agency may rate the notes, and that rating may not be equivalent to the initial rating described in the related prospectus supplement. Ratings may be increased, lowered or withdrawn by any rating agency if in the rating agency's judgment circumstances so warrant.

RATING AGENCIES CAN PERMIT CERTAIN ACTIONS TO BE TAKEN
WITHOUT YOUR APPROVAL

        Each indenture provides that the trust and the indenture trustee may undertake various actions based upon receipt by the indenture trustee of confirmation from the rating agencies that the outstanding ratings assigned by such rating agencies to the notes are not thereby impaired. Such actions include, but are not limited to, amendments to the indenture, the issuance of additional notes and the execution by a trust of interest rate swap agreements.

LESS THAN ALL OF THE HOLDERS CAN APPROVE AMENDMENTS
TO THE INDENTURE OR WAIVE DEFAULTS UNDER AN INDENTURE

        Under each indenture, holders of specified percentages of the aggregate principal amount of the notes may amend or supplement provisions of such indenture without the consent of the other holders. You have no recourse if the holders vote and you disagree with the vote on these matters. The holders may vote in a manner which impairs the ability to pay principal and interest on your notes. Also, so long as senior notes are outstanding, the holders of subordinate notes will not have the right to approve certain amendments, or exercise certain rights under an indenture.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

        This prospectus and any related prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "intend," "potential," and the negative of such terms or other similar expressions.

        The forward-looking statements reflect our current expectations and views about future events. The forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on the forward-looking statements.

        You should understand that the following factors, among other things, could cause our results to differ materially from those expressed in forward-looking statements:

        o changes in terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations and from changes in these laws and regulations that may reduce the volume, average term, costs and yields on education loans under the Federal Family Education Loan Program;

        o changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, which could affect a trust's ability to purchase eligible student loans;

        o changes in the general interest rate environment and in the securitization market for student loans, which may increase the costs or limit the marketability of financings;

        o       losses from loan defaults; and

        o       changes in prepayment rates and credit spreads.

We discuss many of these risks and uncertainties in greater detail under the heading "Risk Factors."

        You should read this prospectus and any related prospectus supplement and the documents that we reference in this prospectus and any related prospectus supplement and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We may not update the forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the forward-looking statements by these cautionary statements.

                             FORMATION OF THE TRUSTS

THE TRUSTS

        Each trust will be established as a Delaware statutory trust pursuant to a trust agreement by and between Nelnet Student Loan Funding, LLC, as depositor and initial certificate holder and a Delaware trustee. Each trust will issue notes in one or more series, and in one or more classes. The trust agreement establishing each trust will limit the operations of a trust to the following activities:

        o to acquire, hold, manage and sell student loans, other assets of the trust and any proceeds therefrom;

        o       to issue notes;

        o       to make payments of principal and interest on the notes; and

        o       to engage in any incidental or related activities.

In addition, the trust agreement for each trust will prohibit a trust from taking certain actions, including but not limited to:

        o combining, consolidating or merging with or into any other person, converting into an entity that is not a Delaware statutory trust, reorganizing the trust in a jurisdiction other than Delaware or, to the fullest extent permitted by applicable law, dissolving, liquidating or transferring substantially all of its assets;

        o becoming or holding itself out as being liable for the debts of any other person, or holding out its credit as being available to satisfy the obligations of any other person;

        o pledging and assets of the trust (except pursuant to an indenture or other documents entered into with respect to the issuance of a series of notes), lending or advancing any money to any other person or endorsing or otherwise becoming contingently liable for, or paying from its funds, the obligations or indebtedness of any other person. ; and

        o       making an investment in or for the benefit of, any other person.

        Each trust will be a special purpose, bankruptcy remote entity. The trust agreement establishing each trust will prohibit a trust from taking or authorizing any bankruptcy action. Under the trust agreement, a bankruptcy action means:

        o commencing any case, proceeding or other action or filing a petition under any existing or future bankruptcy, insolvency or similar law seeking:

                o       to adjudicate the trust as bankrupt or insolvent; or

                o to have an order for relief entered with respect to the trust, or

                o reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to the trust or its debts;

        o consenting to the institution of bankruptcy or insolvency proceedings against the trust;

        o seeking or consenting to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the trust or a substantial part of its property;

        o except as required by law, admitting its inability to pay its debts generally as they become due;

        o failing generally to pay the debts of the trust as such debts become due within the meaning of the Federal Bankruptcy Code, as determined by a relevant bankruptcy court;

        o       making a general assignment for the benefit of creditors; or

        o authorizing, taking any action in furtherance of, consenting to or acquiescing in any of the foregoing or any similar action or other proceedings under any United States Federal or state bankruptcy or insolvency or similar law on behalf of, or with respect to the trust, or in connection with any obligations relating to a trust's notes.

        An eligible lender trustee will acquire legal title to the student loans on behalf of each trust and will enter into a guarantee agreement with each of the guarantee agencies for the student loans. The eligible lender trustee must qualify as an "eligible lender" under the Higher Education Act and the guarantee agreements. The eligible lender trustee will use the proceeds from the sale of notes to purchase student loans on behalf of the related trust.

        Following the acquisition of student loans, the assets of a trust will include:

        o student loans, legal title to which will be held by the eligible lender trustee;

        o revenues, consisting of all principal and interest payments, proceeds, charges and other income the indenture trustee receives on account of any student loan, including interest benefit payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture, and any proceeds from the sale or other disposition of the student loans;

        o all moneys and investments held in the funds created under the indenture;

        o rights under any loan purchase agreement and servicing agreement, including the right to require any seller or servicer to repurchase student loans or to substitute student loans under certain circumstances; and

        o any other property described in the related prospectus supplement, including any credit enhancement for the notes and rights to receive payments under derivative product or swap agreements.

        A trust will have no indebtedness apart from the issued notes. The notes will be issued pursuant to an indenture of trust and any supplemental indenture of trust described in the related prospectus supplement that each trust will enter into with the indenture trustee. The notes will represent indebtedness of the issuing trust only and will be secured only by the assets of that trust. Pursuant to the indenture of trust, each trust will grant to the indenture trustee a first priority, perfected security interest in its assets for and on behalf of the noteholders. Each trust will file financing statements and continuation statements in any jurisdictions necessary to perfect and maintain the security interest in the student loans. Each trust's fiscal year will be described in the related prospectus supplement.

        The trust agreement establishing each trust may be amended by a written instrument signed by the Delaware trustee and the depositor, provided that:

        o the Delaware trustee and the depositor receive a legal opinion indicating that the amendment will not materially adversely affect the interests of the Delaware trustee or the noteholders, taken as a whole; or

        o each rating agency confirms that such amendment will not cause a withdrawal, downgrade or qualification of the then-current rating of the trust's notes.

        The Delaware trustee, however, may, in its sole discretion, decline to enter into such an amendment if the proposed amendment adversely affects any right, duty or liability of, or immunity or indemnity in favor of the Delaware trustee.

ACQUISITION OF STUDENT LOANS

        The eligible lender trustee will purchase student loans originated under the Federal Family Education Loan Program from "eligible lenders" under the Higher Education Act pursuant to the terms of student loan purchase agreements. The eligible lender trustee will first acquire the student loans on behalf of the depositor, which will direct that the student loans be sold and transferred to the Acquisition Fund of a trust. The student loan purchase agreements will identify the portfolio of student loans to be purchased and will specify the purchase price to be paid for those loans. Each seller will be obligated under the student loan purchase agreement to deliver each student loan note and related documentation to the master servicer or a subservicer as custodial agent for the indenture trustee, and to deliver the instruments of transfer for the student loans as necessary for a valid transfer of the loans.

        Each seller will make representations, warranties and covenants with respect to the student loans sold pursuant to its respective student loan purchase agreement, including the following:

        o each loan has been duly executed and delivered and constitutes the legal, valid and binding obligation of the maker and the endorser, if any, thereof, enforceable in accordance with its terms;

        o the seller is the sole owner and holder of each loan and has full right and authority to sell and assign the same free and clear of all liens, pledges or encumbrances;

        o each loan to be sold under the student loan purchase agreement is either insured or guaranteed;

        o the seller and any servicer have each exercised and will continue until the scheduled sale date to exercise due diligence and reasonable care in making, administering, servicing and collecting the loans; and

        o the seller, or the lender that originated a loan, has reported the amount of origination fees, if any, authorized to be collected with respect to the loan pursuant to Section 438(c) of the Higher Education Act to the Secretary of the Department of Education for the period in which the fee was authorized to be collected; and the seller, or originating lender, has made any refund of an origination fee collected in connection with any loan that may be required pursuant to the Higher Education Act.

        At the request of the administrator or indenture trustee, each seller will be obligated to repurchase any loan purchased from the seller if:

        o any representation or warranty made or furnished by the seller in or pursuant to its respective student loan purchase agreement will prove to have been materially incorrect as to the loan;

        o the Secretary of the Department of Education or a guarantee agency, as the case may be, refuses to honor all or part of a claim filed with respect to a loan, including any claim for interest subsidy, special allowance payments, insurance, reinsurance or guarantee payments on account of any circumstance or event that occurred prior to the sale of the loan to the trust; or

        o on account of any wrongful or negligent act or omission of the seller or its servicing agent that occurred prior to the sale of a loan, a defense that makes the loan unenforceable is asserted by a maker or endorser, if any, of the loan with respect to his or her obligation to pay all or any part of the loan.

        Upon the occurrence of any of the conditions set forth above and upon request by the administrator or indenture trustee, the seller will be required to pay to the indenture trustee an amount equal to the then-outstanding principal balance of the loan, plus the percentage of premium paid in connection with the purchase of the loan and interest and special allowance payments accrued and unpaid with respect to the loan, plus any attorneys' fees, legal expenses, court costs, servicing fees or other expenses incurred in connection with the loan and arising out of the reasons for the repurchase.

        Each transfer of student loans to a trust will be structured to constitute a "true sale" of the student loans. Upon each issuance of a series of notes, the depositor will receive an opinion of counsel that, subject to various facts, assumptions and qualifications, the applicable seller's transfer of the student loans to the depositor would be characterized as a "true sale" and the student loans and related proceeds would not be property of the applicable seller under applicable insolvency laws. The depositor will also represent and warrant that each sale of student loans to a trust is a valid sale of those loans. In addition, the depositor, the indenture trustee, the eligible lender trustee and each trust will treat the conveyance of the student loans as a sale. The depositor and each seller will take all actions that are required so the eligible lender trustee will be treated as the legal owner of the student loans.

      THE SPONSOR, THE DEPOSITOR, AND THE MASTER SERVICER AND ADMINISTRATOR

        The following summary provides a general description of the sponsor, the depositor, and the master servicer and administrator to be involved in the establishment of the trusts and the issuance of the notes.

THE SPONSOR

        Nelnet, Inc. (NYSE: NNI), a Nebraska corporation, is the sponsor of the Nelnet Student Loan Trusts. Nelnet is one of the leading education finance companies in the United States and is focused on providing quality student loan products and services to students and schools nationwide. Headquartered in Lincoln, Nebraska, Nelnet originates, consolidates, securitizes, holds and services student loans, principally loans originated under the Federal Family Education Loan Program.

        Nelnet offers a broad range of financial services and technology-based products. Its products are designed to simplify the student loan process by automating financial aid delivery, loan processing and funds disbursement. Nelnet's business is comprised of three primary product and service offerings:

        o ASSET MANAGEMENT, INCLUDING STUDENT LOAN ORIGINATIONS AND ACQUISITIONS. Nelnet provides student loan marketing, originations, acquisition and portfolio management. Nelnet owns a portfolio of student loan assets through a series of education lending subsidiaries, including the trusts. These education lending subsidiaries primarily invest in student loans, through an eligible lender trustee, made under the Higher Education Act of 1965, as amended. Certain of its subsidiaries also invest in non-federally insured student loans. Nelnet obtains loans through direct origination or through acquisitions of loans, and also provides marketing, sales, managerial and administrative support related to its asset generation activities.

        o STUDENT LOAN AND GUARANTEE SERVICING. Nelnet services its student loan portfolio and the portfolios of third parties. Servicing activities include loan origination activities, application processing, borrower updates, payment processing, due diligence procedures and claim processing. Nelnet also provides servicing support to guarantee agencies, which includes system software, hardware and telecommunication support, borrower and loan updates, default aversion tracking services, claim processing services and post-default collection services.

        o SERVICING SOFTWARE. Nelnet uses internally developed student loan servicing software and also provides this software to third-party student loan holders and servicers.

        Nelnet has a 28-year history dating back to the formation of UNIPAC Service Corporation in 1978. UNIPAC was formed to service loans for Union Bank and Trust Company of Lincoln, Nebraska and Packers Services Corporation of Omaha, Nebraska. UNIPAC grew its third-party student loan servicing business to approximately $9.7 billion in loans in 2000, when it was merged with Nelnet. Nelnet's immediate predecessor was formed in 1996 as a student loan acquisition company, and, prior to the merger, had built its student loan portfolio through a series of spot portfolio acquisitions and later through student loan company acquisitions.

        Nelnet originates and acquires student loans through its direct channel, branding partner channel, forward flow channel and through spot purchases. Through its direct channel, Nelnet originates student loans through one of its brand names directly to students and parent borrowers. Through its branding partner channel, Nelnet acquires student loans from lenders to whom it provides marketing and origination services established through various contracts with lenders under the Federal Family Education Loan Program. Nelnet ordinarily purchases loans originated by those branding partners pursuant to a commitment to purchase loans at a premium above par, shortly following full disbursement of the loans. In addition to its branding partner channel, Nelnet has established a forward flow channel for acquiring Federal Family Education Loan Program loans from lenders to whom it provides origination services, but provides no marketing services, or who agree to sell loans to Nelnet under forward sale commitments. Finally, Nelnet also acquires student loans through spot purchases.

        Nelnet's Capital Markets and Portfolio Administration departments provide financing options to fund its student loan portfolio. Nelnet maintains a student loan warehousing capacity primarily through 364-day commercial paper conduit programs. These transactions provide short-term asset financing for Nelnet's loan originations as well as purchases of student loan portfolios. The financings are constructed to offer short-term capital and are annually renewable. Periodically, and typically at least quarterly, Nelnet evaluates the composition of its student loan assets together with the state of the securitization market to determine if a securitization of its student loan assets is desirable. Nelnet evaluates several factors in determining whether to securitize its student loan assets, including the volume of student loan assets Nelnet currently holds and that it projects to hold relative to the amount and duration of available student loan warehousing capacity, the type and status of student loan assets currently available for securitization and the macroeconomic factors affecting the securitization market at the time of issuance.

        Nelnet's Capital Markets and Portfolio Administration departments also plays a significant role in the structuring and issuance of the trusts' notes. In addition to assessing the desirability of accessing the securitization market, Nelnet also participates in the cash flow modeling process, reviews rating agency assumptions and rating criteria, participates in the marketing of the notes to prospective investors and assists in the preparation of the legal documentation with respect to the issuance of a trust's notes.

        Nelnet owns all of the outstanding stock of the master servicer and administrator, National Education Loan Network, Inc. If so specified in a prospectus supplement, Nelnet will act as a subservicer for a trust's student loans. Nelnet's principal offices are located at 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508 and its telephone number is (402) 458-2370.

THE DEPOSITOR

        The depositor, Nelnet Student Loan Funding, LLC, is a Delaware limited liability company formed on January 25, 2002. National Education Loan Network, Inc., a wholly owned subsidiary of Nelnet, is a member and Nelnet Student Loan Management Corp., also a wholly owned subsidiary of Nelnet, is a special member of Nelnet Student Loan Funding. Nelnet Student Loan Funding's Amended and Restated Limited Liability Company Agreement limits Nelnet Student Loan Funding's activities to those that directly relate to the acquisition, financing, sale and securitization of student loans originated under the Federal Family Education Loan Program.

        Nelnet Student Loan Funding will acquire student loans and will be the seller of the student loans each trust acquires with the proceeds of the notes. Nelnet Student Loan Funding will own all of the beneficial interests of each trust.

THE MASTER SERVICER AND ADMINISTRATOR

        National Education Loan Network, Inc. ("NELN"), a Nevada corporation, will act as the master servicer with respect to the student loans each trust acquires with the proceeds of the notes and as administrator to each trust. NELN, a wholly owned subsidiary of Nelnet, was established to create a network of student loan finance industry participants to provide services to educational institutions, lenders and students across the country. NELN provides a wide array of education loan finance services, including secondary market operations, administrative management services and asset finance services. NELN has acted as master servicer and administrator to the Nelnet Student Loan Trusts since 2002.

                          SERVICING AND ADMINISTRATION

        NELN will enter into a master servicing agreement with each trust under which NELN will arrange for and oversee the servicing of a trust's student loans by one or more subservicers pursuant to one or more subservicing agreements, as described in the related prospectus supplement. The prospectus supplement will also describe any other servicer of a trust's student loans, any affiliated subservicer and any subservicer that services more than 10% of a trust's student loans. NELN will also enter into an administration agreement with each trust under which it will provide various administrative services to each trust. The following is a summary of the material terms of the master servicing agreement and the administration agreement. We have filed forms of the master servicing agreement and the administration agreement as exhibits to the registration statement of which this prospectus is a part. The summary does not cover every detail of these agreements, and it is subject to the terms and provisions of the master servicing agreement and the administration agreement.

THE MASTER SERVICING AGREEMENT

        Each trust will enter into a master servicing agreement with NELN that will continue until the earlier of:

        o       the termination of the indenture;

        o the early termination after material default by the master servicer as provided for in the master servicing agreement; or

        o the student loans serviced under the master servicing agreement are paid in full.

        Under the terms of the indenture, the administrator may designate another master servicer with respect to a trust's student loans. Any master servicer, other than NELN, will be confirmed in writing by each rating agency then rating the trust's notes.

        MASTER SERVICER DUTIES

        As master servicer, NELN will arrange for and oversee the performance of any subservicers with respect to a trust's student loans. As described in a prospectus supplement, NELN will enter into a subservicing agreement with each subservicer pursuant to which each subservicer will:

        o service the trust's student loans in such a manner so as to maintain the guarantee in full force at all times;

        o prepare and mail directly to the borrower all required statements, notices, disclosures and demands;

        o retain records of contacts, follow-ups, collection efforts and correspondence regarding each student loan;

        o provide accounting for all transactions related to individual student loans;

        o       process all deferments and forbearances;

        o process all address changes and update address changes accordingly;

        o as permitted by the Higher Education Act, take all steps necessary to file a claim for loss with the appropriate guarantor;

        o       provide data as required by any guarantor;

        o prepare and deliver monthly to the trust, the depositor, the administrator, the indenture trustee and anyone else designated by the trust and the depositor, certain reports about the prior month's activity;

        o retain all documents received by the master servicer, the trust, the depositor or the administrator pertaining to each education loan, in accordance with applicable requirements;

        o establish a third-party lockbox account into which borrowers will make all loan payments; and

        o provide such other services as subservicers customarily provide and deem appropriate.

        At the request of the trust or the depositor, the master servicer will cause the subservicers to perform additional servicing activities for student loans transferred to the trust where those loans had not been previously serviced in accordance with the Higher Education Act or Department of Education regulations and which require additional servicing to attempt to maintain or reinstate the loans' principal and interest guarantee from a guarantor.

        The master servicer will be responsible for reporting all pertinent information to the Department of Education in the manner required by Department of Education regulations.

        PAYMENTS ON STUDENT LOANS

        Except as described in a prospectus supplement, payments received on a trust's student loans generally will be deposited into a lockbox account at an insured depository institution in the name of the subservicer each business day. Payments received on a trust's student loans will not be segregated from payments received on other student loans serviced by the subservicer. Pursuant to the master servicing agreement, payments received on account of a trust's student loans will be transferred to the indenture trustee for deposit into the related Collection Fund on a weekly basis. However, payments are typically transferred more often than weekly. Prior to the transfer of such funds to the indenture trustee, the subservicer may invest those funds for its own account.

        MASTER SERVICER FEES

        For each trust, NELN will receive a servicing fee for each period in an amount specified in the related prospectus supplement. NELN will also receive any other administrative fees, expenses and similar charges specified in the related prospectus supplement. The servicing fee may consist of:

        o       a specified annual percentage of the pool balance;

        o a unit amount based on the number of accounts and other activity or event related fees;

        o       any combination of these; or

        o any other formulation described in the related prospectus supplement.

        The servicing fee may also include specified amounts payable to NELN for tasks it performs. The servicing fee may be subject to a maximum monthly amount. If that is the case, the related prospectus supplement will state the maximum together with any conditions to its application. The servicing fee, including any unpaid amounts from prior distribution dates, will have a payment priority over a trust's notes, to the extent specified in the applicable prospectus supplement.

        MASTER SERVICER DEFAULT

        A default under the master servicing agreement will consist of:

        o any failure to make deposits to the indenture trustee of payments received with respect to student loans;

        o any failure or refusal to perform in any material fashion any portion of the master servicing agreement, including any failure to perform or observe in any material respect any covenants or agreements contained therein; and

        o the occurrence of an event of bankruptcy involving the master servicer.

        Upon the occurrence of any default, the master servicer will have the right to cure such default within 30 days of receipt of written notice of such default.

        An event of bankruptcy means:

        o the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, making a general assignment for the benefit of creditors, declaring a moratorium with respect to one's debts or failure to generally pay one's debts as they become due; or

        o the commencement of an involuntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, provided such action is not dismissed within 60 days.

        Any failure to service a student loan in accordance with the Higher Education Act that causes such student loan to be denied the benefit of any applicable guarantee is not a material breach under the master servicing agreement so long as the guarantee on such loan is reinstated or a trust receives payment of the principal balance and accrued interest on such student loan in accordance with the master servicing agreement. In cases where the obligations the indenture trustee is seeking to enforce are based on a violation of the Higher Education Act, a finding by the Department of Education that the Higher Education Act was violated may be required prior to the indenture trustee being able to enforce the agreement.

        RIGHTS UPON DEFAULT

        As long as a default remains unremedied, the indenture trustee or holders of not less than 25% of a trust's highest priority obligations outstanding may terminate all the rights and obligations of the master servicer. Following a termination, a successor master servicer appointed by the holders of not less than 25% of a trust's highest priority obligations outstanding or the indenture trustee, or the indenture trustee itself, will succeed to all the responsibilities, duties and liabilities of the master servicer under the master servicing agreement and will be entitled to similar compensation arrangements. The compensation may not be greater than the servicing compensation to the master servicer under the master servicing agreement, unless the compensation arrangements will not result in a downgrade or withdrawal of the then-current ratings of the notes. If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing of student loans. If, however, a bankruptcy trustee or similar official has been appointed for the master servicer, and no default other than that appointment has occurred, the bankruptcy trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting the transfer.

        WAIVER OF PAST DEFAULTS

        The holders of a majority of a trust's highest priority obligations outstanding in the case of any master servicer default which does not adversely affect the indenture trustee or the holders of a majority of a trust's highest priority obligations outstanding may, on behalf of all noteholders, waive any default by the master servicer, except a default in making any required deposits to or payments from any of the funds established under the indenture. Therefore, so long as a trust has any class A notes outstanding, the class A noteholders have the ability, except as noted, to waive defaults by the master servicer which could materially and adversely affect the subordinate noteholders. No waiver will impair the noteholders' rights as to subsequent defaults.

        STATEMENTS AS TO COMPLIANCE

        The master servicing agreement will require the master servicer and each subservicer to deliver to each trust and indenture trustee an annual compliance report and a certificate signed by an authorized officer of such servicer stating that, to the officer's knowledge, the servicer has fulfilled its obligations under the applicable servicing agreement. If there has been a material default, the officer's certificate will describe that default. The master servicer has agreed to notify the indenture trustee and the eligible lender trustee of servicer defaults under the master servicing agreement or a subservicing agreement.

        The master servicing agreement will also provide that a firm of independent public accountants will furnish to the trust and the indenture trustee an annual report attesting to the certification by the master servicer and any subservicer as to compliance with the terms of that master servicing agreement and any subservicing agreement. The accounting firm will base its report on its examination of various documents and records and on appropriate accounting and auditing procedures.

        You may obtain copies of these reports and certificate by sending a written request to the administrator.

THE ADMINISTRATION AGREEMENT

        The trust, the indenture trustee and the Delaware trustee will enter into an administration agreement with NELN, as administrator. Under the administration agreement, the administrator will provide various notices and other administratives services required by the indenture and the trust agreement, including:

        o directing the indenture trustee to make the required distributions from the funds on each monthly servicing date and on each distribution date as described in the related prospectus supplement;

        o preparing, using data received from the master servicer and any subservicers, and providing quarterly and annual distribution to the eligible lender trustee and the indenture trustee and any related federal income tax reporting; and

        o providing notices and performing other administrative services required by the indenture and the trust agreement.

        The administrator will receive compensation for providing such services as specified in the related prospectus supplement.

        Before each distribution date, the administrator will prepare and provide to the indenture trustee and eligible lender trustee as of the end of the preceding collection period, a statement that will include:

        o       the amount of principal distributions on the notes;

        o the amount of interest distributions for each class of notes and the applicable interest rates;

        o       the pool balance at the end of the collection period;

        o the outstanding principal amount and the note pool factor for each class of the notes;

        o the servicing fees, trustees' fees and administrative fees for the collection period;

        o the interest rates, if available, for the next interest accrual period for each class;

        o the amount of any aggregate realized losses for the collection period;

        o the amount of any shortfall in the payment of principal for each class, and any changes in these amounts from the preceding statement;

        o the balance of student loans held by a trust that are delinquent in each delinquency period as of the end of collection period; and

        o the balance of the Reserve Fund, after giving effect to changes in the balance on that distribution date.

        The administrator is not required to take any action unless it is instructed to do so by the Delaware trustee or the depositor with respect to matters it reasonably judges to be "non-ministerial," including:

        o       amending certain trust related agreements;

        o initiating actions, claims or lawsuits other than those in the ordinary course to collect amounts owed from the student loans;

        o appointing successor administrators, successor Delaware trustees or successor trustees; and

        o       removing the Delaware trustee or the indenture trustee.

        NELN may resign as administrator upon 60 days' written notice, provided that no resignation will become effective until a successor administrator has assumed Nelnet's duties under the administration agreement and the rating agencies confirm that the appointment of a successor administrator will not result in a downgrade or withdrawal of the ratings then applicable to the notes.

        ADMINISTRATOR DEFAULT

        An administrator default under the administration agreement will consist of:

        o the administrator's failure to perform any of its duties under the administration agreement and the failure to cure such non-performance within 5 days after receipt of notice, or, if such default cannot be cured in such time, the failure to give, within 10 days, such assurance of cure as is reasonably satisfactory to the trust; or

        o the occurrence of an event of bankruptcy involving the administrator.

        An event of bankruptcy means:

        o the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, making a general assignment for the benefit of creditors, declaring a moratorium with respect to one's debts or failure to generally pay one's debts as they become due; or

        o the commencement of an involuntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, provided such action is not dismissed within 60 days.

        RIGHTS UPON ADMINISTRATOR DEFAULT

        As long as any administrator default remains unremedied, the indenture trustee, the trust or holders of not less than 25% of a trust's highest priority obligations outstanding may terminate all the rights and obligations of the administrator. Following the termination of the administrator, a successor administrator will be appointed by the indenture trustee, the trust or the holders of not less than 25% of a trust's highest priority obligations outstanding, with the consent of the Delaware trustee and the indenture trustee, and upon receipt of a confirmation that the appointment of such successor administrator will not result in a downgrade or withdrawal of the ratings then applicable to the notes. The successor administrator will succeed to all the responsibilities, duties and liabilities of the administrator under the administration agreement. The successor administrator will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the administrator, and no other administrator default other than that appointment has occurred, the bankruptcy trustee or official may have the power to prevent the indenture trustee, the trust or the noteholders from effecting the transfer.

        WAIVER OF PAST DEFAULTS

        The holders of a majority of the highest priority obligations outstanding in the case of any administrator default which does not adversely affect the indenture trustee or the holders of a majority of the highest priority obligations outstanding may, on behalf of all noteholders, waive any default by the administrator. Therefore, so long as any senior notes are outstanding, the senior noteholders have the ability, except as noted, to waive defaults by the administrator which could materially and adversely affect the subordinate noteholders. No waiver will impair the noteholders' rights as to subsequent defaults.

        STATEMENTS AS TO COMPLIANCE

        The administration agreement will require the administrator to deliver to the trust and indenture trustee an annual compliance report and a certificate signed by an authorized officer of the administrator stating that, to the officer's knowledge, the administrator has fulfilled its obligations under the administration agreement. If there has been a material default, the officer's certificate will describe that default.

        The administration agreement will also provide that a firm of independent public accountants will furnish to each trust and the indenture trustee an annual report attesting to the administrator's certification as to compliance with the terms of the administration agreement. The accounting firm will base its report on its examination of various documents and records and on appropriate accounting and auditing procedures.

        You may obtain copies of these reports and certificate by sending a written request to the administrator.

                            DESCRIPTION OF THE NOTES

        The following description of the notes is only a summary of their principal terms. It is not complete. You should refer to the provisions of the indenture for a complete description of the terms of the notes. Definitions of some of the terms used in this description can be found in the Glossary of Terms appearing at page [71] of this prospectus.

FIXED RATE NOTES

        The fixed rate notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will bear interest from the date and at the rate per annum specified in the applicable prospectus supplement. The dates on which the holders of fixed rate notes will receive payments of principal and interest will be specified in the applicable prospectus supplement. Interest due on fixed rate notes for any accrual period will generally be determined on the basis of a 360-day year consisting of twelve 30-day months.

AUCTION RATE NOTES

        The auction rate notes will have a stated maturity set forth in the applicable prospectus supplement and will bear interest at the rate per annum specified in the prospectus supplement through the first auction date. The auction period for auction rate notes will initially consist of a number of days set forth in the applicable prospectus supplement. After the initial auction period, the interest rate for the auction rate notes will be reset on interest rate adjustment dates specified in the applicable prospectus supplement at the interest rate determined pursuant to the auction procedures described below, but the rate will not exceed the maximum rate per annum set forth in the applicable prospectus supplement. Interest on the auction rate notes will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days or 365 days as specified in the prospectus supplement. Interest on the auction rate notes will be payable on the first business day following the expiration of each interest period for the notes, and principal on the auction rate notes will also be payable as specified in the applicable prospectus supplement.

        DETERMINATION OF NOTE INTEREST RATE. The procedures that will be used in determining the interest rates on the auction rate notes are summarized in the following paragraphs.

        The interest rate on each class of auction rate notes will be determined periodically on interest rate determination dates specified in the applicable prospectus supplement by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of auction rate notes they wish to buy or hold at a specified interest rate or the principal amount of auction rate notes that they wish to sell. The broker-dealers submit their clients' orders to the auction agent. The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming auction period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming auction period and are provided with settlement instructions relating to purchases and sales of auction rate notes. Auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest.

        In the auction, the following types of orders may be submitted:

        o "bid/hold orders" - specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate notes for the upcoming auction period;

        o "sell orders" - an order by a current investor to sell a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and

        o "potential bid orders" - specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate notes, is willing to accept in order to buy a specified principal amount of auction rate notes.

        If an existing investor does not submit orders with respect to all its auction rate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate notes for which no order was received.

        A broker-dealer may submit orders in auctions for its own accounts. Any broker-dealer submitting an order for its own account in any auction will have an advantage over other bidders in that it would have knowledge of other orders placed through it in that auction (but it would not have knowledge of orders submitted by other broker-dealers, if any). As a result of the broker-dealer bidding, the auction clearing rate may be higher or lower than the rate that would have prevailed if the broker-dealer had not bid. A broker-dealer may also bid in order to prevent what would otherwise be a failed auction or an auction clearing at a rate that the broker-dealer believes does not reflect the market rate for such securities at the time of the auction. A broker-dealer may also encourage additional or revised bidding in order to prevent an "all hold" auction.

        The following example helps illustrate how the auction procedures are used in determining the interest rate on the auction rate notes.

        (a) Assumptions:

        1.      Denominations (Units)            =  $50,000
        2.      Auction period=  28 days
        3.      Principal amount outstanding     =  $50 Million (1000 Units)

        (b) Summary of all orders received for the auction

               Bid/Hold Orders       Sell Orders     Potential Bid Orders
               ---------------       -----------     --------------------

            20 Units at 2.90%      100 Units Sell       40 Units at 2.95%
            60 Units at 3.02%      100 Units Sell       60 Units at 3.00%
           120 Units at 3.05%      200 Units Sell      100 Units at 3.05%
           200 Units at 3.10%      ==============      100 Units at 3.10%
           200 Units at 3.12%         400 Units        100 Units at 3.11%
           ==================                          100 Units at 3.14%
                  600 Units                            200 Units at 3.15%
                                                       ==================
                                                            700 Units

        The total units under bid/hold orders and sell orders always equal the issue size (in this case 1000 units).

        (c) Auction agent organizes orders in ascending order

                     Cumulative
   Order    Number      Total            Order    Number    Cumulative
   Number  Of Units    (Units)  Percent  Number  of Units  Total (Units) Percent
   ------  --------    -------  -------  ------  --------  ------------- -------

 1.            20(W)      20       2.90%    7.      200(W)        600     3.10%
 2.            40(W)      60       2.95%    8.      100(W)        700     3.10%
 3.            60(W)     120       3.00%    9.      100(W)        800     3.11%
 4.            60(W)     180       3.02%   10.      200(W)       1000     3.12%
 5.           100(W)     280       3.05%   11.      100(L)                3.14%
 6.           120(W)     400       3.05%   12.      200(L)                3.15%

(W)  Winning Order    (L)  Losing Order

        Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next auction period, at the end of which another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis first to current investors and then to potential investors. Regardless of the results of the auction, the interest rate will not exceed the maximum rate specified in the applicable prospectus supplement.

        The example assumes that a successful auction has occurred; that is, that all sell orders and all bid/hold orders below the new interest rate were fulfilled. However, there may be insufficient potential bid orders to purchase all the auction rate notes offered for sale. In these circumstances, the interest rate for the upcoming auction period will equal the maximum rate. Also, if all the auction rate notes are subject to hold orders (i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate), the interest rate for the upcoming auction period will equal the all hold rate specified in the related prospectus supplement.

        If a payment default has occurred, the rate will be the non-payment rate specified in the related prospectus supplement.

        MAXIMUM RATE; NET LOAN RATE AND INTEREST CARRY-OVERS. The interest to be paid on auction rate notes will not exceed the maximum rate described in the related prospectus supplement. If the auction rate for a class of auction rate notes is greater than the maximum rate described in a prospectus supplement, then the interest rate applicable to those auction rate notes will be the maximum rate. The maximum rate generally will be the least of the LIBOR rate for a comparable period plus a margin, the interest rate on specified U.S. Treasury Securities plus a margin, the interest rate on financial commercial paper for a comparable period plus a margin, the maximum rate permitted by law or the net loan rate, which is based on the weighted average return on the student loans held by the trust.

        If the interest rate for a class of auction rate notes is set at the net loan rate, interest will be carried over for that class of auction rate notes in an amount equal to the difference between the least of the auction rate and the other interest rates included in the maximum rate calculation and the net loan rate. The carry-over amount will bear interest calculated at the one-month LIBOR rate, until paid. The carry-over amount, and interest accrued thereon, for a class of auction rate notes will be paid by the indenture trustee on the date of defeasance of the auction rate notes or an interest payment date if there are sufficient moneys in the Collection Fund to pay all interest due on the notes on that interest payment date, and in the case of subordinate notes, payment of the interest carry-over on more senior notes. Any carry-over amount, and any interest accrued on the carry-over amount, due on any auction rate note which is to be optionally redeemed will be paid to the registered owner on the redemption date. Any carry-over amount, and any interest accrued on that carry-over amount, for any auction rate note that is subject to mandatory redemption will be paid to the registered owner on the redemption date to the extent that funds are available. However, if sufficient funds are not available, the carry-over amount will be canceled and will not be paid.

        CHANGES IN AUCTION PERIOD. We may, from time to time, change the length of the auction period for a class of auction rate notes without the consent of noteholders in order to conform with then-current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate notes. We may initiate the auction period adjustment by giving written notice to the indenture trustee, the auction agent, the applicable broker-dealer, each rating agency and the registered owners of the notes at least 10 days prior to the auction date for the notes. The auction period adjustment will take effect only if the auction agent receives orders sufficient to complete the auction for the new auction period at a rate of interest below the maximum rate.

        CHANGES IN THE AUCTION DATE. The applicable broker-dealer, with our written consent, may specify a different auction date for a class of auction rate notes in order to conform with then-current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate notes. If we consent to the change, the broker-dealer agent will provide notice of its determination to specify an earlier auction date in writing at least 10 days prior to the proposed changed auction date to the indenture trustee, the auction agent, the trust, each rating agency and the registered owners.

INDEX RATE NOTES

        Each class of index rate notes will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, specified in the related prospectus supplement. The applicable prospectus supplement will designate the interest rate index for an index rate note. The index may be based on LIBOR, a commercial paper rate, a U.S. Treasury securities rate or some other rate. The index rate notes will be dated their date of issuance and will have the stated maturity set forth in the related prospectus supplement.

        Index rate notes also may have either or both of the following:

        o       a maximum limitation, or ceiling, on its interest rate, and

        o       a minimum limitation, or floor, on its interest rate.

        In addition to any prescribed maximum interest rate, the interest rate applicable to any class of index rate notes will in no event be higher than any maximum rate permitted by law.

        Each trust that issues a class of index rate notes will appoint a calculation agent to calculate interest on that class. The applicable prospectus supplement will identify the calculation agent, which may be the administrator, the eligible lender trustee or the indenture trustee for that series. In the absence of manifest error, all determinations of interest by the calculation agent will be conclusive for all purposes and binding on the holders of the index rate notes.

        For any class of notes that bears interest at a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year. The applicable day-count basis for other index rate notes will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

        o "30/360" which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

        o "Actual/360" which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

        o "Actual/365 (fixed)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

        o "Actual/Actual (accrual basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

        o "Actual/Actual (payment basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

        o "Actual/Actual (ISMA)" is a calculation in accordance with the definition of "Actual/Actual" adopted by the International Securities Market Association ("ISMA"), which means that interest is calculated on the following basis:

                o where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of
                        (A) the number of days in such determination period and
                        (B) the number of distribution dates that would occur in one calendar year; or

                o where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

                      (1) the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

                      (2) the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

where "determination period" means the period from and including one calculation date to but excluding the next calculation date and "calculation date" means, in each year, each of those days in the calendar year that are specified in the related prospectus supplement as being the scheduled distribution dates.

        LIBOR RATE NOTES. Interest on the LIBOR rate notes will be paid in arrears on each distribution date. The distribution date for the LIBOR rate notes will be the business day specified in the prospectus supplement following the end of the interest accrual period for the notes specified in the prospectus supplement. Principal on the LIBOR rate notes will be payable as specified in the applicable prospectus supplement.

        For each interest accrual period, LIBOR will be determined by reference to the London interbank offered rate for deposits in U.S. Dollars having a maturity of three months which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR determination date. The LIBOR determination date will be the second business day before the beginning of each interest accrual period. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the relevant maturity and in a principal amount of not less than U.S. $1,000,000, are offered as approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks selected by the administrator, referred to herein as a reference bank. The administrator will request the principal London office of each reference bank to provide a quotation of its rate. If the reference banks provide at lease two quotations, the rate for that day will be the arithmetic mean of the quotations. If the reference banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having the relevant maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, three-month LIBOR in effect for the applicable interest accrual period will be three-month LIBOR in effect for the previous accrual period.

        If so provided in the related prospectus supplement, a trust may enter into a LIBOR rate note derivative product agreement. Under the terms of the agreement, the counterparty will pay to the trust the excess, if any, of the LIBOR rate for the notes over the adjusted student loan rate as provided by the terms of the agreement. The indenture trustee will use those funds to make interest payments on the notes at the LIBOR rate. Any payments due from the trust to the counterparty will be made from money in the Collection Fund on any distribution date as provided in the related prospectus supplement.

        TREASURY RATE NOTES. Interest on the treasury rate notes will be paid in arrears on each interest payment date. Interest will be paid on treasury rate notes the first business day following the end of the interest period specified in the applicable prospectus supplement, unless another date is specified in the prospectus supplement. Principal will be payable on the treasury rate notes as specified in the applicable prospectus supplement.

        The amount of interest payable on the treasury rate notes will generally be adjusted weekly on the calendar day following each auction of 91-day Treasury Bills which are direct obligations of the United States with a maturity of 13 weeks. The rate will be calculated to be the sum of the bond equivalent yield for auctions of 91-day Treasury Bills on a rate determination date for an interest period, plus a spread described in the related prospectus supplement. Interest on the treasury rate notes will be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as applicable.

        CP RATE NOTES. Interest on the CP rate notes will be paid as described in the related prospectus supplement. Interest on the CP rate notes will be adjusted daily on each day within any accrual period in the manner described in the related prospectus supplement. For each Saturday, Sunday or other non-business day, the CP rate will be the rate in effect for the immediately preceding business day.

        The CP rate will be the rate, expressed on a bond equivalent basis, set forth in the H.15 Daily Update or any recognized electronic source used for the purpose of displaying that rate, opposite the 3-month maturity and under the caption "Commercial Paper - Financial." If, by 5:00 p.m., New York City time, on any day this rate is not yet published in the H.15 Daily Update, the rate for that day will be the bond equivalent yield of the rate published in H.15(519) or any recognized electronic source used for the purpose of displaying that rate for that day opposite the 3-month maturity and under the caption "Commercial Paper - Financial." If for any day such rate does not appear on the H.15 Daily Update, the H.15(519) or any recognized electronic source used for the purpose of displaying that rate, the rate for that day will be determined on the basis of the commercial paper rates - financial for that day with a maturity of three-months quoted by at least three leading dealers of U.S. Dollar commercial paper in New York City. If for any day such rate does not appear on the H.15 Daily Update, the H.15(519) or any recognized electronic source used for the purpose of displaying that rate and the administrator is unable to obtain rate quotes from at least three commercial paper reference dealers, then the rate for that day will be the rate for the first preceding day for which such rate could be determined.

        The bond equivalent yield will be calculated as follows:

        N * D          * 100
        ----------
        Bond Equivalent Yield =  360 - (D * 90)

where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal, and "N" refers to 365 or 366, as applicable.

        "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System.

        "H.15 Daily Update" means the daily update for H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publications.

        GBP-LIBOR RATE NOTES. Interest on the GBP-LIBOR rate notes will be paid as described in the related prospectus supplement. GBP-LIBOR, for any accrual period, will be the London interbank offered rate for deposits in Pounds Sterling having the specified maturity commencing on the first day of the accrual period, which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related GBP-LIBOR determination date. If an applicable rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in Pounds Sterling, having the specified maturity and in a principal amount of not less than (pound)1,000,000 are offered at approximately 11:00 a.m. London time, on that GBP-LIBOR determination date, to prime banks in the London interbank market by the reference banks. The administrator will request the principal London office of each reference bank to provide a quotation of its rate. If the reference banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the reference banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by prime banks in London, selected by the administrator, at approximately 11:00 a.m. London time, on that GBP-LIBOR determination date, for loans in Pounds Sterling to leading European banks having the specified maturity and in a principal amount of not less than (pound)1,000,000. If the banks selected as described above are not providing quotations, GBP-LIBOR in effect for the applicable accrual period will be GBP-LIBOR for the specified maturity in effect for the previous accrual period.

        EURIBOR RATE NOTES. Interest on the EURIBOR rate notes will be paid as described in the related prospectus supplement. Three-month EURIBOR, for any accrual period, is the Euro interbank offered rate for deposits in Euros having a maturity of three months, commencing on the first day of the accrual period which appears on Telerate Page 248 as of 11:00 a.m. Brussels time, on the related EURIBOR determination date. If an applicable rate does not appear on Telerate Page 248, the rate for that day will be determined on the basis of the rates at which deposits in Euros, having the applicable maturity and a principal amount of not less than (euro)1,000,000, are offered at approximately 11:00 a.m., Brussels time on that EURIBOR determination date, to prime banks in the Euro-zone interbank market by the reference banks. The administrator will request the principal Euro-zone office of each reference bank to provide a quotation of its rate. If the reference banks provide at least two quotations, the rate for the day will be the arithmetic mean of the quotations. If the reference banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in the Euro-zone, selected by the administrator, at approximately 11:00 a.m. Brussels time, on that EURIBOR determination date, for loans in Euros to leading European banks having the applicable maturity and in a principal amount of not less than
(euro)1,000,000. If the banks selected as described above are not providing quotations, three-month EURIBOR in effect for the applicable accrual period will be three-month EURIBOR in effect for the previous accrual period.

        For this purpose:

        o "EURIBOR determination date" means, for each accrual period, the day that is two Settlement Days before the beginning of that accrual period.

        o "Settlement Day" means any day on which TARGET (the Trans-European Automated Real-time Gross Settlement Express Transfer System) is open which is also a day on which banks in New York City are open for business.

        o "Telerate Page 248" means the display page so designated on the Moneyline Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

        o "Reference Banks" means four major banks in the Euro-zone interbank market selected by the administrator.

ORIGINAL ISSUE DISCOUNT NOTES

        Original issue discount notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will be issued at a discount from the principal amount payable at maturity. The notes may have a "zero coupon" and currently pay no interest, or may pay interest at a rate that is below market rates at the time of issuance. For original issue discount notes, all or some portion of the interest due will accrue during the life of the note and be paid only at maturity or upon earlier redemption. Upon redemption or optional purchase, the amount payable on an original issue discount note will be determined as described under the heading "Description of the Notes - Redemption Price." Each holder of an original issue discount note will be required to include in current income a ratable portion of the original issue discount, even though the holder may not receive any payment of interest during the period. See "Federal Income Tax Consequences - Taxation of interest income of registered owners."

THE RESET RATE NOTES

        GENERAL. The related prospectus supplement will describe the currency and interest rate initially applicable for each class of reset rate notes. From time to time, the currency and interest rate for the notes will be reset using the procedures described below. We refer to each initial reset date, together with each date thereafter on which a class of reset rate notes may be reset with respect to the currency and interest rate mode, as a "reset date" and each period in between the reset dates as a "reset period."

        INTEREST. Interest on each class of reset rate notes during each reset period will accrue and be payable either:

        o at an index interest rate, in which case such reset rate notes are said to be in index rate mode; or

        o at a fixed interest rate, in which case such reset rate notes are said to be in fixed rate mode.

        During the initial reset period for each class of reset rate notes, interest will be payable on each distribution date at the interest rates described in a related prospectus supplement.

        Unless otherwise specified in the prospectus supplement, interest on a class of reset rate notes during any reset period when they bear a fixed rate of interest will accrue daily and will be computed based on:

        o If a class of reset rate notes is denominated in U.S. Dollars, a 360 day year consisting of twelve 30 day months; or

        o If a class of reset rate notes is denominated in a currency other than U.S. Dollars, generally, the actual/actual (ISMA) accrual method as described above under "--Index rate notes," or such other day count convention as may be set forth in a related remarketing terms determination date notice and in the related prospectus supplement.

        Interest on a class of reset rate notes during any reset period when they bear an index rate of interest based on three-month LIBOR will accrue daily and will be computed based on the actual number of days elapsed and a 360 day year. Interest on a class of reset rate notes during any reset period when they bear a floating rate of interest based on LIBOR, EURIBOR or another index, may be computed on a different basis and use a different interval between interest rate determination dates.

        Except for the initial accrual period, an accrual period during any reset period when any class of reset rate notes bears interest at a floating rate of interest, including both U.S. Dollar and non-U.S. Dollar denominated notes, will begin on the last applicable quarterly distribution date and end on the day before the next applicable quarterly distribution date. Accrual periods when a class of reset rate notes is denominated in U.S. Dollars and bears interest at a fixed rate will begin generally on the 25th day of the month of the immediately preceding quarterly distribution date and end on the 24th day of the month of the then-current quarterly distribution date, or as otherwise specified in the related prospectus supplement. Accrual periods and distribution dates for payments of interest during any reset period when a class of reset rate notes bears a fixed rate of interest and is denominated in a currency other than U.S. Dollars may be monthly, quarterly, semi-annual or annual, as specified in the related prospectus supplement and, with respect to a remarketing, in the related remarketing terms determination date notice.

        PRINCIPAL. In general, payments of principal will be made or allocated to any class of reset rate notes on each quarterly distribution date in the amount and payment priorities as set forth in the related prospectus supplement. During any reset period, a class of reset rate notes may be structured not to receive payments of principal until the end of the reset period. See " - Index Rate Mode" and " - Fixed Rate Mode" below.

        RESET DATES. All reset dates will occur on a quarterly distribution date. Each reset period will be no less than three months and will always end on a quarterly distribution date, as determined by the remarketing agents, in consultation with the administrator, in connection with the establishment of each reset period. However, no reset period may end after the quarterly distribution date which is the final legal maturity date for the applicable class of reset rate notes.

        The applicable currency and interest rate on each class of reset rate notes will be reset as of its applicable reset date as determined by:

        o the remarketing agents, in consultation with the administrator, with respect to the length of the reset period, the currency, i.e., U.S. Dollars, Pounds Sterling, Euros or another currency, whether the rate is fixed or floating and, if floating, the applicable interest rate index, the day-count convention, the applicable interest rate determination dates, the interval between interest rate change dates during each accrual period and the related reset rate notes all hold rate, if applicable; and

        o the remarketing agents with respect to the determination of the applicable fixed rate of interest or spread to the chosen interest rate index, as applicable.

        The spread will be determined in the manner described below for each reset period.

        In the event that a class of reset rate notes is reset to pay (or continues to pay) in a currency other than U.S. Dollars, the reset rate notes are said to be in foreign exchange mode. In such case, the administrator will arrange, on behalf of the trust, for currency swap agreements to hedge, in whole or in part, against the currency exchange risks that result from the required payment to the reset rate noteholders in a currency other than U.S. Dollars and, together with the remarketing agents, for selecting one or more eligible swap counterparties.

        In the event that a class of reset rate notes is reset to bear a fixed rate of interest or a floating rate based upon an index other than LIBOR or the commercial paper rate and the remarketing agents, in consultation with the administrator, determine that entering into a swap agreement with respect to such class of notes would be in the best interests of the trust estate based on current market conditions, the administrator will be responsible for arranging one or more swap agreements to hedge the basis risk that results from the payment of a fixed rate of interest or interest based on an index other than LIBOR or a commercial paper rate on such class of reset rate notes and, together with the remarketing agents, for selecting one or more eligible swap counterparties. No swap agreement may be entered into unless the indenture trustee receives a rating confirmation from each rating agency then rating the notes that the swap agreement will not adversely affect the ratings on any of the notes.

        The administrator and the remarketing agents, in determining the counterparty to any swap agreement, will solicit bids from at least three counterparties and will select the lowest of these bids to provide the swap agreement. If the lowest bidder specifies a notional amount that is less than the outstanding principal amount of the related class of reset rate notes, the administrator and the remarketing agents may select more than one counterparty, but only to the extent that such additional counterparties have provided the next lowest received bid or bids, and enter into more than one swap agreement to fully hedge the then outstanding principal balance of that class of reset rate notes.

        In exchange for providing a payment under a swap agreement for the applicable class of reset rate notes, the related counterparty will be entitled to receive on each quarterly distribution date, a payment from the trust estate in an amount, as determined from the bidding process described above, which satisfies the rating agency condition.

        Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process, provided that tender is deemed mandatory when a class of reset rate notes is denominated in a currency other than U.S. Dollars, as more fully described below. If there is a failed remarketing of a class of reset rate notes, however, holders of that class will continue to hold their notes and will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the related reset date. Depending on the rate and timing of prepayments on a trust's student loans and the length of the revolving period, a class of reset rate notes may be repaid earlier than the next related reset date.

        REMARKETING TERMS DETERMINATION DATE. The initial reset dates for each class of reset rate notes will be as set forth in the related prospectus supplement. On a date that is at least eight business days prior to each reset date, which date we refer to as the remarketing terms determination date, unless notice of exercise of the call option, any purchase option or redemption as described in the related prospectus supplement, has already been given, the remarketing agents, in consultation with the administrator, will establish the following terms for the applicable class of reset rate notes by the remarketing terms determination date:

        o the expected weighted average life of that class of reset rate notes;

        o       the name and contact information of the remarketing agents;

        o if two or more classes of reset rate notes are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

        o       the next reset date and reset period;

        o       the interest rate mode (i.e., fixed rate or index rate);

        o       the applicable currency;

        o if in foreign exchange mode, the identities of the eligible swap counterparties from which bids will be solicited;

        o if in foreign currency mode, the applicable distribution dates on which interest and principal will be paid, if other than quarterly;

        o       if in index rate mode, the applicable interest rate index;

        o if in index rate mode, the interval between interest rate change dates;

        o if in index rate mode, the applicable interest rate determination date;

        o if in fixed rate mode, the applicable fixed rate pricing benchmark;

        o if in fixed rate mode, whether there will be a derivative product or swap agreement and, if so, the identities of the counterparties from which bids will be solicited;

        o if in index rate mode, based on an index other than LIBOR or a commercial paper rate, whether there will be a related derivative product or swap agreement and, if so, the identities of the counterparties from which bids will be solicited;

        o       the applicable interest accrual period and day-count basis;

        o       the reset rate notes all hold rate, if applicable;

        o whether principal payments on such class of reset rate notes will be deferred until the next reset date; and

        o the principal payment priority of the applicable class, if it will differ from that previously in effect.

        Any index rate mode other than an index rate based on LIBOR or a commercial paper rate, and the deferral of the payment of principal on a class of reset rate notes bearing interest at a floating rate to the next reset date for that class of reset rate notes, will require confirmation of the existing ratings on the notes.

        The remarketing agents will communicate this information by written notice, through DTC, to the holders of the applicable class of reset rate notes, the indenture trustee and the rating agencies on the remarketing terms determination date. If a class of reset rate notes is denominated in U.S. Dollars during the then-current reset period and will continue to be denominated in U.S. Dollars during the next reset period, on each remarketing terms determination date, the remarketing agents, in consultation with the administrator, will establish the all hold rate, as described below. In this event, the reset rate noteholders of that class will be given not less than two business days to choose whether to hold their reset rate notes by delivering a hold notice to the remarketing agents, in the absence of which their reset rate notes will be deemed to have been tendered. See "Tender of Reset Rate Notes; Remarketing Procedures" below. If a class of reset rate notes is in foreign exchange mode, either during the then-current reset period or will be reset into foreign exchange mode on the next reset date, the noteholders will be deemed to have tendered their reset rate notes on the reset date, regardless of any desire by such holders to retain their ownership thereof, and no all hold rate will be applicable.

        If applicable, the all hold rate will be the minimum rate of interest that will be effective for the upcoming reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, as defined below, is higher than the all hold rate, all note holders who delivered a hold notice agreeing to be subject to the all hold rate will be entitled to the higher rate of interest for the upcoming reset period. If 100% of the noteholders elect to hold their reset rate notes for the next reset period, the reset rate will be the all hold rate.

        If the remarketing agents, in consultation with the administrator, are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then, unless the holder of the call option described below purchases the applicable class of reset rate notes by exercising its call option or the applicable class of reset rate notes have been redeemed, a failed remarketing will be declared on the spread determination date, all holders will retain their notes, the failed remarketing rate for such class of reset rate notes as described in the related prospectus supplement will apply, and a reset period of three months will be established.

        Unless notice of the exercise of the call option, any purchase option or redemption as described in the related prospectus supplement has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will provide the required notices as described under "--Tender of Reset Rate Notes; Remarketing Procedures" below.

        If a failed remarketing has been declared, all applicable reset rate notes will be deemed to have been held by the applicable noteholders on the reset date at the applicable failed remarketing rate regardless of any desire to tender their reset rate notes or any mandatory tender. With respect to any failed remarketing, the next reset period will be established as a three-month period.

        SPREAD DETERMINATION DATE. On the "spread determination date," which is three business days prior to the reset date, the remarketing agents will set the applicable spread above or below the applicable index (with respect to reset rate notes that will be in index rate mode during the next reset period) or applicable fixed rate of interest (with respect to reset rate notes that will be in fixed rate mode during the next reset period) in either case, at a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of the principal balance of the class of reset rate notes. Also, if applicable, the administrator and the remarketing agents will select from the bids received from a counterparty or counterparties to provide any derivative product or swap agreements for the next reset period. If a class of reset rate notes is to be reset to foreign exchange mode, the exchange rate for the applicable currency to be issued on the next reset date, the related extension rate and related failed remarketing rate for the upcoming reset period will be determined pursuant to the terms of the related currency swap agreement.

        On each spread determination date, the remarketing agents will send a written notice to each securities depository (with instructions to distribute such notice to its participants in accordance with its procedures), the indenture trustee and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, and, if applicable, the identity of any counterparty or counterparties, including the index rate (or rates) of interest to be due to each selected counterparty on each distribution date during the upcoming reset period as well as the extension rate and failed remarketing rate, if applicable.

        TIMELINE. The following chart shows a timeline of the remarketing process:

     BUSINESS
    DAYS PRIOR
   TO RESET DATE                               EVENT
                    ------------------------------------------------------------
     THIRTY TO
 FIFTEEN CALENDAR          Administrator to provide notices to clearing
   DAYS PRIOR TO         agents specifying the identity of the remarketing
    REMARKETING      agents and whether tender of the related reset rate notes
       TERMS                         is voluntary or mandatory
   DETERMINATION
       DATE
                    ------------------------------------------------------------

                    ------------------------------------------------------------
     AT LEAST                  REMARKETING TERMS DETERMINATION DATE
       EIGHT          (Notices sent to applicable noteholders stating the terms
                            of the remarketed class of reset rate notes,
                           including any reset rate notes all hold rate)
                    ------------------------------------------------------------

                    ------------------------------------------------------------
        SIX                                 NOTICE DATE
                     (Hold notices due from applicable noteholders or they are deemed to have tendered their reset rate notes; remarketing agents determine the amount of remarketed reset rate notes available for sale)
                    ------------------------------------------------------------

                    ------------------------------------------------------------
       THREE                         SPREAD DETERMINATION DATE
                       (Based on market conditions, the spread or fixed
                       rate is determined by the remarketing agents for
                    the next reset period or  a failed remarketing is declared;
                       identity of any counterparty (or counterparties) is
                     determined; last date that notice of exercise of the call
                    option, purchase option or optional redemption may be given)
                    ------------------------------------------------------------

                    ------------------------------------------------------------
    RESET DATE                              RESET DATE
                               (New terms of the remarketed class of
                                reset rate notes become effective)
                    ------------------------------------------------------------

        FAILED REMARKETING. There will be a failed remarketing if:

        o the remarketing agents cannot determine the applicable required reset terms (other than the spread or fixed rate) on a remarketing terms determination date;

        o the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date;

        o either sufficient committed purchasers cannot be obtained for all tendered reset rate notes at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate notes themselves);

        o one or more interest rate and/or currency swap agreements satisfying all required criteria cannot be obtained, if applicable as described under "--Foreign Exchange Mode" "--Index Rate Mode" and "--Fixed Rate Mode" below;

        o the trust is unable to obtain a favorable tax opinion with respect to certain tax related matters;

        o certain conditions specified in the related remarketing agreement are not satisfied; or

        o any rating agency then rating the notes has not confirmed or upgraded its then-current ratings of any class of notes, if such confirmation is required.

        In the event a failed remarketing is declared with respect to a class of reset rate notes at a time when such notes are denominated in U.S. Dollars:

        o all holders of that class will retain their reset rate notes (including in all deemed mandatory tender situations);

        o the related interest rate will be reset to a failed remarketing rate of three-month LIBOR plus the related spread;

        o       the related reset period will be three months; and

        o any existing interest rate swap agreement will be terminated in accordance with its terms.

        In the event a failed remarketing is declared with respect to any class of reset rate notes at a time when such notes are denominated in a currency other than U.S. Dollars:

        o       all holders of that class will retain their reset rate notes;

        o that class will remain denominated in the then-current non-U.S. Dollar currency;

        o each existing currency swap agreement will remain in effect and each currency swap counterparty will be entitled to receive quarterly interest payments from the trust at an increased LIBOR-based rate, which we refer to in this prospectus as the "extension rate";

        o the trust will be entitled to receive from each currency swap counterparty, for payment to the applicable reset rate noteholders, quarterly floating rate interest payments at the specified failed remarketing rate; and

        o       the related reset period will be three months.

        If there is a failed remarketing of a class of reset rate notes, however, the holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the reset date.

        INDEX RATE MODE. If a class of reset rate notes is to be reset in an index rate mode, then during the corresponding reset period that class will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

        If the interest rate for a class of reset rate notes will be based on an index other than LIBOR or a commercial paper rate and if the remarketing agents, in consultation with the administrator, determine that such action would be in the best interests of the trust estate based on existing market conditions, and provided that a confirmation is obtained of the existing ratings on the notes, the administrator will arrange for one or more derivative products with counterparties for the next reset period to hedge against basis risk.

        If a class of reset rate notes is to be reset in an index rate mode and principal payments on such class of reset rate notes are to be deferred until the next reset date for such class of reset rate notes, on any quarterly distribution date, principal generally will be allocated to that class and deposited into an accumulation account in the Collection Fund, where it will remain until the next reset date for that class of reset rate notes, unless there occurs, prior to that reset date, an optional or mandatory redemption, or, under certain limited circumstances, it is applied as credit enhancement, as provided in the related prospectus supplement. On that reset date, all sums then on deposit in the an accumulation account in the Collection Fund, including any allocation of principal made on the same date, will be distributed to the holders of that class of reset rate notes, as of the related record date, in reduction of principal of such class. However, in the event that on any quarterly distribution date the amount on deposit in the accumulation account would equal the outstanding principal amount of that class, then no additional amounts will be deposited into the accumulation account and all amounts therein, less any investment earnings, will be distributed on the next reset date to the related noteholders and on such reset date the principal balance of that class of reset rate notes will be reduced to zero. During any such reset period, an amount equal to the supplemental interest deposit amount for the related class of reset rate notes will be deposited into a Supplemental Interest Fund for such class of reset rate notes on each quarterly distribution date, as described in the related prospectus supplement. Any deferral of the payment of principal of a class of reset rate notes until the next reset date for such class of reset rate notes will require each rating agency then rating the notes to confirm the then-current rating of each class of notes.

        FIXED RATE MODE. If a class of reset rate notes is to be reset to a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding (a) the applicable spread as determined by the remarketing agents on the spread determination date and (b) the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life. However, such fixed rate of interest will not be lower than the related reset rate notes all hold rate. Such interest will be allocated on each quarterly distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

        After the initial reset period, and if so provided in the applicable remarketing terms notice, principal that would be payable to a class of reset rate notes bearing interest at a fixed rate may be allocated to that class and deposited into an accumulation account in the Collection Fund, where it will remain until the next reset date for that class of reset rate notes. On that reset date, all sums then on deposit in the accumulation account, including any allocation of principal made on the same date, will be distributed to the holders of that class of reset rate notes, as of the related record date, in reduction of principal of such class. However, in the event that on any quarterly distribution date the amount on deposit in the accumulation account would equal the outstanding principal amount of that class, then no additional amounts will be deposited into the accumulation account and all amounts therein, less any investment earnings, will be distributed on the next reset date to the related noteholders and on such reset date the principal balance of that class of reset rate notes will be reduced to zero. During any such reset period, an amount equal to the supplemental interest deposit amount for the related class of reset rate notes will be deposited to a Supplemental Interest Fund for such class of reset rate notes on each quarterly distribution date.

        In addition, if a class of reset rate notes is to bear a fixed rate of interest and, if the remarketing agents, in consultation with the administrator, determine that such action would be in the best interests of the trust estate based on existing market conditions, and provided that a confirmation is obtained of the existing ratings on the notes, the administrator will arrange for one or more interest rate swap agreements with one or more counterparties, to facilitate the ability of the trust estate to pay the applicable class interest at its fixed rate. Each such swap agreement in general will terminate at the earlier to occur of the next related reset date or a specified termination event. The floating rate of interest due to the related counterparty, as a swap agreement payment, and other terms of each swap agreement will be subject to the rating agency condition. No swap agreement will be entered into for any reset period where either the related call option has been exercised or there has been a failed remarketing.

        FOREIGN EXCHANGE MODE. A class of reset rate noteholders will always receive payments during the reset period in the currency in which the class was originally denominated on the closing date with respect to the initial reset period and on the reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if a class of reset rate notes are to be reset in foreign exchange mode on that reset date, the administrator, on behalf of the trust, will enter into one or more currency swap agreements with one or more eligible swap counterparties:

        o to hedge the currency exchange risk that results from the required payment of principal and interest by the trust in the applicable currency during the upcoming reset period;

        o to pay additional interest accrued between the reset date and the special reset payment date as described below, at the applicable interest rate and in the applicable currency for a class of reset rate notes from and including the related reset date to, but excluding the second business day following the related reset date; and

        o to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option, on the applicable reset date.

        Under any currency swap agreement between a trust and one or more swap counterparties, each swap counterparty will be obligated to pay to the trust or a paying agent on behalf of the trust, as applicable:

        o on the effective date of such currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the class of reset rate notes using the exchange rate established on the effective date of such currency swap agreement or, with respect to the initial currency swap agreement, the U.S. Dollar equivalent of all proceeds received on the closing date from the sale of the class using the exchange rate set forth in the initial currency swap agreement, as described in the related prospectus supplement;

        o       on or before each distribution date;

                o the rate of interest on the related class of reset rate notes multiplied by the outstanding principal balance of the related class of reset rate notes denominated in the applicable currency; and

                o the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class of reset rate notes, including, on the maturity date for the class of reset rate notes, if a currency swap agreement is then in effect, the remaining outstanding principal balance of the class of reset rate notes, but only to the extent that the required U.S. Dollar equivalent amount is received from the trust on such date, using the exchange rate established on the applicable effective date of the currency swap agreement; and

        o with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the related class of reset rate notes from and including the related reset date to, but excluding, the second business day following the related reset date; and

        o on the reset date corresponding to a successful remarketing or an exercise of the call option of the related class of reset rate notes, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

        In return, each swap counterparty will receive from the trust:

        o on the effective date of such currency swap agreement for the reset date, all secondary market trade proceeds received from purchasers of the class of reset rate notes in the applicable currency;

        o       on or before each distribution date,

                o an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterparty's pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding principal balance of the related class of reset rate notes, and

                o that swap counterparty's pro rata share of all payments of principal in U.S. Dollars that are allocated to the class of reset rate notes; provided that if so provided in the related prospectus supplement, all principal payments allocated to such notes on any distribution date will be deposited into an accumulation account and paid to each swap counterparty on or about the next reset date (including all amounts required to be paid or allocated to such class of reset rate notes on the related reset date), but excluding all investment earnings thereon; and

        o on the reset date corresponding to a successful remarketing or an exercise of the call option of the related class of reset rate notes, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received:

                o from the remarketing agents that the remarketing agents either received directly from the purchasers of the class of reset rate notes being remarketed, if in U.S. Dollars;

                o from the new swap counterparty or counterparties pursuant to any currency swap agreements for the upcoming reset period, if in a currency other than U.S. Dollars; or

        o       from the holder of the call option, as applicable.

        All such currency swap agreements will terminate, generally, on the earliest to occur of:

        o the next succeeding reset date resulting in a successful remarketing;

        o the purchase of all outstanding notes on a reset date, following the exercise of a call option;

        o the distribution date on which the outstanding principal balance of the class of reset rate notes is reduced to zero, excluding for such purpose all amounts on deposit in an accumulation account; or

        o       the maturity date of the class of reset rate notes.

Any applicable currency swap agreement may also terminate as a result of the optional purchase of the trust's student loans or an auction of the trust's student loans by the indenture trustee. No currency swap agreement will terminate solely due to the declaration of a failed remarketing.

        The terms of all currency swap agreements must not cause the rating agencies then rating the notes to lower their then-current ratings of the notes. The inability to obtain any required currency swap agreement, either as a result of the failure to obtain confirmation of the existing ratings on the notes or otherwise, will, in the absence of an exercise of the call option or a redemption, result in the declaration of a failed remarketing on the related reset date; provided that, if the remarketing agents, in consultation with the administrator, on or before the remarketing terms determination date, determine that it is unlikely that currency swap agreements satisfying the above criteria will be obtainable on the reset date, the class of reset rate notes must be reset to U.S. Dollars on the reset date. No new currency swap agreements will be entered into by the trust for the applicable reset period following an exercise of the call option.

        If the class of reset rate notes either is currently in foreign exchange mode or is to be reset into foreign exchange mode, they will be deemed tendered mandatorily by the holders thereof on the reset dates. Affected reset rate noteholders desiring to retain some or all of their reset rate notes will be required to repurchase such reset rate notes through the remarketing agents. Such reset rate noteholders may not be allocated their desired amount of notes as part of the remarketing process. In addition, with respect to reset dates where the related class of reset rate notes are to be reset into the same non-U.S. Dollar currency as during the previous period, the aggregate principal balance of the class of reset rate notes following a successful remarketing probably will be higher or lower than it was during the previous reset period. This will occur as a result of fluctuations in the U.S. Dollar/applicable non-U.S. Dollar currency exchange rates between the rate in effect on the previous reset date and the new exchange rate that will be in effect for the required replacement currency swap agreements.

        If a distribution date for any class of reset rate notes denominated in a foreign currency coincides with a reset date, due to time zone differences and for purposes of making payments through Euroclear and Clearstream, all principal payments and any remaining interest payments due from the trust will be made to the related reset rate noteholders on or before the second business day following such distribution date. We sometimes refer to such date as the special reset payment date. Under the currency swap agreement for such reset period, the reset rate noteholders will be entitled to receive such amounts plus approximately two additional business days of interest at the interest rate for the prior reset period in the applicable non-U.S. Dollar currency calculated from the period including the reset date to, but excluding, the second business day following such reset date. However, if a currency swap agreement is terminated, the trust will not pay to the noteholders interest for those additional days. In addition, for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option or a redemption for that class of reset rate notes as described below, payments of interest and principal to the reset rate noteholders will be made on the special reset payment date without the payment of any additional interest.

        In such event, the trust, in consultation with the administrator, will attempt to enter into a substitute currency swap agreement with similar currency exchange terms in order to obtain sufficient funds to provide for an open market purchase of the amount of the applicable currency needed to make the required payments.

        In the event no currency swap agreement is in effect on any applicable distribution date or related reset date when payments are required to be made, the trust will be obligated to engage in a spot currency transaction to exchange U.S. Dollars at the current exchange rate for the applicable currency in order to make payments of interest and principal on the applicable class of reset rate notes in that currency.

        In addition, the indenture will require that, on each reset date that involves a mandatory tender, the trust obtains a favorable opinion of counsel with respect to certain tax related matters; however, prospective purchasers should consult their tax advisors as to the tax consequences to them of purchasing, owning or disposing of a class of reset rate securities.

        CALL OPTION. Each class of reset rate notes will be subject, as of each reset date, to a call option held by Nelnet, Inc., or certain of its affiliates, for 100% of that class of reset rate notes, exercisable at a price equal to 100% of the principal balance of that class, less all amounts distributed to the related noteholders as payments of principal up to such reset date, plus any accrued and unpaid interest and any unpaid carry-over interest amounts not paid from the trust estate on the applicable reset date. The call option may be exercised by Nelnet, Inc., or its designated affiliates, at any time prior to the determination of the spread or fixed rate or the declaration of a failed remarketing on the spread determination date. Once notice is given, the holder of the call option may not rescind its exercise of such call option. If a call option is exercised, the interest rate on the class of reset rate notes following the reset date of the purchase under the call option will be:

        o if no swap agreement was in effect for that class of reset rate notes during the previous reset period, the floating rate applicable for the most recent reset period during which the failed remarketing rate was not in effect; or

        o if one or more swap agreements were in effect for that class during the previous reset period, a three-month LIBOR-based rate equal to the weighted average of the floating rates of interest that the trust paid to the swap counterparties hedging currency and/or basis risk for that class of reset rate notes during the preceding reset period; and

        o a reset period of three months will be established, at the end of which the purchaser under the call option may either remarket that class pursuant to the remarketing procedures set forth below or retain that class of reset rate notes for one or more successive three-month reset periods at the existing interest rate.

The interest rate will continue to apply for each reset period while the holder of an exercised call option retains the reset rate notes.

        PURCHASE OPTION. If so provided in a prospectus supplement, Nelnet, Inc., or its designated affiliates, will have the option to purchase from the trust estate a pro rata portion of the student loans corresponding to a class of reset rate notes that is to be redeemed to provide funds to redeem that class of reset rate notes on the related reset date.

        Nelnet, Inc., or its designated affiliates, must exercise this purchase option by providing the indenture trustee with notice of exercise of the purchase option on or before the spread determination date and by delivering the purchase price on or before the second business day before the reset date. If Nelnet, Inc., or its designated affiliates, gives notice of exercise of this purchase option and fails to deliver the required purchase price, a failed remarketing will have occurred. The required purchase price will be described in the related prospectus supplement.

        TENDER OF RESET RATE NOTES; REMARKETING PROCEDURES. On the date specified in the prospectus supplement, the trust, the administrator and the remarketing agents named in the prospectus supplement will enter into a remarketing agreement for the remarketing of the reset rate notes by the remarketing agents. The administrator may change the remarketing agents or designate a lead remarketing agent for any class of reset rate notes for any reset period at any time on or before the remarketing terms determination date. In addition, the administrator will appoint one or more additional remarketing agents, if necessary, for a reset date when a class of reset rate notes will be remarketed in a currency other than U.S. Dollars. A remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to a remarketing terms determination date.

        Unless notice of the exercise of the call option has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will:

        o inform DTC, Euroclear and Clearstream, as applicable, of the identities of the applicable remarketing agents and (1) if the applicable class of reset rate notes is denominated in U.S. Dollars in both the then-current and next reset period, that such class of reset rate notes is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate notes, or (2) if the applicable class of reset rate notes is then in, or to be reset in, foreign exchange mode, that such class of notes is subject to mandatory tender by all of the holders thereof, and

        o request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and Clearstream, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate note wishes to retain its notes or any procedures to be followed in connection with a mandatory tender of such notes, each as described below.

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender or regarding a mandatory tender of a class of reset rate notes. If DTC, Euroclear and Clearstream, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate notes, the administrator will establish procedures for the delivery of any such notice to the related noteholders.

        On each remarketing terms determination date, the trust, the administrator and the remarketing agents will enter into a remarketing agency agreement that will set forth certain terms of the remarketing, and on the related spread determination date (unless a failed remarketing is declared, 100% of the related noteholders have delivered a hold notice, or notice of exercise of the call or purchase option or redemption as described in the related prospectus supplement was given with respect to the reset date), such remarketing agency agreement will be supplemented to include all other required terms of the remarketing.

        On the reset date that commences each reset period, if the reset rate notes are not subject to mandatory tender, each related reset rate note will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at 100% of its principal amount, unless the holder, by delivery of a hold notice, if applicable, elects not to tender its reset rate notes. If the class of reset rate notes is held in book-entry form, absent a failed remarketing, 100% of the principal amount of such reset rate note will be paid by the remarketing agents in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds, or procedures of Euroclear and Clearstream which, due to time zone differences, will be required to provide for payment approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date on which a failed remarketing occurred, up to and including the reset date resulting in a successful remarketing or an exercise of a call option, additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate notes through a broker, dealer, commercial bank, trust company or other institution, other than the remarketing agent, may be required to pay fees or commissions to such institution. If a beneficial owner has an account at a remarketing agent and tenders its reset rate notes through that account, the beneficial owner will not be required to pay any fee or commission to the remarketing agent. It is currently anticipated that all reset rate notes so purchased by a remarketing agent will be remarketed by it.

        If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker's cut-off time for accepting instructions for that day. Different firms may have different cut-off times for accepting instructions from their customers. Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate notes for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable, but will be subject to a mandatory tender of the applicable reset rate notes pursuant to any exercise of the call option or a purchase option or redemption. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a reset rate note will be deemed to have elected to tender such reset rate note for purchase by the relevant remarketing agent. All of the reset rate notes of the applicable class, whether or not tendered, will bear interest upon the same terms.

        The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate notes of the applicable class at a price equal to 100% of the aggregate principal amount so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal amount of the reset rate notes tendered in a remarketing. The obligations of the remarketing agents will be subject to certain conditions and termination events customary in transactions of this type, including a condition that no material adverse change in the financial condition of the trust estate has occurred between the remarketing terms determination date and the reset date. If the call option or purchase option is not timely exercised or the reset rate notes are not redeemed and the remarketing agents are unable to remarket some or all of the tendered reset rate notes and, in their sole discretion, elect not to purchase those notes, then a failed remarketing will be declared by the remarketing agents, all holders will retain their notes, the related reset period will be fixed at three months, and the related interest rate will be set at the failed remarketing rate.

        No noteholder or beneficial owner of any reset rate note will have any rights or claims against any remarketing agent as a result of the remarketing agent's not purchasing that reset rate note. The remarketing agents will have the option, but not the obligation, to purchase any reset rate notes tendered that they are not able to remarket.

        Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in any class of the notes. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of any class of notes may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the sponsor or the master servicer as freely as if it did not act in any capacity under the remarketing agency agreement.

        Each of the remarketing agents will be entitled to receive a fee from amounts on deposit in a remarketing fee fund in connection with their services rendered for each reset date. The remarketing agents also will be entitled to reimbursement from the trust, on a subordinated basis, or from the administrator, if there are insufficient funds available on a distribution date, for certain expenses associated with each remarketing. The fees associated with each successful remarketing and certain out-of-pocket expenses with respect to each reset date will be payable generally from amounts on deposit from time to time in a Remarketing Fee Fund. Unless otherwise specified in the related prospectus supplement, on each distribution date that is one year or less prior to a reset date, funds will be deposited into a Remarketing Fee Fund, prior to the payment of interest on any class of notes, in an amount up to the quarterly funding amount as specified in the related prospectus supplement. If the amount on deposit in the remarketing fee fund, after the payment of any remarketing fees therefrom, exceeds the reset period target amount as specified in the related prospectus supplement such excess will be deposited into the Collection Fund and will be utilized as provided in the related prospectus supplement. In addition, all investments on deposit in the Remarketing Fee Fund will be withdrawn on the next distribution date, deposited into the Collection Fund and will be utilized as provided in the related prospectus supplement.

OUTSTANDING PRINCIPAL BALANCE OF THE NOTES

        If the prospectus supplement for a series of notes provides for payments of principal prior to maturity, the remaining outstanding balance of the notes, after giving effect to distributions of principal, will be determined through use of a note pool factor. The pool factor for each class of notes will be a seven-digit decimal computed by the administrator before each quarterly distribution date. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the notes. Your portion of the aggregate outstanding balance of a class of notes will be the product of:

        o       the original denomination of your note; and

        o       the applicable pool factor.

        Noteholders will receive reports as described in the related prospectus supplement concerning various matters, including the payments the trust has received on its student loans, the pool balance, the applicable pool factor and various other items of information. See "Summary of the Indenture
Provisions-Further Covenants" in this prospectus.

PAYMENT OF THE NOTES

        The principal of the notes due at maturity or redemption in whole will be payable at the principal office of the indenture trustee upon presentation and surrender of the notes. Payment of principal on any notes, payments in connection with a partial redemption and all interest payments will be made to the registered owner by check or draft mailed on the interest payment date by the indenture trustee to the registered owner at his address as it last appears on the registration books kept by the indenture trustee at the close of business on the record date for such interest payment date. Payment of principal and interest to a securities depository or its nominee, and to any other registered owner owning at least $1,000,000 principal amount of the notes upon written request delivered to the indenture trustee, will be paid by wire transfer within the United States to the bank account number filed no later than the record date or special record date with the trustee. Except as provided in a prospectus supplement, all payments on the notes will be made in United States dollars.

MANDATORY REDEMPTION

        If so provided in the related prospectus supplement, the notes of a series may be subject to mandatory redemption on the interest payment date following the end of the prefunding or revolving periods described in the related prospectus supplement in an amount equal to the proceeds from the sale of notes or the principal payments on a trust's student loans, as applicable, held in an Acquisition Fund that have not been used to purchase student loans. Notes may also be subject to mandatory redemption from money on deposit in the Collection Fund representing principal payments on a trust's student loans, including principal payments received from guarantee agencies and the principal proceeds from any sale of student loans that is permitted under the indenture, if so provided in a related prospectus supplement. Mandatory redemptions may also be made from interest payments on a trust's student loans after all other payments and transfers then due from the Collection Fund have been made, subject to certain asset parity ratios, if so provided in a related prospectus supplement.

        See "Notice and partial redemption of notes" below for a discussion of the order in which notes of any trust will be redeemed.

OPTIONAL REDEMPTION

        If so provided in the related prospectus supplement, the notes of a series may be subject to redemption, in whole or in part, from available funds, including proceeds from the sale of student loans by a trust, as described in a related prospectus supplement. Any limitations on optional redemptions of the notes of any trust will be described in the prospectus supplement related to that trust. See "Notice and partial redemption of notes" below for a discussion of the order in which notes of any trust will be redeemed.

EXTRAORDINARY OPTIONAL REDEMPTION

        If so provided in the related prospectus supplement, the notes of a series may also be subject to extraordinary optional redemption, at our sole discretion, from any unallocated and available moneys remaining in the applicable trust estate, on any distribution date, if we reasonably determine that the rate of return on student loans has materially decreased or that the costs of administering the trust estate have placed unreasonable burdens upon the trust's ability to perform its obligations under the applicable indenture. An extraordinary optional redemption of the notes may be made in whole or in part. See "Notice and partial redemption of notes" below for a discussion of the order in which the notes of a trust will be redeemed. In determining whether to exercise the extraordinary optional redemption provision, we will consider all of the facts and circumstances that exist at the time, including any changes to the Higher Education Act which would be materially adverse to the trust estate such that the noteholders, of any or all series, in our reasonable determination, would suffer a loss or material delay in the receipt of principal or interest payments when due.

OPTIONAL PURCHASE OF NOTES

        If so provided in a related prospectus supplement, the master servicer or another party designated in a prospectus supplement may, but is not required to, purchase or cause to be purchased all of the notes of a series on any distribution date on which the aggregate current principal balance of the notes is less than or equal to a percentage of their initial aggregate principal balance set forth in the prospectus supplement. The purchase will occur on the distribution date following the date on which funds sufficient to pay the purchase price are deposited with the indenture trustee. All notes that are purchased will be cancelled by the indenture trustee.
MANDATORY AUCTION OF TRUST ASSETS

        If so provided in a related prospectus supplement, the indenture trustee will offer for sale all of a trust's student loans when their principal balance decreases to 10% or less of their initial principal balance, or immediately prior to and during the time when a class of auction rate notes is subject to a net loan rate interest limitation. The proceeds of the auction of a trust's student loans will be used to redeem notes.

REDEMPTION OR PURCHASE PRICE

        Upon redemption, the price to be paid to the holder of a note, other than an original issue discount note, will be an amount equal to the aggregate current principal balance plus accrued interest. Any carry-over amount, and any interest accrued on the carry-over amount, due on any auction rate note which is to be optionally redeemed will be paid to the registered owner on the redemption date. Any carry-over amount, and any interest accrued on that carry-over amount, for any auction rate note that is subject to mandatory redemption will be paid to the registered owner on the redemption date to the extent that funds are available. However, if sufficient funds are not available, the carry-over amount will be canceled and will not be paid. If a note is an original issue discount note, the amount payable upon redemption or optional purchase will be the amortized face amount on the redemption or purchase date. The amortized face value of an original issue discount note will be equal to the issue price plus that portion of the difference between the issue price and the principal amount of the note that has accrued at the yield to maturity described in the prospectus supplement by the redemption or purchase date. The amortized face value of an original issue discount note will never be greater than its principal amount.

NOTICE AND PARTIAL REDEMPTION OF NOTES

        The indenture trustee will provide notice of any redemption or purchase by mailing a copy of the redemption or purchase notice to the registered owner of any note being redeemed or purchased, and to the auction agent with respect to any auction rate notes designated for redemption or purchase, not less than 15 days prior to the redemption or purchase date.

        If less than all of the notes of any trust are to be redeemed or purchased, we will determine which notes will be redeemed or purchased. Generally, all of the class A notes will be redeemed prior to redemption of any class B notes. If an indenture provides for the issuance of class C notes, generally all of the class B notes will be redeemed before any of the class C notes are redeemed. However, a trust may redeem class B notes while class A notes remain outstanding if after the redemption of the class B notes, the aggregate market value of the trust's assets will equal the percentage of all class A notes then outstanding under the indenture that is specified in the related prospectus supplement. Similarly, a trust may redeem any class C notes while class A notes and class B notes remain outstanding if after the redemption of the class C notes, the aggregate market value of the trust's assets will equal the percentage of all class A notes and class B notes then outstanding under the indenture that is specified in the related prospectus supplement.

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

        CASH FLOW ASSUMPTIONS

        Each trust's notes generally will be repaid from cash flows received on its student loans and other assets. Cash flows for a trust's student loans are estimated using financial models that incorporate the following general categories of assumptions:

        o INTEREST RATES. Interest rate assumptions for each relevant index are incorporated into cash flow projections, including generally assumptions for the 91-Day Treasury Bill Rate, three-month and one-month LIBOR rates, the 90-Day Financial Commercial Paper Rate and other rates or indexes deemed relevant to a trust's student loans or notes;

        o BORROWER BEHAVIOR. A variety of borrower payment behaviors are utilized in cash flow projections. The assumptions used relate to prepayment speeds, default rate and reimbursement rate assumptions, borrower delinquency rates, remaining term in each borrower status (i.e., in-school, grace, deferment, forbearance and repayment) and qualification rates for borrower benefits;

        o TRUST REVENUES. Each trust receives payments in respect of its student loans. The timing and amount of such payments are dependent on the borrower behaviors described above. In addition, each trust receives certain payments from the Department of Education that are generally assumed to lag by between 30 and 60 days.

        o TRUST EXPENSES. Cash flow projections also incorporate the expenses applicable to each trust, including trustees' fees, servicing fees, administration fees and any fees payable to the Department of Education.

These assumptions vary based on the student loans to be securitized by each trust. Generally, a series of cash flows are projected as of a statistical cut-off date for each pool of student loans and are used to determine the structure of the notes to be issued by each trust. Cash flows may also be periodically updated throughout the life of a trust.

        PREPAYMENT CONSIDERATIONS

        Generally, all of a trust's student loans are prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect to such loans. The rates of payment of principal on a class of notes and the yield on a class of notes may be affected by prepayments of a trust's student loans. Because prepayments generally will be paid through to noteholders as distributions of principal, it is likely that the actual final payments on a class of notes will occur prior to such class of notes' final maturity date. Accordingly, in the event that a trust's student loans experience significant prepayments, the actual final payments on a class of notes may occur substantially before this final maturity date, causing a shortening of the notes' weighted average life. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a note until each dollar of principal of such note will be repaid to the investor.

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

        The rate of prepayments on a trust's student loans cannot be predicted and may be influenced by a variety of economic, social and other factors. Generally, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates payable on a trust's student loans. In addition, the depositor is obligated to repurchase any student loan as a result of a breach of any of its representation and warranties relating to a trust's student loans, and the master servicer is obligated to cause a subservicer to repurchase any student loan as a result of a breach of certain covenants with respect to such student loan, in the event such breach materially adversely affects the interests of a trust in that student loan and is not cured within the applicable cure period. See "Formation of the Trusts - Acquisition of student loans" and "Servicing and Administration - The master servicing agreement" in this prospectus.

        However, scheduled payments with respect to, and maturities of, a trust's student loans may be extended, including pursuant to grace periods, deferral periods and forbearance periods. The rate of payment of principal of a class of notes and the yield on such notes may also be affected by the rate of defaults resulting in losses on a trust's student loans that may have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make guarantee payments on such student loans. In addition, the maturity of certain of a trust's student loans may extend beyond the final maturity date for a class of notes.

        Any reinvestment risks resulting from a faster or slower incidence of prepayment of a trust's student loans will be borne entirely by noteholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate indexes are lower at the time noteholders receive payments from a trust than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

        Prepayments on pools of student loans can be calculated based on a variety of different prepayment models. The method used to estimate prepayments for each trust will be described in the related prospectus supplement.

        Any prepayment model will not purport to describe historical prepayment experience or to predict the prepayment rate of a trust's student loans. A trust's student loans will not prepay at any constant percentage, nor will all of a trust's student loans prepay at the same rate. Investors must make an independent decision regarding the appropriate principal prepayment scenarios to use in deciding whether to purchase a trust's notes.

        YIELD CONSIDERATIONS

        Interest payments on a trust's notes will include interest accrued through the last day of the applicable interest accrual period. Your effective yield may be lower than the yield otherwise produced by the applicable interest rate and purchase price for your notes, because payments to you will not be made until the distribution date following the applicable interest accrual period.

        A class of notes may have fixed, variable or adjustable interest rates that may or may not be based on the interest rates applicable to a trust's student loans. The prospectus supplement for a trust's notes will specify the interest rate for each class of notes or, in the case of a variable or adjustable interest rate, the method of determining the interest rate and the effect, if any, of the prepayment of a trust's student loans on the interest rate of a class of notes.

        The yield to maturity of a class of notes will be affected by the rate and timing of payments of principal on a trust's student loans. The timing of changes in the rate of prepayments on a trust's student loans may significantly affect an investor's actual yield to maturity even if the average rate of principal prepayments is consistent with an investor's expectations. Generally, the earlier a prepayment of principal on a trust's student loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following issuance of the notes would not be fully offset by a subsequent decrease (or increase) in the rate of principal prepayments. Because the rate of principal payments on a trust's student loans affects the weighted average life and other characteristics of a class of notes, investors should consider carefully their own estimates as to the anticipated prepayment speed on a trust's student loans and the suitability of the notes to their investment objectives.

                  SECURITY AND SOURCES OF PAYMENT FOR THE NOTES

GENERAL

        The notes a trust issues are secured by and payable solely from that trust's assets as set forth in a related indenture of trust. The following assets will serve as security for the notes:

        o student loans purchased with money from the Acquisition Fund or otherwise acquired or originated and pledged or credited to the Acquisition Fund;

        o revenues, consisting of all principal and interest payments, proceeds, charges and other income received by the indenture trustee or the trust on account of any student loan, including interest benefit payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture and any proceeds from the sale or other disposition of the student loans; and

        o all moneys and investments held in the funds created under the indenture.

        In addition, a trust's assets may include rights that provide credit enhancement (for example, the right to draw under any letter of credit or note insurance) or cash flow enhancement as described in this prospectus and in the related prospectus supplement.

        The assets of one trust will not be available to pay the debts and obligations of another trust.

FUNDS

        The following funds will be created by the trustee under each indenture for the benefit of the registered owners unless otherwise provided in a prospectus supplement:

        o       Collection Fund

        o       Capitalized Interest Fund

        o       Acquisition Fund

        o       Reserve Fund

The prospectus supplement for each trust will also describe any other funds or accounts to be established for a series of notes. For any series of notes that contains reset rate notes, one or more accumulation accounts, supplemental interest funds, supplemental reserve funds, remarketing fee funds and funds for the deposit of amounts denominated in a currency other than U.S. dollars may be established under an indenture.

        For any series of notes, money transferred from the master servicer or a subservicer to the indenture trustee on account of a trust's student loans will be deposited into segregated accounts for each trust for the credit of the Collection Fund, the Capitalized Interest Fund, the Acquisition Fund, the Reserve Fund and any other fund created under the indenture. The indenture trustee will invest money held in funds created under the indenture in investment securities (as defined in the indenture) at the direction of the administrator. Generally, such amounts will be invested in money market funds with a rating or ratings equal to or greater than that specified by the rating agencies rating a trust's notes and as set forth in the indenture. Money in any fund created under an indenture may be pooled for purposes of investment.

ACQUISITION FUND; PURCHASE OF STUDENT LOANS

        We will deposit most of the proceeds from the sale of any notes by a trust into the Acquisition Fund created under its indenture. As described in the related prospectus supplement, money on deposit in the Acquisition Fund may be used to pay costs of issuance of the notes, to make payments of principal on the notes, to redeem notes, and to acquire student loans. Student loans acquired with funds deposited in the Acquisition Fund that are pledged to the trust estate of a trust will be held by the indenture trustee or its agent or bailee and accounted for as a part of the Acquisition Fund. If money held in the Acquisition Fund cannot be used to purchase student loans, then the trust will transfer such funds to the Collection Fund or use those funds to redeem notes as described in the related prospectus supplement.

        The eligible lender trustee will be the legal owner of the student loans transferred to the trust estate and the indenture trustee will have a security interest in the student loans for and on behalf of the registered owners of the notes a trust issues. The student loans will be held in the name of the eligible lender trustee for the account of each trust, for the benefit of the registered owners of the notes.

        A trust, pursuant to the terms of its indenture, may establish a prefunding account as a separate account of the Acquisition Fund. The trust will use funds on deposit in the prefunding account from time to time as described in the related prospectus supplement, including:

        o to purchase portfolios of student loans during a time period specified in the related prospectus supplement;

        o to originate federal consolidation loans, each made for the purpose of consolidating one or more federal student loans at least one of which is already held by the trust and to add other loans to existing consolidation loans held by the trust; and

        o to purchase serial loans from sellers. For a student loan to qualify as a serial loan it must have been made to a borrower under a student loan held by the trust on the date of issuance, or acquired during a prefunding period, of the notes and must meet other criteria described in the indenture.

After the amount on deposit in the prefunding account has been reduced to zero, the trust may continue to acquire consolidation loans and serial loans if so provided in the related prospectus supplement from collections received on the student loans. If the amount initially deposited into a prefunding account for a series of notes has not been reduced to zero by the end of the related prefunding period, the amounts remaining on deposit in the prefunding account will be used to redeem notes as described in the related prospectus supplement.

        If so provided in the related prospectus supplement, principal payments on a trust's student loans will be transferred from a Collection Fund to the Acquisition Fund and will be used to purchase additional student loans during a revolving period. The characteristics of the student loans a trust may acquire during the revolving period and any limitations to be imposed with respect to the acquisition of additional student loans will be described in the related prospectus supplement.

COLLECTION FUND

        The trustee will deposit into the Collection Fund all revenues derived from student loans, from money or assets on deposit in the Acquisition Fund or Reserve Fund, from payments on derivative products or swap agreements and any other amounts as each trust may direct.

        On each distribution date, money in the Collection Fund will be used to pay interest and principal then due on the notes, and will be paid and transferred to other funds or persons in the order described in the related prospectus supplement. A trust may transfer amounts in the Collection Fund to the Reserve Fund to the extent necessary to restore the Reserve Fund to its required minimum balance. Money in the Collection Fund may be used to finance add-on consolidation loans and serial loans to a trust's student loans following the prefunding period, and to pay amounts due to the Department of Education.

        If so provided in a prospectus supplement, a trust may use principal payments it receives on student loans to purchase additional student loans during a revolving period. During this revolving period, a trust will pay interest due on a series of notes when it comes due, but will not pay principal on the notes or redeem notes, except as provided in the related prospectus supplement.

RESERVE FUND

        The indenture for each trust will establish a Reserve Fund. In connection with the sale of notes, the indenture trustee will make a deposit to the Reserve Fund of a trust in the amount specified in each indenture. On each distribution date, to the extent money in the Collection Fund and Acquisition Fund is not sufficient to make payment of the trust's expenses and interest then due on the notes of that trust, the amount of the deficiency shall be paid directly from the Reserve Fund. Unless otherwise stated in a prospectus supplement, money in the Reserve Fund may be used to pay principal on the notes only on the date of their maturity, on a mandatory sinking fund redemption date or in connection with defeasance of the indenture.

        If the Reserve Fund is used as described above, the indenture trustee will restore the Reserve Fund to the level specified in a prospectus supplement by transfers from the Collection Fund of the related trust. If the full amount required to restore the Reserve Fund to the required level is not available in the Collection Fund on the next distribution date, the indenture trustee shall continue to transfer funds from the Collection Fund as they become available until the deficiency in the Reserve Fund has been eliminated. On any day that the amount in the Reserve Fund exceeds the minimum level specified in a prospectus supplement, the trustee will transfer the excess in accordance with the terms of the indenture and as described in the related prospectus supplement.

        If so provided in a prospectus supplement, the Reserve Fund requirement may be satisfied by the deposit of a Reserve Fund insurance policy to be provided by the credit provider described in the prospectus supplement. The Reserve Fund insurance policy shall be drawn upon by the indenture trustee as necessary to make up on a distribution date any deficiency in the amounts to pay note principal or interest.

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

TRANSFERS FREE OF THE LIEN OF THE INDENTURE

        If so provided in a prospectus supplement and an indenture, amounts in the Collection Fund established under an indenture may be released from the indenture and transferred in accordance with the administrator's instructions if the balance in the Reserve Fund exceeds the required Reserve Fund minimum balance and if, immediately after taking into account the transfer, the aggregate market value of a trust's assets will be equal to a percentage of the unpaid principal amount of the notes outstanding specified in a related prospectus supplement. The percentage required may be modified at any time upon receipt of a rating confirmation.

INVESTMENT OF FUNDS HELD BY TRUSTEE

        The indenture trustee will invest amounts credited to any fund established under the indenture in investment securities described in the indenture pursuant to orders received from the administrator. In the absence of an order, and to the extent practicable, the indenture trustee will invest amounts held under an indenture in money market funds.

        The indenture trustee is not responsible or liable for any losses on investments made by it or for keeping all funds held by it fully invested at all times. Its only responsibility is to comply with investment instructions in a non-negligent manner.

                             BOOK-ENTRY REGISTRATION

GENERAL

        Investors acquiring beneficial ownership interests in the notes issued in book-entry form will hold their notes through DTC (as defined below) in the United States, or Clearstream or Euroclear (as defined below) in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry notes will be issued in one or more instruments which equal the aggregate principal balance of the series of notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's name on the books of its respective depositary which in turn will hold positions in customers' securities accounts in such depositary's name on the books of DTC. Citibank N.A. will act as depositary for Clearstream and JP Morgan Chase will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry note will be entitled to receive a physical certificate representing the notes. Unless and until definitive certificates are issued, it is anticipated that the only holder of the notes will be Cede & Co., as nominee of DTC.

        The Depository Trust Company, or DTC, is a limited-purpose trust company organized under the laws of the State of New York, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency " registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between those participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, including Euroclear and Clearstream. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Some direct participants and/or their representatives, own part of the Depositary Trust Company Corporation, the parent of DTC.

        In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in notes issued in book-entry form, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing DTC and its participants as in effect from time to time.

        Purchases of the notes under the DTC system must be made by or through direct participants, which receive a credit for the notes on DTC records. The ownership interest of each actual purchaser of each series of notes, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners shall not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners shall not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the series of any notes is discontinued.

        To facilitate subsequent transfers, all notes deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of such notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of notes; DTC's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices shall be sent to DTC. If less than all of a class of the notes of any series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

        Neither DTC nor Cede & Co. will consent or vote with respect to the notes of any series. Under its usual procedures, DTC mails an omnibus proxy to the applicable trust, or the indenture trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date.

        Principal and interest payments on the notes are to be made to Cede & Co. DTC's practice is to credit direct participant's accounts upon receipt of funds and corresponding detail information from the trust on the payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and shall be the responsibility of the participant and not of DTC, the indenture trustee or the trusts, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. is the responsibility of the applicable trust, or the indenture trustee. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants. Under a book-entry format, noteholders may experience a delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., which will forward the payments to its participants who will then forward them to indirect participants or noteholders.

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

        DTC may discontinue providing its services as securities depository with respect to the notes of any series at any time by giving reasonable notice to the applicable trust or the indenture trustee. In the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

        Clearstream Banking, societe anonyme, Luxembourg, formerly Cedelbank ("Clearstream"), has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

        Euroclear has advised that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear operator"), under contract with Euroclear Clearance System plc., a United Kingdom corporation (the "Cooperative"). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Euroclear operator has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian Bank, it is regulated by the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with the relevant rules and procedures and subject to the relevant Depositary's ability to effect such actions on its behalf through DTC.

        Noteholders may hold their notes in the United States through DTC or in Europe through Clearstream or Euroclear if they are participants of such systems, or indirectly through organizations which are participants in such systems.

        The notes will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JP Morgan Chase will act as depositary for Euroclear.

        Transfers between participants will occur in accordance with DTC Rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

        Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a participant will be received with value on DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions to the depositaries.

        DTC has advised that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose accounts with DTC the notes are credited. Clearstream and Euroclear will take any action permitted to be taken by a noteholder under the indenture on behalf of a participant only in accordance with their relevant rules and procedures and subject to the ability of the relevant depositary to effect these actions on its behalf through DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

        None of the trusts, the sellers, the master servicer, any subservicer, the indenture trustee or the underwriters will have any responsibility or obligation to any DTC participants, Clearstream, participants or Euroclear participants or the persons for whom they act as nominees with respect to the accuracy of any records maintained by DTC, Clearstream or Euroclear or any participant,

        the payment by DTC, Clearstream or Euroclear or any participant of any amount due to any beneficial owner in respect of the principal amount or interest on the notes,

        the delivery by any DTC participant, Clearstream participant or Euroclear participant of any notice to any beneficial owner which is required or permitted under the terms of the indenture to be given to noteholders or any other action taken by DTC.

        In certain circumstances, a trust may discontinue use of the system of book entry transfers through DTC or a successor securities depository. In that event, note certificates are to be printed and delivered.

RESET RATE NOTES

        FORM AND DENOMINATION

        Interests in the reset rate notes will be represented by one or more of the following types of global notes:

        o for reset rate notes denominated in U.S. Dollars, a global note certificate held through DTC (each, a "U.S. global note certificate"); or

        o for reset rate notes denominated in a non-U.S. Dollar currency, a global note certificate held through a European clearing system (each, a "non-U.S. global note certificate").

        On or about the closing date for the issuance of any class of reset rate notes, the administrator on behalf of the trust will deposit:

        o a U.S. global note certificate for each class of reset rate notes with the applicable DTC custodian, registered in the name of Cede & Co., as nominee of DTC; and

        o one or more corresponding non-U.S. global note certificates with respect to each class of reset rate notes with the applicable foreign custodian, as common depositary for Euroclear and Clearstream, registered in the name of a nominee selected by the common depositary for Euroclear and Clearstream.

        On each reset date, the aggregate outstanding principal balance of that class of reset rate notes will be allocated to one of the three global note certificates, either of which may, as of that reset date, be reduced to zero or represent 100% of the aggregate outstanding principal balance of that class of reset rate notes, depending on whether that class of reset rate notes is in U.S. Dollars (in which case a U.S. global note certificate is used) or in a currency other than U.S. Dollars (in which case a non-U.S. global note certificate is used).

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

        At all times the global note certificates will represent the outstanding principal balance, in the aggregate, of the related class of reset rate notes. At all times, with respect to each class of reset rate notes, there will be only one U.S. and one non-U.S. global note certificate for such reset rate notes.

        Investors may hold their interests in a class of reset rate notes represented by a U.S. global note certificate ONLY (1) directly through DTC participants, or (2) indirectly through organizations which are participants in the European clearing systems which themselves hold positions in such U.S. global note certificate through DTC. DTC will record electronically the outstanding principal balance of each class of reset rate notes represented by a U.S. global note certificate held within its system. DTC will hold interests in a U.S. global note certificate on behalf of its account holders through customers' securities accounts in DTC's name on the books of its depositary.

        Investors may hold their interests in a class of reset rate notes represented by a non-U.S. global note certificate ONLY (1) directly through the European clearing systems, or (2) indirectly through organizations which themselves are participants in the European clearing systems. The European clearing systems will record electronically the outstanding principal balance of each class of reset rate notes represented by a non-U.S. global note certificate held within their respective systems. The European clearing systems will hold interests in the non-U.S. global note certificate on behalf of their account holders through customers' securities accounts in the European clearing systems' respective names on the books of their respective depositaries.

        Interests in the global note certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear and Clearstream as applicable, and their respective direct and indirect participants.

        Because of time zone differences, payments to reset rate noteholders that hold their positions through a European clearing system will be made on the business day following the applicable distribution date, or for notes denominated in a currency other than U.S. Dollars, on the special reset payment date as described in this prospectus, as the case may be, in accordance with customary practices of the European clearing systems. No payment delay to reset rate noteholders holding U.S. Dollar denominated reset rate notes clearing through DTC will occur on any distribution date or on any reset date, unless, as set forth above, those noteholders' interests are held indirectly through participants in European clearing systems.

        The reset rates notes will be issued in minimum denominations and additional increments set forth in the related prospectus supplement, and may be held and transferred, and will be offered and sold, in principal balances of not less than their applicable minimum denomination set forth in the related prospectus supplement. The applicable minimum denominations and additional increments can be reset only in circumstances where all holders are deemed to have tendered or have mandatorily tendered their notes.

        On each related reset date, a schedule setting forth the required terms of the related class of reset rate notes for the immediately following reset period will be deposited with the DTC custodian for any U.S. global note certificate and with the foreign custodian for any non-U.S. global note certificate.

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        IDENTIFICATION NUMBERS

        Each trust will apply to DTC for acceptance in its book-entry settlement systems of each class of reset rate notes denominated in U.S. Dollars and will apply to Euroclear and Clearstream for acceptance in their respective book-entry settlement systems of each class of reset rate notes denominated in a currency other than U.S. Dollars. Each class of reset rate notes will have the CUSIP numbers, ISINs and European Common Codes, as applicable, set forth in the related prospectus supplement.

        On or following each reset date (other than a reset date on which the then-current holders of U.S. Dollar denominated reset rate notes had the option to retain their reset rate notes, but less than 100% of such securityholders delivered hold notices), on which either a successful remarketing has occurred or the call option has been exercised (and not previously exercised on the immediately preceding reset date), each clearing system will cancel the then-current identification numbers and assign new identification numbers, which the administrator will obtain for each class of reset rate notes. In addition, each global note certificate will be issued with a schedule attached setting forth the terms of the applicable class of reset rate notes for its initial reset period, which will be replaced on the related reset date to set forth the required terms for the immediately following reset period.

        Payments of principal, interest and any other amounts payable under each global note certificate will be made to or to the order of the relevant clearing system's nominee as the registered holder of such global note certificate.

        Due to time zone differences and to ensure that a failed remarketing has not occurred, during any reset period when a class of reset rate notes is denominated in a currency other than U.S. Dollars payments required to be made to tendering noteholders on a reset date for which there has been a successful remarketing (or exercise of the call option), in the amount of the aggregate outstanding principal balance of the applicable class of reset rate notes (together with all amounts due from the trust as payments of interest and principal, if any, on the related distribution date), will be made through the European clearing systems on the second business day following the related reset date, together with additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the related reset date to, but excluding, the second business day following such reset date (but only to the extent such interest payments are actually received from any swap counterparties). Purchasers of such reset rate notes will be credited with their positions on the applicable reset date with respect to positions held through DTC or on the second business day with respect to positions held through the European clearing systems.

        Except with respect to a reset date, the trusts expect that the nominees, upon receipt of any such payment, will immediately credit the relevant clearing system's participants' accounts with payment amounts proportionate to their respective interests in the principal balance of the relevant global note certificates as shown on the records of such nominee. The trusts also expect that payments by clearing system participants to owners of interests in such global note certificates held through such clearing system participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such clearing system participants and none of the trusts, the administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any delay in such payments from participants, except as shown above with respect to reset date payment delays. None of the trust, the administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of ownership interests in the global note certificates or for maintaining, supervising or reviewing any records relating to such ownership interests.

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EURO-DENOMINATED NOTES

        We expect to deliver notes denominated in Euros in book-entry form through the facilities of Clearstream and Euroclear against payment in immediately available funds in Euros. We will issue the Euro notes as one or more global notes registered in the name of a common depositary for Clearstream, and Euroclear Bank S.A./N.V., as the operator of Euroclear. Investors may hold book-entry interests in these global notes through organizations that participate, directly or indirectly, in Clearstream and/or Euroclear. Book-entry interests in the Euro notes and all transfers relating to the Euro notes will be reflected in the book-entry records of Clearstream and Euroclear.

        The distribution of the Euro notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the Euro notes will take place through participants in Clearstream and Euroclear and will settle in same-day funds.

        Owners of book-entry interests in the Euro notes will receive payments relating to their notes in Euros. Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among the clearing systems to trade securities across borders in the secondary market.

        The policies of Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor's interest in securities held by them. Neither we nor the underwriters have any responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way.

        Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

        Except as provided below, owners of beneficial interests in the Euro notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture governing the notes, including for purposes of receiving any reports delivered by us or the indenture trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a Euro note must rely on the procedures of the relevant clearing system and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of securities.

        We understand that investors that hold their Euro notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to eurobonds in registered form. Euro notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

        We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to eurobonds in registered form.

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

        You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Euro notes through Clearstream and Euroclear on business days in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        Clearstream and Euroclear will credit payments to the cash accounts of their respective participants in accordance with the relevant system's rules and procedures, to the extent received by the common depositary. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream or Euroclear participant only in accordance with its relevant rules and procedures.

        Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Euro notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

                                ADDITIONAL NOTES

        If so described in the related prospectus supplement, a trust may, upon complying with the provisions of the related indenture, issue from time to time additional notes secured by the assets of the trust on a parity with or subordinate to class A notes, class B notes or class C notes, if any, then outstanding. In addition, a trust may enter into any derivative product or swap agreement it deems necessary or desirable with respect to any or all of the notes issued by that trust. We may take those actions without the approval of the holders of any outstanding notes.

        A trust will not issue additional notes unless the following conditions have been satisfied:

        o the trust has entered into a supplemental indenture with the indenture trustee providing the terms and forms of the additional notes;

        o the indenture trustee has received a rating confirmation from each rating agency which has assigned a rating to any outstanding notes of the trust that such rating will not be reduced or withdrawn as a result of the issuance of the proposed additional notes; and

        o the indenture trustee has received an opinion of counsel that issuance of the proposed additional notes will not adversely affect the federal tax treatment of any of a trust's outstanding notes.

        The indenture trustee will be authorized under the indenture to establish any additional funds or accounts which it deems necessary or convenient in connection with the issuance and delivery of any additional notes.

                       SUMMARY OF THE INDENTURE PROVISIONS

        Each trust will issue notes pursuant to an indenture of trust entered into with an indenture trustee identified in the related prospectus supplement. We have filed a form of the indenture of trust as an exhibit to the registration statement of which this prospectus is a part. The following is a summary of some of the provisions expected to be contained in each indenture. This summary does not cover every detail contained in the indenture and reference should be made to the indenture for a full and complete statement of its provisions.

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PARITY AND PRIORITY OF LIEN

        The provisions of each trust's indenture are generally for the equal benefit, protection and security of the registered owners of all of the notes issued by that trust. However, the class A notes have priority over the class B notes with respect to payments of principal and interest, and the class B notes have priority over the class C notes, if any, with respect to payments of principal and interest.

        The revenues and other money, student loans and other assets each trust pledges under its indenture will be free and clear of any pledge, lien, charge or encumbrance, other than that created by the indenture. Except as otherwise provided in the indenture, a trust:

        o will not create or voluntarily permit to be created any debt, lien or charge on the student loans which would be on a parity with, subordinate to, or prior to the lien of the indenture;

        o will not take any action or fail to take any action that would result in the lien of the indenture or the priority of that lien for the obligations thereby secured being lost or impaired; and

        o will pay or cause to be paid, or will make adequate provisions for the satisfaction and discharge, of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with the indenture as a lien or charge upon the student loans.

REPRESENTATIONS AND WARRANTIES

        Each trust will represent and warrant in its indenture that:

        o it is duly authorized under the Delaware Statutory Trust Act to create and issue the notes and to execute and deliver the indenture and any derivative product or swap agreement, and to make the pledge to the payment of notes and any company derivative payments under the indenture,

        o all necessary trust action for the creation and issuance of the notes and the execution and delivery of the indenture and any derivative product or swap agreement has been duly and effectively taken,

        o the notes in the hands of the registered owners of the notes and any derivative product or swap agreement are and will be valid and enforceable obligations of the trust secured by and payable solely from the trust estate.

SALE OF STUDENT LOANS HELD IN TRUST ESTATE

        Except under limited circumstances described in an indenture, student loans may not be sold, or otherwise disposed of, by the trustee free from the lien of the indenture while any class A notes are outstanding. However, if necessary for administrative purposes or if so requested by a borrower, a trust may substitute another student loan for an existing loan if the substituted student loan has substantially similar characteristics, including principal amount, maturity date and interest rate, as the existing student loan and the aggregate amount of substituted student loans does not exceed $1,000,000. In addition, if money in the Collection Fund is insufficient to fund any add-on consolidation loan, and funds are not otherwise available as described in a prospectus supplement, a trust may sell or otherwise transfer the underlying loan to which the add-on consolidation loan relates free from the lien of the indenture.

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FURTHER COVENANTS

        Each trust will file financing statements and continuation statements in any jurisdiction necessary to perfect and maintain the security interest it grants under its indenture.

        Upon written request of the indenture trustee, a trust will permit the indenture trustee or its agents, accountants and attorneys, to examine and inspect the property, books of account, records, reports and other data relating to the student loans, and will furnish the indenture trustee such other information as it may reasonably request. The indenture trustee shall be under no duty to make any examination unless requested in writing to do so by the registered owners of 66% of the principal amount of the notes, and unless those registered owners have offered the indenture trustee security and indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred in making any examination.

        Each trust will cause an annual audit to be made by an independent auditing firm of national reputation and file one copy of the audit with the indenture trustee and each rating agency within 150 days of the close of each fiscal year. The indenture trustee is not obligated to review or otherwise analyze those audits.

        Each year each trust will deliver to the indenture trustee a certification of its compliance with the terms and conditions of its indenture, and in the event of any noncompliance, a description of the nature and status thereof.

STATEMENTS TO NOTEHOLDERS

        For each period described in a prospectus supplement, each trust will provide to the indenture trustee, and the indenture trustee will forward to each requesting registered owner, a statement setting forth information with respect to its notes and student loans as of the end of such period, including the following:

        o the amount of principal payments made with respect to each class of notes during the preceding period;

        o the amount of interest payments made with respect to each class of notes during the preceding period;

        o the principal balance of student loans as of the close of business on the last day of the preceding period;

        o the aggregate outstanding principal amount of the notes of each class;

        o the interest rate for the applicable class of notes with respect to each distribution date;

        o the number and principal amount of student loans that are delinquent or for which claims have been filed with a guarantee agency; and

        o the outstanding principal amount of the notes as of the close of business on the last day of the preceding period.

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

        A copy of these reports may be obtained by any noteholder by a written request to the indenture trustee.

ENFORCEMENT OF SERVICING AGREEMENTS

        Each trust will diligently enforce all terms, covenants and conditions of the master servicing agreement and any subservicing agreement, including the prompt payment of all amounts due to a servicer under such servicing agreements. A trust will not permit the release of the obligations of any servicer under any servicing agreement except in conjunction with permitted amendments or modifications and will not waive any default by the master servicer or a subservicer under a servicing agreement without the written consent of the indenture trustee. A trust will not consent or agree to or permit any amendment or modification of any servicing agreement which will in any manner materially adversely affect the rights or security of the registered owners of the notes.

ADDITIONAL COVENANTS WITH
RESPECT TO THE HIGHER EDUCATION ACT

        We will verify that the indenture trustee under an indenture is an eligible lender under the Higher Education Act, and will acquire or cause to be acquired student loans only from an eligible lender.

        Each trust is responsible, directly or through its agents, for each of the following actions with respect to the Higher Education Act:

        o Dealing with the Secretary of Education with respect to the rights, benefits and obligations under the certificates of insurance and the contract of insurance, and dealing with the guarantee agencies with respect to the rights, benefits and obligations under the guarantee agreements with respect to the student loans;

        o Causing to be diligently enforced, and causing to be taken all reasonable steps necessary or appropriate for the enforcement of all terms, covenants and conditions of all student loans and agreements in connection with the student loans, including the prompt payment of all principal and interest payments and all other amounts due under the student loans;

        o Causing the student loans to be serviced by entering into a master servicing agreement with the master servicer for the collection of payments made for, and the administration of the accounts of, the student loans;

        o Complying with, and causing all of its officers, trustees, employees and agents to comply, with the provisions of the Higher Education Act and any regulations or rulings under the Higher Education Act, with respect to the student loans;

        o Causing the benefits of the guarantee agreements, the interest subsidy payments and the special allowance payments to flow to the indenture trustee; and

        o Causing student loans that are evidenced by a master promissory note under the Higher Education Act to be acquired in accordance with the terms of a student loan purchase agreement as described in the indenture.

        The indenture trustee will have no obligation to administer, service or collect the trust's student loans or to maintain or monitor the administration, servicing or collection of those loans.

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CONTINUED EXISTENCE; SUCCESSOR

        Each trust will preserve and keep in full force and effect its existence, rights and franchises as a Delaware statutory trust. A trust will not sell or otherwise dispose of all or substantially all of its assets, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge with such trust. These restrictions do not apply to a transaction where the transferee or the surviving or resulting entity irrevocably and unconditionally assumes the obligation to perform and observe the trust's agreements and obligations under the indenture.

EVENTS OF DEFAULT

        Each indenture will define the following events as events of default:

        o default in the due and punctual payment of any interest on any note when the same becomes due and payable and such default shall continue for a period of five days, provided that, so long as any class A notes are outstanding, the failure to pay interest on any subordinate notes will not constitute an event of default;

        o default in the due and punctual payment of the principal of any note when the same becomes due and payable on the final maturity date of the note;

        o default in the performance or observance of any other of the trust's covenants, agreements or conditions contained in the indenture or in the notes, and continuation of such default for a period of 90 days after written notice thereof is given to the trust by the indenture trustee; and

        o       the occurrence of an event of bankruptcy.

REMEDIES ON DEFAULT

        POSSESSION OF TRUST ESTATE. Upon the happening of any event of default relating to a trust, the indenture trustee may take possession of any portion of the trust estate of that trust that may be in the custody of others, and all property comprising the trust estate, and may hold, use, operate, manage and control those assets. The indenture trustee may also, in the name of that trust or otherwise, conduct such trust's business and collect and receive all charges, income and revenues of the trust estate. After deducting all expenses incurred and all other proper outlays authorized in the indenture, and all payments which may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the indenture trustee will apply the rest and residue of the money received by the indenture trustee as follows:

        o FIRST, to the trustees for fees and expenses due and owing to the trustees;

        o SECOND, to the master servicer, any auction agent and any broker-dealer, pro rata, for due and unpaid servicing fees, auction agent fees and broker-dealer fees, respectively;

        o THIRD, pro rata, to the derivative product counterparties, pro rata, in proportion to their respective entitlements under the applicable derivative products without preference or priority, for any due and unpaid derivative product fees and certain priority termination payments and to the class A noteholders for amounts due and unpaid on the class A notes for interest, pro rata, without preference or priority of any kind, according to the amounts due and payable on the class A notes for such interest;

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

        o FOURTH, to class A noteholders for amounts due and unpaid on the class A notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal;

        o FIFTH, to the class B noteholders for amounts due and unpaid on the class B Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the class B notes for such interest;

        o SIXTH, to the class B noteholders for amounts due and unpaid on the class B Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the class B Notes for principal;

        o SEVENTH, to the class A noteholders, pro rata, all auction rate carry-over amounts for such class then due and unpaid;

        o EIGHTH, to the class B noteholders, pro rata, all auction rate carry-over amounts for such class then due and unpaid;

        o NINTH, to the derivative product counterparties, in proportion to the respective entitlements under the applicable derivative products without preference or priority, any termination payments and any other reimbursements that are due and unpaid;

        o TENTH, to the servicer, for any unpaid carryover servicing fees due under a servicing agreement; and

        o ELEVENTH, to the trust, for distribution in accordance with the terms of the administration services agreement and the Trust Agreement.

        If an indenture provides for the issuance of class C notes, interest and principal will be paid on those notes before the payments described in paragraphs ninth, tenth and eleventh above.

        SALE OF TRUST ESTATE. Upon the happening of any event of default and if the principal of all of the outstanding notes shall have been declared due and payable, then the indenture trustee may sell the trust estate to the highest bidder in accordance with the requirements of applicable law. In addition, the indenture trustee may proceed to protect and enforce the rights of the indenture trustee or the registered owners in the manner as counsel for the indenture trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking contained in the indenture, or in aid of the execution of any power therein granted, or for the enforcement of such other appropriate legal or equitable remedies as may in the opinion of such counsel, be more effectual to protect and enforce the rights aforesaid. The indenture trustee is required to take any of these actions if requested to do so in writing by the registered owners of at least 51% of the principal amount of the highest priority obligations outstanding under the defaulted indenture.

        However, the indenture trustee is prohibited from selling the student loans following an event of default, other than a default in the payment of any principal or a default for five business days or more in the payment of any interest on any note, unless:

        o The holders of all of the highest priority obligations outstanding consent to such sale;

        o The proceeds of such sale are sufficient to pay in full all outstanding obligations at the date of such sale; or

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

        o The administrator determines that the collections on the student loans would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 ?% of the aggregate principal amount of the highest priority obligations outstanding.

        Such a sale also requires the consent of all the owners of any subordinate obligations unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on such subordinate obligations.

        APPOINTMENT OF RECEIVER. If an event of default occurs, and all of the outstanding obligations under an indenture have been declared due and payable, and if any judicial proceedings are commenced to enforce any right of the indenture trustee or of the registered owners under the indenture, then as a matter of right, the indenture trustee shall be entitled to the appointment of a receiver for the trust estate.

        ACCELERATED MATURITY. If an event of default occurs, the indenture trustee may declare, or upon the written direction by the registered owners of a majority of the collective aggregate principal amount of the highest priority obligations then outstanding under the defaulted indenture shall declare, the principal of all obligations issued under the indenture, and then outstanding, and the interest thereon, immediately due and payable. A declaration of acceleration upon the occurrence of a default may be rescinded upon notice to the trust by a majority of the registered owners of the obligations then outstanding if the trust has paid or deposited with the indenture trustee amounts sufficient to pay all principal and interest due on the notes and all sums paid or advanced by the indenture trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustees, the servicers, any auction agent and any broker-dealer, and any other event of default has been cured or waived.

        DIRECTION OF INDENTURE TRUSTEE. If an event of default occurs, the registered owners of at least 51% of the principal amount of the highest priority obligations then outstanding under the defaulted indenture shall have the right to direct and control the indenture trustee with respect to any proceedings for any sale of any or all of the trust estate, or for the appointment of a receiver. The registered owners may not cause the indenture trustee to take any proceedings which in the indenture trustee's opinion would be unjustly prejudicial to non-assenting registered owners of obligations outstanding under the indenture.

        RIGHT TO ENFORCE IN INDENTURE TRUSTEE. No registered owner of any obligation issued under an indenture shall have any right as a registered owner to institute any suit, action or proceedings for the enforcement of the provisions of the indenture or for the appointment of a receiver or for any other remedy under the indenture. All rights of action under an indenture are vested exclusively in the indenture trustee, unless and until the indenture trustee fails to institute an action or suit after the registered owners of the affected trust:

        o have given to the indenture trustee written notice of a default under the indenture, and of the continuance thereof;

        o shall have made written request upon the indenture trustee and the indenture trustee shall have been afforded reasonable opportunity to institute an action, suit or proceeding in its own name; and

        o the indenture trustee shall have been offered indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred on an action, suit or proceeding in its own name.

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        WAIVERS OF EVENTS OF DEFAULT. The indenture trustee may in its discretion waive any event of default under an indenture and rescind any declaration of acceleration of the obligations due under the indenture. The indenture trustee will waive an event of default upon the written request of the registered owners of at least a majority of the collective aggregate principal amount of the highest priority obligations then outstanding under the indenture. A waiver of any event of default in the payment of the principal or interest due on any obligation issued under the indenture may not be made unless prior to the waiver or rescission, provision shall have been made for payment of all arrears of interest or all arrears of payments of principal, and all expenses of the indenture trustee in connection with such default. A waiver or rescission of one default will not affect any subsequent or other default, or impair any rights or remedies consequent to any subsequent or other default.

THE INDENTURE TRUSTEE

        ACCEPTANCE OF TRUST. The indenture trustee will accept the trusts imposed upon it by an indenture, and will perform those trusts, but only upon and subject to the following terms and conditions:

        o except during the continuance of an event of default, the indenture trustee undertakes to perform only those duties as are specifically set forth in the indenture;

        o except during the continuance of an event of default and in the absence of bad faith on its part, the indenture trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the indenture trustee and conforming to the requirements of the indenture;

        o in case an event of default has occurred and is continuing, the indenture trustee, in exercising the rights and powers vested in it by the indenture, will use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; and

        o before taking any action under the indenture requested by registered owners, the indenture trustee may require that it be furnished an indemnity bond or other indemnity and security satisfactory to it by the registered owners for the reimbursement of all expenses to which it may be put and to protect it against liability arising from any action taken by the indenture trustee.

        INDENTURE TRUSTEE MAY ACT THROUGH AGENTS. The indenture trustee may execute any of the trusts or powers under an indenture and perform any duty thereunder either itself or by or through its attorneys, agents, or employees. The indenture trustee will not be answerable or accountable for any default, neglect or misconduct of any such attorneys, agents or employees, if reasonable care has been exercised in the appointment, supervision and monitoring of the work performed. Each trust will pay all reasonable costs incurred by the indenture trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with that trust.

        DUTIES OF THE INDENTURE TRUSTEE. The indenture trustee will not make any representations as to the validity or sufficiency of the agreements, the notes or of any assets or documents. If no event of default as defined in the indenture has occurred, the indenture trustee is required to perform only those duties specifically required of it under the indenture. Upon receipt of the various certificates, statements, reports or other instruments furnished to it, the indenture trustee is required to examine them to determine whether they are in the form required by the agreements. However, the indenture trustee will not be responsible for the accuracy or content of any of the documents furnished to it by the holders or any of the parties under the agreements.

        The indenture trustee may be held liable for its negligent action or failure to act, or for its misconduct. The indenture trustee will not be liable, however, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The indenture trustee is not required to expend its own funds or incur any financial liability in the performance of its duties, or in the exercise of any of its rights or powers, if repayment of those funds or adequate indemnity against risk is not reasonably assured it.

        INDEMNIFICATION OF INDENTURE TRUSTEE. The indenture trustee is generally under no obligation or duty to perform any act at the request of registered owners or to institute or defend any suit to protect the rights of the registered owners under an indenture unless properly indemnified and provided with security to its satisfaction. The indenture trustee is not required to take notice of any event under an indenture unless and until it shall have been specifically notified in writing of the event of default by the registered owners or a trust's authorized representative.

        However, the indenture trustee may begin suit, or appear in and defend suit, execute any of the trusts, enforce any of its rights or powers, or do anything else in its judgment proper, without assurance of reimbursement or indemnity. In that case the indenture trustee will be reimbursed or indemnified by the registered owners requesting that action, if any, or by the applicable trust in all other cases, for all fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements properly incurred unless such fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements have resulted from the negligence or willful misconduct of the indenture trustee. If a trust or the registered owners, as appropriate, fail to make such reimbursement or indemnification, the indenture trustee may reimburse itself from any money in its possession under the provisions of the related indenture, subject only to the prior lien of the notes for the payment of the principal and interest thereon from the Collection Fund.

        Each trust will agree to indemnify the indenture trustee for, and to hold it harmless against, any loss, liability or expenses incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties in relation to the trust estate. Each trust will indemnify and hold harmless the indenture trustee against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in any offering document distributed in connection with the issuance of that trust's notes or caused by any omission or alleged omission from such offering document of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading. The indenture trustee will not be liable for, and will be held harmless by a trust from, any liability arising from following any orders, instructions or other directions upon which it is authorized to rely under the indenture or other agreement to which it is a party.

        COMPENSATION OF INDENTURE TRUSTEE. Each trust will pay to the indenture trustee compensation for all services rendered by it under the applicable indenture, and also all of its reasonable expenses, charges, and other disbursements. The indenture trustee may not change the amount of its annual compensation without giving the applicable trust and the rating agencies at least 90 days' written notice prior to the beginning of a fiscal year. If not paid by the trust, the indenture trustee will have a lien on all money held pursuant to the indenture, subject only to the prior lien of the notes for the payment of the principal and interest thereon from the Collection Fund.

        RESIGNATION OF INDENTURE TRUSTEE. The indenture trustee may resign and be discharged by giving the trust notice in writing specifying the date on which the resignation is to take effect. If no successor indenture trustee has been appointed by that date or within 90 days of the trust receiving the indenture trustee's notice, whichever is longer, then the indenture trustee may either (a) appoint a sufficiently qualified temporary successor indenture trustee; or (b) request a court to require the trust to appoint a successor indenture trustee within three days or request a court to appoint a successor indenture trustee itself.

        REMOVAL OF INDENTURE TRUSTEE.  The indenture trustee may be removed:

        o at any time by the registered owners of a majority of the collective aggregate principal amount of the highest priority obligations then outstanding under an indenture;

        o by the administrator for cause or upon the sale or other disposition of the indenture trustee or its trust functions; or

        o by the administrator without cause so long as no event of default exists or has existed within the last 30 days.

        In the event a indenture trustee is removed, removal shall not become effective until:

        o       a successor indenture trustee shall have been appointed; and

        o       the successor indenture trustee has accepted that appointment.

        SUCCESSOR INDENTURE TRUSTEE. If the indenture trustee resigns, is dissolved or otherwise is disqualified to act or is incapable of acting, or in case control of the indenture trustee is taken over by any public officer or officers, the administrator may appoint a successor indenture trustee. Any expenses associated with the appointment of a successor indenture trustee will be paid out of the trust estate on a parity with compensation payable to the indenture trustee. Each trust will cause notice of the appointment of a successor indenture trustee to be mailed to the registered owners at the address of each registered owner appearing on the note registration books.

        Every successor indenture trustee:

        o will be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein;

        o have a reported capital and surplus of not less than $50,000,000;

        o will be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority; and

        o will be an eligible lender under the Higher Education Act so long as such designation is necessary to maintain guarantees and federal benefits under the Higher Education Act with respect to the student loans originated under the Higher Education Act.

        MERGER OF THE INDENTURE TRUSTEE. Any corporation into which the indenture trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the indenture trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the indenture trustee, shall be the successor of the indenture trustee under an indenture, provided such corporation shall be otherwise qualified and eligible under the indenture, without the execution or filing of any paper of any further act on the part of any other parties thereto.

SUPPLEMENTAL INDENTURES

        SUPPLEMENTAL INDENTURES NOT REQUIRING CONSENT OF REGISTERED OWNERS. A trust can agree with the indenture trustee to enter into any indentures supplemental to an indenture for any of the following purposes without notice to or the consent of noteholders:

        o to cure any ambiguity or formal defect or omission in the indenture;

        o to grant to or confer upon the indenture trustee for the benefit of the registered owners any additional benefits, rights, remedies, powers or authorities;

        o to subject to the indenture additional revenues, properties or collateral;

        o to modify, amend or supplement the indenture or any indenture supplemental thereto in such manner as to permit the qualification under the Trust Indenture Act of 1939 or any similar federal statute or to permit the qualification of the notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to the indenture or any indenture supplemental thereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;

        o to evidence the appointment of a separate or co-indenture trustee or a co-registrar or transfer agent or the succession of a new indenture trustee under the indenture;

        o to add provisions to or to amend provisions of the indenture as may, in the opinion of counsel, be necessary or desirable to assure implementation of the student loan business in conformance with the Higher Education Act;

        o to make any change as shall be necessary in order to obtain and maintain for any of the notes an investment grade rating from a nationally recognized rating service, which changes, in the opinion of the indenture trustee, are not to the prejudice of the registered owners of any of the obligations outstanding under the indenture;

        o to make any changes necessary to comply with the Higher Education Act and the regulations thereunder or the Internal Revenue Code and the regulations promulgated thereunder;

        o to make the terms and provisions of the indenture, including the lien and security interest granted therein, applicable to a derivative product;

        o to create any additional funds or accounts under the indenture deemed by the indenture trustee to be necessary or desirable;

        o to make any other change with a confirmation by the rating agencies of their ratings of the notes; or

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

        o to make any other change which, in the judgment of the indenture trustee, is not to the material prejudice of the registered owners of any obligations outstanding under the indenture.

        SUPPLEMENTAL INDENTURES REQUIRING CONSENT OF REGISTERED OWNERS. Any amendment of an indenture other than those listed above must be approved by the registered owners of not less than a majority of the collective aggregate principal amount of the obligations then outstanding under the indenture, provided that the changes described below may be made in a supplemental indenture only with the consent of the registered owners of all obligations then outstanding,

        o an extension of the maturity date of the principal of or the interest on any obligation;

        o a reduction in the principal amount of any obligation or the rate of interest thereon;

        o a privilege or priority of any obligation under the indenture over any other obligation;

        o a reduction in the aggregate principal amount of the obligations required for consent to such supplemental indenture; or

        o the creation of any lien other than a lien ratably securing all of the obligations at any time outstanding under the indenture.

TRUSTS IRREVOCABLE

        The trust created by an indenture is irrevocable until the notes and interest thereon and all derivative payments are fully paid or provision is made for their payment as provided in the applicable indenture.

SATISFACTION OF INDENTURE

        If the registered owners of the notes issued under an indenture are paid all the principal of and interest due on their notes at the times and in the manner stipulated in an indenture, and if each counterparty on a derivative product is paid all derivative payments then due, then the pledge of the trust estate will thereupon terminate and be discharged. The indenture trustee will execute and deliver to the trust instruments to evidence the discharge and satisfaction, and the indenture trustee will pay all money held by it under the indenture to the party entitled to receive it under the indenture.

        Notes will be considered to have been paid if money for their payment or redemption has been set aside and is being held in trust by the indenture trustee. Any outstanding note will be considered to have been paid if the note is to be redeemed on any date prior to its stated maturity and notice of redemption has been given as provided in the indenture and on said date there shall have been deposited with the indenture trustee either money or governmental obligations the principal of and the interest on which when due will provide money sufficient to pay the principal of and interest to become due on the note.

        Any derivative payments will be considered to have been paid and the applicable derivative product terminated when payment of all derivative payments due and payable to each counterparty under such derivative product has been made or duly provided for to the satisfaction of each counterparty and the respective derivative product has been terminated.

            DESCRIPTION OF CREDIT ENHANCEMENT AND DERIVATIVE PRODUCTS

CREDIT ENHANCEMENT

        Credit enhancement may be provided with respect to one or more classes of the notes of any series of a trust. The amounts and types of credit enhancement arrangements and the provider of the credit enhancement, if any, will be set forth in the related prospectus supplement. Credit enhancement may be in the form of a letter of credit, the subordination of one or more classes of notes, the use of an insurance policy or surety bonds, the establishment of one or more reserve funds, the use of certain derivative products, including interest rate and currency swaps and cap agreements, or any combination of the foregoing.

        The presence of a Reserve Fund and other forms of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood that noteholders of a class or series will receive the full amount of principal and interest due on the notes and to decrease the likelihood that such noteholders will experience losses. The credit enhancement will not provide protection against all risks of loss and will not guarantee payment to such noteholders of all amounts to which they are entitled unless a guarantee against losses is described in the related prospectus supplement. If losses or shortfalls occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies. Moreover, if a form of credit enhancement covers more than one series of notes, holders of notes of one series will be subject to the risk that the credit enhancement will be exhausted by the claims of the holders of notes of one or more other series.

        SUBORDINATE NOTES. The notes each trust issues will be designated class A notes, class B notes or class C notes in the related prospectus supplement. To the extent specified in the related prospectus supplement, the rights of the class B noteholders to receive distributions on any distribution date will be subordinated to the corresponding rights of the class A noteholders, and the rights of the class C noteholders to receive distributions on any distribution date will be subordinated to the corresponding rights of the class B noteholders and the class A noteholders. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, specific types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of notes in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

        LETTER OF CREDIT. If so specified in the prospectus supplement with respect to a series, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by one or more letters of credit. The bank or financial institution issuing the letter of credit will be identified in a prospectus supplement. Under a letter of credit, the issuer will be obligated to honor draws in an aggregate fixed dollar amount generally equal to a percentage specified in the related prospectus supplement of the principal balance of the student loans on a specified date or of the initial aggregate principal balance of one or more classes of notes. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuer of the letter of credit will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust estate.

        NOTE INSURANCE AND SURETY BONDS. If so specified in the prospectus supplement with respect to a series of the notes, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The insurance policies or surety bonds may cover timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

        RESERVE FUND. In addition to the Reserve Fund for each trust described in this prospectus under "Security and Sources of Payment for the Notes-Reserve Fund," one or more reserve funds may be established with respect to a series of the notes. Cash, eligible investments, a demand note or a combination thereof, in the amounts so specified in the related prospectus supplement, may be deposited in such reserve fund. The reserve fund for a series may also be funded over time by depositing in the reserve fund a specified amount of the distributions received on the related receivables as specified in the related prospectus supplement.

        Amounts on deposit in any reserve fund for a trust, together with the reinvestment income on those amounts, will be applied by the indenture trustee for the purposes, in the manner and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the notes, if required as a condition to the rating of the notes of that series. If so specified in the related prospectus supplement, a reserve fund may be established to provide limited protection, in an amount satisfactory to each rating agency rating the notes, against certain types of losses not covered by insurance policies or other credit support. Following each interest payment date, amounts in a reserve fund in excess of any specified reserve fund requirement may be released from the reserve fund under the conditions specified in the related prospectus supplement and will not be available for further application by the indenture trustee.

        Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to noteholders and use of investment earnings from the reserve fund, if any.

DERIVATIVE PRODUCTS; DERIVATIVE PAYMENTS

        If so provided in a prospectus supplement, a trust may enter into a derivative product, defined to mean a written contract under which the trust becomes obligated to pay to a counterparty on specified payment dates certain amounts in exchange for the counterparty's obligation to make payments to the trust on specified payment dates in specified amounts. Such derivative products may include swaps, including interest rate and currency swaps, and cap agreements. A trust's obligation to make payments in connection with a derivative product may be secured by a pledge of and lien on the trust estate. A trust will not enter into a derivative product unless the indenture trustee has received a confirmation from each rating agency providing a rating for the trust's notes that the derivative product will not adversely affect the rating on any of the notes.

                      DESCRIPTION OF THE GUARANTEE AGENCIES

        The student loans each trust acquires will be guaranteed by any one or more guarantee agencies identified in the related prospectus supplement. The following discussion relates to guarantee agencies under the Federal Family Education Loan Program.

        A guarantee agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies. A guarantee agency generally purchases defaulted student loans which it has guaranteed with its reserve fund. A lender may submit a default claim to the guarantee agency after the student loan has been delinquent for at least 270 days. The default claim package must include all information and documentation required under the Federal Family Education Loan Program regulations and the guarantee agency's policies and procedures.

        In general, a guarantee agency's reserve fund has been funded principally by administrative cost allowances paid by the Secretary of Education, guarantee fees paid by lenders, investment income on moneys in the reserve fund, and a portion of the moneys collected from borrowers on guaranteed loans that have been reimbursed by the Secretary of Education to cover the guarantee agency's administrative expenses.

        Various changes to the Higher Education Act have adversely affected the receipt of revenues by the guarantee agencies and their ability to maintain their reserve funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. These changes include:

        o the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages;

        o the reduction in maximum permitted guarantee fees from 3% to 1% for loans made on or after July 1, 1994;

        o the replacement of the administrative cost allowance with a student loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 1993) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans;

        o the reduction in supplemental preclaims assistance payments from the Secretary of Education; and

        o the reduction in retention by a guarantee agency of collections on defaulted loans from 27% to 24% (23% beginning on October 1, 2003) and 18.5% of rehabilitated loans or Consolidation Loans.

        Additionally, the adequacy of a guarantee agency's reserve fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. Future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by guarantee agencies and the structure of the guarantee agency program.

        The Higher Education Act gives the Secretary of Education various oversight powers over guarantee agencies. These include requiring a guarantee agency to maintain its reserve fund at a certain required level and taking various actions relating to a guarantee agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the guarantee agency, terminating the guarantee agency's federal reimbursement contracts, assuming responsibility for all functions of the guarantee agency, and transferring the guarantee agency's guarantees to another guarantee agency or assuming such guarantees. The Higher Education Act provides that a guarantee agency's reserve fund shall be considered to be the property of the United States to be used in the operation of the Federal Family Education Loan Program or the Federal Direct Student Loan Program, and, under certain circumstances, the Secretary of Education may demand payment of amounts in the reserve fund.

        The 1998 Amendments mandate the recall of guarantee agency reserve funds by the Secretary of Education amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall, and under the 1998 Amendments, guarantee agency reserve funds were restructured to provide guarantee agencies with additional flexibility in choosing how to spend certain funds they receive. The new recall of reserves for guarantee agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced. Relevant federal laws, including the Higher Education Act, may be further changed in a manner that may adversely affect the ability of a guarantee agency to meet its guarantee obligations.

        Under the Higher Education Act, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, the holders of loans guaranteed by such guarantee agency must submit claims directly to the Department of Education, and the Department of Education is required to pay the full guarantee payment due with respect thereto in accordance with guarantee claims processing standards no more stringent than those applied by the guarantee agency.

        There are no assurances as to the Secretary of Education's actions if a guarantee agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a guarantee agency transfer additional portions or all of its reserve fund to the Secretary of Education.

        Information relating to the particular guarantee agencies guaranteeing our student loans will be set forth in the prospectus supplement.

FEDERAL AGREEMENTS

        GENERAL. A guaranty agency's right to receive federal reimbursements for various guarantee claims paid by such guarantee agency is governed by the Higher Education Act and various contracts entered into between guarantee agencies and the Secretary of Education. Each guarantee agency and the Secretary of Education have entered into federal reimbursement contracts pursuant to the Higher Education Act, which provide for the guarantee agency to receive reimbursement of a percentage of insurance payments that the guarantee agency makes to eligible lenders with respect to loans guaranteed by the guarantee agency prior to the termination of the federal reimbursement contracts or the expiration of the authority of the Higher Education Act. The federal reimbursement contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest.

        In addition to guarantee benefits, qualified student loans acquired under the Federal Family Education Loan Program benefit from certain federal subsidies. Each guarantee agency and the Secretary of Education have entered into an Interest Subsidy Agreement under the Higher Education Act which entitles the holders of eligible loans guaranteed by the guarantee agency to receive interest subsidy payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month grace period after the student leaves school, and during certain deferment periods, subject to the holders' compliance with all requirements of the Higher Education Act.

        United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the guarantee agencies described herein. Amendments to the Higher Education Act in 1986, 1987, 1992, 1993, and 1998, respectively:

        o abrogated certain rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of certain advances from the Secretary of Education;

        o authorized the Secretary of Education to withhold reimbursement payments otherwise due to certain guarantee agencies until specified amounts of such guarantee agencies' reserves had been eliminated;

o added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the Federal Reimbursement Contracts under circumstances that did not previously warrant such termination;

        o expanded the Secretary of Education's authority to terminate such contracts and to seize guarantee agencies' reserves; and

        o mandated the additional recall of guarantee agency reserve funds.

FEDERAL INSURANCE AND REIMBURSEMENT OF GUARANTEE AGENCIES

        EFFECT OF ANNUAL CLAIMS RATE. With respect to loans made prior to October 1, 1993, the Secretary of Education currently agrees to reimburse the guarantee agency for up to 100% of the amounts paid on claims made by lenders, as discussed in the formula described below, so long as the eligible lender has properly serviced such loan. The amount of reimbursement is lower for loans originated after October 1, 1993, as described below. Depending on the claims rate experience of a guarantee agency, such reimbursement may be reduced as discussed in the formula described below. The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a guarantee agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower, or in the case of a PLUS Loan, the death of the student on behalf of whom the loan was borrowed, or in certain circumstances, as a result of school closures, which reimbursements are not to be included in the calculations of the guarantee agency's claims rate experience for the purpose of federal reimbursement under the Federal Reimbursement Contracts.

        The formula used for loans varies depending on when a loan was initially disbursed, as summarized below:

                       Federal Payment            Federal Payment          Federal Payment on
                      on loans disbursed        on loans disbursed          loans disbursed
   Claims Rate         prior to 10/1/93           after 10/01/93             after 10/01/98
   -----------         ----------------           --------------             --------------
0% up to 5%        100%                          98%                         95%

5% up to 9%        100% of claims up to 5%;      98% of claims up to 5%      95% of claims up to 5%
                   90% of claims 5% and over     88% of claims 5% & over     85% of claims 5% & over


9% and over        100% of claims up to 5%;      98% of claims up to 5%      95% of claims up to 5%
                   90% of claims 5% and over,    88% of claims 5% and over,  85% of claims 5% and over
                   up to 9%;                     up to 9%                    up to 9%
                   80% of claims 9% and over     78% of claims 9% and over   75% of claims 9% and over

        The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year.

        The reduced reinsurance for federal guaranty agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced.

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        REIMBURSEMENT. The original principal amount of loans guaranteed by a guarantee agency which are in repayment for purposes of computing reimbursement payments to a guarantee agency means the original principal amount of all loans guaranteed by a guarantee agency less:

        o the original principal amount of such loans that have been fully repaid; and

        o the original amount of such loans for which the first principal installment payment has not become due.

The Secretary of Education may withhold reimbursement payments if a guarantee agency makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary of Education or applicable federal law.

        Under the guarantee agreements, if a payment on a Federal Family Education Loan guaranteed by a guarantee agency is received after reimbursement by the Secretary of Education, the guarantee agency is entitled to receive an equitable share of the payment.

        Any originator of any student loan guaranteed by a guarantee agency is required to discount from the proceeds of the loan at the time of disbursement, and pay to the guarantee agency, an insurance premium which may not exceed that permitted under the Higher Education Act.

        Under present practice, after the Secretary of Education reimburses a guarantee agency for a default claim paid on a guaranteed loan, the guarantee agency continues to seek repayment from the borrower. The guarantee agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining: a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed, and an amount equal to 24% of such payments for certain administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the guarantee agency, and no amount of any recoveries shall be paid to the guarantee agency.

        A guarantee agency may enter into an addendum to its Interest Subsidy Agreement that allows the guarantee agency to refer to the Secretary of Education certain defaulted guaranteed loans. Such loans are then reported to the IRS to "offset" any tax refunds which may be due any defaulted borrower. To the extent that the guarantee agency has originally received less than 100% reimbursement from the Secretary of Education with respect to such a referred loan, the guarantee agency will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the guarantee agency has not been reimbursed.

        REHABILITATION OF DEFAULTED LOANS. Under the Higher Education Act, the Secretary of Education is authorized to enter into an agreement with a guarantee agency pursuant to which the guarantee agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The guarantee agency shall repay the Secretary of Education an amount equal to 81.5% of the then-current principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

        For a loan to be eligible for rehabilitation, the guarantee agency must have received consecutive payments for 12 months of amounts owed on such loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred.

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        ELIGIBILITY FOR FEDERAL REIMBURSEMENT. To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in the Higher Education Act.

        Prior to the 1998 Amendments, a Federal Family Education Loan was considered to be in default for purposes of the Higher Education Act when the borrower failed to make an installment payment when due, or to comply with the other terms of the loan, and if the failure persists for 180 days in the case of a loan repayable in monthly installments or for 240 days in the case of a loan repayable in less frequent installments. Under the 1998 Amendments, the delinquency period required for a student loan to be declared in default is increased from 180 days to 270 days for loans payable in monthly installments on which the first day of delinquency occurs on or after the date of enactment of the 1998 Amendments and from 240 days to 330 days for a loan payable less frequently than monthly on which the delinquency occurs after the date of enactment of the 1998 Amendments.

        The guarantee agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The guarantee agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender's default claim. As a prerequisite to entitlement to payment on the guarantee by the guarantee agency, and in turn payment of reimbursement by the Secretary of Education, the lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan. Generally, these procedures require:

        o       that completed loan applications be processed;

        o a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act be made;

        o the borrower's responsibilities under the loan be explained to him or her;

        o the promissory note evidencing the loan be executed by the borrower; and

        o that the loan proceeds be disbursed by the lender in a specified manner.

        After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures, primarily telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable guarantee agency, that vary depending upon the length of time a loan is delinquent.

LOANS SUBJECT TO REPURCHASE

        The Higher Education Act requires a lender to repurchase loans from a guarantee agency, under certain circumstances, after the guarantee agency has paid for the loan through the claim process. A lender is required to repurchase:

        o a loan for which a bankruptcy claim has been paid at the conclusion of the borrower's bankruptcy proceedings; or

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

        o a loan for which a default claim has been paid if the guarantee agency inadvertently paid the claim.

        A repurchased loan is eligible for all benefits under the Higher Education Act.

        BANKRUPTCY CLAIMS. A lender is required to repurchase a loan if the borrower's bankruptcy is subsequently dismissed by the court or, as a result of the bankruptcy hearing, the loan is considered non-dischargeable and the borrower remains responsible for repayment of the loan. In addition, if a guarantee agency purchased the loan as a default claim but later receives documentation that the date of the borrower's bankruptcy filing preceded the date of default (270th day of delinquency), a lender is required to repurchase the loan unless the loan is determined by the court to be dischargeable in bankruptcy.

        INADVERTENTLY PAID DEFAULTED CLAIMS. A lender is required to repurchase a claim if the guarantee agency becomes aware that the claim was inadvertently purchased due to circumstances such as the following:

        o new information is obtained demonstrating that the borrower currently should not be delinquent or in default;

        o       the school failed to verify the student's enrollment status;

        o a delay occurred in processing of a deferment that begins before the date of default;

        o       the loan is found to be legally unenforceable; or

        o the lender incurred a servicing error (e.g. posting the borrower's payments to the wrong loan) or regulatory violations resulting in a loss of guarantee on the loan.

        Current regulatory provisions allow a lender to appeal the repurchase of a loan if the lender disagrees with any aspect of the guarantee agency's decision to require repurchase.

        REHABILITATED DEFAULTED LOANS. As noted above, the Higher Education Act allows a borrower to rehabilitate a defaulted loan by making 12 consecutive, on-time full monthly payments to the guarantee agency. Payments made to rehabilitate a loan must be made voluntarily by the borrower and must be equal to or greater than the amount determined, by the guarantee agency, to be reasonable and affordable.

        Upon rehabilitation, the guarantee agency assists the borrower in securing the purchase of the loan by an eligible lender. Rehabilitated loans can be repurchased by the lender for which the claim was filed, or by a repurchase lender of choice. A rehabilitated loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred. Once the lender purchases a rehabilitated loan, repayment terms are established and the loan is serviced under the requirements of the Higher Education Act.

                         FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of all material federal income tax consequences of the purchase, ownership and disposition of notes for the investors described below and is based on the advice of Kutak Rock LLP, as tax counsel to Nelnet Student Loan Funding, LLC. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences


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applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES OF ANY SERIES. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "Service") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

CHARACTERIZATION OF THE TRUST ESTATE

        Based upon certain assumptions and certain representations of Nelnet Student Loan Funding, LLC, Kutak Rock LLP will render, with respect to the notes, its opinion to the effect that the notes will be treated as debt of the respective trust, rather than as an interest in the student loans, and that the trust which issues the notes will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal income tax purposes. In addition, Kutak Rock LLP has rendered its opinion to the effect that this discussion is a summary of material federal income tax consequences as to the purchase, ownership and disposition of the notes with respect to the investors described herein. Unlike a ruling from the Service, such opinion is not binding on the courts or the Service. Therefore, it is possible that the Service could assert that, for purposes of the Code, the transaction contemplated by this prospectus constitutes a sale of the student loans (or an interest therein) to the registered owners or that the relationship which will result from this transaction is that of a partnership, or an association taxable as a corporation.

        If, instead of treating the transaction as creating secured debt in the form of the series issued by a trust as a separate entity, the transaction were treated as creating a partnership among the registered owners, the servicer and the trust which has purchased the underlying student loans, the resulting partnership would not be subject to federal income tax. Rather, the servicer, the trust and each registered owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of the registered owner could differ if the notes were held to constitute partnership interests, rather than indebtedness.

        If, alternatively, it were determined that this transaction created an entity other than a trust which was classified as a corporation or a publicly traded partnership taxable as a corporation and treated as having purchased the student loans, the trust would be subject to federal income tax at corporate income tax rates on the income it derives from the student loans, which would reduce the amounts available for payment to the registered owners. Cash payments to the registered owners generally would be treated as dividends for tax purposes to the extent of such corporation's accumulated and current earnings and profits. A similar result would apply if the registered owners were deemed to have acquired stock or other equity interests in a trust. However, as noted above, Nelnet Student Loan Funding, LLC has been advised that the notes will be treated as debt of the respective trust for federal income tax purposes and that each trust organized to issue notes will not be characterized as an association or publicly traded partnership taxable as a corporation.

CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

        Each trust and the registered owners will express in its indenture their intent that, for federal income tax purposes, the notes will be indebtedness of Nelnet, Inc. secured by the student loans. Each trust and the registered owners, by accepting the notes, have agreed to treat the notes as indebtedness of such trust for federal income tax purposes. Each trust intends to treat this transaction as a financing reflecting the notes as its indebtedness for tax and financial accounting purposes.

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

        In general, the characterization of a transaction as a sale of property or a secured loan, for federal income tax purposes, is a question of fact, the resolution of which is based upon the economic substance of the transaction, rather than its form or the manner in which it is characterized for state law or other purposes. While the Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Notwithstanding the foregoing, in some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form.

        Nelnet Student Loan Funding, LLC believes that it has retained the preponderance of the primary benefits and burdens associated with ownership of the student loans and should, thus, be treated as the owner of the student loans for federal income tax purposes. If, however, the Service were successfully to assert that this transaction should be treated as a sale of the student loans, the Service could further assert that the entity created pursuant to the indenture, as the owner of the student loans for federal income tax purposes, should be deemed engaged in a business and, therefore, characterized as a publicly traded partnership taxable as a corporation.

TAXATION OF INTEREST
INCOME OF REGISTERED OWNERS

        Payments of interest with regard to the notes will be includible as ordinary income when received or accrued by the registered owners in accordance with their respective methods of tax accounting and applicable provisions of the Code. If the notes are deemed to be issued with original issue discount, Section 1272 of the Code requires the current ratable inclusion in income of original issue discount greater than a specified de minimis amount using a constant yield method of accounting. In general, original issue discount is calculated, with regard to any accrual period, by applying the instrument's yield to its adjusted issue price at the beginning of the accrual period, reduced by any qualified stated interest (as defined below) allocable to the period. The aggregate original issue discount allocable to an accrual period is allocated pro rata to each day included in such period. The holder of a debt instrument must include in income the sum of the daily portions of original issue discount attributable to the number of days he owned the instrument. The legislative history of the original issue discount provisions indicates that the calculation and accrual of original issue discount should be based on the prepayment assumptions used by the parties in pricing the transaction.

        Original issue discount is the stated redemption price at maturity of a debt instrument over its issue price. The stated redemption price at maturity includes all payments with respect to an instrument other than interest unconditionally payable at a fixed rate or a qualified variable rate at fixed intervals of one year or less ("qualified stated interest"). Nelnet Student Loan Funding, LLC expects that interest payable with respect to the class A and class B notes will constitute qualified stated interest and that the class A notes and class B notes will not be issued with original issue discount. However, there can be no assurance that the Service would not assert that the interest payable with respect to the class B notes may not be qualified stated interest because such payments are not unconditional and that the class B notes are issued with original issue discount.

        Payments of interest received with respect to the notes may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. Potential registered owners or the beneficial owners should consult their own tax advisors concerning the treatment of interest payments with regard to the notes.

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

        A purchaser who buys a note of any series at a discount from its principal amount (or its adjusted issue price if issued with original issue discount greater than a specified de minimis amount) will be subject to the market discount rules of the Code. In general, the market discount rules of the Code treat principal payments and gain on disposition of a debt instrument as ordinary income to the extent of accrued market discount. Although the accrued market discount on debt instruments such as the notes which are subject to prepayment based on the prepayment of other debt instruments is to be determined under regulations yet to be issued, the legislative history of these provisions of the Code indicates that the same prepayment assumption used to calculate original issue discount should be utilized. Each potential investor should consult his tax advisor concerning the application of the market discount rules to the notes.

        The annual statement regularly furnished to registered owners for federal income tax purposes will include information regarding the accrual of payments of principal and interest with respect to the notes. As noted above, Nelnet Student Loan Funding, LLC believes, based on the advice of counsel, that it will retain ownership of the student loans for federal income tax purposes. In the event the indenture is deemed to create a pass-through entity as the owner of the student loans for federal income tax purposes instead of Nelnet Student Loan Funding, LLC (assuming such entity is not, as a result, taxed as an association), the owners of the notes could be required to accrue payments of interest more rapidly than otherwise would be required.

BACKUP WITHHOLDING

        Certain purchasers may be subject to backup withholding at the applicable rate determined by statute with respect to interest paid with respect to the notes if the purchasers, upon issuance, fail to supply the trustee or their brokers with their taxpayer identification numbers, furnish incorrect taxpayer identification numbers, fail to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the trustee with a certified statement, under penalty of perjury, that they are not subject to backup withholding. Information returns will be sent annually to the Service and to each purchaser setting forth the amount of interest paid with respect to the notes and the amount of tax withheld thereon.

STATE, LOCAL OR FOREIGN TAXATION

        Nelnet Student Loan Funding, LLC makes no representations regarding the tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the notes should consult their own tax advisors regarding such tax consequences.

LIMITATION ON THE DEDUCTIBILITY OF CERTAIN EXPENSES

        Under Section 67 of the Code, an individual may deduct certain miscellaneous itemized deductions only to the extent that the sum of such deductions for the taxable year exceed 2% of his or her adjusted gross income. None of such miscellaneous itemized deductions are deductible by individuals for purposes of the alternative minimum tax. If contrary to expectation, the entity created under the indenture were treated as the owner of the student loans (and not as an association taxable as a corporation), then Nelnet Student Loan Funding, LLC believes that a substantial portion of the expenses to be generated by the trust could be subject to the foregoing limitations. As a result, each potential registered owner should consult his or her personal tax advisor concerning the application of these limitations to an investment in the notes.

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TAX-EXEMPT INVESTORS

        In general, an entity which is exempt from federal income tax under the provisions of Section 501 of the Code is subject to tax on its unrelated business taxable income. An unrelated trade or business is any trade or business which is not substantially related to the purpose which forms the basis for such entity's exemption. However, under the provisions of Section 512 of the Code, interest may be excluded from the calculation of unrelated business taxable income unless the obligation which gave rise to such interest is subject to acquisition indebtedness. If, contrary to expectations, one or more of the notes of any Series were considered equity for tax purposes and if one or more other notes were considered debt for tax purposes, those notes treated as equity likely would be subject to acquisition indebtedness and likely would generate unrelated business taxable income. However, as noted above, counsel has advised Nelnet Student Loan Funding, LLC that the notes will be characterized as debt for federal income tax purposes. Therefore, except to the extent any registered owner incurs acquisition indebtedness with respect to a note, interest paid or accrued with respect to such note may be excluded by each tax-exempt registered owner from the calculation of unrelated business taxable income. Each potential tax-exempt registered owner is urged to consult its own tax advisor regarding the application of these provisions.

SALE OR EXCHANGE OF NOTES

        If a holder sells a note, such person will recognize gain or loss equal to the difference between the amount realized on such sale and the holder's basis in such note. Ordinarily, such gain or loss will be treated as a capital gain or loss. At the present time, the maximum capital gain rate for certain assets held for more than twelve months is 15%. However, if a note was acquired subsequent to its initial issuance at a discount, a portion of such gain will be recharacterized as interest and therefore ordinary income. In the event any of the notes are issued with original issue discount, in certain circumstances, a portion of the gain can be recharacterized as ordinary income.

        If the term of a note was materially modified, in certain circumstances, a new debt obligation would be deemed created and exchanged for the prior obligation in a taxable transaction. Among the modifications which may be treated as material are those which relate to the redemption provisions and, in the case of a nonrecourse obligation, those which involve the substitution of collateral. Each potential holder of a note should consult its own tax advisor concerning the circumstances in which the notes would be deemed reissued and the likely effects, if any, of such reissuance.

SPECIAL TAX CONSEQUENCES TO HOLDERS OF AUCTION RATE NOTES

        Although not free from doubt, the reset of the interest rate and other terms of the auction rate notes through the auction procedure should not constitute a modification of the auction rate notes or a retirement and reissuance of the auction rate notes under applicable Treasury regulations. Accordingly, a holder of an auction rate note should not realize gain or loss upon an auction reset. In addition, solely for purposes of determining original issue discount thereon, the auction rate notes will be treated as maturing on each auction date for an amount equal to their fair market value on that date, which generally will be equal to the principal amount thereof by virtue of an auction procedure, and reissued on the same date for the same value. As a consequence, the auction rate notes generally will not be treated as bearing original issue discount solely because interest rates are set under the auction procedure, although original issue discount could arise by virtue of the terms of the auction rate notes arrived at in the reset procedure, e.g., if the maximum rate became applicable to the auction rate notes.

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

        If, contrary to the foregoing analysis, the auction procedures were determined to give rise to a new indebtedness for federal income tax purposes, the auction rate notes could be treated as debt instruments that mature on each auction date. Alternatively, the auction rate notes could be treated as bearing contingent interest under applicable Treasury regulations. Under such regulations, the amount treated as taxable interest to a holder of an auction rate note in each accrual period would be a hypothetical amount based upon the issuer's current borrowing costs for comparable, noncontingent debt instruments (the "noncontingent bond method"), and a holder of an auction rate note might be required to include interest in income in excess of actual cash payments received for certain taxable periods. In addition, if the auction rate notes were treated as contingent payment obligations, any gain upon their sale or exchange would be treated as ordinary income, any loss would be ordinary loss to the extent of the holder's prior ordinary income inclusions with respect to the auction rate notes, and the balance would generally be treated as capital loss.

SPECIAL TAX CONSEQUENCES TO HOLDERS OF RESET RATE NOTES

        As a general matter, securities that are subject to reset and remarketing provisions are not treated as repurchased and reissued or modified at the time of such reset. Under applicable Treasury regulations, solely for purposes of determining original issue discount thereon, the reset rate notes will be treated as maturing on each reset date for their principal balance on such date and reissued on the reset date for the principal balance resulting from the reset procedures. Thus, the trust does not expect that for any of the notes the interest rate on which is periodically redetermined based on an index would either be deemed reissued as a result of the redetermination of its interest rate or be considered issued with original issue discount. However, the foregoing analysis is complex and dependent upon facts which cannot fully be currently ascertained and as a result each prospective investor in notes should consult its own tax advisors regarding the foregoing matters. There can be no assurance that the Service will agree with the above conclusions as to the expected treatment of the reset rate notes, and it is possible that the Service could assert another treatment and that such treatment could be sustained by the Service or a court in a final determination.

EUROPEAN UNION DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

        The European Union has adopted a Directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that Member States will be required from July 1, 2005 to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person to an individual in another Member State, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period unless during such period they elect otherwise.

        The withholding tax provisions of the Directive could apply to payments on securities made through the Luxembourg paying agent. It is expected that holders will be able to take steps to keep payments from being subject to such withholding tax, for example, by receiving payments from a paying agent within the European Union but outside Luxembourg, Belgium and Austria (such as from the United Kingdom), although we cannot preclude the possibility that withholding tax will eventually be levied in some situations. In any event, details of payments made from a Member State on the notes will likely have to be reported to the tax or other relevant authorities under the Directive or local law, including, for example, to Member States in cases where recipients are located in the jurisdiction where payments are actually made.

                   RELATIONSHIPS AMONG FINANCING PARTICIPANTS

        Nelnet Student Loan Funding, LLC will be the depositor of each trust and will be the seller of the student loans acquired by each trust with the proceeds of the notes. Nelnet Student Loan Funding, LLC, will own all of the beneficial interests of each trust. National Education Loan Network, Inc. will act as


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administrator and master servicer for the trusts and Nelnet, Inc. may act as subservicer for the loans each trust acquires. National Education Loan Network, Inc., a wholly owned subsidiary of Nelnet, Inc. is a member, and Nelnet Student Loan Management Corp., also a wholly owned subsidiary of Nelnet, Inc., is a special member, of Nelnet Student Loan Funding, LLC.

        Some of the minority shareholders of Nelnet, Inc. are officers or employees of Union Bank and Trust Company, Lincoln, Nebraska. Union Bank and Trust Company is one of the largest originators of student loans. The sponsor may purchase loans from Union Bank and Trust Company for sale to the trusts. The trusts also expect to purchase student loans from the sponsor that the sponsor acquires from other entities that are direct or indirect subsidiaries of Nelnet, Inc., including NHELP-I, Inc., NHELP-III, Inc., NELNET Student Loan Corporation-1, NELNET Student Loan Corporation-2, Nelnet Education Loan Funding, Inc., EMT Corp., MELMAC, LLC and Student Loan Acquisition Authority of Arizona, LLC.

                              PLAN OF DISTRIBUTION

        The trusts may sell the notes of each series to or through underwriters by "best efforts" underwriting or a negotiated firm commitment underwriting by the underwriters, and also may sell the notes directly to other purchasers or through agents. If so indicated in the prospectus supplement, a trust may sell such notes, directly or through agents, through a competitive bidding process described in the applicable prospectus supplement. Notes will be offered through such various methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of the notes may be made through a combination of such methods.

        The distribution of the notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices based, among other things, upon existing interest rates, general economic conditions and investors' judgments as to the price of the notes.

        In connection with the sale of the notes, underwriters may receive compensation from the trust or from the purchasers of such notes for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the notes of a trust to or through dealers and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the notes may be deemed to be underwriters and any discounts or commissions received by them from a trust and any profit on the resale of the notes by them may be deemed to be underwriting discounts and commissions under the Securities Act. The underwriters will be identified, and any compensation received from a trust will be described, in the applicable prospectus supplement.

        A trust may agree with the underwriters and agents who participate in the distribution of the notes that it will indemnify them against liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereto.

        If so indicated in the prospectus supplement, a trust will authorize underwriters or other persons acting as its agent to solicit offers by certain institutions to purchase the notes pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the trust must approve the institutions. The obligation of any purchaser under any contract will be subject to the condition that the purchaser of the notes shall not be prohibited by law from purchasing such notes. The underwriters and other agents will not have responsibility in respect of the validity or performance of these contracts.

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

        The underwriters may, from time to time, buy and sell notes, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

        This prospectus may be used in connection with the remarketing of a class of reset rate notes or the offering of a class of reset rate notes by Nelnet, Inc., or its designated affiliates, after its exercise of the call option with respect to that class of notes. In connection with any remarketing of a class of reset rate notes, unless the all-hold rate is in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering the terms of the remarketing.

        If Nelnet, Inc., or its designated affiliate, exercises its call option with respect to any class of reset rate notes previously publicly offered by a trust formed by the depositor prior to a related reset date, that entity may resell those reset rate notes under this prospectus. In connection with the resale, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering such resale.

        If applicable, each such prospectus supplement will also contain material information regarding any new swap counterparty or counterparties. In addition, each new prospectus supplement will contain any other pertinent information relating to the trust as may be requested by prospective purchasers, remarketing agents or otherwise, and will also contain material information regarding the applicable student loan guarantors and information describing the characteristics of the trust's student loans that remain outstanding as of a date reasonably proximate to the date of that prospectus supplement, including updated tables relating to the information presented in the original prospectus supplement, new tables containing the statistical information generally presented by the depositor as part of its then recent student loan securitizations, or a combination of both.

                                  LEGAL MATTERS

        Certain legal matters will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, as counsel to the trusts, and by Kutak Rock LLP, as note counsel and as special tax counsel to the trusts. Other counsel, if any, passing upon legal matters for the trusts or any placement agent or underwriter will be identified in the related prospectus supplement.

                                     RATINGS

        It is a condition to the issuance of the notes that they be rated by at least one nationally recognized statistical rating organization in one of its generic rating categories which signifies investment grade (typically, in one of the four highest rating categories). The specific ratings for a class of notes will be described in the related prospectus supplement.

        A securities rating addresses the likelihood of the receipt by owners of the notes of payments of principal and interest with respect to their notes from assets in the trust estate. The rating takes into consideration the characteristics of the student loans, and the structural, legal and tax aspects associated with the rated notes.

        A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

     INCORPORATION OF DOCUMENTS BY REFERENCE; WHERE TO FIND MORE INFORMATION

        The trusts are subject to the reporting requirements of the Securities Exchange Act of 1934 and to comply with those requirements, we will file periodic reports and other information with the Securities and Exchange Commission (the "SEC"). The SEC allows us to incorporate by reference into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the reports we file with the SEC. We hereby incorporate by reference all periodic reporting documents we file with the SEC after the date of this prospectus and before all of the notes have been issued.

        At such time as may be required under relevant SEC rules and regulations, the depositor may provide static pool information, in response to
Item 1105 of Regulation AB, through an internet web site, and if the depositor decides to provide such information, the applicable prospectus supplement accompanying this prospectus will disclose the specific internet address where such information is posted.

        The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of notes, upon written or oral request of that person, a copy of any or all reports or information incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of notes, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to: Nelnet Student Loan Funding, LLC, 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508, or by phone at (402) 458-2303.

        You may read and copy our registration statement and reports and other information that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov from which our registration statement and reports are available. Nelnet, Inc. maintains a web site that provides information concerning our company at www.Nelnet.net. Each trust's annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and any amendments to such reports will be made available at www.Nelnet.net as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

                                GLOSSARY OF TERMS

        Some of the terms used in this prospectus are defined below. The indenture contains the definition of other terms used in this prospectus and reference is made to the indenture for those definitions.

        "AUTHORIZED REPRESENTATIVE" shall mean, when used with reference to a Nelnet Student Loan Trust any officer or board member of any affiliate organization or other entity authorized by the trust agreement to act on such Nelnet Student Loan Trust's behalf.

        "BOOK-ENTRY FORM" or "BOOK-ENTRY SYSTEM" means a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry, (b) physical securities in registered form are issued only to a securities depository or its nominee as registered owner, with the securities "immobilized" to the custody of the securities depository, and (c) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

        "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        "COLLECTION PERIOD" means, with respect to the first distribution date, the period beginning and ending on the dates specified in a related prospectus supplement, and for any subsequent distribution date, the three full calendar months preceding a distribution date or such other periods as may be described in a prospectus supplement.

        "COUNTERPARTY" shall mean a third party which, at the time of entering into a Derivative Product, has at least an "AA/A-1" rating, or its equivalent, from a Rating Agency, and which is obligated to make payments under a Derivative Product.

        "DERIVATIVE PAYMENT DATE" shall mean, with respect to a Derivative Product, any date specified in the Derivative Product on which a payment is due and payable under the Derivative Product.

        "DERIVATIVE PRODUCT" shall mean a written contract or agreement between a trust and a Counterparty, which provides that the trust's obligations thereunder will be conditioned on the absence of (i) a failure by the Counterparty to make any payment required thereunder when due and payable, or
(ii) a default thereunder with respect to the financial status of the Counterparty, and:

                (a) under which the trust is obligated (whether on a net payment basis or otherwise), on one or more scheduled and specified Derivative Payment Dates, to make payments to a Counterparty in exchange for the Counterparty's obligation (whether on a net payment basis or otherwise) to make payments to the trust, on one or more scheduled and specified Derivative Payment Dates, in the amounts set forth in the Derivative Product;

                (b) for which the trust's obligation to make payments may be secured by a pledge of and lien on its trust estate on an equal and ratable basis with any class of the trust's outstanding notes and which payments may be equal in priority with any priority classification of the trust's outstanding notes; and

                (c) under which payments are to be made directly to the indenture trustee for deposit into the Collection Fund.

        "DISTRIBUTION DATE" shall mean, for any note, any interest payment date, its stated maturity or the date of any other regularly scheduled principal payment with respect thereto.

        "ELIGIBLE LENDER" shall mean any "eligible lender," as defined in the Higher Education Act, and which has received an eligible lender designation from the Secretary with respect to loans made under the Higher Education Act.

        "EVENT OF BANKRUPTCY" shall mean (a) a Nelnet Student Loan Trust shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or (b) an involuntary case or other proceeding shall have been commenced against a Nelnet Student Loan Trust seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

        "FEDERAL REIMBURSEMENT CONTRACTS" shall mean the agreements between the guarantee agency and the Secretary providing for the payment by the Secretary of amounts authorized to be paid pursuant to the Higher Education Act, including (but not necessarily limited to) reimbursement of amounts paid or payable upon defaulted student loans and other student loans guaranteed or insured by the guarantee agency and interest benefit payments and special allowance payments to holders of qualifying student loans guaranteed or insured by the guarantee agency.

        "FITCH" shall mean Fitch, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

        "GUARANTEE" or "GUARANTEED" shall mean, with respect to a student loan, the insurance or guarantee by the guaranty agency pursuant to such guaranty agency's guarantee agreement of the maximum percentage of the principal of and accrued interest on such student loan allowed by the terms of the Higher Education Act with respect to such student loan at the time it was originated and the coverage of such student loan by the federal reimbursement contracts, providing, among other things, for reimbursement to the guaranty agency for payments made by it on defaulted student loans insured or guaranteed by the guaranty agency of at least the minimum reimbursement allowed by the Higher Education Act with respect to a particular student loan.

        "GUARANTEE AGREEMENTS" shall mean a guaranty or lender agreement between the trustee and any guaranty agency, and any amendments thereto.

        "GUARANTY AGENCY" shall mean any entity authorized to guarantee student loans under the Higher Education Act and with which the indenture trustee maintains a guarantee agreement.

        "HIGHER EDUCATION ACT" shall mean the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act and all regulations, directives, bulletins, and guidelines promulgated from time to time thereunder.

        "INDENTURE" shall mean each indenture of trust among a Nelnet Student Loan Trust, the eligible lender trustee and the indenture trustee identified in the applicable prospectus supplement, including all supplements and amendments thereto.

        "INSURANCE" or "INSURED" or "INSURING" means, with respect to a student loan, the insuring by the Secretary (as evidenced by a certificate of insurance or other document or certification issued under the provisions of the Higher Education Act) under the Higher Education Act of 100% of the principal of and accrued interest on such student loan.

        "INTEREST PERIOD" OR "INTEREST ACCRUAL PERIOD" means, with respect to LIBOR rate notes, for the first distribution date, the period beginning on the closing date and ending on the date specified in a related prospectus supplement, and for any subsequent distribution date, the period beginning on the prior distribution date and ending on the day before such distribution date; with respect to auction rate notes, the initial period and each period commencing on an interest rate adjustment date for such class and ending on the day before the next interest rate adjustment date for such class or the stated maturity of such class, as applicable; and with respect to Treasury rate notes, the meaning described under the heading "Description of the Notes-Treasury rate notes."

        "INTEREST BENEFIT PAYMENT" shall mean an interest payment on student loans received pursuant to the Higher Education Act and an agreement with the federal government, or any similar payments.

        "MASTER SERVICER" shall mean National Education Loan Network, Inc., and any other additional Master Servicer or successor Master Servicer selected by a trust, including an affiliate of a trust, so long as such trust obtains a Rating Confirmation as to each such other Master Servicer.

        "MOODY'S" shall mean Moody's Investors Service, Inc. and its successors and assigns.

        "NOTES" shall mean a trust's notes or other obligations issued under an indenture.

        "PARTICIPANT" means a member of, or participant in, the depository.

        "QUARTERLY FUNDING AMOUNT" shall mean, for each applicable quarterly distribution date, the monies deposited into the Remarketing Fee Fund, prior to the payment of interest on any of the notes, for payment of the remarketing agents' fees.

        "RATING AGENCY" shall mean, collectively, S&P, Fitch and Moody's and their successors and assigns or any other rating agency requested by a Nelnet Student Loan Trust to maintain a rating on any of its notes.

        "RATING AGENCY CONDITION" shall mean, with respect to any action, that each rating agency shall have been given prior notice thereof and that each of the rating agencies shall have issued a rating confirmation.

        "RATING CONFIRMATION" means a letter from each rating agency then providing a rating for any of the notes, confirming that the action proposed to be taken by a trust will not, in and of itself, result in a downgrade of any of the ratings then applicable to the notes, or cause any rating agency to suspend or withdraw the ratings then applicable to the notes issued by that trust.

        "REGISTERED OWNER" shall mean the person in whose name a note is registered on the note registration books maintained by the trustee, and shall also mean with respect to a derivative product, any counterparty, unless the context otherwise requires.

        "RESET PERIOD TARGET AMOUNT" shall mean an amount for deposit into the Remarketing Fee Fund to be set for the reset rate notes for each reset period, which will not exceed 0.10% per annum of the outstanding principal balance of the reset rate notes, or such other amount that satisfies the rating agency condition.

        "REVENUE" or "REVENUES" shall mean all amounts received by the trustee from or on account of any student loan as a recovery of the principal amount thereof, all payments, proceeds, charges and other income received by the trustee or a Nelnet Student Loan Trust from or on account of any student loan (including scheduled, delinquent and advance payments of and any insurance proceeds with respect to, interest, including interest benefit payments, on any student loan and any special allowance payment received by a Nelnet Student Loan Trust with respect to any student loan) and all interest earned or gain realized from the investment of amounts in any fund or account and all payments received by a Nelnet Student Loan Trust pursuant to a derivative product.

        "S&P" shall mean Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, Inc., its successors and assigns.

        "SECRETARY" shall mean the Secretary of the United States Department of Education or any successor to the pertinent functions thereof, under the Higher Education Act or when the context so requires, the former Commissioner of Education of the United States Department of Health, Education and Welfare.

        "SELLER" shall mean Nelnet Student Loan Funding, LLC and any eligible lender from which Nelnet Student Loan Funding, LLC is purchasing or has purchased or agreed to purchase student loans for subsequent sale to a Nelnet Student Loan Trust.

        "SPECIAL ALLOWANCE PAYMENTS" shall mean the special allowance payments authorized to be made by the Secretary by Section 438 of the Higher Education Act, or similar allowances, if any, authorized from time to time by federal law or regulation.

        "SUPPLEMENTAL INDENTURE" shall mean an agreement supplemental to an indenture executed pursuant to an indenture.

        "SUPPLEMENTAL INTEREST DEPOSIT AMOUNT" shall mean, for any quarterly distribution date and any Supplemental Interest Fund, an amount that satisfies the rating agency condition.

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                                   APPENDIX A

            DESCRIPTION OF THE FEDERAL FAMILY EDUCATION LOAN PROGRAM

THE FEDERAL FAMILY EDUCATION LOAN PROGRAM

        The Higher Education Act provides for a program of direct federal insurance for student loans as well as reinsurance of student loans guaranteed or insured by state agencies or private non-profit corporations.

        The Higher Education Act currently authorizes certain student loans to be covered under the Federal Family Education Loan Program. The 1998 Amendments to the Higher Education Act extended the authorization for the Federal Family Education Loan Program through September 30, 2004. In October 2004, Congress passed legislation extending all provisions of the Higher Education Act through September 2005. Congress has extended similar authorization dates in prior versions of the Higher Education Act. However, the current authorization dates may not again be extended and the other provisions of the Higher Education Act may not be continued in their present form.

        Generally, a student is eligible for loans made under the Federal Family Education Loan Program only if he or she:

        o has been accepted for enrollment or is enrolled in good standing at an eligible institution of higher education;

        o is carrying or planning to carry at least one-half the normal full-time workload for the course of study the student is pursuing as determined by the institution;

        o       is not in default on any federal education loans; and

        o       meets the applicable "needs" requirements.

        Eligible institutions include higher educational institutions and vocational schools that comply with specific federal regulations. Each loan is to be evidenced by an unsecured note.

        The Higher Education Act also establishes maximum interest rates for each of the various types of loans. These rates vary not only among loan types, but also within loan types depending upon when the loan was made or when the borrower first obtained a loan under the Federal Family Education Loan Program. The Higher Education Act allows lesser rates of interest to be charged.

TYPES OF LOANS

        Four types of loans are currently available under the Federal Family Education Loan Program:

        o       Subsidized Stafford Loans
        o       Unsubsidized Stafford Loans
        o       PLUS Loans
        o       Consolidation Loans

These loan types vary as to eligibility requirements, interest rates, repayment periods, loan limits and eligibility for interest subsidies and special allowance payments. Some of these loan types have had other names in the past. References to these various loan types include, where appropriate, their predecessors.

        The primary loan under the Federal Family Education Loan Program is the Subsidized Stafford Loan. Students who are not eligible for Subsidized Stafford Loans based on their economic circumstances may be able to obtain Unsubsidized Stafford Loans. Parents of students may be able to obtain PLUS Loans. Consolidation Loans are available to borrowers with existing loans made under the Federal Family Education Loan Program and other federal programs to consolidate repayment of the borrower's existing loans. Prior to July 1, 1994, the Federal Family Education Loan Program also offered Supplemental Loans for Students ("SLS Loans") to graduate and professional students and independent undergraduate students and, under certain circumstances, dependent undergraduate students, to supplement their Stafford Loans.

SUBSIDIZED STAFFORD LOANS

        GENERAL. Subsidized Stafford Loans are eligible for reinsurance under the Higher Education Act if the eligible student to whom the loan is made has been accepted or is enrolled in good standing at an eligible institution of higher education or vocational school and is carrying at least one-half the normal full-time workload at that institution. Subsidized Stafford Loans have limits as to the maximum amount which may be borrowed for an academic year and in the aggregate for both undergraduate and graduate/professional study. Both aggregate limitations exclude loans made under the SLS Loan and PLUS Loan Programs. The Secretary of Education has discretion to raise these limits to accommodate students undertaking specialized training requiring exceptionally high costs of education.

        Subsidized Stafford Loans are generally made only to student borrowers who meet the needs tests provided in the Higher Education Act. Provisions addressing the implementation of needs analysis and the relationship between unmet need for financing and the availability of Subsidized Stafford Loan Program funding have been the subject of frequent and extensive amendment in recent years. Further amendment to such provisions may materially affect the availability of Subsidized Stafford Loan funding to borrowers or the availability of Subsidized Stafford Loans for secondary market acquisition.

        INTEREST RATES FOR SUBSIDIZED STAFFORD LOANS. For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous Federal Family Education Loan Program loan:

                (1) is 7% per annum for a loan covering a period of instruction beginning before January 1,1981;

                (2) is 9% per annum for a loan covering a period of instruction beginning on or after January 1, 1981, but before September 13, 1983;

                (3) is 8% per annum for a loan covering a period of instruction beginning on or after September 13, 1983, but before July 1, 1988;

                (4) is 8% per annum for the period from the disbursement of the loan to the date which is four years after the loan enters repayment, for a loan made prior to October 1, 1992, covering a period of instruction beginning on or after July 1, 1988, and thereafter shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 10% per annum); or

                (5) for a loan made on or after October 1, 1992 shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

        For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made, insured or guaranteed under the Federal Family Education Loan Program:

                (6) for a loan made prior to July 23, 1992 is the applicable interest rate on the previous loan or, if the previous loan is not a Stafford Loan, 8% per annum, or

                (7) for a loan made on or after July 23, 1992 shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum but not to exceed:

        o 7% per annum in the case of a Stafford Loan made to a borrower who has a loan described in clause (1) above;

        o       8% per annum in the case of:

                o a Stafford Loan made to a borrower who has a loan described in clause (3) above;

                o a Stafford Loan which has not been in repayment for four years and which was made to a borrower who has a loan described in clause (4) above;

                o a Stafford Loan for which the first disbursement was made prior to December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan;

        o 9% per annum in the case of a Stafford Loan made to a borrower who has a loan described in clauses (2) or (5) above or a Stafford Loan for which the first disbursement was made on or after December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan; and

        o 10% per annum in the case of a Stafford Loan which has been in repayment for four years or more and which was made to a borrower who has a loan described in clause (4) above.

        The interest rate on all Stafford Loans made on or after July 1, 1994 but prior to July 1, 1998, regardless of whether the borrower is a new borrower or a repeat borrower, is the rate described in clause (7) above, except that the interest rate shall not exceed 8.25% per annum. For any Stafford Loan made on or after July 1, 1995, the interest rate is further reduced prior to the time the loan enters repayment and during any deferment periods. During these periods, the formula described in clause (7) above is applied, except that 2.5% is substituted for 3.1%, and the rate shall not exceed 8.25% per annum.

        For Stafford Loans made on or after July 1, 1998 but before July 1, 2006, the applicable interest rate shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 1.7% per annum prior to the time the loan enters repayment and during any deferment periods, and 2.3% per annum during repayment, but not to exceed 8.25% per annum.

        For loans the first disbursement of which is made on or after July 1, 2006, the applicable interest rate will be 6.8%. There can be no assurance that the interest rate provisions for these loans will not be further amended.

UNSUBSIDIZED STAFFORD LOANS

        GENERAL. The Unsubsidized Stafford Loan program was created by Congress in 1992 for students who do not qualify for Subsidized Stafford Loans due to parental and/or student income and assets in excess of permitted amounts. These students are entitled to borrow the difference between the Stafford Loan maximum for their status (dependent or independent) and their Subsidized Stafford eligibility through the Unsubsidized Stafford program. The general requirements for Unsubsidized Stafford Loans are essentially the same as those for Subsidized Stafford Loans. The interest rate, the annual loan limits and the special allowance payment provisions of the Unsubsidized Stafford Loans are the same as the Subsidized Stafford Loans. However, the terms of the Unsubsidized Stafford Loans differ materially from Subsidized Stafford Loans in that the federal government will not make interest subsidy payments and the loan limitations are determined without respect to the expected family contribution. The borrower will be required to either pay interest from the time the loan is disbursed or capitalize the interest until repayment begins and during periods of deferment. Unsubsidized Stafford Loans were not available before October 1, 1992. A student meeting the general eligibility requirements for a loan under the Federal Family Education Loan Program is eligible for an Unsubsidized Stafford Loan without regard to need.

        INTEREST RATES FOR UNSUBSIDIZED STAFFORD LOANS. Unsubsidized Stafford Loans are subject to the same interest rate provisions as Subsidized Stafford Loans.

PLUS LOANS

        GENERAL. PLUS Loans are made only to borrowers who are parents and, under certain circumstances, spouses of remarried parents, of dependent undergraduate students. For PLUS Loans made on or after July 1, 1993, the parent borrower must not have an adverse credit history as determined pursuant to criteria established by the Department of Education. The basic provisions applicable to PLUS Loans are similar to those of Subsidized Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, PLUS Loans differ significantly from Subsidized Stafford Loans, in that federal interest subsidy payments are not available under the PLUS Loan program and special allowance payments are more restricted.

        INTEREST RATES FOR PLUS LOANS. The applicable interest rate depends upon the date of issuance of the loan and the period of enrollment for which the loan is to apply. The applicable interest rate on a PLUS Loan:

        o made on or after January 1, 1981, but before October 1, 1981, is 9% per annum;

        o made on or after October 1, 1981, but before November 1, 1982, is 14% per annum;

        o made on or after November 1, 1982, but before July 1, 1987, is 12% per annum;

        o made on or after July 1, 1987, but before October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the weekly average one-year constant maturity Treasury Yield, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the preceding June 26, plus 3.25% per annum (but not to exceed 12% per annum);

        o made on or after October 1, 1992, but before July 1, 1994, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the weekly average one-year constant maturity Treasury Yield, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the preceding June 26, plus 3.1% per annum (but not to exceed 10% per annum);

        o made on or after July 1, 1994, but before July 1, 1998, is the same as that for a loan made on or after October 1, 1992, but before July 1, 1994, except that such rate shall not exceed 9% per annum;

        o made on or after July 1, 1998, but before July 1, 2006, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum); or

        o       made on or after July 1, 2006, will be 7.9%.

SLS LOANS

        GENERAL. SLS Loans were limited to graduate or professional students, independent undergraduate students, and dependent undergraduate students, if the students' parents were unable to obtain a PLUS Loan and were also unable to provide the students' expected family contribution. Except for dependent undergraduate students, eligibility for SLS Loans was determined without regard to need. SLS Loans are similar to Subsidized Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, SLS Loans differ significantly from Subsidized Stafford Loans, particularly because federal interest subsidy payments are not available under the SLS Loan program and special allowance payments are more restricted.

        INTEREST RATES FOR SLS LOANS. The applicable interest rates on SLS Loans made prior to October 1, 1992 are identical to the applicable interest rates on PLUS Loans made at the same time. For SLS Loans made on or after October 1, 1992, the applicable interest rate is the same as the applicable interest rate on PLUS Loans, except that the ceiling is 11% per annum instead of 10% per annum.

CONSOLIDATION LOANS

        GENERAL. The Higher Education Act authorizes a program under which certain borrowers may consolidate their various student loans into a single loan insured and reinsured on a basis similar to Subsidized Stafford Loans. Consolidation Loans also may be obtained in an amount sufficient to pay outstanding principal, unpaid interest and late charges on federally insured or reinsured student loans incurred under the Federal Family Education Loan Program, as well as loans made pursuant to the Perkins (formally "National Direct Student Loan") and Health Professional Student Loan Programs. To be eligible for a Consolidation Loan, a borrower must:

        o have outstanding indebtedness on student loans made under the Federal Family Education Loan Program and/or certain other federal student loan programs; and

        o       be in repayment status or in a grace period; or

        o be a defaulted borrower who has made arrangements to repay any defaulted loan satisfactory to the holder of the defaulted loan.

        If requested by the borrower, an eligible lender may combine SLS or PLUS Loans of the same borrower held by the lender under a single repayment schedule. The repayment period for each included loan shall be based on the commencement of repayment of the most recent loan. The combined loans will bear interest at a rate equal to the weighted average of the rates of the included loans. Such combination will not be treated as the making of a new loan. In addition, at the request of the borrower, a lender may refinance an existing fixed rate SLS or PLUS Loan, including an SLS or PLUS Loan held by a different lender who has refused to refinance the loan, at a variable interest rate. In this case, proceeds of the new loan are used to discharge the original loan.

        A married couple who agree to be jointly liable on a Consolidation Loan, for which the application is received on or after January 1, 1993, may be treated as an individual for purposes of obtaining a Consolidation Loan. For Consolidation Loans disbursed prior to July 1, 1994 the borrower was required to have outstanding student loan indebtedness of at least $7,500. Prior to the adoption of the Higher Education Technical Amendments Act of 1993, PLUS Loans could not be included in the Consolidation Loan. For Consolidation Loans for which the applications were received prior to January 1, 1993, the minimum student loan indebtedness was $5,000 and the borrower could not be delinquent more than 90 days in the payment of such indebtedness. For applications received on or after January 1, 1993, borrowers may add additional loans to a Consolidation Loan during the 180-day period following the origination of the Consolidation Loan.

        INTEREST RATES FOR CONSOLIDATION LOANS. A Consolidation Loan made prior to July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded to the nearest whole percent, but not less than 9% per annum. Except as described in the next sentence, a Consolidation Loan made on or after July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded upward to the nearest whole percent, but with no minimum rate. For a Consolidation Loan for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, the interest rate shall be adjusted annually, and for any twelve-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum, but not to exceed 8.25% per annum. Notwithstanding these general interest rates, the portion, if any, of a Consolidation Loan that repaid a loan made under title VII, Sections 700-721 of the Public Health Services Act, as amended, has a different variable interest rate. Such portion is adjusted on July 1 of each year, but is the sum of the average of the T-Bill Rates auctioned for the quarter ending on the preceding June 30, plus 3.0%, without any cap on the interest rate. Consolidation Loans for which the application is received on or after October 1, 1998 will bear interest at a per annum rate equal to the lesser of 8.25% or the weighted average of the interest rates on the loans being consolidated, rounded to the nearest higher 1/8th of 1%. For a discussion of required payments that reduce the return on Consolidation Loans, see "Fees - Rebate Fees on Consolidation Loans" in this Appendix A.

MAXIMUM LOAN AMOUNTS

        Each type of loan is subject to limits on the maximum principal amount, both with respect to a given year and in the aggregate. Consolidation Loans are limited only by the amount of eligible loans to be consolidated. All of the loans are limited to the difference between the cost of attendance and the other aid available to the student. Stafford Loans are also subject to limits based upon needs analysis. Additional limits are described below.

        LOAN LIMITS FOR SUBSIDIZED STAFFORD AND UNSUBSIDIZED STAFFORD LOANS. Subsidized Stafford and Unsubsidized Stafford Loans are generally treated as one loan type for loan limit purposes. A student who has not successfully completed the first year of a program of undergraduate education may borrow up to $2,625 in an academic year. A student who has successfully completed the first year, but who has not successfully completed the second year may borrow up to $3,500 per academic year. An undergraduate student who has successfully completed the first and second year, but who has not successfully completed the remainder of a program of undergraduate education, may borrow up to $5,500 per academic year. For students enrolled in programs of less than an academic year in length, the limits are generally reduced in proportion to the amount by which the programs are less than one year in length. A graduate or professional student may borrow up to $8,500 in an academic year. Independent graduate and independent undergraduate students are also eligible for additional Unsubsidized Stafford Loan Funds. Maximum additional Unsubsidized Stafford Loan funds are $4,000 for first and second-year undergraduates, $5,000 for additional years of undergraduate education and $10,000 for graduate students. The maximum aggregate amount of Subsidized Stafford and Unsubsidized Stafford Loans, including that portion of a Consolidation Loan used to repay such loans, which an undergraduate student may have outstanding is $23,000 ($46,000 for independent students, of which only $23,000 may be Subsidized Stafford Loans). The maximum aggregate amount for a graduate and professional student, including loans for undergraduate education, is $65,500 ($138,000 for independent students, of which only $65,000 may be Subsidized Stafford Loans). The Secretary of Education is authorized to increase the limits applicable to graduate and professional students who are pursuing programs which the Secretary of Education determines to be exceptionally expensive.

        Prior to the enactment of the Higher Education Amendments of 1992, an undergraduate student who had not successfully completed the first and second year of a program of undergraduate education could borrow Stafford Loans in amounts up to $2,625 in an academic year. An undergraduate student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $4,000 per academic year. The maximum for graduate and professional students was $7,500 per academic year. The maximum aggregate amount of Stafford Loans which a borrower could have outstanding, including that portion of a Consolidation Loan used to repay such loans, was $17,250. The maximum aggregate amount for a graduate or professional student, including loans for undergraduate education, was $54,750. Prior to the 1986 changes, the annual limits were generally lower.

        LOAN LIMITS FOR PLUS LOANS. For PLUS Loans made on or after July 1, 1993, the amounts of PLUS Loans are limited only by the student's unmet need. Prior to that time PLUS Loans were subject to limits similar to those of SLS Loans applied with respect to each student on behalf of whom the parent borrowed.

        LOAN LIMITS FOR SLS LOANS. A student who had not successfully completed the first and second year of a program of undergraduate education could borrow an SLS Loan in an amount of up to $4,000. A student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $5,000 per year. Graduate and professional students could borrow up to $10,000 per year. SLS Loans were subject to an aggregate maximum of $23,000 ($73,000 for graduate and professional students). Prior to the 1992 changes, SLS Loans were available in amounts of $4,000 per academic year, up to a $20,000 aggregate maximum. Prior to the 1986 changes, a graduate or professional student could borrow $3,000 of SLS Loans per academic year, up to a $15,000 maximum, and an independent undergraduate student could borrow $2,500 of SLS Loans per academic year minus the amount of all other Federal Family Education Loan Program loans to such student for such academic year, up to the maximum amount of all Federal Family Education Loan Program loans to that student of $12,500. In 1989, the amount of SLS Loans for students enrolled in programs of less than an academic year in length were limited in a manner similar to the limits described above under "Subsidized Federal Stafford Loans."

DISBURSEMENT REQUIREMENTS

        The Higher Education Act now requires that virtually all Stafford Loans and PLUS Loans be disbursed by eligible lenders in at least two separate installments. The proceeds of a loan made to any undergraduate first-year student borrowing for the first time under the program must be delivered to the student no earlier than thirty days after the enrollment period begins.

REPAYMENT

        REPAYMENT PERIODS. Loans made under the Federal Family Education Loan Program, other than Consolidation Loans, must provide for repayment of principal in periodic installments over a period of not less than five nor more than ten years. After the 1998 Amendments, lenders are required to offer extended repayment schedules to new borrowers who accumulate outstanding loans of more than $30,000, in which case the repayment period may extend up to 25 years subject to certain minimum repayment amounts. A Consolidation Loan must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods which vary depending upon the principal amount of the borrower's outstanding student loans, but may not be longer than 30 years. For Consolidation Loans for which the application was received prior to January 1, 1993, the repayment period could not exceed 25 years. Repayment of principal on a Stafford Loan does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable grace period. Grace periods may be waived by borrowers. For Stafford Loans for which the applicable rate of interest is 7% per annum, the repayment period commences not more than twelve months after the borrower ceases to pursue at least a half-time course of study. For other Stafford Loans and Unsubsidized Stafford Loans, the repayment period commences not more than six months after the borrower ceases to pursue at least a half-time course of study. The six month or twelve month periods are the "grace periods."

        In the case of SLS, PLUS and Consolidated Loans, the repayment period commences on the date of final disbursement of the loan, except that the borrower of an SLS Loan who also has a Stafford Loan may defer repayment of the SLS Loan to coincide with the commencement of repayment of the Stafford or Unsubsidized Stafford Loan. During periods in which repayment of principal is required, payments of principal and interest must in general be made at a rate of not less than the greater of $600 per year or the interest that accrues during the year, except that a borrower and lender may agree to a lesser rate at any time before or during the repayment period. A borrower may agree, with concurrence of the lender, to repay the loan in less than five years with the right subsequently to extend his minimum repayment period to five years. Borrowers may accelerate, without penalty, the repayment of all or any part of the loan.

        INCOME-SENSITIVE REPAYMENT SCHEDULES. Since 1992, lenders of Consolidation Loans have been required to establish graduated or income-sensitive repayment schedules and lenders of Stafford and SLS Loans have been required to offer borrowers the option of repaying in accordance with graduated or income-sensitive repayment schedules. A trust may implement graduated repayment schedules and income-sensitive repayment schedules. Use of income-sensitive repayment schedules may extend the ten-year maximum term for up to five years. In addition, if the repayment schedule on a loan that has been converted to a variable interest rate does not provide for adjustments to the amount of the monthly installment payments, the ten-year maximum term may be extended for up to three years.

        DEFERMENT PERIODS. No principal repayments need be made during certain periods of deferment prescribed by the Higher Education Act. For loans to a borrower who first obtained a loan which was disbursed before July 1, 1993, deferments are available:

        o during a period not exceeding three years while the borrower is a member of the Armed Forces, an officer in the Commissioned

                Corps of the Public Health Service or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, an active duty member of the National Oceanic and Atmospheric Administration Corps;

        o during a period not in excess of three years while the borrower is a volunteer under the Peace Corps Act;

        o during a period not in excess of three years while the borrower is a full-time volunteer under the Domestic Volunteer Act of 1973;

        o during a period not exceeding three years while the borrower is in service, comparable to the service described above as a full-time volunteer for an organization which is exempt from taxation under Section 501(c)(3) of the Code;

        o during a period not exceeding two years while the borrower is serving an internship necessary to receive professional recognition required to begin professional practice or service, or a qualified internship or residency program;

        o during a period not exceeding three years while the borrower is temporarily totally disabled, as established by sworn affidavit of a qualified physician, or while the borrower is unable to secure employment by reason of the care required by a dependent who is so disabled;

        o during a period not to exceed twenty-four months while the borrower is seeking and unable to find full-time employment;

        o during any period that the borrower is pursuing a full-time course of study at an eligible institution (or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, is pursuing at least a half-time course of study for which the borrower has obtained a loan under the Federal Family Education Loan Program), or is pursuing a course of study pursuant to a graduate fellowship program or a rehabilitation training program for disabled individuals approved by the Secretary of Education;

        o during a period, not in excess of 6 months, while the borrower is on parental leave; and

        o only with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, during a period not in excess of three years while the borrower is a full-time teacher in a public or nonprofit private elementary or secondary school in a "teacher shortage area" (as prescribed by the Secretary of Education), and during a period not in excess of 12 months for mothers, with preschool age children, who are entering or re-entering the work force and who are compensated at a rate not exceeding $1 per hour in excess of the federal minimum wage.

        For loans to a borrower who first obtains a loan on or after July 1, 1993, deferments are available:

        o during any period that the borrower is pursuing at least a half-time course of study at an eligible institution or a course of study pursuant to a graduate fellowship program or rehabilitation training program approved by the Secretary;

        o during a period not exceeding three years while the borrower is seeking and unable to find full-time employment; and

        o during a period not in excess of three years for any reason which the lender determines, in accordance with regulations under the Higher Education Act, has caused or will cause the borrower economic hardship. Economic hardship includes working full time and earning an amount not in excess of the greater of the minimum wage or the poverty line for a family of two. Additional categories of economic hardship are based on the relationship between a borrower's educational debt burden and his or her income.

        Prior to the 1992 changes, only certain of the deferment periods described above were available to PLUS Loan borrowers, and only certain deferment periods were available to Consolidation Loan borrowers. Prior to the 1986 changes, PLUS Loan borrowers were not entitled to certain deferment periods. Deferment periods extend the ten-year maximum term.

        FORBEARANCE PERIOD. The Higher Education Act also provides for periods of forbearance during which the borrower, in case of temporary financial hardship, may defer any payments. A borrower is entitled to forbearance for a period not to exceed three years while the borrower's debt burden under Title IV of the Higher Education Act (which includes the Federal Family Education Loan Program) equals or exceeds 20% of the borrower's gross income, and also is entitled to forbearance while he or she is serving in a qualifying medical or dental internship program or in a "national service position" under the National and Community Service Trust Act of 1993. In addition, mandatory administrative forbearances are provided in exceptional circumstances such as a local or national emergency or military mobilization, or when the geographical area in which the borrower or endorser resides has been designated a disaster area by the President of the United States or Mexico, the Prime Minister of Canada, or by the governor of a state. In other circumstances, forbearance is at the lender's option. Forbearance also extends the ten year maximum term.

        INTEREST PAYMENTS DURING GRACE, DEFERMENT AND FORBEARANCE PERIODS. The Secretary of Education makes interest payments on behalf of the borrower of certain eligible loans while the borrower is in school and during grace and deferment periods. Interest that accrues during forbearance periods and, if the loan is not eligible for interest subsidy payments, while the borrower is in school and during the grace and deferment periods, may be paid monthly or quarterly or capitalized.

FEES

        GUARANTEE FEE. A guarantee agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which must be deducted proportionately from each installment payment of the proceeds of the loan to the borrower. Guarantee fees may not currently be charged to borrowers of Consolidation Loans. For loans made prior to July 1, 1994, the maximum guarantee fee was 3% of the principal amount of the loan, but no such guarantee fee was authorized to be charged with respect to Unsubsidized Stafford Loans.

        ORIGINATION FEE. An eligible lender is authorized to charge the borrower of a Subsidized Stafford Loan and an Unsubsidized Stafford Loan an origination fee in an amount not to exceed 3% of the principal amount of the loan and is required to charge the borrower of a PLUS Loan an origination fee in the amount of 3% of the principal amount of the loan. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower. These fees are not retained by the lender, but must be passed on to the Secretary of Education.

        LENDER ORIGINATION FEE. The lender of any loan under the Federal Family Education Loan Program made on or after October 1, 1993 is required to pay to the Secretary of Education a fee equal to 0.5% of the principal amount of such loan.

        REBATE FEE ON CONSOLIDATION LOANS. The holder of any Consolidation Loan made on or after October 1, 1993 is required to pay to the Secretary of Education a monthly fee equal to .0875% (1.05% per annum) of the principal amount of, and accrued interest on the Consolidation Loan. For loans made pursuant to applications received on or after October 1, 1998, and on or before January 31, 1999 the fee on consolidation loans of 1.05% is reduced to .62%.

INTEREST SUBSIDY PAYMENTS

        Interest subsidy payments are interest payments paid with respect to an eligible loan before the time that the loan enters repayment and during grace and deferment periods. The Secretary of Education and the guarantee agencies enter into interest subsidy agreements whereby the Secretary of Education agrees to pay interest subsidy payments to the holders of eligible guaranteed loans for the benefit of students meeting certain requirements, subject to the holders' compliance with all requirements of the Higher Education Act. Only Stafford Loans and Consolidation Loans for which the application was received on or after January 1, 1993, are eligible for interest subsidy payments. Consolidation Loans made after August 10, 1993 are eligible for interest subsidy payments only if all loans consolidated thereby are Stafford Loans, except that Consolidation Loans for which the application is received by an eligible lender on or after November 13, 1997, are eligible for interest subsidy payments on that portion of the Consolidation Loan that repays Stafford Loans or similar subsidized loans made under the direct loan program. The portion of the Consolidation Loan that repays HEAL loans is not eligible for interest subsidy, regardless of the date the Consolidation Loan was made. In addition, to be eligible for interest subsidy payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, and must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act.

        The Secretary of Education makes interest subsidy payments quarterly on behalf of the borrower to the holder of a guaranteed loan in a total amount equal to the interest which accrues on the unpaid principal amount prior to the commencement of the repayment period of the loan or during any deferment period.

SPECIAL ALLOWANCE PAYMENTS

        The Higher Education Act provides for special allowance payments to be made by the Secretary of Education to eligible lenders. The rates for special allowance payments are based on formulas that differ according to the type of loan, the date the loan was originally made or insured and the type of funds used to finance the loan (taxable or tax-exempt).

        The effective formulas for special allowance payment rates for Subsidized Stafford and Unsubsidized Stafford Loans are summarized in the following chart. The T-Bill Rate mentioned in the chart refers to the average of the bond equivalent yield of the 91-day Treasury bills auctioned during the preceding quarter.


          Date of Loans                         Annualized SAP Rate
          -------------                         -------------------
On or after October 1, 1981      T-Bill Rate less Applicable Interest Rate +3.5%
On or after November 16, 1986    T-Bill Rate less Applicable Interest Rate +3.25%
On or after October 1, 1992      T-Bill Rate less Applicable Interest Rate +3.1%
On or after July 1, 1995         T-Bill Rate less Applicable Interest Rate +3.1%(1)
On or after July 1, 1998         T-Bill Rate less Applicable Interest Rate +2.8%(2)
On or after January 1, 2000      3 Month Commercial Paper Rate less
                                 Applicable(3) Interest Rate + 2.34%

-------------------------------------------------
(1)     Substitute 2.5% in this formula while loans are in-school, grace or deferment status.

(2) Substitute 2.2% in this formula while such loans are in-school, grace or deferment status.

(3) Substitute 1.74% in this formula while such loans are in-school, grace or deferment status.

        PLUS, SLS AND CONSOLIDATION LOANS. The formula for special allowance payments on PLUS, SLS and Consolidation Loans are as follows:

            Date of Loans                 Annualized SAP Rate
            -------------                 -------------------
On or after October 1, 1992       T-Bill Rate less applicable Interest Rate +
                                  3.1%
On or after January 1, 2000       3 Month Commercial Paper Rate less applicable
                                  Interest Rate + 2.64%

        For PLUS and SLS Loans which bear interest at rates adjusted annually, special allowance payments are made only in years during which the interest rate ceiling on such loans operates to reduce the rate that would otherwise apply based upon the applicable formula. See "Interest Rates for PLUS Loans" and "Interest Rates for SLS Loans" in this prospectus. Special allowance payments are available on variable rate PLUS Loans and SLS Loans made on or after July 1, 1987 and before July 1, 1994, and on any PLUS Loans made on or after July 1, 1998 only if the variable rate, which is reset annually, based on the weekly average one-year constant maturity Treasury yield for loans made before July 1, 1998 and based on the 91-day or 52-week Treasury bill, as applicable for loans made on or after July 1, 1998, exceeds the applicable maximum borrower rate. The maximum borrower rate is between 9% and 12% per annum. The portion, if any, of a Consolidation Loan that repaid a loan made under Title VII, Sections 700-721 of the Public Health Services Act, as amended, is ineligible for special allowance payments.

        SPECIAL ALLOWANCE PAYMENTS FOR LOANS FINANCED BY TAX EXEMPT BONDS. The effective formulas for special allowance payment rates for Stafford Loans and Unsubsidized Stafford Loans differ depending on whether loans to borrowers were acquired or originated with the proceeds of tax-exempt obligations. The formula for special allowance payments for loans financed with the proceeds of tax-exempt obligations originally prior to October 1, 1993 is:

                T-Bill Rate less Applicable Interest Rate + 3.5%
                 ---------------------------------------------
                                        2

provided that the special allowance applicable to the loans may not be less than 9 1/2% less the Applicable Interest Rate. Loans acquired with the proceeds of tax-exempt obligations originally issued after October 1, 1993 receive special allowance payments made on other loans.

        ADJUSTMENTS TO SPECIAL ALLOWANCE PAYMENTS. Special allowance payments and interest subsidy payments are reduced by the amount which the lender is authorized or required to charge as an origination fee. In addition, the amount of the lender origination fee is collected by offset to special allowance payments and interest subsidy payments. The Higher Education Act provides that if special allowance payments or interest subsidy payments have not been made within 30 days after the Secretary of Education receives an accurate, timely and complete request therefor, the special allowance payable to such holder shall be increased by an amount equal to the daily interest accruing on the special allowance and interest subsidy payments due the holder.

DIRECT LOANS

        The 1993 Amendments authorized a program of "direct loans," to be originated by schools with funds provided by the Secretary of Education. Under the direct loan program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments call for the direct loan program to constitute 5% of the total volume of loans made under the Federal Family Education Loan Program and the direct loan program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the direct loan program thereafter. Based upon information released by the General Accounting Office, participation by schools in the direct loan program has not been sufficient to meet the goals for the 1995-1996 or 1996-1997 academic years. The 1998 Amendments removed references to the "phase-in" of the Direct Loan Program, including restrictions on annual limits for Direct Loan Program volume and the Secretary's authority to select additional institutions to achieve balanced school representation.

        The loan terms are generally the same under the direct loan program as under the Federal Family Education Loan Program, though more flexible repayment provisions are available under the direct loan program. At the discretion of the Secretary of Education, students attending schools that participate in the direct loan program (and their parents) may still be eligible for participation in the Federal Family Education Loan Program, though no borrower could obtain loans under both programs for the same period of enrollment.

        It is difficult to predict the impact of the direct lending program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary authorizes students attending participating schools to continue to be eligible for Federal Family Education Loan Program loans, how many students will seek loans under the direct loan program instead of the Federal Family Education Loan Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the direct loan program or the Federal Family Education Loan Program.

                                   APPENDIX B
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

        Except in certain limited circumstances, the securities offered under the related prospectus supplement will be available only in book-entry form as "Global Securities." Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades (other than with respect to a reset date as described under "BOOK-ENTRY REGISTRATION - RESET NOTES") will settle in same-day funds.

        Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

        Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary, cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in such capacity) and as DTC participants.

        Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

        All U.S. dollar denominated Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the U.S. dollar-denominated Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold their positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

        Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

        TRADING BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        TRADING BETWEEN DTC SELLER AND CLEARSTREAM OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary to DTC participant's account against delivery of the Global Securities.

        After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York.) If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

        Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

        As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to DTC seller on the settlement date. Thus, to DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

        TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred to the respective clearing system, through the respective depositary, to a Depository Trust Company participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

                (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

                (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

        A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

        EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

        EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES. (Form W-8BEN). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN.

        EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

        U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Global Security holder or his agent files by submitting the appropriate form to the person through whom it holds the Global Securities (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are generally effective from the date signed to the last day of the third succeeding calendar year.

        The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership, or other entity taxable as such, organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust other than a "Foreign Trust," as defined in Section 7701(a)(31) of the Code. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                         STUDENT LOAN ASSET-BACKED NOTES

                            NELNET STUDENT LOAN TRUST
                                     Issuer

                        NELNET STUDENT LOAN FUNDING, LLC
                                    Depositor

                      NATIONAL EDUCATION LOAN NETWORK, INC.
                        Master Servicer and Administrator

                                  NELNET, INC.
                                     Sponsor


                     P R O S P E C T U S  S U P P L E M E N T
                                   -----------


                           JOINT BOOK-RUNNING MANAGERS

                                   CO-MANAGERS

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

        WE ARE NOT OFFERING NOTES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

        WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS ONLY AS OF THE DATES OF THEIR RESPECTIVE COVERS.

        UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                           , 2006

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the expenses to be borne by the registrant, other than the underwriting discounts and commissions, in connection with the issuance and distribution of the Offered Notes hereunder.


                  SEC registration fee........................    $
                  *Accounting fees and expenses...............
                  *Legal fees and expenses....................
                  *Printing costs.............................
                  *Blue Sky fees and expenses.................
                  *Trustee's fees.............................
                  *Rating Agency fees.........................
                  *Miscellaneous..............................
                             Total............................    $

--------------------
*Estimates based on the offering of a single Series of Offered Notes in the
aggregate principal amount of $              .


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               The registrant's Limited Liability Company Agreement provides that it shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the registrant) by reason of the fact that such person is or was a Member, Director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, member, manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against any liabilities, expenses (including, without limitation, attorneys' fees and expenses and any other costs and expenses incurred in connection with defending such action, suit or proceeding), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption (a) that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the registrant, or (b) with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful. "Other enterprise" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to serving at the request of the registrant shall include, without limitation, any service as a Member, Director, officer, employee or agent of the registrant or any other entities in which it has an ownership interest which imposes duties on, or involves services by, such Member, Director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

               Expenses (including, without limitation, attorneys' fees and expenses) incurred by a Member, Director, officer, employee or agent of the registrant in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Member, Director, officer, employee or agent to repay such amount if it shall ultimately be determined that such Member, Director, officer, employee or agent is not entitled to be indemnified by the registrant.

               The registrant may purchase and maintain insurance on behalf of any person who is or was a Member, Director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, member, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person's status as such, whether or not such person would be entitled to indemnity against such liability under the provisions of the Limited Liability Company Agreement.

               Pursuant to agreements which the registrant may enter into with underwriters or agents (forms of which are included as exhibits to this Registration Statement), officers and directors of the registrant, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising from information which has been furnished to the registrant by such underwriters or agents that appear in the Registration Statement or any Prospectus.

ITEM 16.  EXHIBITS.

               The following is a complete list of exhibits filed as part of the Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit No.                         Description

        1.1     Form of Underwriting Agreement*

        3.1     Form of Certificate of Trust for the Nelnet Student Loan
                Trusts**

        4.1 Form of Indenture of Trust by and between the Trust, the Trustee and the Indenture Trustee**

        4.2 Form of Trust Agreement by and between Nelnet Student Loan Funding, LLC and the Delaware Trustee**

        5.1 Form of Opinion of Kutak Rock LLP as to the validity of the Notes**

        8.1 Form of Opinion of Kutak Rock LLP Regarding Tax Matters (included in Exhibit 5.1) **

        23.1    Consent of Kutak Rock LLP (included in Exhibit 5.1 hereto) **

        23.2    Consent of Ballard Spahr Andrews & Ingersoll, LLP**

        24.1 Power of Attorney (included in the signature block for this registration statement)

        25.1 Statement of Eligibility of Zions First National Bank, Trustee on Form T-1***

        99.1 Form of Loan Purchase Agreement between Nelnet Student Loan Funding, LLC, the Trust and the Trustee**

        99.2 Form of Master Servicing Agreement among the Trust, the Master Servicer, the Administrator and Nelnet Student Loan Funding, LLC**

        99.3 Form of Subservicing Agreement between the Master Servicer and Nelnet, Inc.**

        99.4 Form of Administration Agreement among the Trust, the Delaware Trustee, the Indenture Trustee and the Administrator**


* Incorporated by reference to the same numbered exhibit to the Registrant's registration statement on Form S-3 (File No. 333-108649).
**      Filed herewith.
*** To be filed by the registrant no later than the second business day following the initial date of public offering of the registrant's notes pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and Rule 5b-3 thereunder.

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

Provided further, however, paragraphs (1)(a) and (1)(b) do not apply if the registration statement is for an offering of asset-backed securities on Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                (a) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                (b) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                (a) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                (b) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                (c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                (d) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (6) The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (8) The undersigned Registrant hereby undertakes that:

                (a) For purposes of determining any liability under the Securities Act or 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (9) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

        (10) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (11) The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without change, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln, State of Nebraska, on September 28, 2005.

                                      NELNET STUDENT LOAN FUNDING, LLC,
                                      a Delaware limited liability company

                                      By:   Nelnet Student Loan Funding
                                      Management Corporation, as manager

                                      By: /s/ Michael Dunlap
                                          ------------------------------------
                                           Michael S. Dunlap, President


                                POWER OF ATTORNEY

        Each person whose signature appears below hereby appoints Jeffrey R. Noordhoek, Terry J. Heimes and James D. Kruger and each or any of them (with full power to act alone) as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, to all intents and purposes and as full as they might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature          Title                         Date

/s/ Michael  Dunlap           Principal Executive Officer(1)  September 28, 2005
---------------------------
Michael S. Dunlap


/s/ Jeffrey R. Noordhoek      Director(2)                     September 28, 2005
---------------------------
Jeffrey R. Noordhoek


/s/ James D. Kruger           Principal Financial Officer     September 28, 2005
---------------------------   and Director(3)
James D. Kruger

                              Director(2)                     September __, 2005
---------------------------
Mark Whitehead


/s/ Terry J. Heimes           Director(2)                     September 28, 2005
---------------------------
Terry J. Heimes

                              Director(2)                     September __, 2005
---------------------------
Del Cochran

(1) Mr. Dunlap has signed this registration statement in his capacity as principal executive officer of Nelnet Student Loan Funding Management Corporation, manager of Nelnet Student Loan Funding, LLC.

(2) Messrs. Noordhoek, Heimes, Whitehead and Cochran have signed this registration statement in their capacity as directors of Nelnet Student Loan Funding Management Corporation, manager of Nelnet Student Loan Funding, LLC.

(3) Mr. Kruger has signed this registration statement in his capacity as principal financial officer of and as a director of Nelnet Student Loan Funding Management Corporation, manager of Nelnet Student Loan Funding, LLC.

                                  Exhibit Index

Exhibit No.       Description
-----------       -----------

        1.1 Form of Underwriting Agreement (incorporated by reference to the same numbered exhibit to the Registrant's registration statement on Form S-3 (File No. 333-108649))

        3.1     Form of Certificate of Trust for the Nelnet Student Loan Trusts

        4.1 Form of Indenture of Trust by and between the Trust, the Trustee and the Indenture Trustee

        4.2 Form of Trust Agreement by and between Nelnet Student Loan Funding, LLC and the Delaware Trustee

        5.1 Form of Opinion of Kutak Rock LLP as to the validity of the Notes

        8.1 Form of Opinion of Kutak Rock LLP Regarding Tax Matters (included in Exhibit 5.1)

        23.1    Consent of Kutak Rock LLP (included in Exhibit 5.1 hereto)

        23.2    Consent of Ballard Spahr Andrews & Ingersoll, LLP

        24.1 Power of Attorney (included in the signature block for this registration statement)

        99.1 Form of Loan Purchase Agreement between Nelnet Student Loan Funding, LLC, the Trust and the Trustee

        99.2 Form of Master Servicing Agreement among the Trust, the Master Servicer, the Administrator and Nelnet Student Loan Funding, LLC

        99.3 Form of Subservicing Agreement between the Master Servicer and Nelnet, Inc.

        99.4 Form of Administration Agreement among the Trust, the Delaware Trustee, the Indenture Trustee and the Administrator